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As filed with the Securities and Exchange Commission on December 22, 2003

Registration No. 333-109133

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MORTON'S RESTAURANT GROUP, INC.
(Exact name of registrant as specified in Its Charter)

See Table of Co-Registrants

Delaware (State or other jurisdiction of incorporation or organization)	5812 (Primary Standard Industrial Classification Bankruptcy Code Number)	13-3490149 (I.R.S. Employer Identification Number)

Thomas J. Baldwin
Executive Vice President and
Chief Financial Officer
3333 New Hyde Park Road
New Hyde Park, New York 11042
(516) 627-1515
(Name, Address, Including Zip
Code, and Telephone Number,
Including Area Code,
of Agent For Service)	Copies to: Michael R. Littenberg, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Tel: (212) 756-2000 Fax: (212) 593-5955

        Approximate Date of Commencement of Proposed Offer to the Public: As soon as practicable after this registration statement becomes effective.

        If the securities being registered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:    ☐

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Co-Registrants

Exact Name of Co-Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

Porterhouse, Inc.	Delaware	5812	22-2828525
Morton's of Chicago, Inc.	Illinois	5812	36-2963061
Morton's of Chicago/Addison, Inc.	Delaware	5812	75-2531230
Morton's of Chicago/Atlanta, Inc.	Illinois	5812	58-1604103
Morton's of Chicago/Baltimore, Inc.	Delaware	5812	52-1979778
Morton's of Chicago/Boca Raton, Inc.	Delaware	5812	58-2434296
Morton's of Chicago/Buckhead, Inc.	Delaware	5812	58-2073163
Morton's of Chicago/Chicago, Inc.	Delaware	5812	36-3813773
Morton's of Chicago/Cincinnati, Inc.	Delaware	5812	31-1311669
Morton's of Chicago/Clayton, Inc.	Delaware	5812	36-3899556
Morton's of Chicago/Cleveland, Inc.	Illinois	5812	34-1642143
Morton's of Chicago/Columbus Inc.	Delaware	5812	31-1311701
Morton's of Chicago/Dallas, Inc.	Illinois	5812	36-3447352
Morton's of Chicago/Denver, Inc.	Illinois	5812	84-0972465
Morton's of Chicago/Detroit, Inc.	Delaware	5812	38-3061966
Morton's of Chicago/Fifth Avenue, Inc.	Delaware	5812	13-3702276
Morton's of Chicago/Flamingo Road Corp.	Delaware	5812	88-0428235
Morton's of Chicago/Houston, Inc.	Delaware	5812	76-0480470
Morton's of Chicago/Miami, Inc.	Delaware	5812	65-0725983
Morton's of Chicago/Minneapolis, Inc.	Delaware	5812	36-3776421
Morton's of Chicago/Nashville, Inc.	Delaware	5812	62-1555524
Morton's of Chicago/North Miami Beach, Inc.	Delaware	5812	65-0748320
Morton's of Chicago/Orlando, Inc.	Delaware	5812	56-1838091
Morton's of Chicago/Palm Beach Inc.	Delaware	5812	65-0275181
Morton's of Chicago/Palm Desert, Inc.	Delaware	5812	33-0573585
Morton's of Chicago/Philadelphia, Inc.	Illinois	5812	36-3322496
Morton's of Chicago/Phoenix, Inc.	Delaware	5812	86-0669799
Morton's of Chicago/Pittsburgh, Inc.	Delaware	5812	25-1707046
Morton's of Chicago/Pittsburgh LLC	Delaware	5812	11-3483546
Morton's of Chicago/Portland, Inc.	Delaware	5812	36-4184660
Morton's of Chicago/Puerto Rico, Inc.	Delaware	5812	66-0578469
Morton's of Chicago/Rosemont, Inc.	Illinois	5812	36-3647177
Morton's of Chicago/Sacramento, Inc.	Delaware	5812	68-0285990
Morton's of Chicago/San Antonio, Inc.	Delaware	5812	74-2585678
Morton's of Chicago/San Diego, Inc.	Delaware	5812	93-1206885
Morton's of Chicago/San Francisco, Inc.	Delaware	5812	94-3199306

Morton's of Chicago/Santa Ana, Inc.	Delaware	5812	33-0538029
Morton's of Chicago/Scottsdale, Inc.	Delaware	5812	36-4206009
Morton's of Chicago/Seattle, Inc.	Delaware	5812	91-1943719
Morton's of Chicago/Virginia, Inc.	Illinois	5812	54-1536742
Morton's of Chicago/Washington D.C. Inc.	Delaware	5812	98-0115765
Morton's of Chicago/Washington Square, Inc.	Delaware	5812	52-1973878
Morton's of Chicago/Westbrook, Inc.	Illinois	5812	36-3421647
Porterhouse of Los Angeles, Inc.	Delaware	5812	95-4346738
MOCGC Corp.	Virginia	5812	06-1635276
Addison Steakhouse, Inc.	Texas	5812	75-2557728
Chicago Steakhouse, Inc.	Texas	5812	75-2165973
Houston Steakhouse, Inc.	Texas	5812	76-0480466
San Antonio Steakhouse, Inc.	Texas	5812	74-2596248
Morton's of Chicago Holding, Inc.	Delaware	5812	36-4283747
Morton's of Chicago/Boston LLC	Delaware	5812	11-3483522
Arnie Morton's of Chicago/Burbank LLC	Delaware	5812	52-2344093
Morton's of Chicago/Charlotte LLC	Delaware	5812	11-3483524
Morton's of Chicago/Crystal City LLC	Delaware	5812	52-2328882
Morton's of Chicago/Denver Crescent Town Center, LLC	Delaware	5812	84-1507073
Arnie Morton's of Chicago/Figueroa LLC	Delaware	5812	52-2285128
Morton's of Chicago/Great Neck LLC	Delaware	5812	11-3464741
Morton's of Chicago/Hackensack LLC	Delaware	5812	52-2285085
Morton's of Chicago/Hartford LLC	Delaware	5812	06-1566519
Morton's of Chicago/Honolulu LLC	Delaware	5812	99-0351666
Morton's of Chicago/Indianapolis LLC	Delaware	5812	35-2076460
Morton's of Chicago/Jacksonville LLC	Delaware	5812	58-2453593
Morton's of Chicago/Kansas City LLC	Delaware	5812	36-4287244
Morton's of Chicago/King of Prussia LLC	Delaware	5812	23-3091798
Morton's of Chicago/Louisville LLC	Delaware	5812	61-1370928
Morton's of Chicago/New Orleans LLC	Delaware	5812	72-1474726
Morton's of Chicago/Reston LLC	Delaware	5812	54-2015638
Morton's of Chicago/Richmond LLC	Delaware	5812	52-2285125
Morton's of Chicago/Schaumburg LLC	Delaware	5812	36-4294309
Morton's of Chicago/Stamford LLC	Delaware	5812	06-1542688
Morton's of Chicago/White Plains LLC	Delaware	5812	41-2107441
Italian Restaurants Holding Corp.	Delaware	5812	11-3092950
Bertolini's Restaurants, Inc.	Delaware	5812	11-3092952
Bertolini's of Circle Centre, Inc.	Delaware	5812	35-1973525

Bertolini's/King of Prussia, Inc.	Delaware	5812	23-2808728
Bertolini's of Las Vegas, Inc.	Delaware	5812	11-3092953
Bertolini's at Village Square, Inc.	Delaware	5812	88-0387999

*
The address and telephone number of the principal executive offices of each of the co-registrants is c/o Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, New York, 11042, (516) 627-1515.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

MORTON'S RESTAURANT GROUP, INC.

$105,000,000

OFFER TO EXCHANGE

7 1/2% Senior Secured Notes due 2010, Series B
for any and all outstanding
7 1/2% Senior Secured Notes due 2010, Series A
of
Morton's Restaurant Group, Inc.

The exchange offer will expire at 12:00 midnight, New York City time,
on            , 2003, which is 20 business days after the commencement of the exchange offer, unless extended.

  The Offering:

  •
  Offered securities: the securities offered by this prospectus are senior secured notes, which are being issued in exchange for senior secured notes sold by us in our private placement that we consummated on July 7, 2003. The new notes are substantially identical to the original notes and are governed by the same indenture governing the original notes.

  •
  Expiration of offering: the exchange offer expires at 12:00 midnight, New York City time, on            , 2003, which is 20 business days after the commencement of the exchange offer, unless extended.

  The New Notes:

  •
  Maturity: July 1, 2010.

  •
  Interest payment dates: semiannually, in arrears, on each January 1 and July 1, beginning on January 1, 2004.

  •
  Redemption: we can redeem the new notes on or after July 1, 2007, except we may redeem up to 35% of the notes prior to July 1, 2006 with the proceeds of one or more public equity offerings. We are required to redeem the new notes under some circumstances involving changes of control and asset sales.

  •
  Ranking: the new notes will be our senior secured obligations and will rank equally with our existing and future senior debt, and senior to our existing and future subordinated debt. The guarantees of the new notes by our domestic restricted subsidiaries will be senior secured obligations and will rank equally with existing and future senior debt of those subsidiaries and senior to their existing and future subordinated debt. The new notes and guarantees effectively will be subordinated to our working capital facility, capital lease obligations and other secured indebtedness permitted to be incurred under the indenture governing the new notes, in each case to the extent of the assets securing that indebtedness.

        See "Risk Factors," beginning on page 13, for a discussion of some factors that should be considered by holders in connection with a decision to tender original notes in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003

INDUSTRY DATA

        In this prospectus we refer to industry data obtained from third party sources. We rely on this information and believe it to be accurate. Although we believe the industry data to be reasonable and reliable, in certain cases the data cannot be verified by information available from independent sources.

FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements." Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as "believe," "anticipate," "expect," "estimate," "intend," "project," "plan," "will," or words or phrases of similar meaning. They may relate to, among other things:

  •
  our liquidity and capital resources;

  •
  competitive pressures and trends in the restaurant industry;

  •
  prevailing interest rates;

  •
  legal proceedings and regulatory matters;

  •
  general economic conditions; and

  •
  our development and expansion plans and expectations for the future.

i

        Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive and governmental factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed in "Risk Factors." Given these risks and uncertainties, we urge you to read this prospectus completely with the understanding that actual future results may be materially different from what we plan or expect. We will not update these forward-looking statements if our situation changes in the future.

TRADEMARKS AND TRADE NAMES

        We own or have the rights to various trademarks and trade names used in this prospectus. This prospectus also includes trade names and trademarks of other companies. Our use or display of other parties' trade names or trademarks is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, the trade name or trademark owners.

ii

PROSPECTUS SUMMARY

        This summary highlights basic information concerning our business and this exchange offer. It does not contain all of the information that may be important to you and to your investment decision. The summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this prospectus. You should carefully read the entire prospectus and should consider, among other things, the matters set forth in "Risk Factors" before making an investment decision. In this prospectus, unless indicated otherwise, "MRG" refers to Morton's Restaurant Group, Inc., the issuer of the notes, "we," "us," and "our" refer to MRG and its subsidiaries, "Morton's" refers to our steakhouses operated under the Morton's brand name and "Bertolini's" refers to our Bertolini's Authentic Trattoria restaurants. Our financial information is reported on a fiscal year basis consisting of 52 weeks, although approximately every six or seven years a 53rd week will be added. Fiscal 2003 is a 53-week year.

  Our Company

        With 64 Morton's steakhouses, we are the world's largest owner and operator of wholly-owned upscale steakhouse restaurants. This conclusion is based on the number of restaurants owned and operated by us as compared to our known competitors. We have 60 Morton's steakhouses located in the U.S. and four located internationally. We own all of our restaurants and we do not franchise. We believe the Morton's brand is the premier brand in the upscale steakhouse market segment of the restaurant industry, and is associated with a fine steakhouse dining experience, consisting of high quality food, an extensive wine selection and exceptional service. We also own and operate four Bertolini's restaurants, which are designed as white tablecloth, authentic Italian trattorias.

        Our Morton's steakhouses offer premium quality steak, featuring USDA prime aged beef, fresh fish, lobster, veal and chicken, complemented by a fully stocked bar and an extensive premium wine list that offers approximately 200 selections in all restaurants and a broader list of up to 400 wines in selected restaurants. Our menu, and its tableside presentation by our servers, is designed to highlight our focus on quality while presenting sufficient choices to appeal to a wide range of taste preferences. For the nine month period ended September 28, 2003, Morton's average per-person check, including lunch, dinner and Boardroom, was approximately $74.90. Boardrooms are our private dining rooms.

        In 1978, we opened the original Morton's in downtown Chicago, and since then have expanded to 64 Morton's located in 61 cities in 28 states, with two in Canada, one in Hong Kong and one in Singapore. In July 2002, Castle Harlan Partners III, L.P. and affiliates, which we refer to as CHP III, and certain other investors, acquired us in a going-private transaction, which included an equity investment by CHP III of approximately $93.7 million.

  Business Strengths

        We believe that our business strengths include:

  •
  Premier upscale steakhouse brand;

  •
  Fine steakhouse dining experience;

  •
  Strong unit economics;

  •
  Effective cost control mechanisms; and

  •
  Highly experienced management team.

  Business Strategy

        Our objectives are to leverage our experience in operating our upscale Morton's steakhouses to increase the revenues and profits of our existing restaurants and to expand our Morton's steakhouse concept in existing markets and into selected new markets. To accomplish our objectives, we intend to pursue the following strategies:

  •
  Broaden focus on high-end guests;

  •
  Utilize marketing programs to increase revenues and enhance our brand;

  •
  Further leverage our Boardroom business; and

  •
  Pursue disciplined new restaurant growth.

        We face various risks in implementing our business strategy. For example, the restaurant industry is highly competitive, and we have many well-established competitors with greater financial and other resources. Our business is also impacted by changes in consumer tastes, economic and market conditions, restaurant profitability levels, demographic trends, traffic patterns, employee availability and benefits, regulatory developments, product availability and cost increases. In addition, our ability to expand depends on factors such as the availability of attractive sites for new restaurants, the ability to negotiate suitable lease terms, the ability to generate or borrow funds to develop new restaurants, the ability to obtain various government permits and licenses and the recruitment and training of skilled management and restaurant employees. See "Risk Factors—Risks Relating to Our Business" for other potential risks that may impact the successful implementation of our business strategy.

        We are a Delaware corporation and our headquarters are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042. Our telephone number is (516) 627-1515 and our website is located at http://www.mortons.com. The content of our website is not part of this prospectus.

The Exchange Offer

Expiration Date	12:00 midnight, New York City time, on , 2003, which is 20 business days after the commencement of the exchange offer, unless we extend the exchange offer.
Exchange and Registration Rights
In an A/B exchange registration rights agreement dated July 7, 2003, the holders of our 7 1/2% senior secured notes due 2010, series A, which are referred to in this prospectus as the Original Notes, were granted exchange and registration rights. This exchange offer is intended to satisfy these rights. You have the right to exchange the Original Notes that you hold for our 7 1/2% senior secured notes due 2010, series B, which are referred to in this prospectus as the New Notes, with substantially identical terms. Once the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes. We refer to the Original Notes and the New Notes together as the Notes, unless the context otherwise requires.
Accrued Interest on the Notes
The New Notes will bear interest from the most recent date on which interest has been paid on the Notes or, if no interest has been paid, from July 7, 2003. Holders of Original Notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on those Original Notes accrued to the date of issuance of the New Notes.
Conditions to the Exchange Offer	The exchange offer is conditioned upon some customary conditions that we may waive and upon compliance with securities laws.
Procedures for Tendering Original Notes	Each holder of Original Notes wishing to accept the exchange offer must:
• complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or
• arrange for The Depository Trust Company, or DTC, to transmit required information in accordance with DTC's procedures for transfer to the exchange agent in connection with a book-entry transfer.
You must mail or otherwise deliver this documentation together with the Original Notes to the exchange agent.
Special Procedures for Beneficial Holders
If you beneficially own Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your Original Notes, either arrange to have your Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
Guaranteed Delivery Procedures	You must comply with the applicable procedures for tendering if you wish to tender your Original Notes and:
• time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer; or
• you cannot complete the procedure for book-entry transfer on time; or
• your Original Notes are not immediately available.
Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the exchange offer expires.
Failure to Exchange Will Affect You Adversely
If you are eligible to participate in the exchange offer and you do not tender your Original Notes, you will not have further exchange or registration rights and you will continue to be restricted from transferring your Original Notes. Accordingly, the liquidity of the Original Notes will be adversely affected.
Federal Tax Considerations
We believe that the exchange of the Original Notes for the New Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. A holder's holding period for New Notes will include the holding period for Original Notes, and the adjusted tax basis of the New Notes will be the same as the adjusted tax basis of the Original Notes exchanged. See "Material United States Federal Income and Estate Tax Consequences."
Exchange Agent	The Bank of New York, trustee under the indenture under which the New Notes will be issued, is serving as exchange agent.
Use of Proceeds	We will not receive any proceeds from the exchange offer.

Summary Terms of the New Notes

        The summary below describes the principal terms of the New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the New Notes" section of this prospectus contains a more detailed description of the terms and conditions of the New Notes.

Issuer	Morton's Restaurant Group, Inc.
Securities Offered	The form and terms of the New Notes will be the same as the form and terms of the Original Notes except that:
• the New Notes will bear a different CUSIP number from the Original Notes;
• the New Notes will have been registered under the Securities Act of 1933, or the Securities Act, and, therefore, will not bear legends restricting their transfer; and
• you will not be entitled to any exchange or registration rights with respect to the New Notes.

The New Notes will evidence the same debt as the Original Notes. They will be entitled to the benefits of the indenture governing the Original Notes and will be treated under the indenture as a single class with the Original Notes.
Maturity Date	July 1, 2010.
Interest	The New Notes will bear cash interest at the rate of 7 1/2% per annum (calculated using a 360-day year), payable semi-annually in arrears.
Payment frequency—every six months on January 1 and July 1.
First payment—January 1, 2004.
Original Issue Discount
The Original Notes were issued with original issue discount (that is, the difference between the stated principal amount at maturity and the issue price of the Original Notes) for federal income tax purposes. The New Notes should be treated as a continuation of the Original Notes for federal income tax purposes. Thus, original issue discount will accrue on Original Notes and New Notes from the issue date of the Original Notes and be included as interest income periodically in a holder's gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. The Original Notes and the New Notes will also be treated for federal income tax purposes as "applicable high yield discount obligations" that are subject to special rules. See "Material United States Federal Income and Estate Tax Consequences."
Guarantees
Substantially all of our existing and future domestic subsidiaries that own restaurants, or own subsidiaries that own restaurants, will fully and unconditionally guarantee the New Notes on a joint and several basis and on a senior secured basis. We refer to these as our domestic restricted subsidiaries. As restricted subsidiaries, each of these guarantors is subject to all of the terms, conditions and covenants contained in the indenture that apply to restricted subsidiaries. Each of our domestic restricted subsidiaries is directly or indirectly wholly-owned by MRG. See "Description of the New Notes—Guarantees."

Ranking	The New Notes will be our senior secured obligations and will rank equally with our existing and future senior debt, and senior to our existing and future subordinated debt. The guarantees by our domestic restricted subsidiaries will be senior secured obligations and will rank equally with existing and future senior debt of those subsidiaries and senior to their existing and future subordinated debt. The New Notes and guarantees effectively will be subordinated to our working capital facility and to capital lease obligations and other secured indebtedness permitted to be incurred under the indenture governing the New Notes, in each case to the extent of the assets securing that indebtedness. Accordingly, as of September 28, 2003, the Notes effectively are subordinated to a loan with CNL Financial I, Inc., four mortgages with GE Capital Franchise Finance and letters of credit of $1.2 million, $11.9 million and $1.1 million, respectively. In addition, we have $14.0 million available under our working capital facility. Any borrowings from our working capital facility would effectively be senior to the Notes.
Security Interest
The New Notes and the guarantees will be secured by substantially all of our and our domestic restricted subsidiaries' tangible and intangible assets (other than (i) real property and fixtures that are the subject of any permitted mortgage and (ii) leasehold interests in real property), subject to the prior ranking claims on these assets by the lender under our working capital facility and holders of our capital lease obligations and certain other secured indebtedness. The New Notes and the guarantees also will be secured by a pledge of a portion of the stock of the subsidiaries owned by us and by our domestic restricted subsidiaries, subject to certain limitations and subject to the prior ranking claims on this stock, including by the lender under our working capital facility. The indenture governing the New Notes permits us to incur other senior secured indebtedness and to grant liens on our assets under certain circumstances. See "Description of the New Notes—Security."
Optional Redemption
After July 1, 2007, we may redeem some or all of the New Notes at the following redemption prices (expressed as a percentage of the accreted value of the New Notes), plus accrued and unpaid interest to the date of redemption, if any.
For the period below	Percentage
On or after July 1, 2007	105.297%
On or after July 1, 2008	102.648%
July 1, 2009 and thereafter	100.000%

Prior to July 1, 2006, up to 35% of the aggregate principal amount at maturity of the Notes originally issued in the offering may be redeemed at our option with the net proceeds of certain equity offerings at 110.593% of the accreted value of the Notes, plus accrued and unpaid interest and additional interest, if any, to the date of redemption, provided at least 65% of the aggregate principal amount at maturity of the Notes originally issued in the offering remains outstanding after giving effect to each such redemption.
Change of Control Offer
If we undergo a change of control, we must give holders of the New Notes the opportunity to sell us their New Notes at 101% of their accreted value, plus accrued and unpaid interest and additional interest, if any. See "Risk Factors—Risks Related to Our Indebtedness—We may not be able to satisfy our obligations to holders of the New Notes upon a change of control."
Asset Sale Proceeds
If we or any of our domestic restricted subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from these sales in our business within 360 days, prepay the debt under our working capital facility or certain of our other secured debt or make an offer to purchase Notes having an accreted value equal to the excess net cash proceeds. The purchase price of the Notes will be 100% of their accreted value, plus accrued and unpaid interest and additional interest, if any. See "Description of the New Notes—Certain Covenants—Limitation on Asset Sales."
Certain Indenture Provisions	The indenture governing the New Notes contains covenants limiting our ability to:
	•	incur additional indebtedness or enter into sale and leaseback transactions;
	•	pay dividends, redeem stock or make other distributions;
	•	issue stock of our subsidiaries;
	•	make certain investments or acquisitions;
	•	grant liens on our assets;
	•	enter into transactions with affiliates;
	•	merge, consolidate or transfer substantially all of our assets; and
	•	transfer and sell assets.
These covenants are subject to a number of important limitations and exceptions as described under "Description of the New Notes—Certain Covenants."
Exchange Offer; Registration Rights
You have the right to exchange the Original Notes for New Notes with substantially identical terms. This exchange offer is intended to satisfy that right. The New Notes will not provide you with any further exchange or registration rights.
Resales Without Further Registration
We believe that the New Notes issued in the exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
	•	you are acquiring the New Notes issued in the exchange offer in the ordinary course of your business;

•	you have not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you in the exchange offer; and
•	you are not our "affiliate," as defined under Rule 405 of the Securities Act.

Each of the participating broker-dealers that receives New Notes for its own account in exchange for Original Notes that were acquired by it as a result of market-making or other activities must acknowledge that it will deliver a prospectus in connection with the resale of the New Notes.
We do not intend to list the New Notes on any securities exchange.

        For more information about the New Notes, see "Description of the New Notes."

        You should refer to "Risk Factors" for an explanation of certain risks of investing in the New Notes.

Summary Consolidated Historical and Pro Forma Financial Data

        The following tables contain summary consolidated historical financial data for the nine month periods ended September 28, 2003 and September 29, 2002, and for fiscal 2002, 2001 and 2000. The summary financial data for the nine month periods ended September 28, 2003 and September 29, 2002 are derived from our unaudited consolidated financial statements contained elsewhere in this prospectus, which, in our opinion, include all adjustments, including usual recurring adjustments, necessary for the fair presentation of that information for these periods. The interim period summary financial data are not necessarily indicative of the results for the full year. The summary financial data for fiscal 2002, 2001 and 2000 are derived from our audited consolidated financial statements contained elsewhere in this prospectus. The summary financial data should be read in conjunction with the sections entitled "Unaudited Pro Forma Condensed Consolidated Financial Data," "Selected Consolidated Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto contained elsewhere in this prospectus.

        The summary financial data presented for the nine month period ended September 29, 2002 include the Predecessor Period from December 31, 2001 through July 24, 2002 and the Successor Period from July 25, 2002 through September 29, 2002 and for fiscal 2002 include the Predecessor Period from December 31, 2001 through July 24, 2002 and the Successor Period from July 25, 2002 through December 29, 2002. On July 25, 2002, Morton's Holdings, LLC, our parent, acquired all of our outstanding stock in a business combination accounted for under the purchase method of accounting. As a result of the acquisition, our capital structure and our basis of accounting under the "push down" method differ from those prior to the acquisition. Therefore, our Successor Period financial data generally will not be comparable to our Predecessor Period financial data. As a result of the acquisition, our consolidated statement of operations for the Successor Period includes amortization expense relating to debt issuance costs and management fees that did not exist prior to the acquisition. Further, as a result of purchase accounting, the fair values of our fixed assets on the date of acquisition became their new "cost" basis. Accordingly, the depreciation of these assets for the Successor Period is based upon their newly established cost basis.

        The adjusted financial data under the "Balance Sheet Data" caption adjusts the historical information to give effect to the planned application of a portion of the proceeds from the issuance of the Original Notes as if the planned application of a portion of the proceeds therefrom had occurred on September 28, 2003. The adjusted information is presented for illustrative purposes only and does not purport to represent what our actual financial position or results of operations would have been had the planned application of a portion of the proceeds actually been completed on the date indicated and is not necessarily indicative of our future financial position or results of operations.

			Predecessor Period
	Successor Period
				Successor Period	Predecessor Period
			December 31, 2001 to July 24, 2002
		July 25, 2002 to September 29, 2002				Predecessor Period	Predecessor Period
				July 25, 2002 to December 29, 2002	December 31, 2001 to July 24, 2002
	Nine Month Period Ended September 28, 2003	Nine Month Period Ended September 29, 2002				Fiscal Year
				2002		2001	2000
	(dollars in thousands)
Income Statement Data:
Revenues	$183,370	$40,276	$132,769	$105,998	$132,769	$237,112	$248,382
Food and beverage costs	61,710	13,948	45,566	35,797	45,566	82,150	84,224
Restaurant operating expenses	89,029	20,520	61,474	50,352	61,474	107,905	105,580
General and administrative expenses	11,751	2,519	8,483	6,369	8,483	17,201	19,811
Marketing and promotional expenses	4,401	957	3,005	3,597	3,005	6,927	6,879
Pre-opening costs	899	464	703	1,254	703	3,700	4,008
Income (loss) before income taxes	130	(1,450)	(3,674)	1,815	(3,674)	279	14,374
Net income (loss)(1)	91	1,027	(4,623)	1,058	(4,623)	989	10,062
Other Financial Data:
EBITDA(2)	11,501	1,328	6,199	7,387	6,199	16,875	27,880
Adjusted EBITDA(3)	11,501	1,328	4,456	7,387	4,456	18,500	26,780
Depreciation and amortization	5,398	1,565	5,226	2,696	5,226	8,979	7,079
Restaurant-level rent expense	12,817	3,010	9,151	7,345	9,151	15,703	15,280
Capital expenditures	3,219	3,044	3,449	4,789	3,449	14,939	15,714
Ratio of earnings to fixed charges(4)	1.01	— (5)	— (5)	1.32	—(5)	1.01	2.15
Cash flow provided by (used in):
Operating activities	3,181	2,050	6,820	7,048	6,820	4,160	14,915
Investing activities	(3,219)	(3,044)	(3,449)	(4,789)	(3,449)	(14,939)	(15,714)
Financing activities	9,079	(245)	(5,215)	(3,567)	(5,215)	13,345	(2,701)
Restaurant Data:
Number of restaurants (end of period)	68	67	66	69	66	66	62
Comparable restaurant revenues (% increase/decrease over prior fiscal period)	1.0%	n/a	n/a	n/a	n/a	–10.1%	+8.1%
	As of September 28, 2003
	Actual	Adjusted(6)
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$10,794	$4,950
Net property and equipment	54,103	54,103
Total assets	254,495	248,651
Total debt	102,705	97,361
Total stockholder's equity	98,185	97,685
	Pro Forma for Original Notes Offering(7)
	Nine Month Period Ended September 28, 2003		Fiscal Year Ended December 29, 2002
Ratio of earnings to fixed charges(4)	—	(5)	1.16

(1)
Effective December 31, 2001, we implemented the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." In connection with SFAS No. 142, we no longer amortize goodwill, but rather test it for impairment when circumstances indicate it is necessary, and at a minimum annually. A reconciliation of reported net income (loss) to net income (loss) adjusted for the impact of SFAS No. 142 is as follows for the periods presented:

			Predecessor Period
	Successor Period			Successor Period	Predecessor Period
			December 31, 2001 to July 24, 2002
		July 25, 2002 to September 29, 2002		July 25, 2002 to December 29, 2002	December 31, 2001 to July 24, 2002	Predecessor Period	Predecessor Period
	Nine Month Period Ended September 28, 2003	Nine Month Period Ended September 29, 2002				Fiscal Year
				2002
						2001	2000
	(dollars in thousands)
Net income (loss) as reported	$91	$1,027	$(4,623)	$1,058	$(4,623)	$989	$10,062
Goodwill amortization	—	—	—	—	—	404	404

Net income (loss) as adjusted	$91	$1,027	$(4,623)	$1,058	$(4,623)	$1,393	$10,466
(2)
EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization. We have included information concerning EBITDA because certain investors use it as a measure of our ability to service our debt. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flows from operating activities or other traditional indicators of operating performance. Our calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.

The following table reconciles EBITDA to its closest GAAP measurement, cash flows provided by operating activities:

			Predecessor Period
	Successor Period			Successor Period	Predecessor Period
			December 31, 2001 to July 24, 2002
		July 25, 2002 to September 29, 2002		July 25, 2002 to December 29, 2002	December 31, 2001 to July 24, 2002	Predecessor Period	Predecessor Period
	Nine Month Period Ended September 28, 2003	Nine Month Period Ended September 29, 2002				Fiscal Year
				2002
						2001	2000
	(dollars in thousands)
EBITDA	$11,501	$1,328	$6,199	$7,387	$6,199	$16,875	$27,880
Interest expense, net	(5,973)	(1,213)	(4,647)	(2,876)	(4,647)	(7,617)	(6,427)
Income tax (expense) benefit	(39)	2,477	(949)	(757)	(949)	710	(4,312)
Restaurant closing costs	—	—	—	—	—	1,625	—
Change in deferred income taxes	71	(3,808)	3,231	(571)	3,231	(1,004)	2,691
Change in assets and liabilities	(2,379)	3,266	2,986	3,865	2,986	(6,429)	(4,917)

Cash flows provided by operations	$3,181	$2,050	$6,820	$7,048	$6,820	$4,160	$14,915

(3)
Adjusted EBITDA is defined in the following table and represents EBITDA adjusted for the effects of certain non-recurring items. We believe this measure is meaningful to our investors to understand our ability to incur additional indebtedness as it is calculated the same as the definition of Consolidated EBITDA in our indenture. Our indenture utilizes Consolidated EBITDA in a covenant that limits our ability to incur additional indebtedness unless on the date of the incurrence of additional indebtedness our Consolidated Fixed Charge Coverage Ratio (defined therein) will be, after giving effect to the incurrence thereof and the application of the proceeds thereof, greater than 2.25 to 1.0. Our indenture defines Consolidated Fixed Charge Coverage Ratio as the ratio of Consolidated EBITDA to Consolidated Fixed Charges (defined therein). We have adjusted for restaurant closing costs (credit) in the calculation of Adjusted EBITDA in the following table, as these represented the write-down of assets and did not require the settlement of cash, gains on insurance proceeds and gains from disposition of assets, and such exclusions are consistent with the definition of Consolidated EBITDA in our indenture. In the calculation of Adjusted EBITDA in the following table, we have not adjusted for management fees because such adjustment is not included in the definition of Consolidated EBITDA in our indenture. However, these management fees are subordinated to payments under the Notes and our working capital facility, and the subordination is legally enforceable. Management fees were $2,100, $543 and $1,243 for the nine month period ended September 28, 2003, the period from July 25, 2002 to September 29, 2002 and the period from July 25, 2002 to December 29, 2002, respectively. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flows from operating activities or other traditional indicators of operating performance. Our calculation of Adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.

			Predecessor Period
	Successor Period			Successor Period	Predecessor Period
			December 31, 2001 to July 24, 2002
		July 25, 2002 to September 29, 2002		July 25, 2002 to December 29, 2002	December 31, 2001 to July 24, 2002	Predecessor Period	Predecessor Period
	Nine Month Period Ended September 28, 2003	Nine Month Period Ended September 29, 2002				Fiscal Year
				2002
						2001	2000
	(dollars in thousands)
EBITDA	$11,501	$1,328	$6,199	$7,387	$6,199	$16,875	$27,880
Adjustments:
Restaurant closing costs (credit)	—	—	(300)	—	(300)	1,625	—
Gain on insurance proceeds	—	—	(1,443)	—	(1,443)	—	—
Gain from disposition of assets	—	—	—	—	—	—	(1,100)

Adjusted EBITDA	$11,501	$1,328	$4,456	$7,387	$4,456	$18,500	$26,780
(4)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income before taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (expensed and capitalized) on all indebtedness, plus a proportion of rental expense deemed to be representative of the interest factor.

(5)
Earnings were insufficient to cover fixed charges by approximately $1.5 million, $3.7 million and $2.4 million for the period from July 25, 2002 to September 29, 2002, the period from December 31, 2001 to July 24, 2002 (the 2002 Predecessor Period), and the pro forma nine month period ended September 28, 2003, respectively.

(6)
Net proceeds from the Original Notes offering were $89.3 million, less expenses, and are reflected in our actual balance sheet amounts as of September 28, 2003. We have used and intend to use the proceeds to repay certain indebtedness and for general corporate purposes. See "Use of Proceeds" and the "Unaudited Pro Forma Condensed Consolidated Balance Sheet." Our adjusted September 28, 2003 balance sheet data reflects the following:

  •
  The planned repayment of two mortgages in April 2004 with a portion of the proceeds of the Original Notes offering. The book value as of September 28, 2003 of these mortgages was $5.3 million.

  •
  The planned repayment of certain mortgages in April 2004 will result in estimated aggregate prepayment penalties of $0.5 million, which will be recorded in the statement of operations when incurred, and has been reflected as a reduction of adjusted stockholder's equity.

(7)
The pro forma earnings before taxes for the year ended December 29, 2002 includes an adjustment to eliminate costs associated with strategic alternatives and proxy contest of $9.1 million. Excluding such adjustment we would have had a deficiency of earnings to fixed charges of $6.4 million. The pro forma ratio of earnings to fixed charges for the nine month period ended September 28, 2003 differs from the historical ratio primarily due to the increase in interest expense related to the Notes.

RISK FACTORS

        In addition to the other information set forth in this prospectus, you should carefully consider the following risks before tendering Original Notes in exchange for New Notes. If any of the following risks actually occur, our business, financial condition and/or operating results could be materially adversely affected, which, in turn, could adversely affect our ability to pay interest and/or principal on the Notes. The value of the Notes could decline, and you could lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

  Risks Related to Our Indebtedness

        Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes.

        We have substantial indebtedness. After giving pro forma effect to the planned application of a portion of the proceeds from the Original Notes offering, as of September 28, 2003, we would have had approximately $97.4 million of indebtedness. We also have the ability to borrow additional funds under our working capital facility, which is secured by liens on the collateral that are senior to the liens securing the Notes. Subject to restrictions in the indenture and our working capital facility, we may incur additional indebtedness.

        Our high level of indebtedness could have important consequences to you, including the following:

  •
  our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

  •
  we must use a substantial portion of our cash flow from operations to pay interest on the Notes and, to the extent incurred, our other indebtedness, which will reduce the funds available to us for operations and other purposes;

  •
  all of the indebtedness outstanding under our working capital facility will have a prior ranking claim on substantially all of the collateral securing the Notes, and all of the indebtedness outstanding under our purchase money indebtedness, equipment financing and certain other secured indebtedness will have a prior ranking claim on certain of the collateral securing the Notes;

  •
  our high level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

  •
  our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

  •
  our high level of indebtedness makes us more vulnerable to economic downturns and adverse developments in our business.

        We expect to obtain the money to pay our expenses and to pay any amounts due under the Notes, our working capital facility and our other debt primarily from our operations. Our ability to meet our expenses and make these payments thus depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future and our currently anticipated growth in revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including the Notes, or to fund other liquidity needs. If we do not have enough money, we may be required to refinance all or part of our then existing debt (including the Notes), sell assets or borrow more money. We cannot assure you that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements, including our working capital facility and the indenture, may restrict us from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could materially adversely affect the value of the Notes and our ability to pay the amounts due under the Notes.

        The proceeds from the collateral securing the Notes may not be sufficient to pay all amounts owed under the Notes if an event of default occurs. The collateral securing the Notes is subject to control by the lenders under our working capital facility, and your right to receive payments under the Notes will effectively be subordinated to payments under our working capital facility to the extent of the value of the assets securing that indebtedness.

        No appraisal of the value of the collateral has been made in connection with this offering and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, we cannot assure you that liquidating the collateral securing the Notes would produce proceeds in an amount sufficient to pay any amounts due under the Notes after also satisfying the obligations to pay any other senior secured creditors. Nor can we assure you that the fair market value of the collateral securing the Notes would be sufficient to pay any amounts due under the Notes following their acceleration.

        The Notes and the guarantees effectively will be subordinated to indebtedness that may be incurred under our working capital facility, any equipment financing, purchase money debt and certain other senior secured indebtedness, in each case to the extent of the value of the assets securing that indebtedness. Our working capital facility is secured by substantially all of the collateral securing the Notes. As a result, upon any distribution to our creditors or the creditors of any subsidiary guarantors in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under our indebtedness, our lenders under our working capital facility, our equipment financing, our purchase money indebtedness and certain other senior secured indebtedness will be entitled to be repaid in full from the proceeds of the assets securing that indebtedness, or the sale of the equipment subject to the equipment financing, before any payment is made to you from those proceeds.

        The rights of the holders of the Notes with respect to the collateral securing the Notes will be limited pursuant to the terms of an intercreditor agreement with the lenders under our working capital facility. Under the intercreditor agreement, if our working capital facility or our obligations thereunder are outstanding, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to the collateral documents, will be limited and, in certain cases, only able to be taken at the direction of the lenders under our working capital facility, and the trustee, on behalf of the holders of the Notes, will not have the ability to control or direct such actions, even if the rights of the holders of the Notes are or may be adversely affected. Additional releases of collateral from the liens securing the Notes are permitted under some circumstances. See "Description of the New Notes—Security," "Description of the New Notes—Modification of the Indenture" and "Description of the New Notes—Possession, Use and Release of Collateral."

        The ability of the trustee to foreclose on the collateral may be limited. In addition, your claims in respect of the Notes effectively would be subordinated to all of the existing and future liabilities of our foreign subsidiaries and our unrestricted domestic subsidiaries.

        The right of the holders of obligations secured by liens on the collateral to foreclose upon and sell such collateral upon the occurrence of an event of default also could be subject to certain limitations under applicable federal bankruptcy laws if we or any of our subsidiaries become the subject of a case under the Bankruptcy Code. Various provisions of the Bankruptcy Code could prevent the trustee from repossessing and disposing of the collateral upon the occurrence of an event of default if a bankruptcy case is commenced by or against us before the trustee repossesses and disposes of the collateral. Under the Bankruptcy Code, secured creditors such as the holders of the Notes may be prohibited from repossessing their collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, without prior bankruptcy court approval. Furthermore, other provisions of the Bankruptcy Code permit a debtor to continue to retain and to use the collateral (and the proceeds, products, rents or profits of such collateral) so long as the secured creditor is afforded "adequate protection" of its interest in the collateral. Although the precise meaning of the term "adequate protection" may vary according to circumstances, it is intended in general to protect a secured creditor against any diminution in the value of the creditor's interest in its collateral. Accordingly, the bankruptcy court may find that a secured creditor is "adequately protected" if, for example, the debtor makes certain cash payments or grants the creditor liens on additional or replacement collateral as security for any diminution in the value of the collateral occurring for any reason during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral, or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

        Moreover, the trustee may need to evaluate the impact of the potential liabilities before determining to foreclose on collateral consisting of real property because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened releases of hazardous substances at such real property. Consequently, the trustee may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Notes.

        None of our foreign subsidiaries or unrestricted domestic subsidiaries will guarantee the Notes. If any of our foreign subsidiaries or unrestricted domestic subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the Notes effectively would be subordinated to all of the existing and future liabilities of our foreign subsidiaries and our unrestricted domestic subsidiaries. As of September 28, 2003, our foreign subsidiaries and our unrestricted domestic subsidiaries do not have any debt, other than intercompany debt, outstanding. For the nine month period ended September 28, 2003, our foreign subsidiaries and our unrestricted domestic subsidiaries contributed less than 10% of our consolidated revenues and earnings. In addition, because a portion of the collateral consists of pledges of a portion of the stock of our foreign subsidiaries, the validity of those pledges under local law, if applicable, and the ability of the holders of the Notes to realize upon that collateral under local law, to the extent applicable, may be limited by such local law, which limitations may or may not affect such liens.

        Finally, the trustee's ability to foreclose on the collateral on your behalf may be subject to lack of perfection, the consent of third parties, prior liens (as discussed above) and practical problems associated with the realization of the trustee's security interest in the collateral.

        The capital stock and other equity interests of our subsidiaries that secure the Notes will automatically be released from the lien thereon and no longer be deemed to be collateral to the extent the pledge of that capital stock or those other equity interests would require the filing of separate financial statements with the SEC for any of our subsidiaries that is the issuer of the capital stock or other equity interests.

        The indenture governing the Notes and the collateral documents related thereto provide that, to the extent that any rule is adopted, amended or interpreted that would require the filing with the SEC of separate financial statements of any of our subsidiaries due to the fact that the subsidiary's capital stock or other equity interests secure the Notes, then the capital stock and other equity interests will automatically be released and deemed not to be part of the collateral securing the Notes to the extent necessary to not be subject to that requirement. In that event, the collateral documents provide for the automatic release of the security interest on the released capital stock and equity interests, to the extent necessary to release the liens created thereunder in respect of the capital stock or other equity interests without the consent of or other action by or on behalf of any holder of Notes or any other person. As a result, holders of the Notes could lose all or a portion of their security interest in the capital stock or other equity interests of our subsidiaries if any such rule is so adopted, amended or interpreted.

        We are a holding company and, therefore, our ability to make payments under the Notes and service our other debt depends on cash flow from our subsidiaries.

        We are a holding company. Our only material assets are our ownership interests in our subsidiaries. Consequently, we will depend on distributions or other intercompany transfers from our subsidiaries to make payments under the Notes and service our other debt. In addition, distributions and intercompany transfers to us from our subsidiaries will depend on:

  •
  their earnings;

  •
  covenants contained in our and their debt agreements, including our working capital facility and the Notes;

  •
  covenants contained in other agreements to which we or our subsidiaries are or may become subject;

  •
  business and tax considerations; and

  •
  applicable law, including laws regarding the payment of dividends and distributions.

        We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us or that any distributions and/or payments will be adequate to pay any amounts due under the Notes or our other indebtedness.

        The indenture governing the Notes and our working capital facility impose significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.

        The indenture governing the Notes and our working capital facility impose significant operating and financial restrictions on us. These restrictions limit or prohibit, among other things, our ability to:

  •
  incur additional indebtedness;

  •
  repay indebtedness prior to stated maturities;

  •
  pay dividends on or redeem or repurchase our stock;

  •
  issue capital stock;

  •
  make investments;

  •
  create liens;

  •
  sell certain assets or merge with or into other companies;

  •
  enter into certain transactions with stockholders and affiliates;

  •
  make capital expenditures;

  •
  sell stock in our subsidiaries;

  •
  restrict dividends, distributions or other payments from our subsidiaries; and

  •
  otherwise conduct necessary corporate activities.

In addition, our working capital facility requires us to maintain certain customary financial covenants.

        These restrictions could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities. A breach of any of these restrictions could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. Acceleration of our other indebtedness could result in a default under the terms of the indenture governing the Notes and our assets may not be sufficient to satisfy our obligations under our indebtedness, including the Notes.

        A court could avoid the guarantees under fraudulent conveyance laws or certain other circumstances.

        Each of our domestic restricted subsidiaries will guarantee the Notes. If, however, any of our domestic restricted subsidiaries becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, then under federal or state fraudulent conveyance laws a court in the relevant jurisdiction might avoid or cancel the domestic restricted subsidiary's guarantee of the Notes. The court might do so if it found that, when the domestic restricted subsidiary provided its guarantee, it received less than reasonably equivalent value or fair consideration for the guarantee and either (i) was insolvent or was rendered insolvent by reason of the guarantee, (ii) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they matured (as all of the foregoing terms are defined in or interpreted under the fraudulent transfer or conveyance statutes) or (iv) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied). The court might also avoid a guarantee, without regard to the above factors, if it found that the guarantor provided its guarantee with actual intent to hinder, delay, or defraud its current or future creditors.

        In the United States, a court likely would find that a domestic restricted subsidiary did not receive reasonably equivalent value or fair consideration in exchange for its guarantee if the value received by the guarantor were found to be disproportionately small when compared with its obligations under the guarantee or, put differently, it did not benefit, directly or indirectly, from the issuance of the Notes. If a court avoided a guarantee, you would no longer have a claim against the guarantor or against any of its assets securing the guarantee. In addition, the court might direct you to repay any amounts already received from the guarantor or from the proceeds of a foreclosure on any of its assets. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the Notes from another subsidiary guarantor or from any other source.

        Each guarantee will state that the liability of each subsidiary guarantor thereunder is limited to the maximum amount that the subsidiary guarantor can incur without risk that the guarantee will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees from a fraudulent conveyance attack or, if it does, ensure that the guarantees will be in amounts sufficient, if necessary, to pay obligations under the Notes when due. We have not received a legal opinion with respect to these issues as we believe it is not customary in this context.

        We may not be able to satisfy our obligations to holders of the Notes upon a change of control.

        Upon the occurrence of a change of control, as defined in the indenture, we will be required to offer to purchase the Notes at a price equal to 101% of the accreted value thereof, together with any accrued and unpaid interest and additional interest, if any, to the date of purchase. See "Description of the New Notes—Repurchase Upon Change of Control."

        We cannot assure you that, if a change of control offer is made, we will have available funds sufficient to pay the change of control purchase price for any or all of the Notes that might be delivered by holders of the Notes seeking to accept the change of control offer and, accordingly, none of the holders of the Notes may receive the change of control purchase price for their Notes. Our failure to make or consummate the change of control offer or pay the change of control purchase price when due will give the trustee and the holders of the Notes the rights described in "Description of the New Notes—Events of Default."

        In addition, the events that constitute a change of control under the indenture may also be events of default under our working capital facility. These events may permit the lender under our working capital facility to accelerate the debt outstanding thereunder and, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting our ability to raise cash to purchase the Notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the Notes.

  Our parent may take actions that conflict with your interests.

        As a result of its control of Morton's Holdings, LLC, which is our parent and MRG's sole stockholder, CHP III controls the power to elect our directors, to appoint members of management and to approve all actions requiring the approval of the holders of our common stock, including adopting amendments to our certificate of incorporation and approving mergers, acquisitions or sales of all or substantially all of our assets.

        The interests of our parent could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our parent as a holder of equity might conflict with your interests as a holder of the Notes. Our parent also may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investment, even though such transactions might involve risks to you, as holders of the Notes.

        The Original Notes were issued with original issue discount and the Original Notes and the New Notes will be treated as "applicable high yield discount obligations."

        The Original Notes were issued with original issue discount, or OID, for federal income tax purposes. The New Notes should be treated as a continuation of the Original Notes for federal income tax purposes. Consequently, holders of the Original Notes and the New Notes will be required to include amounts in respect of OID in gross income for federal income tax purposes in advance of the receipt of the cash payments to which the income is attributable. The Original Notes and the New Notes will also be treated for federal income tax purposes as "applicable high yield discount obligations" that are subject to special rules. Under these rules, we will not be entitled to take a deduction for a portion of OID accruing on the Original Notes and the New Notes, and the remainder of the OID will not be deductible by us for federal income tax purposes until it is paid. See "Material United States Federal Income and Estate Tax Consequences" for a more detailed discussion of the federal income tax consequences to the holders of Notes of the purchase, ownership or disposition thereof.

  Risks Related to our Business

        Changing consumer preferences and discretionary spending patterns could have an adverse effect on our business.

        Purchases at our restaurants are discretionary for consumers and, therefore, we are susceptible to economic slowdowns. In particular, our Morton's steakhouses cater primarily to high-end, business-oriented clientele. We believe that the vast majority of our weekday revenues and a substantial portion of our weekend revenues from these restaurants are derived from business people using expense accounts. Consumers generally are more willing to make discretionary purchases, including high-end restaurant meals, during periods in which favorable economic conditions prevail. The general slowdown in the United States economy has adversely affected, and could continue to adversely affect, consumer confidence and spending habits, as well as our sales.

        The future performance of the United States economy is uncertain and is directly affected by numerous global political and other factors that are beyond our control. These factors, which also affect discretionary consumer spending, include national, regional and local economic conditions, disposable consumer income, consumer confidence, terrorist attacks and the United States' participation in military actions. We believe that these factors have adversely impacted our business and, should their condition continue or worsen, we would expect them to continue to adversely impact our business.

        In addition, consumer preferences could be adversely affected by negative publicity relating to food quality, premises quality, illness, injury or other health concerns, including "mad cow disease" and "foot and mouth disease," guest service patterns or other operating issues. For example, the recent outbreak of "severe acute respiratory syndrome" has materially affected the results of our three restaurants located in Hong Kong, Singapore and Toronto. Because our competitive strengths include the quality of our food and our restaurant facilities, adverse publicity relating to these factors or other similar concerns affects us more than it would food service businesses that compete primarily on other factors. Additionally, our business may be adversely impacted by laws restricting smoking in restaurants and bars. Adverse changes involving any of these factors could further reduce our guest traffic and/or impose practical limits on pricing, which could further reduce our revenues and operating income.

  Our restaurants may not be able to compete successfully with other restaurants.

        If our restaurants are unable to compete successfully with other restaurants in new and existing markets, we may not achieve our projected revenue and profitability targets. Our industry is intensely competitive with respect to price, quality of service, restaurant location, ambiance of facilities and type and quality of food. We compete with national and regional restaurant chains and independently owned restaurants for customers, restaurant locations and qualified management and other restaurant staff. Compared to our business, some of our competitors have greater financial and other resources, have been in business longer, have greater name recognition and are better established in the markets where our restaurants are located or are planned to be located.

  We may decide to close one or more restaurants.

        We have in the past, and may in the future, close one or more of our restaurants. The decision to close a restaurant generally involves an analysis of revenue and earnings trends, competitive ability, strategic factors and other considerations. Closing a restaurant would reduce the sales that the restaurant would have contributed to our revenues, and could subject us to construction and other costs including severance, legal costs and the write-down of leasehold improvements, equipment, furniture and fixtures. In addition, we could remain liable for remaining future lease obligations.

        We may experience higher operating costs due to increased prices and salaries, which will reduce our profits if we cannot increase menu prices to cover them.

        If we increase the compensation or benefits to our employees or pay higher prices for food items or other supplies, we may have an increase in our operating costs. If we are unable or unwilling to increase our menu prices or take other actions to offset increased operating costs, our gross profits will decrease. Many factors affect the prices that we pay for the various food and other items that we use to operate our restaurants, including seasonal fluctuations, longer term cycles and other fluctuations in livestock markets, changes in weather or demand and inflation. Factors that may affect the salaries and benefits that we pay to our employees include the local unemployment rates and changes in minimum wage and employee benefits laws.

  We depend upon frequent deliveries of food and other supplies.

        Our ability to maintain consistent quality throughout our restaurants depends in part upon our ability to acquire fresh food products, including USDA prime beef, and related items from reliable sources in accordance with our specifications. We have contracts with a limited number of suppliers for the distribution of most meat, food and other supplies for our restaurants. In addition, during the nine month period ending September 28, 2003, we purchased approximately 35% of our total food supplies from one distributor. Our dependence on a small number of suppliers subjects us to the possible risks of shortages and interruptions. If any of these suppliers do not perform adequately or otherwise fail to distribute products or supplies to our restaurants, we may be unable to replace the suppliers in a short period of time on acceptable terms. Our inability to replace the suppliers in a short period of time on acceptable terms could increase our costs and could cause shortages at our restaurants of food and other items that may cause us to remove certain items from a restaurant's menu or temporarily close a restaurant. If we temporarily close a restaurant or remove popular items from a restaurant's menu, that restaurant may experience a significant reduction in revenue during the time affected by the shortage or thereafter, as our customers may change their dining habits as a result. We have no long-term contracts for any food items used in our restaurants. We currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations in the cost of food and other supplies, which we purchase at prevailing market or contracted prices.

        Our operating results may fluctuate significantly due to the seasonality of our business.

        Our business is subject to seasonal fluctuations that may vary greatly depending upon the region in which a particular restaurant is located. These fluctuations can make it more difficult for us to predict accurately and address in a timely manner factors that may have a negative impact on our business. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year.

        We may incur additional costs or liabilities and lose revenues and profits as a result of litigation and government regulation.

        Our business is subject to extensive federal, state and local government regulation, including regulations related to the preparation and sale of food, the sale of alcoholic beverages, the sale and use of tobacco, zoning and building codes, land use and employee, health, sanitation and safety matters.

        Typically our restaurants' licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause. Alcoholic beverage control regulations relate to various aspects of daily operations of our restaurants, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing and inventory control, handling and storage. In the nine month period ended September 28, 2003, 29% of our revenues was attributable to the sale of alcoholic beverages, and we believe that our ability to serve alcohol is an important factor in attracting customers. The failure of any of our restaurants timely to obtain and maintain liquor or other licenses, permits or approvals required to serve alcoholic beverages or food could delay or prevent the opening of, or adversely impact the viability of, the restaurant and we could lose significant revenue.

        Our restaurants are subject in each state in which we operate to "dram shop" laws, which allow a person to sue us if that person was injured by a legally intoxicated person who was wrongfully served alcoholic beverages at one of our restaurants. A judgment against us under a dram shop law could exceed our liability insurance coverage policy limits and could result in substantial liability for us and have a material adverse effect on our profitability. Our inability to continue to obtain such insurance coverage at reasonable costs also could have a material adverse effect on us.

        To the extent that governmental regulations impose material additional obligations on our suppliers, including, without limitation, regulations relating to the inspection or preparation of meat, food and other products used in our business, product availability could be limited and the prices that our suppliers charge us could increase. We cannot assure you that we would be able to offset these costs through increased menu prices, which could have a material adverse effect on our business. If any of our restaurants were unable to serve particular food products, even for a short period of time, we could experience a reduction in our overall revenue, which could have a material adverse effect on us.

        One or more of our restaurants could be subject to litigation and governmental fine, censure or closure in connection with issues relating to our food and/or our facilities. The food products that we serve, including meat and seafood, are susceptible to food borne illnesses. We and other restaurant companies have been named as defendants in actions brought under state laws regarding notices with respect to chemicals contained in food products and regarding excess moisture in the business premises. To date, none of these matters has had a material adverse effect on our business and results of operations, but we cannot assure you that that will continue to be the case.

        The costs of operating our restaurants may increase if there are changes in laws governing minimum hourly wages, working conditions, overtime and tip credits, workers' compensation insurance rates, unemployment tax rates, sales taxes or other laws and regulations such as those governing access for the disabled, including the Americans with Disabilities Act. If any of these costs increased and we were unable to offset the increase by increasing our menu prices or by other means, we would generate lower profits, which could have a material adverse effect on our business and results of operations. See "Business—Government Regulation" for a discussion of certain regulations affecting our business.

        The failure to enforce and maintain our intellectual property rights could adversely affect our ability to establish and maintain brand awareness.

        We have registered the names Morton's, Morton's of Chicago, Bertolini's and certain other names used by our restaurants as trade names, trademarks or service marks with the United States Patent and Trademark Office and in certain foreign countries. The success of our business strategy depends on our continued ability to use our existing trade names, trademarks and service marks in order to increase brand awareness and further develop our branded products.

        We may be locked into long-term and non-cancelable leases during the lease terms, and may be unable to renew leases at the end of their terms.

        Many of our current leases are non-cancelable and typically have terms ranging from 10 to 20 years and renewal options for terms ranging from five to 20 years. Leases that we enter into in the future likely will also be long-term and non-cancelable and have similar renewal options. Typically, one of our operating companies is a party to the lease, and performance is guaranteed by MRG or one of our other subsidiaries for a portion of the lease term. If we close a restaurant, we may remain committed to perform our obligations under the applicable lease, which would include, among other things, payment of the base rent for the balance of the lease term. These liabilities, if incurred, could have a material adverse effect on our business and results of operations. Alternatively, at the end of the lease term and any renewal period for a restaurant, we may be unable to renew the lease without substantial additional cost, if at all. We may close or relocate a restaurant, which could subject us to construction and other costs and risks, and could have a material adverse effect on our business and results of operations. For example, closing a restaurant, even during the time of relocation, will reduce the sales that the restaurant would have contributed to our revenues. Additionally, the revenue and profit, if any, generated at a relocated restaurant may not equal the revenue and profit generated at the existing restaurant.

        Our expansion strategy presents risks.

        We are reviewing additional sites for potential future Morton's steakhouses. Historically, there is a "ramp-up" period of time before we expect a new Morton's steakhouse to achieve our targeted level of performance. This is due to higher operating costs caused by start-up and other temporary inefficiencies associated with opening new restaurants such as lack of market familiarity and acceptance when we enter new markets and unavailability of experienced staff. Our ability to open new restaurants is dependent upon a number of factors, many of which are beyond our control, including our ability to:

  •
  find quality locations;

  •
  reach acceptable agreements regarding the lease or purchase of locations;

  •
  comply with applicable zoning, land use and environmental regulations;

  •
  raise or have available an adequate amount of money for construction and opening costs;

  •
  timely hire, train and retain the skilled management and other employees necessary to meet staffing needs;

  •
  obtain, for an acceptable cost, required permits and approvals; and

  •
  efficiently manage the amount of time and money used to build and open each new restaurant.

        We may not be able to attract enough customers to new restaurants because potential customers may be unfamiliar with our restaurants or the atmosphere or menu of our restaurants might not appeal to them. Opening a new restaurant in an existing market also could reduce the revenue of our existing restaurants in that market. As a result, the revenue and profit generated at new restaurants may not equal the revenue and profit generated at our existing restaurants. The restaurants may even operate at a loss, which could have a significant adverse effect on our overall profits.

        For these same reasons, many markets would not successfully support one of our restaurants. Furthermore, our ability to expand into non-U.S. markets also may be impacted by legal considerations such as restrictions on importing certain cuts of USDA prime beef from the United States, which we consider to be an essential ingredient in the Morton's dining experience.

        Our existing senior personnel levels, restaurant management systems, financial controls, information systems and other systems and procedures may be inadequate to support our expansion, which could require us to incur substantial expenditures that could adversely affect our operating results or cash flows.

        We could face labor shortages that could slow our growth and adversely impact our existing restaurants.

        Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and servers, necessary to keep pace with our expansion schedule and meet the needs of our existing restaurants. A sufficient number of qualified individuals of the requisite caliber to fill these positions may be in short supply in some areas. Any future inability to recruit and retain qualified individuals may delay the planned openings of new restaurants and could adversely impact our existing restaurants. Any such delays, any material increases in employee turnover rates in existing restaurants or any widespread employee dissatisfaction could have a material adverse effect on our business and results of operations. Additionally, competition for qualified employees could require us to pay higher wages, which could result in higher labor costs, which could have a material adverse effect on our results of operations.

        We depend on the services of key executives, the loss of whom could materially harm our business.

        Some of our senior executives are important to our success because they have been instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging necessary financing. Losing the services of any of these individuals could adversely affect our business until a suitable replacement could be found. We believe that they could not quickly be replaced with executives of equal experience and capabilities. Although we have employment agreements with selected executives, we could not prevent them from terminating their employment with us. Other executives are not bound by employment agreements with us. We do not maintain key person life insurance policies on any of our executives. See "Management."

  Risks Related to the Exchange Offer

        Original Notes that are outstanding after consummation of the exchange offer will continue to be subject to existing transfer restrictions, and the holders of Original Notes after consummation of the exchange offer may be unable to sell their Original Notes.

        Original Notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing transfer restrictions. We did not register the Original Notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. As a result, the Original Notes may be transferred only in limited circumstances under the securities laws. If you do not exchange your Original Notes in the exchange offer, you will lose your right to have the Original Notes registered under the Securities Act, subject to limited exceptions. If you continue to hold Original Notes after the exchange offer, you may be unable to sell the Original Notes.

        There is no active trading market for the New Notes, and you may not be able to sell them quickly or at favorable prices.

        The New Notes will constitute a new issue of securities with no active trading market. We do not intend to apply for the New Notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchaser of the Original Notes is not obligated to make a market in the New Notes and may discontinue any market making in the Notes at any time, in its sole discretion. You may not be able to sell your New Notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the New Notes. As a result, you may be required to bear the financial risk of your investment in the New Notes indefinitely. If a trading market were to develop, future trading prices of the New Notes may be volatile and will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  the number of holders of New Notes;

  •
  the interest of securities dealers in making a market for the New Notes; and

  •
  the market for similar securities.

        In addition, the market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. The market for the New Notes may be subject to similar disruptions that could adversely affect their value.

        Some holders that exchange their Original Notes may be deemed to be underwriters, and these holders will be required to comply with registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Original Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the Original Notes. We will not receive any proceeds from the exchange offer. In consideration for issuing the New Notes, we will receive Original Notes with like original principal amount. The form and terms of the New Notes will be the same as the form and terms of the Original Notes, except for the CUSIP numbers and for the transfer restrictions and registration rights relating to the Original Notes. The Original Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our outstanding debt.

        The net proceeds from the sale of the Original Notes were approximately $82.0 million after deducting the estimated fees and expenses of the Original Notes offering. We used, and intend to use, the proceeds from the sale of the Original Notes to repay certain existing indebtedness and for general corporate purposes. The following table illustrates our estimated sources and uses of funds in connection with the Original Notes offering:

Sources of Funds		Uses of Funds
(dollars in millions)
Working capital facility(1)	$0.0	Repay prior credit facility(2)	$63.6
Original Notes	89.3	Repay capital leases and one mortgage(3)	7.0
		General corporate purposes(4)	11.4
		Fees and expenses	7.3

Total Sources of Funds	$89.3	Total Uses of Funds	$89.3

(1)
Simultaneously with the closing of the Original Notes offering, we entered into our working capital facility in an amount of $15.0 million, which was undrawn at closing and as of September 28, 2003 remains undrawn. As of September 28, 2003, $1,000,000 was restricted for letters of credit under our working capital facility and we also had a $60,000 letter of credit with Fleet National Bank ("Fleet"). See "Description of Certain Indebtedness."

(2)
The proceeds used to repay our prior credit facility in full do not include $4.3 million that was paid to collateralize letters of credit and interest rate swap agreements outstanding under our prior credit facility and $0.3 million of accrued interest expense paid.

(3)
The proceeds to repay our capital leases and one mortgage in full included the outstanding balances of $3.9 million and $2.6 million, respectively, plus prepayment penalties and sales tax of $0.3 million and $0.2 million, respectively. Our capital leases were scheduled to mature over the period from August 2003 to October 2006.

(4)
We plan to repay two mortgages in April 2004 with a portion of the proceeds of the Original Notes offering, although we are not contractually obligated to do so. The present value of the payments, including estimated aggregate prepayment penalties of $0.5 million, as of September 28, 2003, is estimated to be $5.8 million.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents, debt and total capitalization as of September 28, 2003 on an actual basis and adjusted for the planned repayment of certain mortgages. Our capitalization adjusted for the planned repayment of certain mortgages gives effect to the two mortgages that we plan to repay in April 2004 as if the repayment occurred on September 28, 2003. This table should be read in conjunction with "Use of Proceeds," "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	At September 28, 2003
	Actual	Adjusted for the Repayment of Certain Mortgages
	(dollars in millions)
Cash and cash equivalents	$10.8	$5.0

Debt:
Working capital facility(1)	$0.0	$0.0
Original Notes(2)	89.6	89.6
Mortgage debt(3)	13.1	7.8

Total debt	102.7	97.4
Stockholder's equity(4)	98.2	97.7

Total Capitalization	$200.9	$195.1

(1)
Simultaneously with the closing of the Original Notes offering, we entered into our working capital facility in an amount of $15.0 million, which was undrawn at closing and as of September 28, 2003 remains undrawn. As of September 28, 2003, $1,000,000 was restricted for letters of credit under our working capital facility and we also had a $60,000 letter of credit with Fleet. See "Description of Certain Indebtedness."

(2)
The Original Notes were issued at a discount of $15.8 million.

(3)
We repaid one mortgage in September 2003 and we plan to repay two mortgages in April 2004 with a portion of the proceeds of the Original Notes offering. The book value as of September 28, 2003 of these two mortgages was $5.3 million. Giving pro forma effect to these payments results in a balance of $7.8 million as of September 28, 2003 and total debt of $97.4 million.

(4)
The planned repayment of certain mortgages in April 2004 will result in estimated aggregate prepayment penalties of $0.5 million, which will be reflected in the statement of operations when incurred.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

        Our unaudited pro forma condensed consolidated financial statements for fiscal 2002 have been prepared from our consolidated financial statements contained elsewhere in this prospectus. On July 25, 2002, our parent acquired all of our outstanding stock in a business combination accounted for under the purchase method of accounting. The pro forma consolidated statements of operations for fiscal 2002 give effect to the acquisition as if it occurred on December 31, 2001, the first day of fiscal 2002. In addition, adjustments were made to the pro forma consolidated statements of operations for the year ended December 29, 2002 and to the unaudited pro forma condensed consolidated statements of operations for the nine month period ended September 28, 2003 to reflect the following as if they had occurred on the first day of fiscal 2002:

  •
  the Original Notes offering; and

  •
  the repayment of certain indebtedness, as set forth in "Use of Proceeds."

        The unaudited pro forma condensed consolidated balance sheet as of September 28, 2003 also gives effect to the planned repayment of certain existing indebtedness as if they had occurred on September 28, 2003.

        The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable, and may be revised as additional information becomes available. The pro forma adjustments are more fully described in the notes to the pro forma consolidated financial information below.

        The unaudited pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the transactions described above been completed as of the dates indicated and does not purport to project the financial condition or results of operations and cash flows for any future date or period.

        The unaudited pro forma statement of operations set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto contained elsewhere in this prospectus.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 29, 2002
(dollars in thousands)

	Predecessor Period December 31, 2001 to July 24, 2002		Successor Period July 25, 2002 to December 29, 2002	Pro Forma Adjustments for the Acquisition		Subtotal		Pro Forma Adjustments for the Original Notes Offering(A)		Total
Revenues	$132,769		$105,998	$—		$238,767		$—		$238,767
Food and beverage costs	45,566		35,797	—		81,363		—		81,363
Restaurant operating expenses	61,474		50,352	—		111,826		—		111,826
Pre-opening costs, depreciation, amortization and non-cash charges	5,933		3,949	(936	)(B)	8,946		—		8,946
General and administrative expenses	8,483		6,369	—		14,852		—		14,852
Marketing and promotional expenses	3,005		3,597	—		6,602		—		6,602
Gain on insurance proceeds	1,443		—	—		1,443		—		1,443
Costs associated with strategic alternatives and proxy contest	9,078		—	(9,078	)(C)	—		—		—
Interest expense, net	4,647		2,876	(546	)(D)	6,977		4,329	(E)	11,306
Restaurant closing costs (credit)	(300)		—	—		(300)		—		(300)
Management fee	—		1,243	1,557	(F)	2,800		—		2,800

(Loss) income before income taxes	(3,674)		1,815	9,003		7,144		(4,329)		2,815
Income tax expense (benefit)	949		757	437		2,143	(G)	(1,299)	(G)	844	(G)

Net (loss) income	$(4,623)		$1,058	$8,566		$5,001		$(3,030)		$1,971

Ratio of earnings to fixed charges	—	(H)	1.32							1.16

(A)
In connection with the refinancing of certain capital leases and mortgages, we have incurred and expect to incur prepayment penalties totalling approximately $1.0 million. However, these payments have been excluded from the pro forma statement of operations because material non-recurring charges or credits directly attributed to the transaction are to be excluded. It also excludes the net impact of $0.5 million relating to the write-off of deferred tax assets previously recognized in connection with the two interest rate swap agreements that are due to expire on October 24, 2004 and October 24, 2005, which upon repayment of the related debt are now accounted for as speculative instruments. Changes in their fair market value are charged or credited to the statement of operations. Also excluded is the write-off of the deferred financing fees relating to our prior credit facility of $0.6 million.

(B)
Reflects a net decrease in our depreciation and amortization expense of $0.9 million due to changes in the cost basis, which was adjusted to the fair value on the date of the acquisition, and the remaining useful lives of fixed assets as a result of purchase accounting adjustments. The estimated useful lives of property and equipment are principally as follows: 5 or 15 years for furniture, fixtures and equipment, 31.5 years for buildings and 20 years or less for leasehold improvements if the lease period is shorter than the useful lives.

(C)
Reflects the reversal of costs associated with strategic alternatives and proxy contest of $9.1 million that would not have been incurred if our acquisition had taken place on December 31, 2001. Costs associated with strategic alternatives and proxy contest represent legal, investment banking, bank, printing, investor relations, proxy solicitation and other costs that we incurred in connection with a proxy contest at our 2001 annual meeting of stockholders and our evaluation of strategic alternatives that culminated in our July 2002 merger. We would not have incurred these costs if the merger transaction had been consummated on or before December 31, 2001, as we would have been a privately held company and, therefore, a proxy contest would not have occurred. These costs were recorded from February 2002 through July 2002 in the consolidated statement of operations.

(D)
Reflects the reduction in interest expense of $0.1 million for deferred financing fees and interest expense for capital leases based on the interest rate in the respective lease agreement, as these were written off at the date of our acquisition because they related to periods prior to the acquisition. Also reflects the reduction of interest expense of $0.4 million relating to the repayment of $10.0 million, at the average interest rate of approximately 7.5%, of outstanding principal of the term loan portion of our prior credit facility.

(E)
Reflects a net increase of approximately $4.3 million in our interest expense based on the consummation of the transactions contemplated in "Use of Proceeds" as follows:

•
Amortization of deferred financing costs related to the Notes and our working capital facility of $1.2 million;

•
Interest of $9.5 million on the Notes. The Notes have a yield to maturity of 12.005% including the accretion of the discount and the amortization of the related deferred financing costs;

•
Decrease in fair value of the interest rate swap agreements of $0.6 million, which upon the repayment of the related debt would have been accounted for as speculative instruments, therefore, the change in their fair market value would be credited to the statement of operations;

•
Reversal of interest recorded relating to the prior credit facility of $4.1 million, which was repaid with a portion of the proceeds from the Original Notes offering;

•
Reversal of amortization of deferred financing costs relating to our prior credit facility of $0.3 million; and

•
Reversal of interest expense recorded for capital leases and mortgages of $0.5 million and $0.9 million, respectively, which we repaid or plan to repay with a portion of the proceeds from the Original Notes offering.

(F)
Reflects the adjustment of $1.6 million for the annual management fee of $2.8 million that would have been expensed if the acquisition had occurred on December 31, 2001.

(G)
Reflects our effective tax rate of 30%.

(H)
Earnings were insufficient to cover fixed charges by approximately $3.7 million for the 2002 Predecessor Period.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 28, 2003
(dollars in thousands)

	September 28, 2003	Pro Forma Adjustments for the Planned Repayment of Certain Mortgages		Total
Cash and cash equivalents	$10,794	$(5,844)	(A)	$4,950
Restricted cash	1,663	—		1,663
Accounts receivable	860	—		860
Income taxes receivable	634	—		634
Inventories	8,356	—		8,356
Prepaid expenses and other current assets	4,834	—		4,834
Deferred income taxes	3,955	—		3,955

Total current assets	31,096	(5,844)		25,252
Property and equipment, at cost:
Furniture, fixtures and equipment	13,801	—		13,801
Buildings and leasehold improvements	37,812	—		37,812
Land	8,474	—		8,474
Construction in progress	153	—		153

	60,240	—		60,240
Less accumulated depreciation and amortization	6,137	—		6,137

Net property and equipment	54,103	—		54,103
Intangible asset	92,000	—		92,000
Goodwill	66,263	—		66,263
Other assets and deferred expenses, net	11,033	—		11,033

Total assets	$254,495	$(5,844)		$248,651

Current liabilities:
Accounts payable	$5,509	$—		$5,509
Accrued expenses	25,782	—		25,782
Current portion of obligations to financial institutions	643	(180)	(A)(1)	463
Accrued income taxes	38	—		38

Total current liabilities	31,972	(180)		31,792
Senior secured notes, net of unamortized discount of $15,382	89,618	—		89,618
Obligations to financial institutions, less current maturities	12,444	(5,164)	(A)(1)	7,280
Deferred income taxes	20,471	—		20,471
Other liabilities	1,805	—		1,805

Total liabilities	156,310	(5,344)		150,966
Commitments and contingencies
Stockholder's equity:
Common stock, $0.01 par value per share. Authorized, issued and outstanding 1,000 shares	—	—		—
Additional paid-in capital	97,075	—		97,075
Accumulated other comprehensive loss	(39)	—		(39)
Retained earnings	1,149	(500)	(A)(2)	649

Total stockholder's equity	98,185	(500)		97,685

Total liabilities and stockholder's equity	$254,495	$(5,844)		$248,651

(A)
Reflects a net decrease in our cash and cash equivalents of $5.8 million based on the following:
(1)
We plan to repay two mortgages in April 2004 with a portion of the proceeds of the Original Notes offering. The book value as of September 28, 2003 of these mortgages was $5.3 million.
(2)
The planned repayment of certain mortgages in April 2004 will result in estimated aggregate prepayment penalties of $0.5 million, which will be recorded in the statement of operations when incurred, and has been reflected as a reduction of adjusted stockholder's equity.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Month Period Ended September 28, 2003
(dollars in thousands)

	September 28, 2003	Pro Forma Adjustments for the Original Notes Offering(A)		Total
Revenues	$183,370	$—		$183,370
Food and beverage costs	61,710	—		61,710
Restaurant operating expenses	89,029	—		89,029
Pre-opening costs, depreciation, amortization and non-cash charges	5,927	—		5,927
General and administrative expenses	11,751	—		11,751
Marketing and promotional expenses	4,401	—		4,401
Costs associated with the repayment of certain debt	2,349	—		2,349
Interest expense, net	5,973	2,501	(B)	8,474
Management fee paid to related party	2,100	—		2,100

Income (loss) before income taxes	130	(2,501)		(2,371)
Income tax expense (benefit)	39	(750)	(D)	(711)	(D)

Net income (loss)	$91	$(1,751)		$(1,660)

Ratio of earnings to fixed charges	1.01			—	(C)

(A)
In connection with the repayment and planned repayment of certain capital leases and mortgages, we expect to incur aggregate prepayment penalties of approximately $1.0 million. However, these payments have been excluded from the pro forma statement of operations because material non-recurring charges or credits directly attributed to the transaction are to be excluded. It also excludes the net impact of $0.5 million relating to the write-off of deferred tax assets previously recognized in connection with the two interest rate swap agreements that are due to expire on October 24, 2004 and October 24, 2005, which upon repayment of the related debt are now accounted for as speculative instruments. Changes in their fair market value are charged or credited to the statement of operations. Also excluded is the write-off of the deferred financing fees relating to the old debt of $0.6 million.

(B)
Reflects a net increase of approximately $2.5 million in our interest expense based on the consummation of the transactions contemplated in "Use of Proceeds" as follows:

•
Amortization of deferred financing costs related to the Notes and our working capital facility of $0.6 million;

•
Interest of $4.9 million on the Notes for the period from January 1, 2003 to July 6, 2003. The Notes have a yield to maturity of 12.005% including the accretion of the discount and the amortization of the related deferred financing costs;

•
Reversal of interest recorded of $2.1 million related to the repayment of our prior credit facility, which was repaid with a portion of the proceeds of the Original Notes offering, including the interest relating to the interest rate swap agreements as they would have been speculative instruments and resulting changes in their fair value would have been charged or credited to the consolidated statement of operations;

•
Reversal of amortization of deferred financing costs relating to our prior credit facility of $0.1 million; and

•
Reversal of interest expense recorded for capital leases and mortgages of $0.2 million and $0.6 million, respectively, which we repaid or plan to repay with a portion of the proceeds of the Original Notes offering.

(C)
Earnings were insufficient to cover fixed charges by approximately $2.4 million for the pro forma nine month period ended September 28, 2003.

(D)
Reflects our effective tax rate of 30%.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

        The following table contains selected consolidated historical financial data for the nine month periods ended September 28, 2003 and September 29, 2002, and for fiscal 2002, 2001, 2000, 1999 and 1998. The selected financial data for fiscal 2002, 2001, 2000, 1999 and 1998 have been derived from our audited consolidated historical financial statements. Audited consolidated income statement data for fiscal 2002, 2001 and 2000, and audited consolidated balance sheet data at the end of fiscal 2002 and fiscal 2001, are included in our consolidated financial statements contained elsewhere in this prospectus. The selected financial data for the nine month periods ended September 28, 2003 and September 29, 2002 have been derived from our unaudited consolidated historical financial statements, which, in our opinion, include all adjustments, including usual recurring adjustments, necessary for the fair presentation of that information for such periods. The interim period selected financial data are not necessarily indicative of the results for the full year. Unaudited consolidated income statement data for the nine month periods ended September 28, 2003 and September 29, 2002, and unaudited consolidated balance sheet data as of September 28, 2003, are included in our unaudited consolidated financial statements contained elsewhere in this prospectus. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto contained elsewhere in this prospectus.

        The selected financial data presented for the nine month period ended September 29, 2002 include the Predecessor Period from December 31, 2001 through July 24, 2002 and the Successor Period from July 25, 2002 through September 29, 2002 and for fiscal 2002 include the Predecessor Period from December 31, 2001 through July 24, 2002 and the Successor Period from July 25, 2002 through December 29, 2002. On July 25, 2002, our parent acquired all of our outstanding stock in a business combination accounted for under the purchase method of accounting. As a result of the acquisition, our capital structure and our basis of accounting under the "push down" method differ from those prior to the acquisition. Therefore, our Successor Period financial data generally will not be comparable to our Predecessor Period financial data. As a result of the acquisition, our consolidated statement of operations for the Successor Period includes amortization expense relating to debt issuance costs and management fees that did not exist prior to the acquisition. Further, as a result of purchase accounting, the fair values of our fixed assets on the date of acquisition became their new "cost" basis. Accordingly, the depreciation of these assets for the Successor Period is based upon their newly established cost basis. Other effects of purchase accounting in the Successor Period are not considered significant.

		Successor Period	Predecessor Period
	Successor Period			Successor Period	Predecessor Period	Predecessor Period
		July 25, 2002 to September 29, 2002	December 31, 2001 to July 24, 2002
				July 25, 2002 to December 29, 2002	December 31, 2001 to July 24, 2002	Fiscal Year
	Nine Month Period Ended September 28, 2003	Nine Month Period Ended September 29, 2002		2002		2001	2000	1999	1998
	(dollars in thousands)
Income Statement Data:
Revenues	$183,370	$40,276	$132,769	$105,998	$132,769	$237,112	$248,382	$206,869	$189,779
Food and beverage costs	61,710	13,948	45,566	35,797	45,566	82,150	84,224	69,873	64,946
Restaurant operating expenses	89,029	20,520	61,474	50,352	61,474	107,905	105,580	89,988	81,796
General and administrative expenses	11,751	2,519	8,483	6,369	8,483	17,201	19,811	15,497	13,432
Marketing and promotional expenses	4,401	957	3,005	3,597	3,005	6,927	6,879	5,669	5,125
Pre-opening costs	899	464	703	1,254	703	3,700	4,008	3,081	—
Income (loss) before income taxes	130	(1,450)	(3,674)	1,815	(3,674)	279	14,374	14,309	(6,130)
Net income (loss)(1)	91	1,027	(4,623)	1,058	(4,623)	989	10,062	8,451	(1,872)
Balance Sheet Data (at end of period):
Cash and cash equivalents	10,794	1,766	—	1,703	—	4,827	2,296	5,806	2,117
Net property and equipment	54,103	70,272	—	54,672	—	82,936	78,047	66,715	45,811
Total assets	254,495	235,872	—	242,398	—	134,714	124,410	114,361	94,984
Total debt	102,705	88,737	—	85,419	—	104,709	89,771	65,392	42,055
Total stockholder's equity (deficit)	98,185	96,015	—	97,592	—	(210)	(923)	12,068	22,957
Other Financial Data:
EBITDA (2)	11,501	1,328	6,199	7,387	6,199	16,875	27,880	22,920	4,555
Adjusted EBITDA (3)	11,501	1,328	4,456	7,387	4,456	18,500	26,780	22,761	24,480
Depreciation and amortization	5,398	1,565	5,226	2,696	5,226	8,979	7,079	4,511	8,360
Restaurant-level rent expense	12,817	3,010	9,151	7,345	9,151	15,703	15,280	13,159	12,920
Capital expenditures	3,219	3,044	3,449	4,789	3,449	14,939	15,714	15,432	23,259
Ratio of earnings to fixed charges (4)	1.01	— (5)	— (5)	1.32	— (5)	1.01	2.15	2.59	— (5)
Cash flow provided by (used in):
Operating activities	3,181	2,050	6,820	7,048	6,820	4,160	14,915	24,467	17,886
Investing activities	(3,219)	(3,044)	(3,449)	(4,789)	(3,449)	(14,939)	(15,714)	(15,432)	(27,464)
Financing activities	9,079	(245)	(5,215)	(3,567)	(5,215)	13,345	(2,701)	(5,289)	8,248

(1)
Effective December 31, 2001, we implemented SFAS No. 142, "Goodwill and Other Intangible Assets." In connection with SFAS No. 142 we no longer amortize goodwill, but rather test it for impairment when circumstances indicate it is necessary, and at a minimum annually. A reconciliation of reported net income (loss) to net income (loss) adjusted for the impact of SFAS No. 142 is as follows for the periods presented:

		Successor Period	Predecessor Period
	Successor Period			Successor Period	Predecessor Period	Predecessor Period
		July 25, 2002 to September 29, 2002	December 31, 2001 to July 24, 2002
				July 25, 2002 to December 29, 2002	December 31, 2001 to July 24, 2002	Fiscal Year
	Nine Month Period Ended September 28, 2003	Nine Month Period Ended September 29, 2002		2002		2001	2000	1999	1998
	(dollars in thousands)
Net income (loss) as reported	$91	$1,027	$(4,623)	$1,058	$(4,623)	$989	$10,062	$8,451	$(1,872)
Goodwill amortization	—	—	—	—	—	404	404	404	404

Net income (loss) as adjusted	$91	$1,027	$(4,623)	$1,058	$(4,623)	$1,393	$10,466	$8,855	$(1,468)
(2)
EBITDA is defined as net income (loss) before cumulative effect of change in accounting principle, net, interest expense, income taxes, depreciation and amortization. We have included information concerning EBITDA because certain investors use it as a measure of our ability to service our debt. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flows from operating activities or other traditional indicators of operating performance. Our calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.

  The following table reconciles EBITDA to its closest GAAP measurement, cash flows provided by operating activities:

		Successor Period	Predecessor Period
	Successor Period			Successor Period	Predecessor Period	Predecessor Period
		July 25, 2002 to September 29, 2002	December 31, 2001 to July 24, 2002
				July 25, 2002 to December 29, 2002	December 31, 2001 to July 24, 2002	Fiscal Year
	Nine Month Period Ended September 28, 2003	Nine Month Period Ended September 29, 2002		2002		2001	2000	1999	1998
	(dollars in thousands)
EBITDA	$11,501	$1,328	$6,199	$7,387	$6,199	$16,875	$27,880	$22,920	$4,555
Interest expense, net	(5,973)	(1,213)	(4,647)	(2,876)	(4,647)	(7,617)	(6,427)	(4,100)	(2,325)
Income tax (expense) benefit	(39)	2,477	(949)	(757)	(949)	710	(4,312)	(3,577)	4,258
Restaurant closing costs	—	—	—	—	—	1,625	—	—	—
Non-recurring (benefit) charge	—	—	—	—	—	—	—	(159)	19,925
Change in deferred income taxes	71	(3,808)	3,231	(571)	3,231	(1,004)	2,691	2,618	(5,361)
Change in assets and liabilities	(2,379)	3,266	2,986	3,865	2,986	(6,429)	(4,917)	6,765	(3,166)

Cash flows provided by operations	$3,181	$2,050	$6,820	$7,048	$6,820	$4,160	$14,915	$24,467	$17,886

(3)
Adjusted EBITDA is defined in the following table and represents EBITDA adjusted for the effects of certain non-recurring items. We believe this measure is meaningful to our investors to understand our ability to incur additional indebtedness as it is calculated the same as the definition of Consolidated EBITDA in our indenture. Our indenture utilizes Consolidated EBITDA in a covenant that limits our ability to incur additional indebtedness unless on the date of the incurrence of additional indebtedness our Consolidated Fixed Charge Coverage Ratio (defined therein) will be, after giving effect to the incurrence thereof and the application of the proceeds thereof, greater than 2.25 to 1.0. Our indenture defines Consolidated Fixed Charge Coverage Ratio as the ratio of Consolidated EBITDA to Consolidated Fixed Charges (defined therein). We have adjusted for costs associated with various gains in the calculation of Adjusted EBITDA in the following table, as they appear to be non-recurring in nature and likely will not occur in the future. In addition, we have adjusted for restaurant closing costs (credit) in the calculation of Adjusted EBITDA in the following table, as these represented the write-down of assets and did not require the settlement of cash, gains on insurance proceeds and gains from disposition of assets, and such exclusions are consistent with the definition of Consolidated EBITDA in our indenture. In the calculation of Adjusted EBITDA in the following table, we have not adjusted for management fees because such adjustment is not included in the definition of Consolidated EBITDA in our indenture. However, these management fees are subordinated to payments under the Notes and our working capital facility, and the subordination is legally enforceable. Management fees were $2,100, $543 and $1,243 for the nine month period ended September 28, 2003, the period from July 25, 2002 to September 29, 2002 and the period from July 25, 2002 to December 29, 2002, respectively. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flows from operating activities or other traditional indicators of operating performance. Our calculation of Adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.

		Successor Period	Predecessor Period
	Successor Period			Successor Period	Predecessor Period	Predecessor Period
		July 25, 2002 to September 29, 2002	December 31, 2001 to July 24, 2002
				July 25, 2002 to December 29, 2002	December 31, 2001 to July 24, 2002	Fiscal Year
	Nine Month Period Ended September 28, 2003	Nine Month Period Ended September 29, 2002		2002		2001	2000	1999	1998
	(dollars in thousands)
EBITDA	$11,501	$1,328	$6,199	$7,387	$6,199	$16,875	$27,880	$22,920	$4,555
Adjustments:
Restaurant closing costs (credit)	—	—	(300)	—	(300)	1,625	—	—	—
Gain on insurance proceeds	—	—	(1,443)	—	(1,443)	—	—	—	—
Nonrecurring (benefit) charge	—	—	—	—	—	—	—	(159)	19,925
Gain from disposition of assets	—	—	—	—	—	—	(1,100)	—	—

Adjusted EBITDA	$11,501	$1,328	$4,456	$7,387	$4,456	$18,500	$26,780	$22,761	$24,480
(4)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income before taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (expensed and capitalized) on all indebtedness, plus a proportion of rental expense deemed to be representative of the interest factor.

(5)
Earnings were insufficient to cover fixed charges by approximately $1.5 million, $3.7 million and $6.6 million for the period from July 25, 2002 to September 29, 2002, the period from December 31, 2001 to July 24, 2002 (the 2002 Predecessor Period) and fiscal 1998, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion of our results of operations and financial condition should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. The following discussion includes forward-looking statements that involve certain risks and uncertainties. See "Forward-Looking Statements."

  Company Background

        With 64 Morton's steakhouses, we are the world's largest owner and operator of wholly-owned upscale steakhouse restaurants. This conclusion is based on the number of restaurants owned and operated by us as compared to our known competitors. We have 60 Morton's steakhouses located in the U.S. and four located internationally. We own all of our restaurants and we do not franchise. We also own and operate four Bertolini's restaurants, which are designed as white tablecloth, authentic Italian trattorias.

        Our Morton's steakhouses offer premium quality steak, featuring USDA prime aged beef, fresh fish, lobster, veal and chicken, complemented by a fully stocked bar and an extensive premium wine list that offers approximately 200 selections in all restaurants and a broader list of up to 400 wines in selected restaurants. Our menu, and its tableside presentation by our servers, is designed to highlight our focus on quality while presenting sufficient choices to appeal to a wide range of taste preferences.

        In 1978, we opened the original Morton's in downtown Chicago, and since then have expanded to 64 Morton's located in 61 cities in 28 states, with two in Canada, one in Hong Kong and one in Singapore. In July 2002, CHP III, a $630 million private equity fund, and certain other investors, acquired us in a going-private transaction, which included an equity investment by CHP III of approximately $93.7 million.

  Critical Accounting Policies and Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period. Significant accounting policies that we employ, including the use of estimates, are presented in the notes to our consolidated financial statements.

        Critical accounting estimates involved in applying our accounting policies are those that require us to make assumptions about matters that are highly uncertain at the time the accounting estimate was made and those for which different estimates reasonably could have been used for the current period, or changes in the accounting estimate that are reasonably likely to occur from period to period, and would have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. Our most critical accounting estimates, discussed below, pertain to accounting policies for goodwill and other intangible assets, property and equipment and income taxes.

  Goodwill and Other Intangible Assets

        We adopted SFAS No. 141, "Business Combinations," as of July 1, 2001, and SFAS No. 142, "Goodwill and Other Intangible Assets," as of December 31, 2001. Through December 31, 2001, goodwill resulting from business acquisitions was amortized over 40 years. The reassessment of the useful lives of intangible assets acquired on or before June 30, 2001 was completed during the first quarter of fiscal 2002. Amortization of goodwill resulting from previous business acquisitions of approximately $16.0 million was discontinued as of December 31, 2001. In accordance with SFAS No. 141, goodwill of approximately $67.1 million and an intangible asset of $92.0 million representing Morton's trade name, which has an indefinite useful life, recognized in connection with our acquisition that occurred on July 25, 2002, are not being amortized; however, both goodwill and the trade name intangible asset are subject to annual impairment testing in accordance with SFAS 142. In July 2003, the finalization of purchase accounting adjustments in connection with our July 25, 2002 acquisition resulted in a reduction of goodwill of $0.8 million.

        The impairment evaluation for goodwill is conducted annually using a two-step process. In the first step, the fair value of each reporting unit is compared with the carrying amount of the reporting unit, including goodwill. We consider a reporting unit to be an individual restaurant. The estimated fair value of the reporting unit is generally determined on the basis of discounted future cash flows. If the estimated fair value of the reporting unit is less than the carrying amount of the reporting unit, then a second step must be completed in order to determine the amount of the goodwill impairment that should be recorded. In the second step, the implied fair value of the reporting unit's goodwill is determined by allocating the reporting unit's fair value to all of its assets and liabilities other than goodwill (including any unrecognized intangible assets) in a manner similar to a purchase price allocation. The resulting implied fair value of the goodwill that results from the application of this second step is then compared to the carrying amount of the goodwill and an impairment charge is recorded for the difference.

        The evaluation of the carrying amount of other intangible assets with indefinite lives is made annually by comparing the carrying amount of these assets to their estimated fair value. The estimated fair value is generally determined on the basis of discounted future cash flows. If the estimated fair value is less than the carrying amount of the other intangible assets with indefinite lives, then an impairment charge is recorded to reduce the asset to its estimated fair value.

        The assumptions used in the estimate of fair value are generally consistent with the past performance of each reporting unit and other intangible assets and are also consistent with the projections and assumptions that are used in current operating plans. These assumptions are subject to change as a result of changing economic and competitive conditions.

        Goodwill was assigned to reporting units and transitional impairment tests were performed for goodwill and other intangible assets during the second quarter of fiscal 2002 and the annual impairment tests were performed in the fourth quarter of fiscal 2002. No impairment of assets was determined as a result of these tests.

  Property and Equipment

        We assess recoverability of property and equipment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." Our assessment of recoverability of property and equipment is performed on a restaurant-by-restaurant basis. Certain events or changes in circumstances may indicate that the recoverability of the carrying amount of property and equipment should be assessed. Such events or changes may include a significant decrease in market value, a significant change in the business climate in a particular market, or a current-period operating or cash flow loss combined with historical losses or projected future losses. If an event occurs or changes in circumstances are present, we estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment loss. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value.

        Our assessments of cash flows represent our best estimate as of the time of the impairment review and are consistent with our internal planning. If different cash flows had been estimated in the current period, the property and equipment balances could have been materially impacted. Furthermore, our accounting estimates may change from period to period as conditions in the world change, and this could materially impact our results in future periods. Factors that we must estimate when performing impairment tests include, among other items, sales volume, prices, inflation, marketing spending, exchange rates and capital spending.

        During each quarter in fiscal 2002, we considered and analyzed impairment indicators related to property and equipment. Based on our analysis, we concluded that no material items recorded in property and equipment required an impairment charge.

  Income Taxes

        We have accounted for, and currently account for, income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This Statement establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise's activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting of income taxes.

        The realization of tax benefits of deductible temporary differences and operating loss or tax credit carryforwards will depend on whether we will have sufficient taxable income of an appropriate character within the carryback and carryforward period permitted by the tax law to allow for utilization of the deductible amounts and carryforwards. Without sufficient taxable income to offset the deductible amounts and carryforwards, the related tax benefits will expire unused. We have evaluated both positive and negative evidence in making a determination as to whether it is more likely than not that all or some portion of the deferred tax asset will not be realized. As a result of our acquisition, tax benefits that are recognized in future periods by the elimination of the valuation allowance at the acquisition date are to be applied, first to reduce to zero any goodwill related to the acquisition, and then to reduce to zero any noncurrent intangible assets related to the acquisition.

  Our Going-Private Transaction

        On March 26, 2002, in connection with our going-private acquisition by CHP III and certain other investors, we entered into a merger agreement with our parent and a wholly-owned subsidiary of our parent formed to effect the merger. In general, pursuant to the merger agreement, as amended, each issued and outstanding share of MRG common stock immediately prior to the merger was converted into the right to receive a cash payment of $17.00 per share, except that shares of MRG common stock held by us (including treasury shares) or our parent (including shares transferred to our parent by certain of our executives in exchange for an ownership interest in our parent) were canceled without any payment therefor. Each outstanding option to purchase shares of MRG common stock was canceled at the effective time of the merger, and each option holder became entitled to receive a cash payment, without interest, equal to the difference between $17.00 and the exercise price of the option, multiplied by the number of shares subject to the option. Options with an exercise price equal to or greater than $17.00 per share, however, were canceled at the effective time of the merger without any payment or other consideration. On July 25, 2002, the merger was consummated and MRG became a wholly-owned subsidiary of our parent.

        We accounted for our July 25, 2002 acquisition in accordance with SFAS No. 141, "Business Combinations." As a result of the acquisition, our capital structure and our basis of accounting under the "push down" method differ from those prior to the transaction. Our financial data in respect of all reporting periods subsequent to July 25, 2002 reflect the acquisition under the purchase method of accounting. Therefore, our financial data for the period before the acquisition (which we refer to as the Predecessor Period) generally will not be comparable to our financial data for the period after the acquisition (which we refer to as the Successor Period). As a result of the acquisition, our consolidated statement of operations for the Successor Period includes amortization expense relating to debt issuance costs and management fees that did not exist prior to the acquisition. Further, as a result of purchase accounting, the fair values of our fixed assets on the date of acquisition became their new "cost" basis. Accordingly, the depreciation of these assets for the Successor Period is based upon their newly established cost basis. Other effects of purchase accounting in the Successor Period are not considered significant.

  Results of Operations

        As discussed above in "—Our Going-Private Transaction," our financial data in respect of all reporting periods subsequent to our July 25, 2002 acquisition by CHP III and certain other investors reflect the acquisition under the purchase method of accounting. Our financial data for the Predecessor Period generally will not be comparable to our financial data for the Successor Period. The following table sets forth our results of operations for the three and nine month periods ended September 29, 2002 for the Successor Period, Predecessor Period and Combined Successor Period and Predecessor Period. The combined results, which generally will not be comparable to our financial data for the periods before the acquisition, are used solely in the discussion of our revenues and direct costs of operations that follows.

	Three Month Period Ended September 29, 2002			Nine Month Period Ended September 29, 2002
	July 25, 2002 to September 29, 2002	July 1, 2002 to July 24, 2002		July 25, 2002 to September 29, 2002	December 31, 2001 to July 24, 2002
	Successor Period	Predecessor Period	Combined	Successor Period	Predecessor Period	Combined
	(dollars in thousands)
Revenues	$40,276	$13,863	$54,139	$40,276	$132,769	$173,045
Food and beverage costs	13,948	4,853	18,801	13,948	45,566	59,514
Restaurant operating expenses	20,520	7,107	27,627	20,520	61,474	81,994
Pre-opening costs, depreciation, amortization and non-cash charges	2,026	587		2,026	5,933
General and administrative expenses	2,519	998		2,519	8,483
Marketing and promotional expenses	957	323		957	3,005
Gain on insurance proceeds	—	—		—	1,443
Costs associated with strategic alternatives and proxy contest	—	6,413		—	9,078
Interest expense, net	1,213	586		1,213	4,647
Restaurant closing costs (credit)	—	—		—	(300)
Management fee paid to related party	543	—		543	—

Loss before income taxes	(1,450)	(7,004)		(1,450)	(3,674)
Income tax (benefit) expense	(2,477)	(50)		(2,477)	949

Net income (loss)	$1,027	$(6,954)		$1,027	$(4,623)

  Three and Nine Month Periods Ended September 28, 2003, Three Month Period Ended September 29, 2002, which includes the Predecessor Period from July 1, 2002 through July 24, 2002 and the Successor Period from July 25, 2002 through September 29, 2002, and Nine Month Period Ended September 29, 2002, which includes the Predecessor Period from December 31, 2001 through July 24, 2002 and the Successor Period from July 25, 2002 through September 29, 2002

        Revenues increased $4.2 million, or 7.8%, to $58.4 million for the three month period ended September 28, 2003, from $54.1 million for the three month period ended September 29, 2002. Revenues increased $2.8 million due to the opening of five new restaurants (one in fiscal 2003 and four in fiscal 2002). Revenues increased $2.3 million due to an increase in comparable revenues from restaurants open all of both fiscal years. Revenues declined $0.9 million due to the closing of the Morton's steakhouses formerly located in Hong Kong Central (closed since January 2003) and Addison, Texas (closed since August 2, 2003). These steakhouses were closed due to their low revenues and negative cash flows. Average revenue per restaurant open all of either period increased 5.4%. Revenues for the three month period ended September 28, 2003 reflect the impact of aggregate menu price increases of approximately 2% in January 2003.

        Revenues increased $10.3 million, or 6.0%, to $183.4 million for the nine month period ended September 28, 2003, from $173.0 million for the nine month period ended September 29, 2002. Revenues increased $10.8 million due to the opening of five new restaurants (one in fiscal 2003 and four in fiscal 2002). Revenues increased $1.6 million due to an increase in comparable revenues from restaurants open all of both fiscal years. Revenues declined $2.1 million due to the closing of the Morton's steakhouse formerly located in Hong Kong Central (closed since January 2003) and Addison, Texas (closed since August 2, 2003). These steakhouses were closed due to their low revenues and negative cash flows. Average revenue per restaurant open all of either period increased 0.8%. Revenues for the nine month period ended September 28, 2003 also reflect the impact of aggregate menu price increases of approximately 2% in January 2003.

        Percentage changes in comparable restaurant revenues for the three and nine month periods ended September 28, 2003 versus September 29, 2002 for restaurants open all of both periods are as follows:

	Three Month Period Ended September 28, 2003 Percentage Change	Nine Month Period Ended September 28, 2003 Percentage Change
Morton's	4.4%	0.6%
Bertolini's	7.6%	6.2%
Total	4.6%	1.0%

        We believe that the recent war in Iraq adversely affected the economy in the markets in which we operate which, in turn, contributed to weak revenue trends and negative comparable restaurant revenues during the first and second quarters of fiscal 2003. Additionally, the outbreak of "severe acute respiratory syndrome" materially affected the results of our three restaurants located in Hong Kong, Singapore and Toronto during the first and second quarters of fiscal 2003.

        Food and beverage costs increased $1.0 million, or 5.6%, to $19.9 million for the three month period ended September 28, 2003 from $18.8 million for the three month period ended September 29, 2002. These costs increased $2.2 million, or 3.7%, to $61.7 million for the nine month period ended September 28, 2003 from $59.5 million for the nine month period ended September 29, 2002. These costs as a percentage of revenues decreased by 0.7% to 34.0% for the three month period ended September 28, 2003 from 34.7% for the three month period ended September 29, 2002 and decreased by 0.7% to 33.7% for the nine month period ended September 28, 2003 from 34.4% for the nine month period ended September 29, 2002. These percentage decreases were primarily due to the benefit of a menu price increase.

        Restaurant operating expenses, which include labor, occupancy and other operating expenses, increased $2.1 million, or 7.4%, to $29.7 million for the three month period ended September 28, 2003 from $27.6 million for the three month period ended September 29, 2002. These costs increased $7.0 million, or 8.6%, to $89.0 million for the nine month period ended September 28, 2003 from $82.0 million for the nine month period ended September 29, 2002. These increases primarily were due to the opening of additional restaurants and increases in labor and benefit costs. Restaurant operating expenses as a percentage of revenues decreased 0.2% to 50.8% for the three month period ended September 28, 2003 from 51.0% for the three month period ended September 29, 2002 and increased 1.2% to 48.6% for the nine month period ended September 28, 2003 from 47.4% for the nine month period ended September 29, 2002. Included in the three month periods ended September 28, 2003 and September 29, 2002 is a recovery of approximately $0.2 million and $0.3 million, respectively, and included in the nine month periods ended September 28, 2003 and September 29, 2002 is a recovery of approximately $1.1 million and $1.2 million, respectively. These recoveries represent business interruption insurance benefits related to the closing of the Morton's steakhouse formerly located at 90 West Street, New York, New York, two blocks from the World Trade Center, which was closed permanently due to structural damages. As of September 28, 2003, aggregate benefits recorded were $3.6 million and aggregate amounts received were $2.6 million for this insurance. Based on our insurance policy coverage, we believe that additional benefits will be recorded in fiscal 2003 relating to future insurance recoveries, although we cannot assure you that we will receive any future recoveries. Additionally, at this time, the total amount of any future recoveries is unknown.

        Pre-opening costs, depreciation, amortization and non-cash charges were $1.6 million and $5.9 million for the three and nine month periods ended September 28, 2003, respectively. These costs as a percentage of revenues were 2.8% and 3.2% for the three and nine month periods ended September 28, 2003, respectively. Pre-opening costs, depreciation, amortization and non-cash charges were $2.0 million, 5.0% as a percentage of revenues, for the Successor Period from July 25, 2002 to September 29, 2002. Pre-opening costs, depreciation, amortization and non-cash charges were $0.6 million and $5.9 million for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively. These costs as a percentage of revenues were 4.2% and 4.5% for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively.    We expense all costs incurred during start-up activities, including pre-opening costs, as incurred. Pre-opening costs incurred and recorded as an expense were $29,000 and $0.9 million for the three and nine month periods ended September 28, 2003, respectively. Pre-opening costs incurred and recorded as an expense were $0.5 million for the Successor Period from July 25, 2002 to September 29, 2002. Pre-opening costs incurred and recorded as an expense were $53,000 and $0.7 million for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively. The timing of restaurant openings, as well as costs per restaurant, affected the amount of these costs.

        General and administrative expenses were $3.9 million and $11.8 million for the three and nine month periods ended September 28, 2003, respectively. These costs as a percentage of revenues were 6.7% and 6.4% for the three and nine month periods ended September 28, 2003, respectively. General and administrative expenses were $2.5 million, or 6.3% as a percentage of revenues, for the Successor Period from July 25, 2002 to September 29, 2002. General and administrative expenses were $1.0 million and $8.5 million for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively. These costs as a percentage of revenues were 7.2% and 6.4% for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively.

        Marketing and promotional expenses were $1.8 million and $4.4 million for the three and nine month periods ended September 28, 2003, respectively. These costs as a percentage of revenues were 3.1% and 2.4% for the three and nine month periods ended September 28, 2003, respectively.

Marketing and promotional expenses were $1.0 million, or 2.4% as a percentage of revenues, for the Successor Period from July 25, 2002 to September 29, 2002. Marketing and promotional expenses were $0.3 million and $3.0 million for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively. These costs as a percentage of revenues were 2.3% for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively.

        Gain on insurance proceeds of $1.4 million for the Predecessor Period from December 31, 2001 to July 24, 2002 represents the amount of insurance proceeds received in excess of the insurance receivable of approximately $1.7 million that was recorded as of December 30, 2001. The insurance receivable was recorded to write off the net book value of the assets of the Morton's steakhouse formerly located at 90 West Street, New York, New York. During the period from December 31, 2001 to July 24, 2002, we received $3.1 million relating to this insurance and therefore recorded a gain of approximately $1.4 million in the accompanying consolidated statements of operations. There were no similar gains for the three and nine month periods ended September 28, 2003.

        Costs associated with strategic alternatives and proxy contest were $6.4 million and $9.1 million for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively. These costs were associated with our evaluation of strategic alternatives, including costs associated with our going-private transaction. Costs associated with strategic alternatives and proxy contest of $9.1 million for the period from December 31, 2001 to July 24, 2002 represent $4.2 million in legal costs, $3.1 million in investment banking costs, $0.9 million in bank costs, $0.6 million in printing, investor relations and proxy solicitation costs and $0.3 million in other costs. We did not incur similar costs during the three and nine month periods ended September 28, 2003.

        Costs associated with the repayment of certain debt of $2.3 million for both the three and nine month periods ended September 28, 2003 represent: the write-off of deferred financing costs of $0.7 million relating to our previously existing credit facility; prepayment penalties of $0.5 million that we incurred with the repayment of our capital leases and one mortgage; and the write-off of the accumulated other comprehensive loss of $0.7 million and deferred tax assets of $0.4 million previously recognized in connection with the two interest rate swap agreements that are due to expire on October 24, 2004 and October 24, 2005, which due to the repayment of our previously existing credit facility are now accounted for as speculative instruments. Changes in their fair market value are charged or credited to interest expense in the consolidated statements of operations.

        Interest expense, net, was $2.9 million and $6.0 million for the three and nine month periods ended September 28, 2003, respectively. Interest expense, net, was $1.2 million for the Successor Period from July 25, 2002 to September 29, 2002. Interest expense, net, was $0.6 million and $4.6 million for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively. Interest income was not significant in any of these periods.

        Restaurant closing costs (credit) recorded during the Predecessor Period from December 31, 2001 to July 24, 2002 represents a pre-tax credit of $0.3 million recorded in conjunction with a mutual release with the lessor, representing the recovery of assets previously written-down, which included inventory that was utilized in another Morton's steakhouse and the recovery of a security deposit that had not been anticipated, and exit costs, such as legal costs, which were less than initially accrued for closing the Morton's steakhouse formerly located in Sydney, Australia (closed since January 2002). In addition, we reversed an accrual for a construction invoice of $0.1 million, which we determined was no longer required. In January 2003 and August 2003, we closed the Morton's steakhouses in Hong Kong Central and in Addison, Texas, respectively, due to their low revenues and negative cash flows. No impairment charges were recorded in connection with the closing of these restaurants. The book value of the assets of the Hong Kong Central restaurant, which included property and equipment of approximately $1.9 million, a landlord security deposit of approximately $0.3 million and other assets of approximately $55,000, were written-down to zero as part of the fair value assessment of our assets in purchase accounting resulting from our July 2002 acquisition. There were no proceeds received from the disposition of these assets. We also recorded in purchase accounting an accrual for certain exit costs, which included accrued severance of approximately $0.2 million and accrued legal fees of approximately $35,000, in accordance with the requirements set forth in Emerging Issues Task Force ("EITF") 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." We met the criteria set forth in EITF 95-3 as management began to formulate a plan to close the restaurant and terminate employees as of the consummation date and the involuntary termination benefits were not part of a pre-existing plan. We do not have an established plan or practice for severance costs as the majority of restaurant employees are paid hourly wages and severance costs are typically a minor component of the overall costs to close a restaurant. The plan, including the type and amount of benefits that employees were eligible to receive, was finalized and communicated to the relevant employees within a period of less than one year from the acquisition date. The book value of the assets of the Addison, Texas restaurant, which included property and equipment of approximately $0.4 million and other assets of approximately $40,000, were written-down to zero as part of the fair value assessment of our assets in purchase accounting resulting from our July 2002 acquisition. There were no proceeds received from the disposition of these assets. We also recorded in purchase accounting an accrual for certain exit costs, which included accrued severance of approximately $60,000 and accrued legal fees of approximately $40,000, in accordance with the requirements set forth in EITF 95-3. We met the criteria set forth in EITF 95-3 as management began to formulate a plan to close the restaurant and terminate employees as of the consummation date and the involuntary termination benefits were not part of a pre-existing plan. The plan, including the type and amount of benefits that employees were eligible to receive, was finalized and communicated to the relevant employees within a period of less than one year from the acquisition date.

        Management fee paid to related party was $0.7 million and $2.1 million for the three and nine month periods ended September 28, 2003, respectively, and $0.5 million for the Successor Period from July 25, 2002 to September 29, 2002. We paid these fees pursuant to our parent's management agreement with Castle Harlan, Inc.

        Our provision for income taxes consisted of an income tax benefit of $1.3 million and income tax expense of $39,000 for the three and nine month periods ended September 28, 2003, respectively. Our provision for income taxes consisted of an income tax benefit of $2.5 million for the Successor Period from July 25, 2002 to September 29, 2002. Our provision for income taxes consisted of an income tax benefit of $50,000 and income tax expense of $0.9 million for the Predecessor Period from July 1, 2002 to July 24, 2002 and from December 31, 2001 to July 24, 2002, respectively. The Company's effective tax rate of 30% differs from the statutory rate due to the establishment of additional deferred tax assets relating to FICA and other tax credits that were generated during fiscal 2003 and fiscal 2002.

  Fiscal Year Ended December 29, 2002 Compared to Fiscal Year Ended December 30, 2001

        As discussed above in "—Our Going-Private Transaction," our financial data in respect of all reporting periods subsequent to our July 25, 2002 acquisition by CHP III and certain other investors reflect the acquisition under the purchase method of accounting. Our financial data for the Predecessor Period generally will not be comparable to our financial data for the Successor Period. The following table sets forth our fiscal 2002 results of operations for the Successor Period, Predecessor Period and combined Successor Period and Predecessor Period. The combined results, which generally will not be comparable to our financial data for fiscal years before the acquisition, are used solely in the discussion of our revenues and direct costs of operations that follows.

	Successor Period July 25, 2002 to December 29, 2002	Predecessor Period December 31, 2001 to July 24, 2002	Combined
	(dollars in thousands)
Revenues	$105,998	$132,769	$238,767
Food and beverage costs	35,797	45,566	81,363
Restaurant operating expenses	50,352	61,474	111,826
Pre-opening costs, depreciation, amortization and non-cash charges	3,949	5,933
General and administrative expenses	6,369	8,483
Marketing and promotional expenses	3,597	3,005
Gain on insurance proceeds	—	1,443
Costs associated with strategic alternatives and proxy contest	—	9,078
Interest expense, net	2,876	4,647
Restaurant closing costs (credit)	—	(300)
Management fee	1,243	—

Income (loss) before income taxes	1,815	(3,674)
Income tax expense	757	949

Net income (loss)	$1,058	$(4,623)

        Revenues increased $1.7 million, or 0.7%, to $238.8 million for fiscal 2002, from $237.1 million for fiscal 2001. Revenues increased $14.1 million due to the opening of nine new Morton's steakhouses (four in fiscal 2002 and five in fiscal 2001), offset by $6.7 million due to a reduction in comparable revenues from restaurants open all of both fiscal years. Revenues declined $4.4 million due to the closing of the Morton's steakhouse formerly located at 90 West Street, New York, New York, $0.5 million due to the closing in January 2002 of the Morton's steakhouse formerly located in Sydney, Australia and $0.8 million due to the closing of one Bertolini's restaurant during fiscal 2001. Average revenue per restaurant open for all of either period decreased 3.7%. Revenues for fiscal 2002 reflect the impact of an aggregate menu price increase of approximately 1% in January 2002. As of December 29, 2002, we owned and operated 69 restaurants (65 Morton's and four Bertolini's) and as of December 30, 2001, 66 restaurants (62 Morton's and four Bertolini's).

        Percentage changes in comparable restaurant revenues for fiscal 2002 versus fiscal 2001 for restaurants open all of both periods are as follows:

Percentage Change
Morton's	–2.9%
Bertolini's	–4.0%
Total	–3.0%

        Food and beverage costs decreased $0.8 million, or 1.0%, to $81.4 million for fiscal 2002 from $82.1 million for fiscal 2001. This decrease primarily was due to slightly lower purchase costs on certain items during fiscal 2002 as compared to fiscal 2001. These costs as a percentage of revenues decreased 0.6% to 34.1% for fiscal 2002 from 34.7% for fiscal 2001.

        Restaurant operating expenses increased $3.9 million, or 3.6%, to $111.8 million for fiscal 2002 from $107.9 million for fiscal 2001. Those costs as a percentage of revenues increased 1.3% to 46.8% for fiscal 2002 from 45.5% for fiscal 2001. Included in fiscal 2002 and fiscal 2001 are recoveries of approximately $1.9 million and $0.9 million, respectively, for business interruption insurance recovery related to costs incurred from the closing of the Morton's steakhouse formerly located at 90 West Street, New York, New York. During 2002, we received $3.1 million related to property insurance and recorded a gain of approximately $1.4 million in the accompanying consolidated statements of operations.

        Pre-opening costs, depreciation, amortization and non-cash charges were $3.9 million, or 3.7% as a percentage of revenues, for the Successor Period from July 25, 2002 to December 29, 2002. Pre-opening costs, depreciation, amortization and non-cash charges were $5.9 million, or 4.5% as a percentage of revenues, for the Predecessor Period from December 31, 2001 to July 24, 2002. Pre-opening costs, depreciation, amortization and non-cash charges were $12.7 million, or 5.3% as a percentage of revenues, for fiscal 2001. We expense all costs incurred during start-up activities, including pre-opening costs, as incurred. Pre-opening costs incurred and recorded as an expense were $1.3 million for the Successor Period from July 25, 2002 to December 29, 2002. Pre-opening costs incurred and recorded as an expense were $0.7 million for the Predecessor Period from December 31, 2001 to July 24, 2002. Pre-opening costs incurred and recorded as an expense were $3.7 million for fiscal 2001. The timing of restaurant openings, as well as costs per restaurant, affected the amount of these costs.

        General and administrative expenses were $6.4 million, or 6.0% as a percentage of revenues, for the Successor Period from July 25, 2002 to December 29, 2002. General and administrative expenses were $8.5 million, or 6.4% as a percentage of revenues, for the Predecessor Period from December 31, 2001 to July 24, 2002. General and administrative expenses were $17.2 million, or 7.3% as a percentage of revenues, for fiscal 2001.

        Marketing and promotional expenses were $3.6 million, or 3.4% as a percentage of revenues, for the Successor Period from July 25, 2002 to December 29, 2002. Marketing and promotional expenses were $3.0 million, or 2.3% as a percentage of revenues, for the Predecessor Period from December 31, 2001 to July 24, 2002. Marketing and promotional expenses were $6.9 million, or 2.9% as a percentage of revenues, for fiscal 2001.

        Gain on insurance proceeds of $1.4 million for the Predecessor Period from December 31, 2001 to July 24, 2002 represents the amount of insurance proceeds received in excess of the insurance receivable of approximately $1.7 million which was recorded as of December 30, 2001. The insurance receivable was recorded to write off the net book value of the assets of the Morton's steakhouse formerly located at 90 West Street, New York, New York. During the Predecessor Period from December 31, 2001 to July 24, 2002, we received $3.1 million relating to this insurance and therefore recorded a gain of approximately $1.4 million in the accompanying consolidated statements of operations.

        Costs associated with strategic alternatives and proxy contest were $9.1 million for the Predecessor Period from December 31, 2001 to July 24, 2002. Costs associated with strategic alternatives and proxy contest of $9.1 million represent $4.2 million in legal costs, $3.1 million in investment banking costs, $0.9 million in bank costs, $0.6 million in printing, investor relations and proxy solicitation costs and $0.3 million in other costs. Costs associated with strategic alternatives and proxy contest were $0.7 million for fiscal 2001. We did not begin to incur substantial costs in this regard until late in fiscal 2001.

        Interest expense, net, was $2.9 million for the Successor Period from July 25, 2002 to December 29, 2002. Interest expense, net, was $4.6 million for the Predecessor Period from December 31, 2001 to July 24, 2002. Interest expense, net, was $7.6 million for fiscal 2001. Interest income was not significant in any of these periods.

        Restaurant closing costs (credit) recorded during the Predecessor Period from December 31, 2001 to July 24, 2002 represents a pre-tax credit of $0.3 million recorded in conjunction with a mutual release with the lessor, representing the recovery of assets previously written-down, which included inventory that was utilized in another Morton's steakhouse and the recovery of a security deposit that had not been anticipated, and exit costs, such as legal costs, which were less than initially accrued for closing the Morton's steakhouse formerly located in Sydney, Australia. In addition, we reversed an accrual for a construction invoice of $0.1 million, which we determined was no longer required. Restaurant closing costs recorded during fiscal 2001 represent a pre-tax charge of $1.6 million for the write-down of the net book value of the restaurant, consisting of property and equipment of approximately $1.3 million (which included an unpaid invoice of $0.1 million related to the construction of the restaurant), inventory and smallwares of approximately $0.1 million, security deposits of approximately $45,000, accrued legal fees of approximately $0.1 million and certain exit costs of approximately $0.1 million, associated with the closing in January 2002 of the Morton's steakhouse formerly located in Sydney, Australia.

        Management fee was $1.2 million for the Successor Period from July 25, 2002 to December 29, 2002. We paid this fee pursuant to our parent's management agreement with Castle Harlan, Inc.

        Our provision for income taxes consisted of an income tax expense of $0.8 million for the Successor Period from July 25, 2002 to December 29, 2002. Our provision for income taxes consisted of income tax expense of $0.9 million for the Predecessor Period from December 31, 2001 to July 24, 2002. Provision for income taxes consisted of income tax benefit of $0.7 million for fiscal 2001. Our effective tax rate differs from the statutory rate due to the establishment of additional deferred tax assets relating to FICA and other tax credits. See Note 7 to our 2002 consolidated financial statements.

  Fiscal Year Ended December 30, 2001 Compared to Fiscal Year Ended December 31, 2000

        Revenues declined $11.3 million, or 4.5%, to $237.1 million for fiscal 2001, from $248.4 million for fiscal 2000. Revenues increased $19.6 million due to the opening of 13 new Morton's steakhouses (six in 2001 and seven in 2000), offset by $23.0 million due to a reduction in comparable revenues from restaurants open all of both fiscal years. Revenues declined $2.7 million due to the closing of the Morton's steakhouse formerly located at 90 West Street, New York, New York and $5.4 million due to the closing of four Bertolini's restaurants during fiscal 2001 and fiscal 2000. Included in fiscal 2001 revenues is approximately $0.2 million representing the sale of our remaining interests in the Atlanta-based Mick's and Peasant restaurants. Average revenue per restaurant open for all of either period decreased 12.7%. Revenues for fiscal 2001 reflect the impact of aggregate menu price increases of approximately 1% in each of February 2000 and May 2000. As of December 30, 2001, we owned and operated 66 restaurants (62 Morton's and four Bertolini's) and as of December 31, 2000, 62 restaurants (57 Morton's and five Bertolini's).

        Percentage changes in comparable restaurant revenues for fiscal 2001 versus fiscal 2000 for restaurants open all of both periods are as follows:

Percentage Change
Morton's	–10.7%
Bertolini's	– 2.9%
Total	–10.1%

        Our Morton's steakhouse formerly located at 90 West Street, New York, New York has been excluded from comparable restaurant revenues.

        Food and beverage costs decreased $2.1 million, or 2.5%, to $82.2 million for fiscal 2001 from $84.2 million for fiscal 2000, although the decrease was offset in part by higher meat costs. These costs as a percentage of revenues increased 0.7% to 34.6% for fiscal 2001 from 33.9% for fiscal 2000.

        Restaurant operating expenses increased $2.3 million, or 2.2%, to $107.9 million for fiscal 2001 from $105.6 million for fiscal 2000 primarily due to additional restaurants in 2001. These costs as a percentage of revenues increased 3.0% to 45.5% for fiscal 2001 from 42.5% for fiscal 2000. Included in fiscal 2000 is a gain of approximately $1.1 million resulting from the disposition of certain restaurant assets. Included in fiscal 2001 is a recovery of approximately $0.9 million for business interruption insurance recovery related to costs incurred from the closing of our Morton's steakhouse formerly located at 90 West Street, New York, New York. As of December 30, 2001, we had received $0.5 million related to this recovery in fiscal 2001 from this insurance. In fiscal 2002, we received an additional $3.3 million related to this recovery and property insurance claims, $0.3 million of which was accrued for in fiscal 2001.

        Pre-opening costs, depreciation, amortization and non-cash charges increased $1.6 million, or 14.4%, to $12.7 million for fiscal 2001 from $11.1 million for fiscal 2000. These costs as a percentage of revenues increased 0.9% to 5.3% for fiscal 2001 from 4.4% for fiscal 2000. Of the increase, $1.1 million was attributable to incremental depreciation expense associated with 13 new restaurants opened after January 2, 2000. We expense all costs incurred during start-up activities, including pre-opening costs, as incurred. Pre-opening costs incurred and recorded as expense decreased $0.3 million to $3.7 million for fiscal 2001 from $4.0 million for fiscal 2000. The timing and number of restaurant openings, as well as costs per restaurant, affected the amounts of such costs. Included in fiscal 2000 are charges of approximately $0.5 million related to the closing of one Bertolini's restaurant and charges of approximately $0.6 million related to the write-down, to net realizable values, of another Bertolini's restaurant. Effective April 3, 2000, we changed the estimated useful lives for computer equipment and software. As a result of such change, the first quarter of fiscal 2001 included approximately $48,000 of additional depreciation expense.

        General and administrative expenses decreased $2.6 million, or 13.2%, to $17.2 million from $19.8 million for fiscal 2000. Decreases in such costs were due in part to our reduction in certain staff, travel and other overhead expenditures. These costs as a percentage of revenues decreased 0.7% to 7.3% for fiscal 2001 from 8.0% for fiscal 2000.

        Marketing and promotional expenses were $6.9 million, or 2.9% of revenues, for fiscal 2001, versus $6.9 million, or 2.8% of revenues, for fiscal 2000.

        Costs associated with strategic alternatives and proxy contest were $0.7 million for fiscal 2001. Comparable costs were not incurred in fiscal 2000.

        Interest expense, net of interest income, increased $1.2 million to $7.6 million for fiscal 2001 from $6.4 million for fiscal 2000. This increase in interest expense primarily was due to increased borrowings, partially offset by a decrease in interest rates. Interest income was not significant in any of these periods.

        Restaurant closing costs recorded during fiscal 2001 represent a pre-tax charge of $1.6 million for the write-down of the net book value of the restaurant, consisting of property and equipment of approximately $1.3 million (which included an unpaid invoice of $0.1 million related to the construction of the restaurant), inventory and smallwares of approximately $0.1 million, security deposits of approximately $45,000, accrued legal fees of approximately $0.1 million and certain exit costs of approximately $0.1 million, associated with the closing in January 2002 of the Morton's steakhouse formerly located in Sydney, Australia.

        Our income tax (benefit) provision for income taxes consisted of a tax benefit of $0.7 million for fiscal 2001, or an effective tax recovery of 254.5%, compared to a tax provision of $4.3 million for fiscal 2000, or an effective tax rate of 30%. The effective tax rate variance represents the establishment of additional deferred tax assets relating to FICA and other tax credits that were generated during fiscal 2001. See Note 7 to our consolidated financial statements.

  Liquidity and Capital Resources

        Our principal liquidity requirements are to service our debt and meet our working capital and capital expenditure needs. Our indebtedness at September 28, 2003 on a pro forma basis giving effect to the planned application of a portion of the proceeds from our Original Notes offering would have been $97.4 million. Subject to our performance, which, if adversely affected, could adversely affect the availability of funds, we expect to be able to meet our liquidity requirements for the foreseeable future through cash provided by operations and through borrowings available under our new working capital facility. We cannot assure you, however, that this will be the case. See "Risk Factors—Risks Related to Our Indebtedness."

  Working Capital and Cash Flows

        We presently have, in the past have had, and in the future may have, negative working capital balances. The working capital deficit principally is the result of our investment in long-term restaurant operating assets and real estate. We do not have significant receivables or inventories and we receive trade credit based upon negotiated terms in purchasing food and supplies. Funds available from cash sales not needed immediately to pay for food and supplies or to finance receivables or inventories historically have typically been used for noncurrent capital expenditures and/or payments of long-term debt balances under our prior revolving credit agreement.

        Operating Activities.    Cash flows provided by operating activities for the nine month period ended September 28, 2003 were $3.2 million, consisting primarily of a net increase in cash of $5.5 million resulting from net income before depreciation, amortization and other non-cash charges, a net increase in cash of $2.7 million resulting from a decrease in accounts receivable and a net increase in cash of $1.1 million resulting from a decrease in prepaid expenses and other assets, partially offset by a net decrease in cash of $6.7 million resulting from a decrease in accounts payable. Cash flows provided by operating activities for the Successor Period from July 25, 2002 to September 29, 2002 were $2.1 million, primarily attributable to an increase in accounts payable, accrued expenses and other liabilities of $2.6 million. Cash flows provided by operating activities for the Predecessor Period from December 31, 2001 to July 24, 2002 were $6.8 million, consisting primarily of insurance proceeds of approximately $3.1 million received from the recovery related to costs incurred from the Morton's steakhouse formerly located at 90 West Street, New York, New York, and a net increase in cash of $1.3 million resulting from a decrease in accounts receivable.

        Cash flows provided by operating activities for the Successor Period from July 25, 2002 to December 29, 2002 were $7.0 million, primarily attributable to an increase in accounts payable of $6.4 million that primarily related to an increase in accrued construction costs, accrued restaurant operating expenses, accrued merger and legal costs and accrued gift certificates. Cash flows provided by operating activities for the Predecessor Period from December 31, 2001 to July 24, 2002 were $6.8 million, consisting primarily of insurance proceeds of approximately $3.1 million received from the recovery related to costs incurred from the Morton's steakhouse formerly located at 90 West Street, New York, New York, and a net increase in cash of $1.3 million resulting from a decrease in accounts receivable. Cash flows provided by operating activities for fiscal 2001 were $4.2 million, primarily attributable to a net increase in cash of $8.5 million resulting from net income before depreciation, amortization and other non-cash charges, partially offset by a net decrease in cash of $4.5 million resulting from a decrease in accounts payable.

        Investing Activities.    Cash flows used in investing activities for the nine month period ended September 28, 2003 were $3.2 million, attributable to purchases of property and equipment primarily related to the opening of one Morton's steakhouse in February 2003. Cash flows used in investing activities for the Successor Period from July 25, 2002 to September 29, 2002 were $3.0 million, attributable to purchases of property and equipment primarily related to the opening of one Morton's steakhouse opened in September 2002. Cash flows used in investing activities for the Predecessor Period from December 31, 2001 to July 24, 2002 were $3.4 million, attributable to purchases of property and equipment primarily related to the opening of one Morton's steakhouse in April 2002.

        Cash flows used in investing activities for the Successor Period from July 25, 2002 to December 29, 2002 were $4.8 million, attributable to purchases of property and equipment primarily related to the opening of one Morton's steakhouse opened in each September, October and November of 2002. Cash flows used in investing activities for the Predecessor Period from December 31, 2001 to July 24, 2002 were $3.4 million, attributable to purchases of property and equipment primarily related to the opening of one Morton's steakhouse in April 2002 and the one opened in September 2002. Cash flows used in investing activities for fiscal 2001 were $14.9 million, attributable to purchases of property and equipment primarily related to the opening of seven Morton's steakhouses in fiscal 2001.

        Financing Activities.    Cash flows provided by financing activities for the nine month period ended September 28, 2003 were $9.1 million, consisting of net proceeds from the Original Notes offering of $89.3 million, partially offset by net principal reductions on obligations to financial institutions and capital leases of $72.3 million, the payment of deferred financing costs relating to our Notes offering and our working capital facility of $6.2 million and $1.7 million of cash restricted as collateral for our two interest rate swap agreements and a letter of credit maintained by Fleet. Cash flows used by financing activities for the Successor Period from July 25, 2002 to September 29, 2002 were $0.2 million, attributable to the net principal reduction on obligations to financial institutions and capital leases. Cash flows used by financing activities for the Predecessor Period from December 31, 2001 to July 24, 2002 were $5.2 million, consisting primarily of net principal reduction on obligations to financial institutions and capital leases of $5.7 million, partially offset by proceeds from the issuance of stock of $0.5 million.

        Cash flows used by financing activities for the Successor Period from July 25, 2002 to December 29, 2002 were $3.6 million, attributable to the net principal reduction on obligations to financial institutions and capital leases. Cash flows used by financing activities for the Predecessor Period from December 31, 2001 to July 24, 2002 were $5.2 million, consisting primarily of net principal reduction on obligations to financial institutions and capital leases of $5.7 million, partially offset by proceeds from the issuance of stock of $0.5 million. Cash flows provided by financing activities for fiscal 2001 were $13.3 million, primarily attributable to the net proceeds from obligations to financial institutions of $12.9 million.

  Debt and Other Obligations

        Senior Secured Notes.    On July 7, 2003, we completed a private offering of $105.0 million in aggregate principal amount at maturity of 7 1/2% senior secured Original Notes due July 1, 2010. The Original Notes were issued at a discount of 15%. The Notes have a yield to maturity of 12.005% including the accretion of the discount and the amortization of the related deferred financing costs. The Notes are fully and unconditionally guaranteed on a senior secured basis by all of our present and future domestic restricted subsidiaries. This registration statement is being filed with respect to senior secured New Notes having substantially identical terms as the Original Notes, as part of an offer to exchange freely tradable New Notes for the privately-issued Original Notes. The New Notes will evidence the same debt as the Original Notes, will be entitled to the benefits of the indenture governing the Original Notes and will be treated under the indenture as a single class with the Original Notes. See "Description of Certain Indebtedness."

        Our domestic restricted subsidiaries presently consist of all of our domestic subsidiaries that either own restaurants or own subsidiaries that own restaurants. As restricted subsidiaries, each of these guarantors of the Notes is subject to all of the terms, conditions and covenants contained in the indenture governing the Notes that apply to restricted subsidiaries. The Notes are not guaranteed by our foreign subsidiaries due to the tax implications of providing such guarantees, or by our unrestricted subsidiaries, which presently consist of subsidiaries that have no material assets. Our unrestricted subsidiaries are not subject to the terms, conditions or covenants contained in the indenture, and must interact with MRG and our restricted subsidiaries on the same basis as unrelated third parties. From time to time, we may designate other subsidiaries as unrestricted subsidiaries subject to the terms and conditions set forth in the indenture.

        The Notes and the guarantees are secured by substantially all of our and our domestic restricted subsidiaries' tangible and intangible assets, as well as by a pledge of a portion of the stock of the subsidiaries owned by us and by our domestic restricted subsidiaries, in each case subject to the prior ranking claims on such assets by the lender under our working capital facility and holders of any capital lease obligations and certain other secured indebtedness. The indenture governing the Notes permits us to incur other senior secured indebtedness and to grant liens on our assets under certain circumstances.

        We will pay interest on the Notes semi-annually in cash, in arrears, on January 1 and July 1, beginning on January 1, 2004, at an annual rate of 7 1/2%.

        The indenture governing the Notes contains various affirmative and negative covenants, subject to a number of important limitations and exceptions, including but not limited to those limiting our ability to incur additional indebtedness or enter into sale and leaseback transactions; pay dividends, redeem stock or make other distributions; issue stock of our subsidiaries; make certain investments or acquisitions; grant liens on assets; enter into transactions with affiliates; merge, consolidate or transfer substantially all of our assets; and transfer and sell assets. Our indenture has a covenant that limits our incurrence of additional indebtedness unless on the date of the incurrence of additional indebtedness our Consolidated Fixed Charge Coverage Ratio (defined therein) will be, after giving effect to the incurrence thereof and the application of the proceeds thereof, greater than 2.25 to 1.0. The indenture defines Consolidated Fixed Charge Coverage Ratio as the ratio of Consolidated EBITDA to Consolidated Fixed Charges (defined therein).

        The indenture governing the Notes contains various events of default, including but not limited to those related to non-payment of principal, interest or fees; violations of certain covenants; certain bankruptcy-related events; invalidity of liens; non-payment of certain legal judgments; and cross defaults with certain other indebtedness.

        We can redeem the Notes on or after July 1, 2007, except we may redeem up to 35% of the Notes prior to July 1, 2006 with the proceeds of one or more public equity offerings. We are required to redeem the Notes under certain circumstances involving changes of control. Additionally, if we or any of our domestic restricted subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within 360 days, prepay the debt under our working capital facility or certain other secured debt or make an offer to purchase Notes having an accreted value equal to the excess net cash proceeds.

        Working Capital Facility.    On July 7, 2003, concurrently with the Original Notes offering, we entered into a $15.0 million senior secured working capital facility with Wells Fargo Foothill, Inc. Our working capital facility matures on July 7, 2007. Availability under our working capital facility is limited to the lesser of (i) $15.0 million and (ii) the borrowing base amount, in each case, less the sum of (a) the revolving loans then outstanding (including letters of credit) and (b) reserves required by the lender. The borrowing base amount is defined as the lesser of (A) 80% of our twelve-month trailing EBITDA, as determined in accordance with the most recently delivered financial statements, or (B) 25% of our "enterprise value," determined to be $168.0 million as of July 7, 2003, and thereafter to be the amount determined by a third party appraiser. We are permitted to repay and reborrow such advances until the maturity date. As of September 28, 2003, we had no borrowings outstanding under our working capital facility. At our option, up to $7.5 million of the facility can consist of one or more letters of credit issued by the lender. As of September 28, 2003, $1.0 million was restricted for letters of credit under our working capital facility. Our working capital facility is guaranteed by all of our domestic restricted subsidiaries and secured by a first priority perfected security interest in all of the collateral securing the Notes. See "Description of Certain Indebtedness."

        Interest will accrue on borrowings under our working capital facility at a floating rate of interest per annum equal to the rate of interest announced from time to time within the lender's principal office in San Francisco as its "prime rate" plus 1.75%, or a LIBOR-based equivalent thereof. Interest is calculated on the basis of a 360-day year and will be payable monthly for base rate loans and at the end of each interest period for LIBOR loans (but not less frequently than quarterly). Our working capital facility contains certain customary fees, including a closing fee, anniversary fees, servicing fees and pre-payment fees.

        Our working capital facility contains various affirmative and negative covenants customary for similar working capital facilities, including but not limited to covenants pertaining to mergers and sales of assets outside the ordinary course of business; use of proceeds; granting of liens; incurrence of indebtedness; restricted payments; voluntary prepayment of indebtedness, including the Notes; payment of dividends; business activities; investments and acquisitions; transactions with affiliates; certain restrictions affecting subsidiaries; fundamental changes; and amendments or modifications to instruments governing certain indebtedness. Our working capital facility also requires us to achieve and maintain a twelve-month trailing EBITDA (as defined therein) of not less than $16.0 million. As of September 28, 2003, we were in compliance with all of our financial covenants.

        Our working capital facility contains customary events of default, including but not limited to those related to non-payment of principal, interest or fees; violations of certain covenants; change of control; certain bankruptcy-related events; inaccuracy of representations and warranties in any material respect; and cross defaults with certain other indebtedness and agreements, including without limitation the indenture governing the Notes.

        Prior Credit Facility.    Our prior credit facility was pursuant to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated June 19, 1995, between us and Fleet, as amended from time to time, a portion of which had been syndicated to other lenders. On July 7, 2003, we used a portion of the proceeds from the Original Notes offering to repay our prior credit facility in full. Following repayment, the credit facility was terminated. As of September 28, 2003, we also had a $60,000 letter of credit with Fleet. See "Use of Proceeds" and "Description of Certain Indebtedness."

        On April 7, 1998 and May 29, 1998, we entered into interest rate swap agreements with Fleet on notional amounts of $10.0 million each. These agreements terminated on April 7, 2003 and May 29, 2003, respectively. Additionally, on October 24, 2002, we entered into two interest rate swap agreements with Fleet on notional amounts of $20.0 million each. These agreements terminate on October 24, 2004 and October 24, 2005, respectively. These agreements were used to reduce the potential impact of interest rate fluctuations relating to $40.0 million of variable rate debt under our prior credit facility. As of September 28, 2003, in accordance with SFAS No. 133, liabilities were approximately $0.9 million in the accompanying consolidated balance sheet and the change in the fair market value has been recognized in interest expense, net in the consolidated statement of operations for both the three and nine month periods ended September 28, 2003. As a result of the July 7, 2003 repayment of our prior credit facility with a portion of the proceeds from the Original Notes offering, these interest rate swap agreements are now accounted for as speculative instruments and resulting changes in their fair market value are charged or credited to the statement of operations.

        CNL Loan.    In March 1997, one of our subsidiaries entered into a $2.5 million loan agreement with CNL Financial I, Inc. ("CNL"). This loan is scheduled to mature on April 1, 2007 and bears interest at 10.002% per annum. This loan is secured by a security interest in the assets of the Morton's steakhouses located in Chicago and Denver (downtown). Principal and interest payments are due monthly over the term of the loan. On September 28, 2003 and December 29, 2002 the outstanding principal balance of the CNL loan was approximately $1.2 million and $1.4 million, respectively, of which approximately $0.3 million for each period has been included in "Current portion of obligations to financial institutions and capital leases" in the accompanying consolidated balance sheets.

        Mortgages.    During 1998 and 1999, certain of our subsidiaries entered into a total of six mortgage loans aggregating $18.9 million with GE Capital Franchise Finance, the proceeds of which were used to fund the purchases of land and construction of restaurants. The loans generally require monthly payments of principal and interest, and are scheduled to mature over the period from September 2018 to March 2021. The interest rates range from 7.68% to 9.26% per annum. On September 28, 2003 and December 29, 2002 the aggregate outstanding principal balance due on these loans was approximately $11.9 million and $17.6 million, respectively, of which approximately $0.4 million and $0.5 million, respectively, of principal is included in "Current portion of obligations to financial institutions and capital leases" in the accompanying consolidated balance sheets. We repaid one mortgage in May 2003 and one in September 2003. We plan to repay two mortgages in April 2004 using approximately

$5.3 million of the proceeds from the Original Notes offering. See "Use of Proceeds" and "Description of Certain Indebtedness."

        Capital Leases.    We had financed the purchase of certain restaurant equipment through capital lease finance agreements. These leases generally required monthly payments of principal and interest, and were scheduled to mature over the period from August 2003 to October 2006. During the three month period ended September 28, 2003, we used $4.2 million of the proceeds from the Original Notes offering to repay our capital lease obligations in full, including prepayment fees and expenses. See "Use of Proceeds" and "Description of Certain Indebtedness."

        Restaurant Operating Leases.    Our obligations for restaurant operating leases include certain restaurant operating leases for which we or one of our subsidiaries guarantees, for a portion of the lease term, the performance of the lease by the operating company that is a party thereto. See Note 9 to our 2002 consolidated financial statements.

        Contractual Commitments.    The following table represents our contractual commitments associated with our debt and other obligations disclosed above as of September 28, 2003:

	Remainder of 2003	2004	2005	2006	2007	Thereafter	Total
	(dollars in thousands)
Senior secured notes	$—	$—	$—	$—	$—	$105,000	$105,000
Working capital facility	—	—	—	—	—	—	—
Loan Agreement with CNL	75	270	329	364	129	—	1,167
Mortgage loans with GE Capital Franchise Finance	64	356	387	422	460	10,231	11,920

Subtotal	139	626	716	786	589	115,231	118,087
Restaurant operating leases	4,326	17,503	17,702	16,966	15,863	109,840	182,200
Letters of credit	1,060	—	—	—	—	—	1,060

Total	$5,525	$18,129	$18,418	$17,752	$16,452	$225,071	$301,347

        The following table represents our contractual commitments associated with our debt and other obligations disclosed above as of September 28, 2003 after giving effect to the planned application of proceeds therefrom:

	Remainder of 2003	2004	2005	2006	2007	Thereafter	Total
	(dollars in thousands)
Senior secured notes	$—	$—	$—	$—	$—	$105,000	$105,000
Working capital facility	—	—	—	—	—	—	—
Loan Agreement with CNL	75	270	329	364	129	—	1,167
Mortgage loans with GE Capital Franchise Finance	64	232	189	207	227	5,760	6,679

Subtotal	139	502	518	571	356	110,760	112,846
Restaurant operating leases	4,326	17,503	17,702	16,966	15,863	109,840	182,200
Letters of credit	1,060	—	—	—	—	—	1,060

Total	$5,525	$18,005	$18,220	$17,537	$16,219	$220,600	$296,106

        During the first nine months of fiscal 2003, our net investment in fixed assets and related investment costs, including expensed pre-opening costs, approximated $4.1 million. We estimate that we will spend up to approximately $6.0 million in fiscal 2003, including the $4.1 million recorded in the first nine months of fiscal 2003, to finance ordinary refurbishment of existing restaurants and capital expenditures, net of landlord development and/or rent allowances and net of equipment lease financing, for new restaurants. We anticipate that funds generated through operations and through borrowings under our new working capital facility will be sufficient to fund planned expansion. We cannot assure you, however, that this will be the case.

  Net Operating Loss Carryforwards

        At December 29, 2002, we had federal and state income tax net operating loss carryforwards which expire in various periods through 2020. As of December 29, 2002, we had approximately $9.4 million in FICA and other tax credits expiring in various periods through 2020 available to reduce income taxes payable in future years. Approximately $2.7 million of our deferred tax assets represents capital loss carryforwards. In assessing the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon generating future taxable income during the periods in which temporary differences become deductible and net operating losses can be carried forward. We consider the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. Tax benefits that are recognized in future periods by the elimination of the valuation allowance at the acquisition date ($7.0 million) are to be applied, first to reduce to zero any goodwill related to the acquisition, and then to reduce to zero any noncurrent intangible assets related to the acquisition. See Note 7 to our 2002 consolidated financial statements.

  Quantitative and Qualitative Disclosure about Market Risk

        The inherent risk in market risk sensitive instruments and positions primarily relates to potential losses arising from adverse changes in foreign currency exchange rates and interest rates.

        As of September 28, 2003, we owned and operated four international restaurants, one in Hong Kong, one in Singapore, one in Toronto, Canada and one in Vancouver, Canada. As a result, we are subject to risk from changes in foreign exchange rates. These changes result in cumulative translation adjustments, which are included in accumulated other comprehensive income (loss). We do not consider the potential loss resulting from a hypothetical 10% adverse change in quoted foreign currency exchange rates, as of September 28, 2003, to be material.

        We also are subject to market risk from exposure to changes in interest rates based on our financing activities. This exposure relates to borrowings under our working capital facility that will be payable at floating rates of interest and the Notes that are payable at a fixed rate of interest of 7 1/2%. As of September 28, 2003, there were no borrowings outstanding under our floating rate working capital facility. A hypothetical 10% fluctuation in interest rates, as of September 28, 2003, would have a net impact of approximately $0.4 million on earnings for the nine month period ended September 28, 2003.

  Seasonality

        Our business is somewhat seasonal in nature, with revenues generally being less in the third quarter primarily due to our reduced summer volume. The following table sets forth historical, unaudited quarterly revenues for our Morton's and Bertolini's restaurants that were open for the entire period from December 31, 2001 to December 29, 2002 (60 restaurants) and for the entire period from January 1, 2001 to December 30, 2001 (53 restaurants). The 2001 third quarter includes the impact of the September 11, 2001 World Trade Center attacks.

Comparable Restaurant Revenues
(dollars in thousands)

	60 restaurants				53 restaurants
	2002		2001		2001		2000
	$	%	$	%	$	%	$	%
First quarter	56,436	26.2	63,260	28.4	59,489	29.0	61,546	27.0
Second quarter	52,802	24.5	54,340	24.4	50,560	24.7	55,441	24.3
Third quarter	48,755	22.6	47,910	21.6	43,296	21.1	50,855	22.3
Fourth quarter	57,760	26.7	56,904	25.6	51,687	25.2	60,187	26.4

	215,753	100.0	222,414	100.0	205,032	100.0	228,029	100.0

  Inflation

        Over the past five years, inflation has not significantly affected our operations. However, the impact of inflation on labor, food and occupancy costs could, in the future, significantly affect our operations. We pay many of our employees hourly rates related to the applicable federal or state minimum wage. Food costs as a percentage of our net sales have been somewhat stable due to procurement efficiencies and menu price adjustments. Costs for construction, taxes, repairs, maintenance and insurance all impact our occupancy costs. We believe that our current practice of maintaining operating margins through a combination of menu price increases, cost controls, careful evaluation of property and equipment needs, and efficient purchasing practices is our most effective tool for dealing with inflation.

  New Accounting Pronouncements

        In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, and establishes an accounting standard requiring the recording of the fair value of liabilities associated with the retirement of long-lived assets in the period in which they are incurred. The adoption of SFAS No. 143 did not have a significant effect on our consolidated financial statements.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of SFAS Statements No. 4, 44, and 64, Amendment of SFAS No. 13 and Technical Corrections." SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements by rescinding SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in the Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations," will now be used to classify extraordinary gains and losses. The adoption of SFAS No. 145 did not have a significant effect on our consolidated financial statements.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 will spread out the reporting of expenses related to restructurings initiated after 2002, because commitment to a plan to exit an activity or dispose of long-lived assets will no longer be enough to record a liability for the anticipated costs. Instead, companies will record exit and disposal costs when they are "incurred" and can be measured at fair value, and they will subsequently adjust the recorded liability for changes in estimated cash flows. We adopted the provisions of SFAS No. 146 as of December 30, 2002. The adoption of this statement did not have a significant impact on our consolidated financial statements.

        In November 2002, the FASB issued Interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantors, Including Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 did not have a significant effect on our consolidated financial statements.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally provided by SFAS No. 123, "Accounting for Stock-Based Compensation." Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both the annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The transitional requirements of SFAS No. 148 are effective for all financial statements for fiscal years ending after December 15, 2002. The application of the disclosure portion of this standard did not have any impact on our consolidated financial statements. The FASB recently indicated that it will require stock-based employee compensation to be recorded as a charge to earnings pursuant to a standard it is currently deliberating, which it believes will become effective during 2004. We will continue to monitor its progress on the issuance of this standard as well as evaluate our position with respect to current guidance.

        In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," which states that if an entity is considered the primary beneficiary in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after December 15, 2003. FIN 46 has been the subject of significant continuing interpretation by the FASB, and changes to its complex requirements appear likely before the end of 2003. Based on the FIN 46 literature issued to date by the FASB, we believe that we do not have any variable interest entities and, therefore, the adoption of FIN 46 will not have any effect on our consolidated financial statements.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this standard did not have any effect on our consolidated financial statements.

  Financial Information about Geographic Areas

        The information regarding revenues that is reported in our consolidated statements of operations includes revenues generated from operations in foreign countries of $13.0 million, $13.1 million and $11.5 million for fiscal 2002, fiscal 2001 and fiscal 2000, respectively. The information regarding income (loss) before income taxes that is reported in our consolidated statements of operations includes income (loss) before income taxes generated from operations in foreign countries of $0.1 million, $(3.6) million and $0.7 million for fiscal 2002, fiscal 2001 and fiscal 2000, respectively. The fiscal 2001 loss before income taxes generated from operations in foreign countries primarily consists of a loss before income taxes of $2.6 million generated by the Morton's steakhouse formerly located in Sydney, Australia, which was closed in January 2002. The fiscal 2001 loss before income taxes generated by the Sydney Morton's steakhouse included a pre-tax charge of $1.6 million for the write-down of the net book value of the restaurant. The information regarding net property and equipment that is reported in our consolidated balance sheets includes net property and equipment in foreign countries of $1.6 million, $5.3 million and $4.1 million for fiscal 2002, fiscal 2001 and fiscal 2000, respectively. For information regarding the risks associated with our foreign operations, see "Risk Factors—We may incur additional costs or liabilities and lose revenues and profits as a result of litigation and government regulation" and "Business—Government Regulation."

THE EXCHANGE OFFER

General

        We sold the Original Notes on July 7, 2003 in a transaction exempt from the registration requirements of the Securities Act. The initial purchaser of the Original Notes subsequently resold them to qualified institutional buyers in reliance on Rule 144A, to persons outside of the United States in reliance on Regulation S and to institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7), in each case under the Securities Act.

        In connection with the sale of Original Notes to the initial purchaser, the holders of the Original Notes became entitled to the benefits of an A/B exchange registration rights agreement dated July 7, 2003 between the initial purchaser, our domestic restricted subsidiaries that guaranteed the Original Notes and MRG (the "Registration Rights Agreement").

        Under the Registration Rights Agreement, we became obligated to file a registration statement in connection with an exchange offer within 90 days after the original issue date of the Original Notes (the "Issue Date") and use our reasonable best efforts to cause the exchange offer registration statement to become effective within 180 days after the Issue Date. The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the Registration Rights Agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders known to us.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all Original Notes properly tendered and not withdrawn on or prior to the expiration date. We will issue $1,000 principal amount at maturity of New Notes in exchange for each $1,000 principal amount at maturity of outstanding Original Notes accepted in the exchange offer. Holders may tender some or all of their Original Notes pursuant to the exchange offer.

        Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the New Notes may offer for resale, resell and otherwise transfer the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the New Notes are acquired in the ordinary course of the holder's business, the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. Neither an affiliate of ours within the meaning of Rule 405 under the Securities Act nor a broker-dealer that acquired Original Notes directly from us may exchange the Original Notes in the exchange offer. Any holder who tenders in the exchange offer with the intention or for the purpose of participating in a distribution of the New Notes, does not acquire New Notes in the ordinary course of its business or is an affiliate of ours within the meaning of Rule 405 under the Securities Act cannot rely on the no-action letters of the staff of the SEC and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where Original Notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See "Plan of Distribution" for additional information.

        We will be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice of the acceptance of those Notes to the exchange agent. The exchange agent will act as agent for the tendering holders of Original Notes for the purposes of receiving the New Notes from us and delivering New Notes to those holders. Pursuant to Rule 14e-1(c) of the Exchange Act, we will promptly deliver the New Notes upon consummation of the exchange offer or return the Original Notes if the exchange offer is withdrawn.

        If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under "—Conditions" without waiver by us, certificates for any of those unaccepted Original Notes will be returned, without expense, to the tendering holder of any of those Original Notes promptly after the expiration date.

        Holders of Original Notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, in accordance with the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes, pursuant to the exchange offer. We will pay all charges and expenses, other than taxes applicable to holders in connection with the exchange offer. See "—Fees and Expenses."

Shelf Registration Statement

        If (1) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect the exchange offer; or (2) the exchange offer is not consummated within 30 business days from the date the exchange offer registration statement is required to be declared effective; or (3) in certain circumstances, certain holders of unregistered New Notes so request; or (4) in the case of any holder that participates in the exchange offer, the holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of the holder as an affiliate of ours within the meaning of the Securities Act), then in each case, if we receive proper notice, we will (x) promptly deliver to the holders and the trustee written notice thereof, and (y) at our sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement") and (b) use our reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Notes have been sold thereunder.

        We will, if we file a Shelf Registration Statement, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take other actions as are required to permit unrestricted resales of the Notes. A holder that sells Notes pursuant to the Shelf Registration Statement generally must be named as a selling security holder in the related prospectus and must deliver a prospectus to purchaser. The seller will be subject to civil liability provisions under the Securities Act in connection with these sales and will be bound by applicable provisions of the Registration Rights Agreement, including certain indemnification rights and obligations. In addition, each holder of Notes must deliver requested information to be used in connection with the Shelf Registration Statement in order to have its Notes included in the Shelf Registration Statement and benefit from the provision regarding any liquidated damages in the Registration Rights Agreement.

        Notwithstanding anything to the contrary in the Registration Rights Agreement, upon notice to the holders of the Notes, we may suspend use of the prospectus included in any Shelf Registration Statement for a period of time (a "Blackout Period") not to exceed an aggregate of 60 days in any twelve-month period if (1) our board of directors determines, in good faith, that the disclosure of an event, occurrence or other item at that time could reasonably be expected to have a material adverse effect on our business, operations or prospects or (2) the disclosure otherwise relates to a material business transaction that has not been publicly disclosed and our board of directors determines, in good faith, that the disclosure would jeopardize the success of the transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof.

Additional Interest

        If we fail to meet the following targets, then additional interest (the "Additional Interest") will become payable in respect of the Original Notes as follows:

(1)
if (A) neither a registration statement on an appropriate registration form with respect to the exchange offer (the "Exchange Offer Registration Statement") nor the Shelf Registration Statement is filed with the SEC within 90 days after the Issue Date or (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a Shelf Registration Statement and the Shelf Registration Statement is not filed by the date required by the Registration Rights Agreement, then commencing on the day after the applicable required filing date, Additional Interest will accrue on the Original Notes at a rate of 0.25% per annum for the first 90 days immediately following the required filing date, and the Additional Interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

(2)
if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the SEC within 180 days after the Issue Date or (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective by the SEC within 180 days after the date that the Shelf Registration Statement was filed, then, commencing on the day after the applicable required effective date, Additional Interest will accrue on the Original Notes at a rate of 0.25% per annum for the first 90 days immediately following the required effective date, and the Additional Interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

(3)
if (A) we have not exchanged New Notes for all Original Notes validly tendered in accordance with the terms of the exchange offer within 30 business days after the date the Exchange Offer Registration Statement was required to be declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and the Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (other than during any Blackout Period relating to the Shelf Registration Statement, or after all Original Notes have been disposed of thereunder), then Additional Interest will accrue on the Original Notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 31st business day after the required effective date, in the case of (A) above, or (y) the day the Shelf Registration Statement ceases to be effective, in the case of (B) above, and the Additional Interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that Additional Interest will not accrue under more than one of the foregoing clauses (1) to (3) at any one time; provided further, however, that the amount of Additional Interest accruing will not exceed 1.0% per annum; provided further, however, that (a) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (1) above), (b) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (2) above), or (c) upon the exchange of New Notes for all Original Notes tendered (in the case of clause (3)(A) above), or upon the effectiveness of the Shelf Registration Statement that had ceased to remain effective (in the case of clause (3)(B) above), Additional Interest on the Original Notes as a result of such clause (or the relevant subclause thereof), as the case may be, will cease to accrue. Notwithstanding the foregoing, no Additional Interest will accrue with respect to Original Notes that are not Registrable Notes within the meaning of the Registration Rights Agreement.

        Any amounts of Additional Interest due pursuant to clause (1), (2) or (3) above will be payable in cash on the same original interest payment dates as the Original Notes.

        The sole remedy available to the holders of the Original Notes will be that described above.

Expiration Date; Extensions; Amendment

        The term "expiration date" means 12:00 midnight, New York City time, on              , 2003, which is 20 business days after the commencement of the exchange offer, unless we extend the exchange offer, in which case the term "expiration date" means the latest date to which the exchange offer is extended.

        In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right:

  (a)
  to extend the exchange offer or to terminate the exchange offer and not accept Original Notes if any of the conditions set forth under "—Conditions" have occurred and have not been waived by us, if permitted to be waived by us, by giving oral or written notice of the extension or termination to the exchange agent, or

  (b)
  to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the Original Notes.

        We will notify you as promptly as practicable of any extension, termination or amendment. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner intended to inform the holders of the Original Notes of the amendment. Depending upon the significance of the amendment, we may extend the exchange offer if it otherwise would expire during the extension period. Any such extension will be made in compliance with Rule 14d-4(d) of the Exchange Act.

        Without limiting the manner in which we may choose to publicly announce any extension, termination or amendment of the exchange offer, we will not be obligated to publish, advertise or otherwise communicate that announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

        To tender in the exchange offer, a holder must:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

  •
  have the signatures on the letter of transmittal guaranteed if required by instruction 3 of the letter of transmittal; and

  •
  mail or otherwise deliver the letter of transmittal or the facsimile in connection with a book-entry transfer, together with the Original Notes and any other required documents.

To be validly tendered, the documents must reach the exchange agent by 12:00 midnight, New York City time, on the expiration date. Delivery of the Original Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent by the expiration date.

        The tender by a holder of Original Notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their brokers, dealers, commercial banks, trust companies or nominees to effect the tender for them.

        The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent by 12:00 midnight, New York City time, on the expiration date. No letter of transmittal or Original Notes should be sent to us.

        Only a holder of Original Notes may tender Original Notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name Original Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        Any beneficial holder whose Original Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on its behalf. If the beneficial holder wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, referred to as an "eligible institution," unless the Original Notes are tendered: (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or (b) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any Original Notes listed therein, those Original Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes that person to tender the Original Notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the Original Notes.

        If the letter of transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should indicate that when signing, and unless waived by us, submit evidence satisfactory to us of their authority to act with the letter of transmittal.

        All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered Original Notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of counsel for us, would be unlawful. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give notification. Tenders of Original Notes will not be deemed to have been made until irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of Original Notes, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right in our sole discretion to:

  (a)
  purchase or make offers for any Original Notes that remain outstanding subsequent to the expiration date or, as set forth under "—Conditions," to terminate the exchange offer in accordance with the terms of the Registration Rights Agreement; and

  (b)
  to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

        By tendering Original Notes pursuant to the exchange offer, each holder will represent to us that, among other things,

  (a)
  the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder;

  (b)
  the holder is not engaged in and does not intend to engage in a distribution of the New Notes;

  (c)
  the holder has no arrangement or understanding with any person to participate in the distribution of such New Notes; and

  (d)
  the holder is not our "affiliate," as defined in Rule 405 under the Securities Act.

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Original Notes at the depository trust company, or DTC, for the purpose of facilitating the exchange offer, and upon the establishment of those accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account with respect to the Original Notes in accordance with DTC's procedures for transfers. Although delivery of the Original Notes may be effected through book-entry transfer into the exchange agent's account at the DTC, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below by the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under those procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        Holders who wish to tender their Original Notes and

  (a)
  whose Original Notes are not immediately available or

  (b)
  who cannot deliver their Original Notes, the letter of transmittal or any other required documents to the exchange agent on or prior to the expiration date, may effect a tender if:

  (1)
  the tender is made through an eligible institution;

  (2)
  on or prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the Original Notes, the certificate number or numbers of the Original Notes and the principal amount of Original Notes tendered stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the Original Notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    (3)
    the properly completed and executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered Original Notes in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time by or prior to 12:00 midnight, New York City time, on the expiration date.

        To withdraw a tender of Original Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus by 12:00 midnight, New York City time, on the expiration date. Any such notice of withdrawal must:

  (a)
  specify the name of the depositor, who is the person having deposited the Original Notes to be withdrawn;

  (b)
  identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  (c)
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Original Notes register the transfer of the Original Notes into the name of the depositor withdrawing the tender; and

  (d)
  specify the name in which the Original Notes are being registered if different from that of the depositor.

        All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, and our determination will be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no New Notes will be issued with respect to the Original Notes withdrawn unless the Original Notes so withdrawn are validly retendered. Any Original Notes that have been tendered but that are not accepted for exchange will be returned to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time on or prior to the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any New Notes for any Original Notes, and may terminate or amend the exchange offer on or before the expiration date, if the exchange offer violates any applicable law or interpretation by the staff of the SEC.

        If we determine in our reasonable discretion that the foregoing condition exists, we may:

  •
  refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

  •
  extend the exchange offer and retain all Original Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the Original Notes to withdraw their tendered Original Notes; or

  •
  waive the condition, if permissible, with respect to the exchange offer and accept all properly tendered Original Notes that have not been withdrawn.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer as required by applicable law. If we waive a condition with respect to any particular holder, we will waive the condition for all holders.

        Pursuant to the Registration Rights Agreement, we are required to use our reasonable best efforts to file with the SEC a shelf registration statement with respect to the Original Notes on or prior to the 90th day after the delivery of a shelf notice as required pursuant to Section 2(j) of the Registration Rights Agreement, and thereafter use our reasonable best efforts to cause the shelf registration statement to be declared effective as promptly as practicable, if:

  (a)
  the exchange offer is not permitted by applicable interpretations of the staff of the SEC; or

  (b)
  the exchange offer is not consummated within 30 business days after the date the Exchange Offer Registration Statement is required to be declared effective; or

  (c)
  certain holders of unregistered New Notes so request; or

  (d)
  in the case of any holder that participates in the exchange offer, the holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of the holder as our affiliate within the meaning of the Securities Act).

Exchange Agent

        The Bank of New York has been appointed as exchange agent for the exchange offer, and is also the trustee under the indenture under which the New Notes will be issued. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, addressed as follows:

For Information by Telephone:
(212) 815-6331

By Hand, Mail or Overnight Delivery Service:
The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street — 7 East
New York, NY 10286
Attn: Ms. Giselle Guadalupe

By Facsimile Transmission:
(212) 298-1915

Telephone Confirmation:
(212) 815-6331

Fees and Expenses

        We have agreed to bear the expenses of the exchange offer pursuant to the Registration Rights Agreement. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

        We will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include fees and expenses of The Bank of New York as exchange agent, accounting and legal fees and printing costs, among others.

Accounting Treatment

        The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the New Notes.

Consequences of Failure to Exchange

        Holders of Original Notes who are eligible to participate in the exchange offer but who do not tender their Original Notes will not have any further registration rights, and their Original Notes will continue to be restricted for transfer. Accordingly, these Original Notes may be resold only:

  (a)
  to us, upon redemption of the Original Notes or otherwise;

  (b)
  so long as the Original Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A;

  (c)
  in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us;

  (d)
  outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

  (e)
  under an effective registration statement under the Securities Act;

in each case in accordance with any applicable securities laws of any state of the United States.

Regulatory Approvals

        We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the Exchange Offer Registration Statement under the Securities Act.

Other

        Participation in the exchange offer is voluntary and holders of Original Notes should carefully consider whether to accept the terms and condition of the exchange offer. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

BUSINESS

        With 64 Morton's steakhouses, we are the world's largest owner and operator of wholly-owned upscale steakhouse restaurants. This conclusion is based on the number of restaurants owned and operated by us as compared to our known competitors. We have 60 Morton's steakhouses located in the U.S. and four located internationally. We own all of our restaurants and we do not franchise. We also own and operate four Bertolini's restaurants, which are designed as white tablecloth, authentic Italian trattorias.

        Our Morton's steakhouses offer premium quality steak, featuring USDA prime aged beef, fresh fish, lobster, veal and chicken, complemented by a fully stocked bar and an extensive premium wine list that offers approximately 200 selections in all restaurants and a broader list of up to 400 wines in selected restaurants. Our menu, and its tableside presentation by our servers, is designed to highlight our focus on quality while presenting sufficient choices to appeal to a wide range of taste preferences.

        In 1978, we opened the original Morton's in downtown Chicago, and since then have expanded to 64 Morton's located in 61 cities in 28 states, with two in Canada, one in Hong Kong and one in Singapore. On March 26, 2002, in connection with our going-private acquisition by CHP III, a $630 million private equity fund, and certain other investors, we entered into a merger agreement with our parent, Morton's Holdings, LLC, and a wholly-owned subsidiary of our parent formed to effect the merger. On July 25, 2002, the merger was consummated and CHP III and certain other investors acquired us in a going-private transaction, which included an equity investment by CHP III of approximately $93.7 million. The aggregate purchase price for all of our outstanding common stock, including options and transaction expenses, was approximately $97.0 million. In general, pursuant to the merger agreement, as amended, each issued and outstanding share of MRG common stock immediately prior to the merger was converted into the right to receive a cash payment of $17.00 per share, except that shares of MRG common stock held by us (including treasury shares) or our parent (including shares transferred to our parent by certain of our executives in exchange for an ownership interest in our parent) were canceled without any payment therefor. Each outstanding option to purchase shares of MRG common stock was canceled at the effective time of the merger, and each option holder became entitled to receive a cash payment, without interest, equal to the difference between $17.00 and the exercise price of the option, multiplied by the number of shares subject to the option. Options with an exercise price equal to or greater than $17.00 per share, however, were canceled at the effective time of the merger without any payment or other consideration. Our parent does not have any significant assets or liabilities apart from its investment in us.

  Business Strengths

        We believe our strengths include:

        Premier Upscale Steakhouse Brand.    We believe that Morton's is the premier brand in the upscale steakhouse market segment, and is closely associated with a fine steakhouse dining experience by our high-end business-oriented and high-end local fine-dining guests. By owning and operating all of our Morton's steakhouses, we are able to provide a consistently high quality dining experience across all of our restaurants, exemplified by a history of numerous awards and favorable reviews received in many locations for the quality of our food and service. We believe that our brand value also is enhanced by the sophisticated interior design of our Morton's steakhouses, which are similar in terms of style, concept and décor, and by the locations of our restaurants in upscale retail, hotel, commercial and office complexes in major metropolitan and urban centers.

        Fine Steakhouse Dining Experience.    We strive to provide our guests with the highest quality cuisine, an extensive selection of wines and exceptional service in an enjoyable dining environment. Morton's steakhouses feature USDA prime aged beef, including, among other cuts, a 24 oz. porterhouse, a 20 oz. New York strip sirloin and a 16 oz. ribeye steak. While the emphasis is on beef, we believe our menu selection is broad enough to appeal to many taste preferences, and includes the highest quality veal, lamb, poultry and fresh seafood, including three to five pound lobsters. Complementing our substantial main course selections, our dessert menu features our original warm Godiva chocolate cake, New York cheesecake, soufflés and traditional desserts. The Morton's tableside menu presentation by the server highlights the quality of our products, personalizes the dining experience and underscores our focus on premium service. In addition, all Morton's steakhouses feature an open display kitchen where the chefs and grills are visible, which we believe increases the energy level of the restaurant and enhances our guests' experience. Each Morton's has a fully stocked bar and an extensive premium wine list that offers approximately 200 wine selections in all restaurants, and a broader list of up to 400 wines in selected restaurants.

        Strong Unit Economics.    We have strong restaurant-level operating margins, which is defined as revenues less food and beverage costs, restaurant operating expenses and marketing and promotional expenses. This is as a result of high average restaurant revenue coupled with what we believe are effective cost controls. Morton's restaurants open for the full nine month period ended September 28, 2003 averaged revenues of approximately $2.6 million and restaurant-level operating margins of approximately 15%. Our net cash investment for each of our domestic leased Morton's steakhouses opened since 1998, net of landlord contributions and equipment financing, averaged approximately $1.5 million, including approximately $0.5 million in pre-opening costs, which are expensed under GAAP.

        Effective Cost Control Mechanisms.    We believe that our operations and cost systems, which have been developed over our 24-year history, enable us to maintain a high degree of control over operating expenses and allow us to adjust our cost structure to changes in revenue. Morton's staff is highly trained, experienced and motivated in part due to a success-based compensation program and benefit plans that we believe also result in lower employee turnover and enhanced operating efficiencies. We also believe that centralized sourcing from primary suppliers of USDA prime aged beef and other products gives us significant cost and availability advantages over many independent restaurants. In addition, all of our Morton's steakhouses report daily through a point-of-sale system that allows us to monitor our revenues, costs, labor, inventory and other operating statistics. We have implemented a new point-of-sale system at all of our Morton's steakhouses, which has further enhanced our ability to manage our business.

        Highly Experienced Management Team.    Our executive management team has an average of 23 years of experience in the restaurant industry. Our Chief Executive Officer and President, Allen J. Bernstein, has been with us since 1988 and has over 30 years of experience in the restaurant industry. Our Executive Vice President and Chief Financial Officer, Thomas J. Baldwin, has been with us since 1988 and has over 18 years of experience in the restaurant industry. In addition, our regional managers average 21 years of restaurant experience, including, on average, seven years of experience with us.

  Business Strategy

        Our objectives are to leverage our experience in operating our upscale Morton's steakhouses to increase the revenues and profits of our existing restaurants, and to expand our Morton's steakhouse concept in existing markets and into selected new markets.

        Broaden Focus On High-End Guests.    Traditionally, the primary target market of our Morton's steakhouses has been the high-end, business-oriented guest. Recently, we also have increased our focus on the high-end local fine-dining guest. We have developed several marketing initiatives, including the addition of menu items developed through market research and testing, an upgraded wine selection and the use of targeted direct mailings, to increase the appeal and awareness of our fine steakhouse dining experience with the high-end local fine-dining guest. We believe that our Morton's steakhouses compete effectively with other fine-dining restaurants in terms of quality of food and service. We believe this expanded upscale niche that we have targeted within the fine-dining steakhouse segment provides us with an opportunity for additional profitability and growth.

        Utilize Marketing Programs to Increase Revenues and Enhance Our Brand.    We utilize various marketing techniques to maintain and build our guest base, increase guest traffic, maintain and enhance our Morton's brand image and constantly improve and refine our fine steakhouse dining experience. We use certain databases to identify our target guests and use direct mailings to increase their awareness of our fine steakhouse dining experience and of our local promotional activities. In addition, we have improved and refined our wine program through the introduction of upscale stemware and through specialized wine training for our managers and servers. We also host a number of special events such as wine dinners, opening benefit parties, sports theme dinners, our "Mortini Nights" and our "Local Legend" dinners, featuring a local celebrity. In addition, we selectively utilize public relations consultants and targeted print advertising. Our expenditures for advertising, marketing and promotional expenses, as a percentage of our revenues, were 2.4% during the nine month period ended September 28, 2003.

        Further Leverage Our Boardroom Business.    All of our Morton's steakhouses, except for the original, have on-premises, private dining and meeting facilities, referred to as Boardrooms, which represented approximately 17% of Morton's revenues during the nine month period ended September 28, 2003. We host many business and non-business events in our Boardroom facilities such as roadshows, corporate events, sales meetings, presentations, charity events and parties, and can accommodate both small and large groups. We have audio-visual capabilities in our Boardrooms that are comparable with those in upscale hotels. We seek to increase the utilization of our Boardrooms, which we believe provides a highly profitable opportunity for growth. For the nine month period ended September 28, 2003, Morton's average per-person Boardroom check, including lunch and dinner, was approximately $91.20. We believe that with our Boardroom facilities we are able to provide guests with a higher or comparable level of food and service quality relative to dining and meeting facilities at upscale hotels. We have a sales and marketing department at the corporate level and also have sales and marketing employees at 63 of our Morton's steakhouses that target corporate clients with the goal of increasing our Boardroom utilization.

        Pursue Disciplined New Restaurant Growth.    We plan to leverage our Morton's concept and strong brand name in our existing markets that we believe can support additional restaurants. We believe that many of the major markets in which we currently operate can support one or more new restaurants due to the large local high-end business and local fine-dining guest population. We currently have more than one restaurant in the following metropolitan areas: Atlanta, Chicago, Denver, Los Angeles, Miami, New York City, Philadelphia, Phoenix and Washington, D.C. We also plan to enter new markets selectively when we believe that such markets can successfully support a Morton's steakhouse. We employ rigorous selection criteria for both existing and new markets when selecting new restaurant sites. For example, we seek to open restaurants in well-traveled, highly visible areas near retail and commercial businesses where we can leverage our brand name recognition and achieve economies of scale in marketing, advertising and management. We have developed a restaurant-opening program and teams designed to optimize the performance of our new restaurants. Typically, a team of seasoned restaurant and senior managers from our established restaurants spends six to twelve weeks at newly opened restaurants in order to ensure quality control.

  Restaurant Operations and Management

        Morton's and Bertolini's restaurants have a well-developed management infrastructure and we operate and manage them as distinct concepts. Regional managers supervise the operations for our restaurants, and each is responsible for several restaurants and reports to a division vice president. Division vice presidents and regional managers meet frequently with senior management to review operations and to resolve issues. Working in concert with vice presidents, regional managers and restaurant general managers, senior management defines operations and performance objectives for each restaurant. We have established incentive plans tied to achievement of specified revenue, profitability and operating targets and related quality objectives for vice presidents, regional managers and certain restaurant managers.

        We strive to maintain quality and consistency in our restaurants through the careful training and supervision of personnel and the establishment of standards relating to food and beverage preparation, maintenance of facilities and conduct of personnel. Restaurant managers, many of whom are developed from our restaurant personnel, must complete a training program of typically six to twelve weeks during which we instruct them in areas of restaurant management, including food quality and preparation, customer service, alcoholic beverage service, liquor liability avoidance and employee relations. We also provide restaurant managers with operations manuals relating to food and beverage preparation and operation of restaurants. These manuals are designed to ensure uniform operations, consistently high quality products and service, and proper accounting for restaurant operations. We hold regular meetings of our restaurant managers to discuss menu items, continuing training and other aspects of business management.

        The staff for a typical Morton's steakhouse consists of one general manager, up to four assistant managers and approximately 40 to 60 hourly employees. The staff for a typical Bertolini's consists of one general manager, up to six assistant managers and approximately 70 to 100 hourly employees. Each of our new restaurant employees participates in a training program during which the employee works under the close supervision of restaurant managers. We strive to instill enthusiasm and dedication in our employees. Restaurant management regularly solicits employee suggestions concerning restaurant operations, strives to be responsive to employee concerns and meets regularly with employees at each of the restaurants.

        We devote considerable attention to controlling food costs. We make extensive use of information technology to provide us with pertinent information on daily revenues and inventory requirements, thus reducing the need to carry excessive quantities of food inventories. This cost management system is complemented by our ability to obtain certain volume-based discounts. In addition, each Morton's steakhouse and Bertolini's restaurant has similar menu items and common operating methods, allowing for more simplified management operating controls.

        We maintain financial and accounting controls for each of our restaurants through the use of centralized accounting and management information systems and reporting requirements. We collect revenue, cost and related information daily for each restaurant. We provide restaurant managers with operating statements for their respective restaurants. Cash and credit card receipts are controlled through daily deposits to local operating accounts, the balances of which are wire transferred or deposited to cash concentration accounts. We have implemented a new point-of-sale system at all of our Morton's steakhouses.

  Purchasing

        Our ability to maintain consistent quality throughout our restaurants depends in part upon the ability to acquire food products and related items from reliable sources in accordance with our specifications. All of Morton's USDA prime aged beef is shipped to Morton's steakhouses by refrigerated common carrier from its primary suppliers. Other products used by Morton's are procured locally based on our strict specifications. Bertolini's restaurants also adhere to strict product specifications and use national, regional, and local suppliers. Food and supplies are shipped directly to the restaurants and invoices for purchases are sent for payment to our headquarters office.

  Marketing

        We believe that our consistent commitment to quality food, hospitality, service and providing a high level of value at our price point is the most effective approach to attracting and maintaining guests. As part of this, we have nine dedicated sales and marketing employees at the corporate level, and an additional sales and marketing employee at 63 of our Morton's steakhouses. We utilize a variety of marketing techniques to maintain and build our guest base, increase guest traffic, maintain and enhance our Morton's brand image and continually improve and refine our fine steakhouse dining experience. For example, we use certain databases to identify our target guests and use direct mailings to increase their awareness of our fine steakhouse dining experience and of our local promotional activities. In addition, we utilize public relations consultants and limited targeted print advertising. Our expenditures for advertising, marketing and promotional expenses, as a percentage of our revenues, were 2.4% during the nine month period ending September 28, 2003.

  Competition

        The restaurant business is highly competitive and fragmented, and the number, size and strength of competitors varies widely by region. We believe that restaurant competition is based on, among other things, quality of food products, customer service, reputation, restaurant location, name recognition and menu price points. Our restaurants compete with a number of restaurants within their markets, both locally owned restaurants and other restaurants that are members of regional or national chains.

  Intellectual Property

        We have registered the names Morton's, Morton's of Chicago, Bertolini's and certain other names used by our restaurants as trade names, trademarks or service marks with the United States Patent and Trademark Office and in certain foreign countries. We are aware of names similar to those of our restaurants used by third parties in certain limited geographical areas, although we do not anticipate that such use will prevent us from using our marks in those areas. We are not aware of any existing infringing uses that could materially affect our business. We believe that our trade names, trademarks and service marks are valuable to the operation of our restaurants and are important to our marketing strategy.

  Employees

        As of September 28, 2003, we had 3,534 employees, of whom 3,077 were hourly restaurant employees, 353 were salaried restaurant employees engaged in administrative and supervisory capacities and 104 were corporate and office personnel. Many of our hourly employees are employed on a part-time basis to provide services necessary during peak periods of restaurant operations. None of our employees are covered by a collective bargaining agreement. We believe that we generally have good relations with our employees.

  Properties

  Locations

        Our restaurants generally are located in space leased by our subsidiaries. Our restaurant lease expirations, including renewal options, range from two to 39 years. Our leases typically provide for renewal options for terms ranging from five to 20 years. Restaurant leases provide for a specified annual rent, and most leases call for additional or contingent rent based on revenues above specified levels. Generally, leases are "net leases" that require our subsidiary that is a party to the lease to pay its pro rata share of taxes, insurance and maintenance costs. Typically, one of our operating companies is a party to the lease, and performance is guaranteed by MRG or one of our subsidiaries for a portion of the lease term. We currently operate six restaurants on properties that we own.

        We lease our executive offices in approximately 9,800 square feet in New Hyde Park, New York and approximately 16,500 square feet in Chicago. We believe that our current office and operating space is suitable and adequate for its intended purposes.

        We owned and operated 64 Morton's and four Bertolini's as of September 28, 2003. The following table provides information with respect to those restaurants:

Morton's	Date Opened
Chicago, IL(1)	December 1978
Washington (Georgetown), DC	November 1982
Westchester/Oakbrook, IL	June 1986
Dallas (Downtown), TX	May 1987
Boston, MA	December 1987
Rosemont, IL	June 1989
Cleveland, OH	September 1990
Tysons Corner, VA	November 1990
Columbus, OH	April 1991
Cincinnati, OH	August 1991
San Antonio, TX	September 1991
Palm Beach, FL	November 1991
Minneapolis, MN	December 1991
Beverly Hills, CA(2)	October 1992
Detroit (Southfield), MI	November 1992
Sacramento, CA	May 1993
Pittsburgh, PA	August 1993
New York (Midtown Manhattan), NY	October 1993
St. Louis (Clayton), MO	December 1993
Palm Desert, CA	January 1994
Atlanta (Buckhead), GA	March 1994
Charlotte, NC	July 1994
San Francisco, CA	November 1994
Denver (Downtown), CO	March 1995
Atlanta (Downtown), GA	November 1995
Houston, TX	January 1996
Phoenix, AZ	March 1996
Orlando, FL	March 1996
Washington (Connecticut Ave.), DC	January 1997
San Diego, CA	April 1997
Baltimore, MD	August 1997
Miami (Downtown), FL	December 1997
Stamford, CT	February 1998
Singapore	May 1998
North Miami Beach, FL	July 1998
Toronto, Canada	September 1998
Portland, OR	December 1998
Nashville, TN	January 1999
Scottsdale, AZ	January 1999
Philadelphia, PA	July 1999
Boca Raton, FL	August 1999
Kansas City, MO	October 1999
Indianapolis, IN	November 1999
Schaumburg, IL	December 1999
Hong Kong (Kowloon)	December 1999
Seattle, WA	December 1999

Denver (Tech Center), CO	March 2000
Las Vegas, NV	May 2000
Jacksonville, FL	June 2000
Hartford, CT	September 2000
San Juan, PR	October 2000
Great Neck (Long Island), NY	October 2000
Vancouver, Canada	October 2000
New Orleans, LA	December 2000
Louisville, KY	June 2001
Reston, VA	July 2001
Santa Ana/Costa Mesa, CA	November 2001
Los Angeles (Downtown), CA(2)	November 2001
Honolulu, HI	November 2001
King of Prussia, PA	April 2002
Hackensack, NJ	September 2002
Arlington, VA	October 2002
Burbank, CA(2)	November 2002
Richmond, VA	February 2003
Bertolini's	Date Opened
Las Vegas, NV	May 1992
King of Prussia, PA	November 1995
Indianapolis, IN	October 1996
West Las Vegas, NV	December 1998

(1)
Does not have Boardroom facilities.

(2)
Operates under the name "Arnie Morton's of Chicago."

  Site Development and Expansion

        To date, we have sought to enhance our capital resources by obtaining substantial development or rent allowances from our landlords. Our restaurant leases typically provide for substantial landlord development and/or rent allowances and an annual percentage rent based on gross revenues, subject to market-based minimum annual rents. This leasing strategy has enabled us to reduce our net investments in newly developed restaurants.

        The costs of opening a Morton's steakhouse vary by restaurant depending upon, among other things, the location of the site and construction required. We generally lease our restaurant sites and operate both free-standing and in-line restaurants. In recent years, we have received substantial landlord development and/or rent allowances for leasehold improvements, furniture, fixtures and equipment. We currently target our average cash investment, net of such landlord allowances in new restaurants, in leased premises, to be less than $2.0 million per restaurant, although we may expend greater amounts for particular restaurants. The standard decor and interior design of each of our restaurant concepts can be readily adapted to accommodate different types of locations.

        We believe that the locations of our restaurants are critical to our long-term success, and we devote significant time and resources to analyzing each prospective site. As we have expanded, we have developed specific criteria by which we evaluate each prospective site. Potential sites generally are sought in major metropolitan areas. We consider factors such as demographic information, average household size, income, traffic patterns, proximity to shopping areas and office buildings, area restaurant competition, accessibility and visibility. Our ability to open new restaurants depends upon, among other things, finding quality locations, reaching acceptable agreements regarding the lease or purchase of locations, raising or having available an adequate amount of money for construction and opening costs, timely hiring, training and retaining the skilled management and other employees necessary to meet staffing needs, obtaining, for an acceptable cost, required permits and approvals and efficiently managing the amount of time and money used to build and open each new restaurant.

        For information regarding the risks associated with expansion, see "Risk Factors—Our expansion strategy presents risks."

  Government Regulation

        Our business is subject to extensive federal, state and local government regulation, including regulations related to the preparation and sale of food, the sale of alcoholic beverages, the sale and use of tobacco, zoning and building codes, land use and employee, health, sanitation and safety matters.

        Typically our restaurants' licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause. Alcoholic beverage control regulations relate to various aspects of daily operations of our restaurants, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing and inventory control, handling and storage. In the nine month period ended September 28, 2003, approximately 29% of our revenues was attributable to the sale of alcoholic beverages, and we believe that our ability to serve alcohol is an important factor in attracting customers. The failure of any of our restaurants timely to obtain and maintain liquor or other licenses, permits or approvals required to serve alcoholic beverages or food could delay or prevent the opening of, or adversely impact the viability of, the restaurant and we could lose significant revenue.

        Our restaurants are subject in each state in which we operate to "dram shop" laws, which allow a person to sue us if that person was injured by a legally intoxicated person who was wrongfully served alcoholic beverages at one of our restaurants. A judgment against us under a dram shop law could exceed our liability insurance coverage policy limits and could result in substantial liability for us and have a material adverse effect on our profitability. Our inability to continue to obtain such insurance coverage at reasonable costs also could have a material adverse effect on us.

        To the extent that governmental regulations impose material additional obligations on our suppliers, including, without limitation, regulations relating to the inspection or preparation of meat, food and other products used in our business, product availability could be limited and the prices that our suppliers charge us could increase. We cannot assure you that we would be able to offset these costs through increased menu prices, which could have a material adverse effect on our business. If any of our restaurants were unable to serve particular food products, even for a short period of time, we would experience a reduction in our overall revenue, which could have a material adverse effect on us.

        One or more of our restaurants could be subject to litigation and governmental fine, censure or closure in connection with issues relating to our food and/or our facilities. The food products that we serve, including meat and seafood, are susceptible to food borne illnesses. We and other restaurant companies have been named as defendants in actions brought under state laws regarding notices with respect to chemicals contained in food products and regarding excess moisture in the business premises. To date, none of these matters has had a material adverse effect on our business and results of operations, but we cannot assure you that that will continue to be the case.

        We also are subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various federal and state laws governing such matters as minimum wages, overtime, tips, tip credits and other working conditions. A significant number of our hourly staff are paid at rates related to the applicable federal or state minimum wage and, accordingly, increases in the minimum wage or decreases in allowable tip credits will increase our labor cost.

        The costs of operating our restaurants may increase if there are changes in laws governing minimum hourly wages, working conditions, overtime and tip credits, workers' compensation insurance rates, unemployment tax rates, sales taxes or other laws and regulations such as those governing access for the disabled, including the Americans with Disabilities Act. If any of these costs increased and we were unable to offset the increase by increasing our menu prices or by other means, we would generate lower profits, which could have a material adverse effect on our business and results of operations.

        The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. We believe that federal and state environmental regulations have not had a material effect on our operations, but more stringent and varied requirements of local government bodies with respect to zoning, land use and environmental factors could delay construction and increase development costs for new restaurants.

        For information regarding the risks associated with government regulation, see "Risk Factors—We may incur additional costs or liabilities and lose revenues and profits as a result of litigation and government regulation."

  Legal Matters

        During June 2002, one of our then-substantial stockholders filed a lawsuit in the Court of Chancery in the State of Delaware in New Castle County. We were named as a defendant in that suit, as were the members of our board of directors at the time the suit was initiated (including our current directors and many of the current members of our parent's board of advisors), Castle Harlan, Inc. and several entities affiliated with Castle Harlan, Inc. The plaintiff filed an amended complaint in October 2002. It alleged, among other things, that our merger was unfair and that our directors breached their fiduciary duties in connection with the entry into the merger agreement. The amended complaint sought rescission of the merger transaction, damages and other relief. We and the other defendants moved to dismiss the amended complaint. We believe that the allegations in the amended complaint are without merit. The former stockholder recently dismissed the amended complaint voluntarily, with prejudice, rather than respond to the motion to dismiss.

        In June 2003, upon conclusion of a jury trial in the Supreme Court in the State of New York in Nassau County, the jury found that one of our subsidiaries had breached a confidentiality agreement with a former tenant at what is now our Great Neck (Long Island), New York Morton's steakhouse location, but that the former tenant did not sustain damages. The former tenant had sought approximately $550,000 exclusive of interest. After the jury verdict, the parties entered into a written settlement agreement that involved a mutual release and an immaterial monetary payment.

        Since August 2002, a number of our current and former employees in New York and Florida have initiated arbitrations with the American Arbitration Association in their respective states alleging that we have violated state and federal (New York arbitrations) and federal (Florida arbitrations) wage and hour laws regarding the sharing of tips with other employees. In general, the complainants are seeking restitution of tips, the difference between the tip credit wage and the minimum wage, liquidated damages and attorneys' fees and costs. The arbitrator in the New York arbitrations has permitted the complainants to consolidate their arbitrations into one action. The Florida complainants are also seeking to consolidate their arbitrations, but there has been no determination to date. We believe that the allegations are without merit and we intend to contest them vigorously. A claim has recently been received from certain employees with respect to similar issues under Massachusetts state law. We are in the process of assessing the recent claim.

        We are also involved in various other claims and legal actions that arise in the ordinary course of business. We do not believe that the ultimate resolution of these actions will have a material adverse effect on our consolidated financial position, results of operations, liquidity and capital resources.

MANAGEMENT

        The following table sets forth certain information regarding our board of directors and the board of advisors of Morton's Holdings, LLC, MRG's direct parent. In addition, the table sets forth information regarding our executive officers and other senior officers.

Name	Age	Position
Allen J. Bernstein	58	Chairman, President, Chief Executive Officer and director; member of our parent's board of advisors
Thomas J. Baldwin	48	Executive Vice President, Chief Financial Officer, Secretary, Treasurer and director; member of our parent's board of advisors
John T. Bettin	48	President of Morton's of Chicago, Inc.
Roger J. Drake	43	Vice President of Communications
Allan C. Schreiber	62	Senior Vice President of Development
Klaus W. Fritsch	60	Vice-Chairman and Co-Founder of Morton's of Chicago, Inc.
John K. Castle	62	Member of our parent's board of advisors
Lee M. Cohn	56	Member of our parent's board of advisors
Dr. John J. Connolly	63	Member of our parent's board of advisors
Laurence E. Paul	39	Member of our parent's board of advisors
Stephen E. Paul	36	Member of our parent's board of advisors
David B. Pittaway	52	Member of our parent's board of advisors
Dianne H. Russell	60	Member of our parent's board of advisors
Alan A. Teran	58	Member of our parent's board of advisors
Justin B. Wender	34	Member of our parent's board of advisors

        Allen J. Bernstein has been our Chairman since February 2003. He previously was a director of MRG from December 1988 to July 2002, serving as Chairman from October 1994 through July 2002. He has been our President since September 1997 and previously was President from December 1988 through October 1994. Mr. Bernstein has been a member of our parent's board of advisors since February 2003. Mr. Bernstein has worked in various aspects of the restaurant industry since 1970. Mr. Bernstein is also a director of Charlie Brown's Acquisition Corp., Luther's Acquisition Corp., Wilshire Restaurant Group, Inc. and McCormick and Schmick Holdings LLC, which are affiliates of Castle Harlan, Inc., and a director of Dave & Busters, Inc.

        Thomas J. Baldwin has been a director of MRG since February 2003 and previously was a director from November 1998 through July 2002. He has been our Executive Vice President since January 1997. He previously served as our Senior Vice President, Finance since June 1992, and Vice President, Finance since December 1988. In addition, Mr. Baldwin has been our Chief Financial Officer and Treasurer since December 1988. In October 2002, Mr. Baldwin also became secretary after serving as assistant secretary since 1988. Mr. Baldwin has been a member of our parent's board of advisors since February 2003. His previous experience includes seven years at General Foods Corp., now part of Kraft Foods/Philip Morris Companies, Inc., where he worked in various financial management and accounting positions and two years at Citicorp where he served as Vice President responsible for strategic planning and financial analysis at a major corporate banking division. Mr. Baldwin is also a director of Charlie Brown's Acquisition Corp., which is an affiliate of Castle Harlan, Inc. Mr. Baldwin is a member of the Executive Committee and the Board of Directors of the March of Dimes New York State Division. Mr. Baldwin is a licensed certified public accountant in the State of New York.

        John T. Bettin has been President of Morton's of Chicago, Inc., our indirect wholly-owned subsidiary, since July 1998. Prior to joining us, Mr. Bettin had been Executive Vice President of Capital

Restaurant Concepts, Ltd. since April 1994. Previously, Mr. Bettin worked for Gilbert Robinson, Inc. where he served in various positions including Corporate Executive Chef, Vice President Operations and Senior Vice President Concept Development since 1975.

        Roger J. Drake has been our Vice President of Communications since May 1999 and Director of Communications since February 1994. Mr. Drake previously owned and operated Drake Productions, a video and marketing communications company, from April 1987 to December 1993. Prior to that, Mr. Drake served as producer, editor and copywriter at Major League Baseball Productions, from May 1981 to June 1986.

        Allan C. Schreiber has been our Senior Vice President of Development since January 1999, Vice President of Real Estate since January 1996 and Director of Real Estate since November 1995. Mr. Schreiber had been a Senior Managing Director at The Galbreath Company since 1991. Prior to joining Galbreath, he served as an Executive Vice President of National Westminster Bank USA from 1982 to 1991. Previously, Mr. Schreiber had been a Vice President and Division Executive of the Chase Manhattan Bank.

        Klaus W. Fritsch has been Vice Chairman of Morton's of Chicago, Inc., our indirect wholly-owned subsidiary, since May 1992. Mr. Fritsch has been with Morton's of Chicago, Inc. since its inception in 1978, when he co-founded Morton's. After Mr. Arnold Morton ceased active involvement in 1987, Mr. Fritsch assumed all operating responsibilities as President, in which capacity he served until May 1992.

        John K. Castle has been a member of our parent's board of advisors since October 2002 and was a director of MRG from December 1988 through July 2002. Mr. Castle is Chairman and Chief Executive Officer of Castle Harlan, Inc. Immediately prior to forming Castle Harlan, Inc. in 1986, Mr. Castle was President and Chief Executive of Donaldson, Lufkin & Jenrette, Inc., one of the nation's leading investment banking firms. At that time, he also served as a director of the Equitable Life Assurance Society of the U.S. Mr. Castle is a board member of Adobe Air Holdings, Inc., Advanced Accessory Systems, LLC, American Achievement Corporation, Wilshire Restaurant Group, Inc., and various private equity companies. Mr. Castle has also been elected to serve three, five-year terms as trustee of the Massachusetts Institute of Technology. He has served for twenty-two years as a trustee of New York Medical College, including eleven of those years as Chairman of the Board. He is a member of the Board of the Whitehead Institute for Biomedical Research, and was Founding Chairman of the Whitehead Board of Associates. He is also a member of The New York Presbyterian Hospital Board of Trustees, the University Visiting Committee for The Harvard Business School and Chairman of the Columbia-Presbyterian Health Sciences Advisory Council. Mr. Castle received his bachelors degree from the Massachusetts Institute of Technology, his MBA as a Baker Scholar with High Distinction from Harvard, and an Honorary Doctorate of Humane Letters from New York Medical College.

        Lee M. Cohn has been a member of our parent's board of advisors since February 2003. He previously served as a director of MRG from August 1997 through July 2002. Mr. Cohn co-founded and has been the Chief Executive Officer of Big 4 Restaurants, Inc., located in Scottsdale, Arizona, since 1973. Mr. Cohn has served on the boards of Valley Big Brothers and the Phoenix Ballet Company and is an active member of The Phoenix Thunderbirds, The Fiesta Bowl Committee and the Young Presidents Organization. Mr. Cohn is a director of Luther's Acquisition Corp. and Wilshire Restaurant Group, Inc., which are affiliates of Castle Harlan, Inc.

        Dr. John J. Connolly has been a member of our parent's board of advisors since February 2003. Dr. Connolly previously served as a director of MRG from October 1994 through July 2002. He has been the President and Chief Executive Officer of Castle Connolly Medical Ltd. since 1992. He previously served as President and Chief Executive Officer of New York Medical College for over ten years. He serves on the President's Advisory Council of the United Hospital Fund, as a member of the Board of Advisors of the Whitehead Institute and as a director of the New York Business Group on Health. He also has served as Chairman of the Board of Trustees of St. Francis Hospital in Poughkeepsie and as a member of the Board of Trustees of St. Agnes Hospital in White Plains. He is a

fellow of the New York Academy of Medicine and is a founder and past Chairman of the American Lyme Disease Foundation. Dr. Connolly serves as a Trustee Emeritus and past Chairman of the Board of the Culinary Institute of America. Dr. Connolly also presently serves as a director of Dearborn Risk Management, Charlie Brown's Acquisition Corp., which is an affiliate of Castle Harlan, Inc., Gradipore, Inc. and as chairman and a director of AlphaGene, Inc.

        Laurence E. Paul has been a member of our parent's board of advisors since October 2002. Dr. Paul is a Managing Principal of Laurel Crown Capital, a private investment company. Dr. Paul was a Vice President of The Louis Berkman Company from May 2001 through September 2002. Formerly, Dr. Paul was a Managing Director at Donaldson, Lufkin & Jenrette, Inc. and then CS First Boston after Credit Suisse Group's purchase of Donaldson, Lufkin & Jenrette, Inc. He served at Donaldson, Lufkin & Jenrette, Inc. and its successor from 1994 through 2001. He is a director of Biovail Corporation and Ampco-Pittsburgh Corporation. In addition Dr. Paul serves on the boards of Harvard Medical School and the Biomedical Services division of the American Red Cross. Laurence E. Paul and Stephen E. Paul are brothers.

        Stephen E. Paul has been a member of our parent's board of advisors since October 2002. Mr. Paul is a Managing Principal of Laurel Crown Capital, a private investment company. Mr. Paul was a Vice President of The Louis Berkman Company from May 2001 through September 2002. Formerly, Mr. Paul was a Vice President of Business Development of eToys, Inc. since May 1998, and before that, an Associate at Donaldson, Lufkin & Jenrette, Inc., where he was employed from August 1995 to May 1998. Mr. Paul is a board member of Ampco-Pittsburgh Corporation and a trustee of The Loomis Chaffee School. Laurence E. Paul and Stephen E. Paul are brothers.

        David B. Pittaway has been a member of our parent's board of advisors since October 2002 and was a director of MRG from December 1988 through July 2002. He was a Vice President of MRG from December 1988 through May 1993 and Assistant Secretary from May 1988 through September 1993. Mr. Pittaway is currently the Senior Managing Director, Senior Vice President and Secretary of Castle Harlan, Inc. He has been with Castle Harlan, Inc. since 1987. Mr. Pittaway has been Vice President and Secretary of Branford Castle, Inc., an investment company, since October 1986. From 1987 to 1998 he was Vice President, Chief Financial Officer and a director of Branford Chain, Inc., a marine wholesale company, where he is now a director and Vice Chairman. Prior thereto, Mr. Pittaway was Vice President of Strategic Planning and Assistant to the President of Donaldson, Lufkin & Jenrette, Inc. Mr. Pittaway is also a director of Dave & Busters, Inc., American Achievement Corporation, Equipment Support Services, Inc., Charlie Brown's Acquisition Corp., Luther's Acquisition Corp., Wilshire Restaurant Group, Inc., McCormick and Schmick Holdings LLC and The Dystrophic Epidermolysis Bullosa Research Association of America, Inc. Mr. Pittaway is a graduate of the University of Kansas (B.A. with Highest Distinction), and has both an M.B.A. with High Distinction (Baker Scholar) and a Juris Doctor degree from Harvard University.

        Dianne H. Russell has been a member of our parent's board of advisors since February 2003. She previously served as a director of MRG from May 1993 through July 2002. Ms. Russell is a Senior Vice President and Regional Managing Director of the Technology and Life Sciences Division of Comerica Bank (formerly Imperial Bank) in Boston, heading the Northeast Region. Formerly, Ms. Russell was President of Hyde Boston Capital, a financial consulting company, since January 1992, and before that, a Senior Vice President and Department Executive at BankBoston, N.A., a national bank, where she was employed from 1975 to 1991. Ms. Russell is the chair of the Financial Advisory Board of the Commonwealth of Massachusetts.

        Alan A. Teran has been a member of our parent's board of advisors since February 2003. He previously served as a director of MRG from May 1993 through July 2002. Mr. Teran was the President of Cork 'N Cleaver Restaurants from 1975 to 1981. Since 1981, Mr. Teran has been a principal in private restaurant businesses. Mr. Teran is currently a director of Charlie Brown's Acquisition Corp., which is an affiliate of Castle Harlan, Inc., and Good Times, Inc., and previously served on the board of Boulder Valley Bank and Trust.

        Justin B. Wender has been a member of our parent's board of advisors since April 2002. Mr. Wender is also a managing director of Castle Harlan, Inc. Prior to joining Castle Harlan, Inc. in 1993, Mr. Wender worked in the Corporate Finance Group of Merrill Lynch & Co., where he assisted clients with a variety of corporate finance matters. He is a board member of Charlie Brown's Acquisition Corp. and McCormick & Schmick Management Group. Previously, Mr. Wender was a board member of Statia Terminals Group, N.V., Land 'N' Sea Distributing, Inc., MAG Aerospace Industries, Inc. and US Synthetic Corporation. Mr. Wender is a Cum Laude graduate of Carleton College and earned an MBA from the Wharton School at the University of Pennsylvania.

  Summary Compensation Table

        The following table sets forth information regarding compensation for the last three fiscal years (ended December 29, 2002, December 30, 2001 and December 31, 2000, respectively) awarded to, earned by or paid to our Chief Executive Officer and the other four most highly compensated executive officers at the end of fiscal 2002:

	Annual Compensation(1)					Long-Term Compensation(2)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)
Allen J. Bernstein Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	$ $ $	676,000 675,000 649,519	$ $	— 478,000 375,000	— — 65,000	$ $ $	41,686(3)(4) 44,811(5)(6) 43,761(7)(8)
Thomas J. Baldwin Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2002 2001 2000	$ $ $	266,000 265,788 254,807	$ $	— 200,000 175,000	— — 30,000	$ $ $	300(3) 4,550(5)(6) 3,500(7)(8)
Allan C. Schreiber Senior Vice President of Development	2002 2001 2000	$ $ $	188,000 187,846 179,865	$ $	— 150,000 105,000	— — 6,500	$ $ $	1,565(3)(4) 4,550(5)(6) 3,500(7)(8)
Klaus W. Fritsch Vice Chairman and Co-Founder of Morton's of Chicago, Inc.	2002 2001 2000	$ $ $	175,000 174,269 155,769	$ $	— 120,000 100,000	— — 7,000	$ $ $	314(4) 1,979(5)(6) 3,745(7)(8)
John T. Bettin President of Morton's of Chicago, Inc.	2002 2001 2000	$ $ $	250,000 249,616 239,647	$ $	— 150,000 140,000	— — 10,000	$ $ $	580(4) 4,610(5)(6) 3,542(7)(8)

(1)
Includes cash bonuses paid in the referenced fiscal year with respect to services rendered in the prior fiscal year. Excludes cash bonuses paid in the following fiscal year with respect to services rendered in the referenced fiscal year. No cash bonuses were paid in fiscal 2002 with respect to services rendered in fiscal 2001. Cash bonuses totaling $524,000 for these officers were paid in fiscal 2003 with respect to services rendered in fiscal 2002.

(2)
Options granted in 2000 were with respect to MRG's common stock prior to our July 2002 acquisition, and were cancelled in connection with the acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Our Going Private Transaction." In August 2003, common units of Morton's Holdings, LLC, MRG's direct parent, were granted, subject to vesting, to certain executives and other employees including the executives named herein. See "—Employee Subscription Agreements."

(3)
Represents or includes the dollar value of insurance premiums paid by us with respect to term life insurance for the benefit of Allen J. Bernstein ($40,561), Thomas J. Baldwin ($300), Allan C. Schreiber ($300).

(4)
Includes employer contributions made by us pursuant to the Morton's of Chicago, Inc. Profit Sharing and Cash Accumulation Plan (the "Morton's Plan"), which is a retirement plan intended to be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, for the benefit of Allen J. Bernstein ($1,125), Allan C. Schreiber ($1,265), Klaus W. Fritsch ($314) and John T. Bettin ($580).

(5)
Represents or includes the dollar value of insurance premiums paid by us with respect to term life insurance for the benefit of Allen J. Bernstein ($40,561), Thomas J. Baldwin ($300), Allan C. Schreiber ($300), Klaus W. Fritsch ($642) and John T. Bettin ($360).

(6)
Includes employer contributions made by us pursuant to the Morton's Plan for the benefit of Allen J. Bernstein ($4,250), Thomas J. Baldwin ($4,250), Allan C. Schreiber ($4,250), Klaus W. Fritsch ($1,337) and John T. Bettin ($4,250).

(7)
Represents or includes the dollar value of insurance premiums paid by us with respect to term life insurance for the benefit of Allen J. Bernstein ($40,561), Thomas J. Baldwin ($300), Allan C. Schreiber ($300), Klaus W. Fritsch ($545) and John T. Bettin ($342).

(8)
Includes employer contributions made by us pursuant to the Morton's Plan for the benefit of Allen J. Bernstein ($3,200), Thomas J. Baldwin ($3,200), Allan C. Schreiber ($3,200), Klaus W. Fritsch ($3,200) and John T. Bettin ($3,200).

  Compensation of Directors

        MRG directors do not receive director's fees. Members of the board of advisors of our parent other than Messrs. Baldwin, Bernstein, Castle, L. Paul, S. Paul, Pittaway and Wender are entitled to receive director's fees at the rate of $15,000 per year. All members of MRG's board of directors and of our parent's board of advisors are reimbursed for actual expenses incurred in connection with attendance at meetings of the board and of committees of the board.

  Compensation Committee Interlocks and Insider Participation

        Other than Messrs. Bernstein and Baldwin, who are executive officers and members of MRG's board of directors and our parent's board of advisors, there are no compensation committee interlocks (i.e., no executive officer of ours or of our parent serves as a member of the board of directors or the compensation committee of another entity that has an executive officer serving on our board of directors or our parent's board of advisors).

  Employment Agreements

  General

        We have employment agreements with Messrs. Bernstein and Baldwin. Mr. Bernstein's employment agreement extends until December 31, 2007, but beginning on January 1, 2005, the employment term under his employment agreement will continue such that at any date, three years always remain on the term, unless his employment agreement is terminated at any time as discussed below. Mr. Baldwin's employment agreement extends until December 31, 2005, but beginning on January 1, 2004, the employment term under his employment agreement will continue such that at any date, two years always remain on the term, unless his employment agreement is terminated at any time as discussed below. As of the date of this prospectus, Mr. Bernstein's annual base salary is $703,040 and Mr. Baldwin's is $276,640. Their agreements provide for their annual base salaries to be increased each year to reflect the rate of increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers. Mr. Bernstein is eligible for an annual bonus based on our profitability targets. If we attain between 50% and 150% of the applicable target, the bonus amount for Mr. Bernstein will be 1.2% of his base salary for every 1% of the target achieved between 50% and 150%. If we attain 150% or more of the target, the bonus will be 120% of Mr. Bernstein's base salary. Mr. Baldwin may receive annual bonuses at our discretion. Both Messrs. Bernstein and Baldwin are eligible to participate in our benefit programs that are in effect for executive personnel. We also pay the membership dues for Mr. Bernstein's membership in a professional organization and the reasonable expenses incurred by Mr. Bernstein to attend the meetings and conferences of such organization. Mr. Bernstein is provided with an automobile and driver at our expense and Mr. Baldwin is provided with an automobile allowance.

  Termination Provisions

        If Mr. Bernstein's employment is terminated by us other than for "cause" related reasons (as described in his employment agreement) or by Mr. Bernstein with "good reason" related reasons (as described in his employment agreement), Mr. Bernstein would be entitled to payments of base salary (x) if prior to January 1, 2005, for the number of months from the date of termination until December 31, 2007 or (y) if on or after January 1, 2005, for a period of 36 months after termination of employment. Upon such a termination, for the same period of time, Mr. Bernstein also would continue to receive reimbursements for the costs and expenses associated with his automobile and driver and membership fees for the professional organization.

        Instead of receiving the termination payments described above, Mr. Bernstein may elect, until January 1, 2005, that we pay to him a lump sum equal to the number of months from (x) or (y) above, multiplied by $67,800. In all cases, Mr. Bernstein would be required to seek alternative employment. After Mr. Bernstein receives alternative employment, we would only be required to pay to Mr. Bernstein (if he has not made a lump sum election) $50,600 per month for the number of months from (x) or (y) above or, if he has made a lump sum election, Mr. Bernstein would be required to repay us $17,366 multiplied by the difference between the number of months from (x) or (y) above and the number of months between his termination and when his alternative employment begins.

        If Mr. Baldwin's employment is terminated by us other than for "cause" related reasons (as described in his employment agreement) or by Mr. Baldwin with "good reason" related reasons (as described in his employment agreement), we would be required to pay to Mr. Baldwin a lump sum of (x) if prior to January 1, 2004, his base salary for the number of months from the date of termination until December 31, 2005 or (y) if on or after January 1, 2004, $692,664.

        Mr. Baldwin would be required to seek alternative employment. After Mr. Baldwin receives alternative employment, Mr. Baldwin would be required to repay us $7,392 multiplied by the difference between (x) if prior to January 1, 2004, (i) the number of months until December 31, 2005 and (ii) the number of months between the date of termination and the date his alternative employment begins or (y) if on or after January 1, 2004, (i) 24 months and (ii) the number of months between the date of termination and the date his alternative employment begins.

  Employee Subscription Agreements

        Certain of our executives and other employees have been granted common units of Morton's Holdings, LLC, MRG's direct parent, pursuant to Employee Subscription Agreements. The form of the Employee Subscription Agreement was adopted on August 27, 2003. These common units are subject to vesting. Fifty percent of the granted common units will vest upon certain dates if the employee is employed as of such date.

        For selected employees employed as of July 25, 2002 in "qualified positions" (as determined by our parent's board of advisors), the dates and vesting percentages for the common units based on time-vesting will be as follows:

Date	Percentage
July 25, 2005	40%
July 25, 2006	70%
July 25, 2007	100%

        For selected employees not employed as of July 25, 2002 in "qualified positions," the dates and vesting percentages for the common units based on time-vesting will be as follows:

Date	Percentage
Third anniversary of date of grant	40%
Fourth anniversary of date of grant	70%
Fifth anniversary of date of grant	100%

        In addition, fifty percent of the common units will vest upon certain change of control or liquidation events if, upon the occurrence of such an event, CHP III achieves an internal rate of return of at least 30% and the employee is employed as of such date.

        Upon a termination of employment, unvested common units will be forfeited and vested common units will be subject to repurchase pursuant to the terms of our parent's operating agreement.

        Stock-based employee compensation expense related to this plan will be charged to MRG based on the recognition and measurement provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. The FASB recently indicated that it plans to require stock-based employee compensation to be measured at fair value and recorded as a charge to earnings pursuant to a standard it is currently deliberating, which it believes will become effective on January 1, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        MRG is a direct wholly-owned subsidiary of Morton's Holdings, LLC, our parent. As of September 28, 2003, our parent's outstanding capitalization consisted of 9,697,614 common units (not including unvested common units granted, subject to vesting, to certain executives and other employees) and 96,976.14 preferred units. The following table sets forth information with respect to the beneficial ownership of our parent's units as of September 28, 2003 by:

  •
  each person who is known by us to beneficially own 5% or more of the outstanding units;

  •
  each member of MRG's board of directors and of our parent's board of advisors;

  •
  each of our executive officers named in the Summary Compensation Table; and

  •
  all members of our parent's board of advisors and our executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each of the holders of units listed below has sole voting and investment power as to the units owned unless otherwise noted.

Name and Address of Beneficial Owner	Number of Common Units	Percentage of Total Common Units (%)	Number of Preferred Units	Percentage of Total Preferred Units (%)
Castle Harlan Partners III, L.P.(1)(2)	7,355,981	75.85	73,559.81	75.85
Laurel Crown Capital, LLC: Series One—LC/Morton's(3)	1,998,002	20.60	19,980.02	20.60
Allen J. Bernstein(4)	288,711	2.98	2,887.11	2.98
Thomas J. Baldwin(4)	31,419	*	314.19	*
Allan C. Schreiber(4)	—	*	—	*
Klaus W. Fritsch(4)	11,888	*	118.88	*
John T. Bettin(4)	—	*	—	*
John K. Castle(1)(5)	7,355,981	75.85	73,559.81	75.85
Lee M. Cohn(4)	—	*	—	*
Dr. John J. Connolly(4)	—	*	—	*
Laurence E. Paul(3)	—	*	—	*
Stephen E. Paul(3)	—	*	—	*
David B. Pittaway(1)	5,319	*	53.19	*
Dianne H. Russell(4)	—	*	—	*
Alan A. Teran(4)	—	*	—	*
Justin B. Wender(1)	—	*	—	*
All advisors and executive officers as a group (15 persons, including those listed above)(5)	7,693,318	79.33	76,933.18	79.33

*
Represents less than 1%.

(1)
The address for Castle Harlan Partners III, L.P. and for each of such members of our parent's board of advisors is c/o Castle Harlan, Inc., 150 East 58th Street, New York, New York 10155.

(2)
Includes 3,492.90 common units and 3,492.90 preferred units held by related entities, all of which may be deemed to be beneficially owned by Castle Harlan Partners III, L.P. Castle Harlan Partners III, L.P. disclaims beneficial ownership of these units.

(3)
The address for Laurel Crown Capital, LLC: Series One—LC/Morton's and each of such members of our parent's board of advisors is 1620 26th Street, South Tower, Suite 300, Santa Monica, California 90404.

(4)
The address for each of our officers and each of such members of our parent's board of advisors is c/o Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, New York 11042.

(5)
John K. Castle, a member of our parent's board of advisors, is the controlling stockholder of Castle Harlan Partners III, G.P., Inc., the general partner of the general partner of Castle Harlan Partners III, L.P., and as such may be deemed to be a beneficial owner of the units owned by Castle Harlan Partners III, L.P. and its affiliates. Mr. Castle disclaims beneficial ownership of such units in excess of his proportionate partnership share of Castle Harlan Partners III, L.P. and its affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Management Agreement

        On July 25, 2002, at the closing of our acquisition by CHP III and certain other investors, Morton's Holdings, LLC, MRG's direct parent, entered into a management agreement with Castle Harlan, Inc., which was amended as of July 7, 2003. Pursuant to the management agreement, Castle Harlan, Inc. agreed to provide business and organizational strategy, financial and investment management, advisory and merchant and investment banking services to our parent and its subsidiaries upon the terms and conditions set forth in the management agreement. As compensation for those services, our parent agreed to pay Castle Harlan, Inc. fees equal to $2.8 million per year, which fees may be increased pursuant to the terms of the management agreement to an amount not exceeding $3.5 million in any year, plus out of pocket expenses. These fees and expenses are paid by MRG and may be paid to the extent permitted by the indenture. See "Description of the New Notes." These obligations under the management agreement are subordinated to all obligations of MRG under the indenture and our working capital facility. The agreement is for an initial term expiring December 31, 2007, renewable automatically from year to year thereafter unless one of the parties gives notice of its desire to terminate within 90 days before the expiration of the initial term or any subsequent one-year renewal thereof, except that our parent may terminate only after CHP III and its affiliates cease to own a specified percentage of our parent's common units. Our parent has agreed to indemnify Castle Harlan, Inc. against losses, claims, damages, liabilities, costs and expenses relating to its performance of its duties under the management agreement, other than such of the foregoing resulting from Castle Harlan, Inc.'s gross negligence or willful misconduct. In October 2002, Castle Harlan, Inc., Laurel Crown Capital, LLC: Series One—LC/Morton's ("Laurel Crown") and our parent entered into a letter agreement, pursuant to which Castle Harlan, Inc. agreed to provide a portion of the annual fee to Laurel Crown in exchange for Laurel Crown's assistance in providing the services to our parent under the management agreement. Our parent has agreed to indemnify Laurel Crown against losses, claims, damages, liabilities, costs and expenses relating to its performance of its duties, other than such of the foregoing resulting from Laurel Crown's gross negligence or willful misconduct.

  Certain Equity Arrangements

        Employee Subscription Agreements. Certain members of our executive management team own and/or have been granted, subject to vesting, common units of Morton's Holdings, LLC, MRG's direct parent. See "Management—Summary Compensation Table" and "Management—Employee Subscription Agreements."

        Advisor Designation Rights. Our parent's operating agreement, as amended, establishes an advisory board to manage our parent's business. Pursuant to the operating agreement, Laurel Crown is permitted to appoint two advisors to our parent's board of advisors and CHP III is permitted to appoint three advisors, in each case so long as certain conditions are met. In addition, CHP III may increase the number of advisors that it appoints so long as it continues to own a specified percentage of the total issued and outstanding common units of our parent.

  Other

        Our Acquistion. On March 26, 2002, in connection with our acquisition by CHP III and certain other investors, we entered into a merger agreement with our parent and a wholly-owned subsidiary of our parent, both of which were formed by CHP III to effect the merger. In general, pursuant to the merger agreement, as amended, each issued and outstanding share of MRG common stock immediately prior to the merger was converted into the right to receive a cash payment of $17.00 per share, except that shares of MRG common stock held by us (including treasury shares) or our parent (including shares transferred to our parent by certain of our executives in exchange for an ownership interest in our parent) were canceled without any payment therefor. Each outstanding option to purchase shares of MRG common stock was canceled at the effective time of the merger, and each option holder (including our executives) became entitled to receive a cash payment, without interest, equal to the difference between $17.00 and the exercise price of the option, multiplied by the number of shares subject to the option. Options with an exercise price equal to or greater than $17.00 per share, however, were canceled at the effective time of the merger without any payment or other consideration. On July 25, 2002, the merger was consummated and we became a wholly-owned subsidiary of our parent.

        Our Prior Credit Facility. On October 21, 1996, Fleet, which was previously the sole provider of our prior credit facility, syndicated a portion of our prior credit facility to Comerica Bank (formerly Imperial Bank). Dianne H. Russell is a senior officer of Comerica Bank as well as a member of the board of advisors of our parent. Fleet also had syndicated portions of our prior credit facility to First Union National Bank (formerly First Union Corporation), JPMorganChase Bank and LaSalle Bank National Association. We used a portion of the proceeds from the Original Notes offering to repay our prior credit facility. See "Use of Proceeds."

        Payment of Parent Expenses. Expenses of our parent, including management fees, directors fees, taxes and legal and other expenses are paid by MRG. See "Management—Compensation of Directors" and "—Management Agreement" for a discussion of management fees and director's fees payable by our parent.

DESCRIPTION OF CERTAIN INDEBTEDNESS

        The following is a summary of the material provisions of the instruments evidencing our material indebtedness. For further information, including the definitions of certain terms therein that are not otherwise defined in this prospectus, please refer to all of the provisions of the corresponding instruments.

        Our Working Capital Facility

        On July 7, 2003, concurrently with the Original Notes offering, we entered into a $15.0 million senior secured working capital facility with Wells Fargo Foothill, Inc. The terms of our working capital facility are summarized below.

        Availability.    Availability under our working capital facility is limited to the lesser of (i) $15.0 million and (ii) the borrowing base amount, in each case, less the sum of (a) the revolving loans then outstanding (including letters of credit) and (b) reserves required by the lender. The borrowing base amount is defined as the lesser of (A) 80% of our twelve-month trailing EBITDA, as determined in accordance with our most recently delivered financial statements, or (B) 25% of our "enterprise value," determined to be $168.0 million as of July 7, 2003, and thereafter to be the amount determined by a third party appraiser. We are permitted to repay and reborrow these advances until the maturity date. At our option, up to $7.5 million of the facility can consist of one or more letters of credit issued by the lender.

        Term.    Our working capital facility matures on July 7, 2007.

        Guarantees and Security.    Our working capital facility is guaranteed by all of our domestic restricted subsidiaries and secured by a first priority perfected security interest in all of the Collateral (as defined in "Description of the New Notes") securing the Notes.

        Interest.    Interest will accrue on borrowings under our working capital facility at a floating rate of interest per annum equal to the rate of interest announced from time to time within the lender's principal office in San Francisco as its "prime rate" plus 1.75%, or a LIBOR-based equivalent thereof. Interest is calculated on the basis of a 360-day year and will be payable monthly for base rate loans and at the end of each interest period for LIBOR loans (but not less frequently than quarterly).

        Fees.    Our working capital facility contains certain customary fees, including a closing fee, anniversary fees, servicing fees and pre-payment fees.

        Covenants.    Our working capital facility contains various affirmative and negative covenants customary for similar working capital facilities, including but not limited to covenants pertaining to:

  •
  mergers and sales of assets outside the ordinary course of business;

  •
  use of proceeds;

  •
  granting of liens;

  •
  incurrence of indebtedness;

  •
  restricted payments;

  •
  voluntary prepayment of indebtedness, including the Notes;

  •
  payment of dividends;

  •
  business activities;

  •
  investments and acquisitions;

  •
  transactions with affiliates;

  •
  certain restrictions affecting subsidiaries;

  •
  fundamental changes; and

  •
  amendments or modifications to instruments governing certain indebtedness.

Our working capital facility also requires us to achieve and maintain a twelve-month trailing EBITDA of not less than $16.0 million.

        Events of Default.    Our working capital facility contains customary events of default, including, but not limited to:

  •
  non-payment of principal, interest or fees;

  •
  violations of certain covenants;

  •
  change of control;

  •
  certain bankruptcy-related events;

  •
  inaccuracy of representations and warranties in any material respect; and

  •
  cross defaults with certain other indebtedness and agreements, including, without limitation, the indenture governing the Notes.

        Prior Credit Facility

        Our prior credit facility was pursuant to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated June 19, 1995, between us and Fleet, as amended from time to time, a portion of which had been syndicated to other lenders. On July 7, 2003, we used a portion of the proceeds from the Original Notes offering to repay our prior credit facility in full. Following repayment, the credit facility was terminated. As of September 28, 2003, we had a $60,000 letter of credit with Fleet. See "Use of Proceeds."

        CNL Loan

        In March 1997, a subsidiary of ours entered into a $2.5 million loan agreement with CNL. This loan is scheduled to mature on April 1, 2007 and bears interest at 10.002% per annum. This loan is secured by a security interest in the assets of our Morton's steakhouses located in Chicago and Denver (downtown). Principal and interest payments are due monthly over the term of the loan. On September 28, 2003, the outstanding principal balance of the CNL loan was $1.2 million.

        Mortgages

        During 1998 and 1999, certain of our subsidiaries entered into a total of six mortgage loans aggregating $18.9 million with GE Capital Franchise Finance, the proceeds of which were used to fund the purchases of land and construction of restaurants. The loans generally require monthly payments of principal and interest, and are scheduled to mature over the period from September 2018 to March 2021. The interest rates range from 7.68% to 9.26% per annum. On September 28, 2003, the outstanding principal balance due on these mortgage loans was approximately $11.9 million. We repaid one mortgage in May 2003 and one in September 2003. We plan to repay two mortgages in April 2004 using approximately $5.3 million of the proceeds from the Original Notes offering. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations—Debt and Other Obligations" for a summary of the repayment schedule pertaining to our remaining mortgage indebtedness after giving effect to the Original Notes offering and the use of proceeds therefrom. Also see "Use of Proceeds."

        Capital Leases

        We had financed the purchase of certain restaurant equipment through capital lease finance agreements. These leases generally required monthly payments of principal and interest, and were scheduled to mature over the period from August 2003 to October 2006. During the three months ended September 28, 2003, we used $4.2 million of the proceeds from the Original Notes offering to repay our capital lease obligations in full, including prepayment fees and expenses. See "Use of Proceeds."

DESCRIPTION OF THE NEW NOTES

        The Company issued the Original Notes on July 7, 2003 under an indenture (the "Indenture") among itself, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), and will issue the New Notes under the same Indenture. The terms of the New Notes are identical in all material respects to the terms of the Original Notes, except for the transfer restrictions and registration rights relating to the Original Notes. The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the Indenture may be obtained from the Company.

        You can find definitions of certain capitalized terms used in this description under "—Certain Definitions." For purposes of this section of the prospectus, references to the "Company" include only Morton's Restaurant Group, Inc. and not its Subsidiaries. References to the "Notes" in this section of the prospectus refer to both the "Original Notes" and the "New Notes, unless the context otherwise requires."

  General

        The New Notes will be senior secured obligations of the Company and will rank equally in right of payment with all other senior obligations of the Company and senior in right of payment with all Indebtedness which by its terms is subordinated to the New Notes. The New Notes will be secured by first priority security interests in all of the assets (other than Excluded Assets) of the Company and its Domestic Restricted Subsidiaries, subject to Permitted Liens. The New Notes will be guaranteed, jointly and severally on a senior secured basis by the Guarantors, as set forth under "—Guarantees" below.

        The Company will issue the New Notes in fully registered form, in denominations of $1,000 and integral multiples thereof. The Trustee will initially act as paying agent and registrar for the New Notes. The New Notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate office. No service charge will be made for any registration of transfer or exchange or redemption of New Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company may change any paying agent and registrar without notice to holders of the New Notes (the "Holders"). The Company or any of its Subsidiaries may act as paying agent or registrar. The Company will pay the principal (and premium, if any) on the New Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest and Additional Interest, if any, may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

  Principal, Maturity and Interest

        The Notes are unlimited in aggregate principal amount, of which up to $105.0 million in aggregate principal amount at maturity will be issued in the New Notes offering. Additional Notes may be issued from time to time, subject to the limitations set forth under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness." The Notes and any Additional Notes will be substantially identical other than the issuance dates and the dates from which interest will accrue. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the New Notes," references to the Notes include any Additional Notes actually issued. Any Original Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture. Because, however, any Additional Notes may not be fungible with other Notes for federal income tax purposes, they may have a different CUSIP number or numbers, be represented by a different Global Note or Notes, and otherwise be treated as a separate class or classes of Notes for other purposes.

        The Notes will mature on July 1, 2010.

        Interest on the Notes will accrue at the rate of 7 1/2% per annum on the aggregate principal amount at maturity of the Notes and will be payable semiannually in cash on each January 1 and July 1, commencing on January 1, 2004, to the Persons who are registered Holders at the close of business on each June 15 and December 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance of the Original Notes. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

  Security

        Pursuant to the terms of the Collateral Agreements, the Company and its Domestic Restricted Subsidiaries granted to the Collateral Agent or one or more sub-Collateral Agents appointed under the Intercreditor Agreement, security interests in, and pledges in favor of the Collateral Agent or one or more sub-Collateral Agents, all of our respective assets (other than Excluded Assets), including the Capital Stock of our respective Subsidiaries (other than to the extent such Capital Stock constitutes Excluded Assets) on a first priority basis, subject to Permitted Liens. However, such security interests in, and pledges of, assets of the Company and its Domestic Restricted Subsidiaries that also serve as collateral securing the obligations under the Credit Agreement are, pursuant to the Intercreditor Agreement, subject in priority to the security interests in, and pledges of, such assets that are purported to be provided for under, or in connection with, the Credit Agreement.

        Upon the occurrence of an Event of Default, the proceeds from the sale of Collateral securing the Notes may be insufficient to satisfy the Company's obligations under the Notes. No appraisals of any of the Collateral have been prepared in connection with the offering of the Original Notes or the New Notes. Moreover, the amount to be received upon such a sale would be dependent upon numerous factors, including the condition, age and useful life of the Collateral at the time of such sale, as well as the timing and manner of such sale. By its nature, all or some of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral, if saleable, can be sold in a short period of time.

        A significant portion of the assets of the Company and its Domestic Restricted Subsidiaries consists of leasehold improvements to real property leased by them from the owners of such real property. Because leasehold improvements may be a part of either the real property covered by the lease (which real property is not owned by the lessee) or the lessee's real estate leasehold interests (which interests are Excluded Assets and not included in the Collateral securing the Notes), there can be no assurance as to whether or to what extent such assets would be available as collateral securing the Notes. Moreover, the ability of the Collateral Agent to obtain possession of Collateral located on such leased real property may be subject to conflicting claims of landlords.

        To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the Collateral Agent's remedies thereto. Given the intangible nature of certain of the Collateral, any such sale of such Collateral separately from the Company as a whole may not be feasible. Additionally, the inclusion in Collateral securing the Notes of fixtures owned by the Company or any of its Domestic Restricted Subsidiaries will be limited by the extent to which (a) such fixtures are determined not to be personal property, and (b) any applicable state laws would, for purposes of perfecting security interests with respect thereto, require that the Collateral Agent make certain filings in applicable real estate land records. The ability of the Company and its Domestic Restricted Subsidiaries to grant a security interest in certain Collateral may be limited by legal or other logistical considerations. The ability of the holders of Notes to realize upon the Collateral may be subject to certain bankruptcy law and other limitations in the event of a bankruptcy. See "—Certain Bankruptcy and Other Limitations."

        The Company and its Domestic Restricted Subsidiaries are permitted to form new Domestic Restricted Subsidiaries and to transfer all or a portion of the Collateral to one or more of its Domestic Restricted Subsidiaries; provided, that each such new Domestic Restricted Subsidiary will be required to execute a security agreement granting to the Collateral Agent a security interest in all of the assets of such Domestic Restricted Subsidiary (other than Excluded Assets) on the same basis and subject to the same limitations as our currently existing Domestic Restricted Subsidiaries as described in the first paragraph under "—Security."

        A portion of the assets of the Company and its Domestic Restricted Subsidiaries do not constitute Collateral. See "—Certain Definitions—Excluded Assets." In addition, subject to the restrictions on incurring Indebtedness as set forth herein under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness," the Company and its Restricted Subsidiaries have the right to grant (and suffer to exist) Liens securing, among other Permitted Indebtedness and other obligations, (x) Capitalized Lease Obligations and Purchase Money Indebtedness constituting Permitted Indebtedness and respecting fixed assets of the Company or such Restricted Subsidiaries and to acquire any such assets subject to such Liens, and (y) obligations outstanding under the Credit Agreement constituting Permitted Indebtedness and respecting receivables, inventory and other assets of the Company and such Restricted Subsidiaries. The Collateral Agent's Liens in such assets are intended to be, and shall be, at all times automatically subordinate in priority to all such Liens and certain other Permitted Liens. In furtherance of the foregoing, the Company, the Guarantors, the Trustee and the Collateral Agent, on behalf of the holders of the Notes, and the Administrative Agent, on behalf of the Lenders, have entered into the Intercreditor Agreement. The Intercreditor Agreement contains the procedures for enforcing such Liens and the distribution of sale, insurance or other proceeds resulting from the collateral securing the Credit Agreement and the Indenture, Notes and Guarantees.

        Other than during the continuance of an Event of Default, and subject to certain terms and conditions in the Indenture and the Collateral Agreements, each of the Company and its Restricted Subsidiaries is entitled to receive all cash dividends, interest and other payments made upon or with respect to the equity interests of any of its Subsidiaries and to exercise any voting, consensual rights and other rights pertaining to such Collateral. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, upon notice from the Collateral Agent, (a) all rights of the Company or such Restricted Subsidiary, as the case may be, to exercise such voting, consensual rights, or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights, (b) all rights of the Company or such Restricted Subsidiary, as the case may be, to receive all cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements. All funds distributed under, and pursuant to, the Collateral Agreements and received by the Collateral Agent for the ratable benefit of the holders of the Notes shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

        The collateral release provisions of the Indenture permit the release of Collateral without substitution of collateral having at least equal value under certain circumstances, including asset sales made in compliance with the Indenture.

        The Security Agreement also provides that in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary's Capital Stock secures the Notes, then the Capital Stock of such Subsidiary shall automatically be deemed to be released and not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Security Agreement provides that the Security Interest created thereunder on such released Capital Stock will be automatically terminated, without the consent of any holder of Notes, to the extent necessary to release the Liens on the portion of such Capital Stock that is so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the Capital Stock of a Subsidiary, a portion of the Capital Stock of which was previously excluded as a result of Rule 3-16, to secure the Notes in excess of the amount then pledged without the filing with the SEC of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement.

  Certain Bankruptcy and Other Limitations

        The right of the Collateral Agent to repossess and dispose of or otherwise exercise remedies in respect of the Collateral upon the occurrence and during the continuance of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any of its Domestic Restricted Subsidiaries prior to the Collateral Agent having repossessed and disposed of the Collateral or otherwise completed the exercise of its remedies with respect to the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral securing the obligations owed to it and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion determines, for any diminution in the value of such collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

        Moreover, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property because a secured creditor that holds a lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Holders. The Collateral Agent's ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the Collateral Agent's Lien on the Collateral.

        In addition, because a portion of the Collateral consists of pledges of a portion of the Capital Stock of certain of our Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the Holders to realize upon that Collateral under applicable foreign law, may be limited by such law, which limitations may or may not affect such Liens.

  Guarantees

        The full and prompt payment of the Company's payment obligations under the Notes and the Indenture is guaranteed, jointly and severally, by all present and future, direct and indirect, Domestic Restricted Subsidiaries. Each Guarantor has fully and unconditionally guaranteed on a senior secured basis (each a "Guarantee" and, collectively, the "Guarantees"), jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's Obligations under the Indenture and the Notes, including the payment of principal of, interest on, premium, if any, on and Additional Interest, if any, on the Notes. The Guarantee of each Guarantor will rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equally in right of payment with all other existing and future senior Indebtedness of such Guarantor. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.

        Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation. See "—Certain Covenants—Merger, Consolidation and Sale of Assets" and "—Certain Covenants—Limitation on Asset Sales."

        A Guarantor will be released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

  (1)
  if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than us or any of our Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and we otherwise comply, to the extent applicable, with the covenant described below under the caption "—Certain Covenants—Limitation on Asset Sales;" or

  (2)
  if we designate such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under the caption "—Certain Covenants—Limitation on Restricted Payments;" or

  (3)
  if we exercise our legal defeasance option or our covenant defeasance option as described below under the caption "—Legal Defeasance and Covenant Defeasance;" or

  (4)
  upon satisfaction and discharge of the Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

At our request and expense, the Trustee will execute and deliver any instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment. See "—Modification of the Indenture."

  Redemption

        Optional Redemption after July 1, 2007.    Except as described below, the Notes are not redeemable before July 1, 2007. Thereafter, the Company may on any one or more occasions redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the Accreted Value thereof) if redeemed during the twelve-month period commencing on July 1, of the year set forth below:

Year	Percentage
2007	105.297%
2008	102.648%
2009 and each year thereafter	100.000%

        In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the aggregate principal amount at maturity of the Notes redeemed.

        Optional Redemption Upon Equity Offerings.    At any time, or from time to time, on or prior to July 1, 2006, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount at maturity of the Notes (which includes Additional Notes, if any) issued under the Indenture at a redemption price of 110.593% of the Accreted Value thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption; provided, that:

  (1)
  at least 65% of the original principal amount at maturity of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

  (2)
  the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

  Selection and Notice of Redemption

        In the event that the Company chooses to redeem at any time less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

  (2)
  on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

        No Notes of a principal amount at maturity of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price.

  Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the captions "—Repurchase upon Change of Control" and "—Certain Covenants—Limitation on Asset Sales." We may at any time and from time to time purchase Notes in the open market or otherwise.

  Repurchase Upon Change of Control

        The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

        Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing and the terms of the Credit Agreement and/or the Indenture may restrict the ability of the Company to obtain such financing. See "Risk Factors—We may not be able to satisfy our obligations to holders of the Notes upon a change of control."

        The Trustee may not waive the covenant to offer to purchase the Notes upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or the Board of Directors of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

        The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford Holders the right to require the Company to repurchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control. See "—Certain Definitions" below for the definition of "Change of Control."

        One of the events that constitutes a Change of Control under the Indenture is the disposition of "all or substantially all" of the Company's assets under certain circumstances. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event Holders elect to require the Company to purchase the

Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase under such circumstances.

        The provisions under the Indenture requiring the Company to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified, under certain circumstances, with the written consent of the holders of a majority in principal amount at maturity of the Notes. See "—Modification of the Indenture."

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

  Certain Covenants

        The Indenture contains, among others, the following covenants:

        Limitation on Incurrence of Additional Indebtedness.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof and the application of the proceeds thereof, greater than 2.25 to 1.0.

        Limitation on Sale and Leaseback Transactions.    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any of its or such Restricted Subsidiary's property unless (1) other than Permitted Sale and Leaseback Transactions, the Company or such Restricted Subsidiary would be entitled to (a) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitation on Incurrence of Additional Indebtedness" and (b) create a Lien on such property securing such Attributable Debt pursuant to the covenant described under "—Limitation on Liens," and (2) the Sale and Leaseback Transaction is treated as an Asset Sale and the Company applies the proceeds of such transaction in compliance with the covenant described under "—Limitation on Asset Sales."

        Limitation on Restricted Payments.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock, other than (i) dividends or distributions payable in Qualified Capital Stock of the Company, (ii) dividends and distributions payable to the Company or another Restricted Subsidiary of the Company and (iii) pro rata dividends or distributions payable by a Restricted Subsidiary of the Company that is not a Wholly-Owned Subsidiary of the Company to minority holders of Capital Stock of such Restricted Subsidiary;

  (2)
  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company other than in exchange for Qualified Capital Stock of the Company;

  (3)
  make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

  (4)
  make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

    if at the time of such Restricted Payment or immediately after giving effect thereto,

    (i)
    a Default or an Event of Default shall have occurred and be continuing; or

    (ii)
    the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness;" or

    (iii)
    the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company at the time of the making thereof) shall exceed the sum of:

    (u)
    50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a negative number, 100% of such Consolidated Net Income) of the Company earned subsequent to the Issue Date and ending on the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

    (v)
    100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

    (w)
    100% of the aggregate net cash proceeds received by the Company or any of its Restricted Subsidiaries subsequent to the Issue Date and on or prior to the Reference Date from the issuance and sale of Indebtedness (including Disqualified Capital Stock of the Company) that has been converted into or exchanged for Qualified Capital Stock of the Company together with the aggregate cash received by the Company or such Restricted Subsidiary at the time of such conversion or exchange and the amount of any accrued interest then outstanding on any Indebtedness that is paid in Qualified Capital Stock of the Company; plus

    (x)
    without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus

    (y)
    the sum of (1) without duplication of any amounts included in Consolidated Net Income in clause (iii)(u) above, the aggregate amount paid in cash or Cash Equivalents to the Company or a Restricted Subsidiary of the Company on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date; plus

    (z)
    $5.0 million.

In the case of clauses (iii)(v) and (w) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

  (2)
  the repurchase, redemption or other acquisition or retirement of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

  (3)
  the repurchase, retirement, redemption or other repayment or acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, Refinancing Indebtedness;

  (4)
  if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

  (5)
  if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, a Restricted Payment to pay for the repurchase or other acquisition of shares of Capital Stock of the Company or any direct or indirect parent company of the Company from officers, former officers, employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors) pursuant to the terms of any agreements (including employment agreements) or plans (or amendments thereto) under which such Capital Stock was issued; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any fiscal year, plus any life insurance proceeds received by the Company or any of its Restricted Subsidiaries in connection with such officers, employees and directors, plus up to $500,000 of any unused amount permitted under this clause (5) for the immediately preceding year;

  (6)
  if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the payment of the management fee to the extent provided for in the Management Agreement;

  (7)
  the repurchase, redemption or other repayment of any Indebtedness which is subordinated to the Notes or the Guarantees in the event of a change of control in accordance with provisions similar to the "Change of Control" covenant, provided that, prior to such repurchase, redemption or other repayment the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and prior to or concurrently with such repurchase, redemption or other repayment has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

  (8)
  the declaration or making of a Restricted Payment by the Company for the purpose of paying dividends on the Common Stock of the Company or any holding company of the Company following a Public Equity Offering of the Company or such holding company resulting in gross proceeds of at least $30.0 million in an amount not to exceed 6% per annum of the net cash proceeds received by the Company from all Public Equity Offerings;

  (9)
  payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries; and

  (10)
  dividends to any direct holding company of the Company to be used by such holding company solely to pay its franchise taxes and reasonable directors' fees and other fees and expenses owing by it in the ordinary course of business in an aggregate amount not to exceed $250,000 in any fiscal year, to the extent actually used by such holding company to pay such taxes, fees and expenses.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the second immediately preceding paragraph, amounts expended pursuant to clauses (1), 2(ii), 3(ii)(a), (4), (5) and (7) through (10) shall be included in such calculation.

        Limitation on Asset Sales.    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

  (2)
  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that (a) the amount of any Indebtedness or other liabilities of the Company or such Restricted Subsidiary (other than Indebtedness or liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and (b) the Fair Market Value of any marketable securities, currencies, notes or other obligations received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 180 days after the consummation of such Asset Sale shall be deemed to be cash for purposes of this provision; and

  (3)
  upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof:

  (a)
  (i) to repay Indebtedness under the Credit Agreement and permanently reduce the commitments thereunder, (ii) in the case where the property or asset that was the subject of such Asset Sale does not constitute Collateral, to repay Indebtedness secured by a Lien of the type described in clause (7), (14) or (17) of the definition of the term "Permitted Lien," (iii) in the case where the property or asset that was the subject of such Asset Sale is the property or asset of a Foreign Restricted Subsidiary, to repay Indebtedness of any Foreign Restricted Subsidiary or (iv) a combination of the foregoing clauses (i), (ii) and (iii);

    (b)
    to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in any other properties and assets that will be used, or Capital Stock of a Person engaged, in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); or

    (c)
    a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

        On the 361st day after an Asset Sale (a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the Accreted Value of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

        The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the immediately preceding paragraph).

        In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "—Merger, Consolidation and Sale of Assets," which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        To the extent that the aggregate Accreted Value of Notes tendered pursuant to such Net Proceeds Offer is less than the Net Proceeds Offer Amount the Company and its Restricted Subsidiaries may use such deficiency for general corporate purposes. Upon completion of such Net Proceeds Offer, the amount of Net Proceeds Offer Amount will be reset to zero.

        Notwithstanding anything to the contrary contained in this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

  (1)
  the consideration for such Asset Sale constitutes Replacement Assets; and

  (2)
  such Asset Sale is for Fair Market Value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

        Each notice of a Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

  (1)
  pay dividends or make any other distributions on or in respect of its Capital Stock;

  (2)
  make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

  (3)
  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

    (a)
    applicable law;

    (b)
    the Indenture, the Notes, the Guarantees, the Collateral Agreements and the Intercreditor Agreement;

    (c)
    in the case of clause (3) above, (A) agreements or instruments that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) provisions arising or agreed to in the ordinary course of business not relating to Indebtedness that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries or the ability of the Company or such Restricted Subsidiary, as the case may be, to use such property or assets, in each case in any manner material to the Company or any of its Restricted Subsidiaries;

    (d)
    any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (e)
    any encumbrances or restrictions contained in the Credit Agreement as in effect on the Issue Date (and any amendments thereto or replacements or substitutions thereof that are not more materially restrictive to the Company and its Restricted Subsidiaries than such encumbrances or restrictions);

    (f)
    agreements or instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (g)
    provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis;

    (h)
    restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

    (i)
    restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

    (j)
    provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

    (k)
    restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of the Indenture; provided, that such restrictions relate only to the property financed with such Indebtedness;

    (l)
    restrictions in other Indebtedness incurred in compliance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness"; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (b), (e) and (f) above;

    (m)
    restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

    (n)
    restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or other distributions resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under the Indenture; and

    (o)
    an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e) or (f).

        Nothing contained in this covenant shall prevent the Company or any of its Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant.

        Limitation on Issuances and Sales of Capital Stock of Subsidiaries.    The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock except:

  (1)
  to the Company or a Wholly-Owned Restricted Subsidiary of the Company;

  (2)
  issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries to the extent required by applicable law;

  (3)
  issuances or sales of shares of Common Stock of Restricted Subsidiaries to the extent required, as determined in good faith by the Board of Directors of the Company, to obtain or maintain any governmental license, privilege or other right that is necessary or useful in connection with the conduct by such Restricted Subsidiary of its business;

  (4)
  if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

  (5)
  sales of (i) all of the Capital Stock of a Restricted Subsidiary of the Company or (ii) Common Stock of a Foreign Subsidiary, in each case in compliance with the provisions of the "Limitation on Asset Sales" covenant.

        Limitation on Liens.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

        Merger, Consolidation and Sale of Assets.    The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

  (1)
  either:

  (a)
  the Company shall be the surviving or continuing corporation; or

  (b)
  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

  (x)
  shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

  (y)
  shall expressly assume, (i) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, the Indenture, the Collateral Agreements, the Registration Rights Agreement and the Intercreditor Agreement on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral

        Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements and the Intercreditor Agreement, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

  (2)
  except in the case of a consolidation or merger of the Company with or into a Wholly-Owned Subsidiary of the Company, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to a Wholly-Owned Subsidiary of the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "—Limitation on Incurrence of Additional Indebtedness" covenant;

  (3)
  except in the case of a consolidation or merger of the Company with or into a Wholly-Owned Subsidiary of the Company, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to a Wholly-Owned Subsidiary of the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution the Company and any Guarantors that remain Subsidiaries of the Company shall be released.

        Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "—Limitation on Asset Sales") will not, and the Company will not cause or permit any

Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

  (1)
  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

  (2)
  such entity assumes (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and, to the extent applicable, the Intercreditor Agreement and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and, to the extent applicable, the Intercreditor Agreement, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

  (4)
  immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant.

        Any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or (ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of such Guarantor or the Company need only comply with (A) clause (4) of the first paragraph of this covenant and (B) in the case of a merger or consolidation involving (x) the Company as described in clause (ii) above, clause 1(b)(y) of the first paragraph of this covenant and (y) in the case of a Guarantor as described in clause (ii) above, clause (2) of the immediately preceding paragraph.

  Limitations on Transactions with Affiliates.

        (a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

        All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $2.5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

  (b)
  The restrictions set forth in the first paragraph of this covenant shall not apply to:

  (1)
  reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

  (2)
  transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;

  (3)
  any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, in any material respect than the original agreement as in effect on the Issue Date;

  (4)
  Restricted Payments permitted by the Indenture;

  (5)
  any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

  (6)
  payments pursuant to the Management Agreement;

  (7)
  arrangements with directors of the Company existing on the Issue Date as disclosed in the offering circular for the Original Notes;

  (8)
  issuance of Qualified Capital Stock of the Company and the granting of registration rights with respect to such Qualified Capital Stock;

  (9)
  an Affiliate Transaction that constitutes a Permitted Investment; and

  (10)
  any transaction on arm's length terms with a non-Affiliate that becomes an Affiliate as a result of such transaction.

        Additional Subsidiary Guarantees.    If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, then such transferee or acquired or other Subsidiary shall:

  (1)
  execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture;

  (2)
  (a) execute and deliver to the Collateral Agent such amendments to the Collateral Agreements as the Collateral Agent reasonably determines to be necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected first priority security interest in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Domestic Restricted Subsidiary, subject to Permitted Liens, which are owned by the Company or such new Domestic Restricted Subsidiary and required to be pledged pursuant to the Security Agreement, (b) subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent any certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

  (3)
  cause such new Domestic Restricted Subsidiary to take such other actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the Holders a perfected first priority security interest in the personal property of such new Domestic Restricted Subsidiary to the extent required pursuant to the terms of the Collateral Agreements and the Intercreditor Agreement, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;

  (4)
  take such further action and execute and deliver such other documents specified in the Indenture to effectuate the foregoing; and

  (5)
  deliver to the Trustee an opinion of counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the Collateral of or consisting of the Capital Stock of such Domestic Restricted Subsidiary as provided for in the Indenture.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

        Impairment of Security Interest.    Neither the Company nor any of its Restricted Subsidiaries will take or knowingly omit to take any action which would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the holders of the Notes, with respect to any material portion of the Collateral. Neither the Company nor any of its Domestic Restricted Subsidiaries shall grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent) to retain, any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Collateral Agreements, subject to the terms of the Intercreditor Agreement. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each of its Restricted Subsidiaries to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements on a first priority basis, subject to Permitted Liens.

        Real Estate Mortgages and Recordings.    With respect to any fee interest (as distinguished from any leasehold or other interest) in any real property (individually and collectively, the "Premises") (a) that is owned as of the Issue Date and is not, on the date of determination, the subject of a mortgage constituting a Permitted Lien under clause (14) or (27) (to the extent such Permitted Lien replaces a mortgage constituting a Permitted Lien under clause (14) of the definition thereof) of the definition thereof or (b) (i) acquired by the Company or any of its Domestic Restricted Subsidiaries after the Issue Date and (ii) having (A) a purchase price or (B) a Fair Market Value, of greater than $1.0 million (other than properties purchased subject to Acquired Indebtedness or Purchase Money Indebtedness):

  (1)
  the Company shall deliver to the Collateral Agent, as mortgagee, a fully-executed counterpart of a Mortgage, duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage and fixture filings as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to create a valid, perfected Lien, against the interest purported to be covered thereby;

  (2)
  to the extent practicable, the Collateral Agent shall have received a mortgagee's title insurance policy in favor of the Collateral Agent, as mortgagee, in an amount equal to 125% of the Fair Market Value of the property purported to be covered by such Mortgage and in form and substance and issued by a nationally-recognized title insurance company or other insurer reasonably acceptable to the Collateral Agent, with respect to the property purported to be covered by such Mortgage, insuring that the Lien created by such Mortgage constitutes a valid Lien on such interest accompanied by evidence of the payment in full of all premiums thereon; and

  (3)
  the Company shall deliver to the Collateral Agent, with respect to each Premises that is the subject of such Mortgage, such other items that are required to be delivered pursuant to the Indenture.

        Conduct of Business.    The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

        Reports to Holders.    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and, upon request, to the Holders of Notes:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accounts; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

        In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, the Company agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it would furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

        Payments for Consent.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, the Registration Rights Agreement, any Collateral Agreement or the Intercreditor Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Possession, Use and Release of Collateral

        Unless an Event of Default shall have occurred and be continuing, the Company and the Restricted Subsidiaries shall have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than as set forth in the Collateral Agreements and the Intercreditor Agreement), to freely operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income therefrom.

        Release of Collateral.    Upon compliance by the Company and its Domestic Restricted Subsidiaries with the conditions set forth below in respect of any release of items of Collateral, and upon delivery by the Company to the Collateral Agent of an opinion of counsel to the effect that such conditions have been met, the Collateral Agent will terminate and release its Lien on the applicable Released Interests (as hereinafter defined), and the Collateral Agent shall, at the sole cost and expense of the Company or such Domestic Restricted Subsidiary, execute and deliver to the Company or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as the Company or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

        Asset Sale Release.    The Company and the Restricted Subsidiaries have the right to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale or other asset sale permitted under the Indenture upon compliance with the condition that the Company deliver to the Collateral Agent the following:

  (1)
  A notice from the Company requesting the release of Released Interests: (i) describing the proposed Released Interests; (ii) specifying the Fair Market Value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"); (iii) stating that the purchase price received is at least equal to the Fair Market Value of the Released Interests (other than with respect to an Asset Sale for which the consideration is Replacement Assets, in which case such notice shall include a statement that the Fair Market Value of such Replacement Assets is at least equal to the Fair Market Value of such Released Interests); (iv) stating that the release of such Released Interests would not be expected to interfere in any material respect with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair in any material respect the maintenance and operation of the remaining Collateral; and

    (v) certifying that such Asset Sale or other asset sale complies with the terms and conditions of the Indenture with respect thereto; and

  (2)
  An Officers' Certificate of the Company stating that: (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the Indenture with respect to Asset Sales; (ii) there is no Default or Event of Default in effect or continuing on the date thereof or the date of such Asset Sale or other asset sale; (iii) the release of such Released Interests will not result in a Default or Event of Default under the Indenture; and (iv) all conditions precedent in the Indenture relating to the release in question have been or will be complied with; provided that if the asset that is the subject of such Asset Sale consists of a Premises that was the subject of a mortgage constituting a Permitted Lien under clause (14) of the definition thereof and is immediately prior to such Asset Sale the subject of a Mortgage, such Officer's Certificate shall state in lieu of the statements described in clauses (ii) and (iii) above that there is no Default or Event of Default of the type described in clause (1) (to the extent consisting of the failure to pay the premium, if any, interest and Additional Interest, if any, on any Note), (2) or (6) of "Events of Default" in effect or continuing on the date thereof or the date of such Asset Sale or would result from the release of such Released Interest.

If the Company or any Domestic Restricted Subsidiary engages in any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value of any Collateral of the type described in clause (a), (c), (d), (e), (f), (g), (h), (i), (j), (k) or (l) of the proviso to the definition of the term "Asset Sale," the Liens of the Collateral Agent on such Collateral shall automatically terminate and be released without any action by the Collateral Agent, and the Collateral Agent shall, at the sole cost and expense of the Company or such Domestic Restricted Subsidiary, execute and deliver to the Company or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as the Company or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

        Release of Inventory and Accounts Receivable Collateral.    Notwithstanding any provision to the contrary in the Indenture, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this "Release of Inventory and Accounts Receivable Collateral" provision has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

        Release upon Satisfaction or Defeasance of all Outstanding Obligations.    The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations under the Indenture, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of the Indenture as described below under the caption "—Satisfaction and Discharge" and (iii) the occurrence of a legal defeasance or covenant defeasance as described below under "—Legal Defeasance and Covenant Defeasance."

  Events of Default

        The following events are defined in the Indenture as "Events of Default":

  (1)
  the failure to pay the premium, if any, interest and Additional Interest, if any, on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of 30 days;

  (2)
  the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

  (3)
  a default in the observance or performance of any other covenant or agreement contained in the Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on any Note) or any Collateral Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

  (4)
  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than an Immaterial Subsidiary), or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $7.5 million or more at any time;

  (5)
  one or more judgments in an aggregate amount in excess of $7.5 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) and such judgments remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

  (6)
  certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

  (7)
  except with respect to a Collateral Agreement for which all or substantially all of the assets comprising the Collateral thereunder have been transferred or sold or the Lien thereon released as permitted under "Possession, Use and Release of Collateral," any Collateral Agreement at any time for any reason shall cease to be in full force and effect, or shall cease to be effective in all material respects to grant the Collateral Agent the Liens with the priority purported to be created thereby on a material portion of the Collateral thereunder, subject to Permitted Liens and no other Liens except as expressly permitted by the applicable Collateral Agreement, in each case for 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, the Collateral Agent or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes;

  (8)
  the Company or any Guarantor that is a Significant Subsidiary shall assert in writing that any Lien created under any Collateral Agreement is invalid or unenforceable; or

  (9)
  any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Guarantor that is a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Guarantor that is a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms of the Indenture).

        If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount at maturity of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

        If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount at maturity of the Notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree; and

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Holders of a majority in principal amount at maturity of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except (other than as provided in the immediately preceding paragraph) a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee. Subject to the provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        No past, present or future director, manager, officer, employee, incorporator, agent, member (or Person forming any limited liability company) or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or the Collateral Agreements or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Note and a Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

        Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

  Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

  (1)
  the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

  (3)
  the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

  (a)
  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the date of the Indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing);

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

  (7)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

  (8)
  the Company shall have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

        Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

  Satisfaction and Discharge

        The Indenture (and all Liens on Collateral granted in connection with the issuance of Notes) will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

  (1)
  either:

  (a)
  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (b)
  all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Company has paid all other sums payable under the Indenture by the Company; and

  (3)
  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

  Modification of the Indenture

        From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement or the Intercreditor Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify, waive or supplement provisions of the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement and the Collateral Agreements:

  (1)
  to cure any ambiguity, defect or inconsistency contained therein;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption of the Company's or a Guarantor's obligations to Holders in the case of a merger or consolidation involving the Company or such Guarantor or sale of all or substantially all of the assets of the Company or such Guarantor or the release of a Guarantor to the extent permitted under the Indenture;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement or the Collateral Agreements;

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

  (6)
  to allow any Subsidiary or any other Person to guarantee the Notes;

  (7)
  if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture, the Intercreditor Agreement or Collateral Agreements; or

  (8)
  to provide for the issuance of Additional Notes in accordance with the terms of the Indenture, to the extent Indebtedness in an aggregate principal amount equal to the aggregate Accreted Value of such Additional Notes to be issued could otherwise be incurred pursuant to the Indenture, without giving effect to such amendment, modification, waiver or supplement, and unless such amendment, modification, waiver or supplement is specifically required under the Indenture, so long as such amendment, modification, waiver or supplement does not, in the opinion of the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement or the Intercreditor Agreement, the Collateral Agent, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement or the Intercreditor Agreement, the Collateral Agent, will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other amendments of, modifications to, waivers of and supplements to the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement and the Collateral Agreements may be made with the consent of the Company and the Holders of a majority in principal amount at maturity of the then outstanding Notes issued under the Indenture, except that, without the consent of the Company and each Holder affected thereby, no amendment may:

  (1)
  reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Notes;

  (2)
  reduce the rate of or change or have the effect of changing the time for payment of interest or Additional Interest on any Notes;

  (3)
  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor or change the calculation of Accreted Value;

  (4)
  make any Notes payable in money other than that stated in the Notes;

  (5)
  make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount at maturity of Notes to waive Defaults or Events of Default;

  (6)
  after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

  (7)
  modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

  (8)
  release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

  (9)
  release all or substantially all of the Collateral.

  Governing Law

        The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

  The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

  Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Accreted Value" means, as of any date (the "Specified Date"), with respect to each $1,000 principal amount at maturity of Notes:

          (1)    if the Specified Date is one of the following dates (each, a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

Semi-Annual Accrual Date	Accreted Value
Issue Date	$850.00
January 1, 2004	$857.24
July 1, 2004	$865.15
January 1, 2005	$873.47
July 1, 2005	$882.24
January 1, 2006	$891.48
July 1, 2006	$901.20
January 1, 2007	$911.43
July 1, 2007	$922.21
January 1, 2008	$933.57
July 1, 2008	$945.52
January 1, 2009	$958.10
July 1, 2009	$971.35
January 1, 2010	$985.31
July 1, 2010	$1,000.00

          (2)    if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (a) the difference of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date and (y) the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (b) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, calculated on a basis of a 360 day year comprised of twelve 30 day months, and the denominator of which is 180 days, except for the period from the Issue Date to the first Semi-Annual Accrual Date immediately succeeding the Issue Date, which is 174 days.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        "Administrative Agent" has the meaning set forth in the definition of the term "Credit Agreement."

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled"

have meanings correlative of the foregoing. A Person shall not be deemed an "Affiliate" of the Company or any of its Restricted Subsidiaries solely as a result of such Person being a joint venture partner of the Company or any of its Subsidiaries.

        "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by (x) the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company (other than any issuance pursuant to clause (2) or (3) of "Certain Covenants—Limitation on Issuances and Sales of Capital Stock of Subsidiaries"); or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets (determined on a consolidated basis) of the Company as permitted under "—Merger, Consolidation and Sale of Assets"; (c) any Restricted Payment permitted by the "—Limitation on Restricted Payments" covenant or that constitutes a Permitted Investment; (d) sales or other dispositions of inventory, accounts receivable or other current assets in the ordinary course of business; (e) the granting of a Permitted Lien; (f) the sale of Cash Equivalents; (g) the sale, disposal, replacement or abandonment of used, worn out, obsolete or surplus equipment or other property or assets that are no longer used or useful in the business of the Company or its Restricted Subsidiaries (including, without limitation, the dissolution of any Subsidiary of the Company to the extent permitted pursuant to the Indenture); (h) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (i) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind; (j) the sale or other disposal of property or assets pursuant to the exercise of any remedies pursuant to the Credit Agreement or the other security documents relating to any Indebtedness permitted under the Indenture; (k) the licensing or grant of rights or interests in intellectual property to the extent that any such license or grant does not prohibit the Company and its Restricted Subsidiaries from using such intellectual property or require the Company and its Restricted Subsidiaries to pay any fees for any such use; and (l) the sale or other transfer of assets to franchisees in the ordinary course of business.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of such term.

        "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

        "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

        "Capital Stock" means:

  (1)
  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing; and

  (2)
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

  (2)
  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

  (3)
  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

  (4)
  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

  (6)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

  (7)
  investments made by Foreign Restricted Subsidiaries in local currencies in instruments issued by or with entities in such jurisdictions having correlative and comparable attributes to the foregoing.

        "Change of Control" means the occurrence of one or more of the following events:

  (1)
  after the first public offering of common stock of the Company after the Issue Date, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, and one or more Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

  (2)
  individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

  (3)
  the approval by the holders of Capital Stock of the Company of a plan for the liquidation or dissolution of the Company; or

  (4)
  the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more of the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

        "Collateral" shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

        "Collateral Agent" means The Bank of New York, as collateral agent, and any successor under the Indenture.

        "Collateral Agreements" means, collectively, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, each Control Agreement (as defined in the Security Agreement) and each Mortgage, in each case, as the same may be in force from time to time.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

  (1)
  Consolidated Net Income; and

  (2)
  to the extent Consolidated Net Income has been reduced thereby:

  (a)
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

  (b)
  Consolidated Interest Expense, amortization expense and depreciation expense; and

  (c)
  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of any Preferred Stock by such Person or any of its Restricted Subsidiaries (and, in each case, the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption or other repayment of any Preferred Stock (and, in each case, the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (2)
  any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with the assets that are the subject of such Asset Sale or other disposition or Asset Acquisition) occurred on the first day of the Four Quarter Period.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining:

  (1)
  the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

  (a)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

  (b)
  notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

  (2)
  the numerator (but not the denominator) of this "Consolidated Fixed Charge Coverage Ratio", Consolidated EBITDA for such Four Quarter Period shall be increased by the aggregate amount of pre-opening costs incurred by the Company and its Restricted Subsidiaries during such period to the extent Consolidated Net Income during such period was reduced thereby.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus

  (2)
  the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) or, to the extent permitted under the Indenture, its Restricted Subsidiaries paid in cash during such period to any Person other than such Person or any of its Restricted Subsidiaries times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount, (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and (c) net cash costs under all Interest Swap Obligations, other than any cash costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date, excluding, however, any amount of such interest expense of any Restricted Subsidiary if (A) the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (4) of the definition thereof) or (B) on or prior to the Issue Date, money has been set aside for the payment of such interest and at the time of determination is held to secure such payment thereof.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication:

  (1)
  after-tax gains and losses from Asset Sales (without regard to the $2.5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

  (2)
  after-tax items classified as extraordinary or nonrecurring gains or losses;

  (3)
  gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

  (4)
  only for purposes of calculating cumulative Consolidated Net Income for purposes of the "Limitation on Restricted Payments" covenant, the net income of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

  (5)
  the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

  (6)
  any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

  (7)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

  (8)
  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Credit Agreement" means the Credit Agreement dated as of the Issue Date, between the Company and Wells Fargo Foothill, Inc., as lender, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (2) of the definition of the term "Permitted Indebtedness) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the date which is 91 days after the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such date; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for the provisions thereof giving holders the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the stated maturity of the Notes shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Asset Sales" and "Change of Control" covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to such covenants.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company that is not a Foreign Restricted Subsidiary.

        "Domestic Subsidiary" means any Subsidiary of the Company that is not a Foreign Subsidiary.

        "Equity Offering" means any private or public offering of Qualified Capital Stock of the Company or any holding company of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Exchange Offer" means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Original Notes a like aggregate principal amount at maturity of notes having substantially identical terms to the Original Notes registered under the Securities Act.

        "Excluded Assets" means (i) any leasehold interest of the Company or any of its Domestic Restricted Subsidiaries in real property, (ii) the property subject to a Permitted Sale and Leaseback Transaction or any other real property currently owned or acquired after the Issue Date by the Company or any of its Domestic Restricted Subsidiaries that is not required to be encumbered by a Mortgage, (iii) assets (other than the right to receive payment) owned by the Company or any of its Domestic Restricted Subsidiaries on the Issue Date or thereafter if the granting of a Lien thereon is prohibited by law or an enforceable contract with a third party unless any required consent shall have been obtained, (iv) Capital Stock of each Foreign Subsidiary directly owned by the Company or any of its Domestic Restricted Subsidiaries to the extent that such Capital Stock held by the Company or such Domestic Restricted Subsidiary, as the case may be, exceeds 65% of any class of Capital Stock of such Foreign Subsidiary, (v) any Capital Stock of the Company's Subsidiaries to the extent the greater of the par value, book value as carried by the Company or the market value of any such Capital Stock (determined on a Subsidiary-by-Subsidiary basis) is equal to or greater than 20% of the aggregate principal amount at maturity of the Notes then outstanding and (vi) any other assets owned or acquired by the Company or any of its Domestic Restricted Subsidiaries that are not required to constitute Collateral pursuant to the terms of the Collateral Agreements.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and if such value exceeds $5.0 million, shall be evidenced by a Board Resolution of the Board of Directors of the Company, delivered to the Trustee.

        "Foreign Credit Facility" means a credit facility entered into by a Foreign Restricted Subsidiary.

        "Foreign Restricted Subsidiary" means any Foreign Subsidiary that is a Restricted Subsidiary.

        "Foreign Subsidiary" means any Subsidiary of the Company (1) which is organized under the laws of any jurisdiction outside of the United States of America, (2) which conducts the major portion of its business outside of the United States of America and (3) all or substantially all of the property and assets of which are located outside of the United States of America.

        "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and, as the case may be, pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

        "Guarantor" means (1) all Domestic Restricted Subsidiaries of the Company existing on the Issue Date and (2) each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Immaterial Subsidiary" means any Restricted Subsidiary of the Company (i) that is a Foreign Restricted Subsidiary or (ii) that has no material assets other than assets relating to a single restaurant that at the time of determination is not operational.

        "Indebtedness" means with respect to any Person, without duplication:

  (1)
  all Obligations of such Person for borrowed money;

  (2)
  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations of such Person;

  (4)
  all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn-outs consistent with the Company's past practice);

  (5)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due, but excluding Obligations with respect to letters of credit (including trade letters of credit) to the extent such Obligations are cash collateralized or such letters of credit secure Obligations (other than Obligations described in clauses (1), (2) and (3) above) entered into in the ordinary course of business of such Person and such letters of credit are not drawn upon or, if drawn upon, to the extent any such drawing is reimbursed no later than three Business Days following receipt by such Person of a demand for reimbursement;

  (6)
  guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

  (8)
  all net Interest Swap Obligations and all net Obligations under Currency Agreements of such Person; and

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

        "Independent Financial Advisor" means a nationally-recognized accounting, appraisal or investment banking firm which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

        "Intercreditor Agreement" means the Intercreditor Agreement among the Administrative Agent, the Trustee, the Collateral Agent, the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements, in each case, determined as if such agreement were terminated on the date such obligations were being determined for purposes of the Indenture.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company and its Restricted Subsidiaries.

        "Issue Date" means the date of original issuance of the Original Notes.

        "Lenders" has the meaning set forth in the definition of the term "Credit Agreement."

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Management Agreement" means that certain Management Agreement, dated as of July 25, 2002, by and between Morton's Holdings, LLC and Castle Harlan, Inc., as the same may be amended from time to time; provided, however, that no such amendment may (i) modify the subordination provisions thereof in a manner adverse to the Holders, or (ii) increase the fees payable thereunder to an amount exceeding $3.5 million in any year plus out-of-pocket expenses.

        "Mortgages" means the mortgages, deeds of trust, deeds to secure debt or other similar documents delivered by the Company or any of its Domestic Restricted Subsidiaries pursuant to the terms of the Indenture which create, in favor of the Collateral Agent, Liens on any fee interest in real property owned by the Company or any such Domestic Restricted Subsidiary, as the case may be, as collateral security for the payment obligations of the Company under the Indenture and Notes or of such Domestic Restricted Subsidiary under its Guarantee, as the case may be.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

  (1)
  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and severance and relocation costs and expenses);

  (2)
  all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

  (3)
  in the case of an Asset Sale of Collateral, repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and, in the case of any other Asset Sale, repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

  (4)
  amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are the subject of the Asset Sale; and

  (5)
  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

        "Obligations" means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Holders" means (i) Castle Harlan Partners III, L.P. or any Affiliate or limited partner thereof or any fund or account controlled or managed by or under common control with Castle Harlan Partners III, L.P. or any Affiliate or limited partner thereof, and (ii) Castle Harlan, Inc. and employees, management and directors of, and pooled investment vehicles managed by, any of the foregoing, their limited partners and their respective Affiliates.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness under the Indenture and the Notes issued in the Original Notes offering or in the Exchange Offer in an aggregate outstanding principal amount at maturity not to exceed $105.0 million and the related Guarantees;

  (2)
  Indebtedness incurred pursuant to the Credit Agreement, in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $15.0 million and (b) 7.5% of Total Assets;

  (3)
  other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

  (4)
  Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by the Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed at the time of the incurrence thereof, the principal amount of Indebtedness to which such Interest Swap Obligation relates;

  (5)
  Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (6)
  Indebtedness of a Domestic Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to such Subsidiary's Obligations under the Indenture and its Guarantee and (b) if as of any date any Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

  (7)
  Indebtedness of a Foreign Restricted Subsidiary of the Company to the Company or to a Domestic Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Domestic Restricted Subsidiary of the Company and is permitted to be made as a Permitted Investment under clause (4) of the definition thereof or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof, in each case subject to no Lien held by a Person other than the Company or a Domestic Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof; provided that if as of any date any Person other than the Company or a Domestic Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such

    Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the issuer of such Indebtedness;

  (8)
  Indebtedness of a Foreign Restricted Subsidiary of the Company to a Foreign Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (17) of the definition thereof, in each case subject to no Lien held by a Person other than the Company or a Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (17) of the definition thereof; provided that if as of any date any Person other than a Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (17) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (8) by the issuer of such Indebtedness;

  (9)
  Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien other than a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to the Company's Obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof, owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (9) by the Company;

  (10)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

  (11)
  Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for performance bonds, bankers' acceptances, workers' compensation claims, surety and appeal bonds, payment obligations in connection with self-insurance or similar requirements and bank overdrafts incurred in the ordinary course of business;

  (12)
  Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $7.5 million at any time outstanding (which amount may, but need not be, incurred in whole or in part under the Credit Agreement);

  (13)
  Refinancing Indebtedness;

  (14)
  Guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

  (15)
  Indebtedness of Foreign Restricted Subsidiaries of the Company, in an aggregate outstanding principal amount not to exceed $2.0 million (which amount may, but need not be, incurred in whole or in part under the Credit Agreement);

  (16)
  Indebtedness arising from agreements of the Company or a Subsidiary providing for the guarantee, indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

  (17)
  Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with the Indenture; and

  (18)
  additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any time outstanding (which amount may, but need not be, incurred in whole or in part under the Credit Agreement).

        For purposes of determining compliance with the "—Limitation on Incurrence of Additional Indebtedness" covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant, (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the original issue price of such Indebtedness, (iii) Indebtedness incurred in connection with, or in contemplation of, any transaction described in the definition of the term "Acquired Indebtedness" shall be deemed to have been incurred by the Company or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes such a Restricted Subsidiary (or is merged into the Company or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be and (iv) the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "—Limitations on Incurrence of Additional Indebtedness" covenant.

        "Permitted Investments" means:

  (1)
  Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Company or a Guarantor;

  (2)
  Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment held by a Restricted Subsidiary shall satisfy the requirements of clause (9) of the definition of the term "Permitted Indebtedness";

  (3)
  Investments by any Foreign Restricted Subsidiary of the Company in any other Foreign Restricted Subsidiary of the Company;

  (4)
  Investments in any Foreign Restricted Subsidiary of the Company by the Company or any Domestic Restricted Subsidiary of the Company to the extent the aggregate amount of such Investments at any one time outstanding does not exceed $5.0 million;

  (5)
  Investments in cash and Cash Equivalents;

  (6)
  loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

  (7)
  Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

  (8)
  Investments in the Notes;

  (9)
  Investments consisting of securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

  (10)
  Investments made by the Company or its Restricted Subsidiaries as a result of an Asset Sale made in compliance with the "—Limitation on Asset Sales" covenant;

  (11)
  Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "—Limitation on Asset Sales" covenant;

  (12)
  Investments represented by guarantees that are otherwise permitted under the Indenture;

  (13)
  any acquisition of assets the payment for which is Qualified Capital Stock of the Company;

  (14)
  Advances to suppliers and customers in the ordinary course of business;

  (15)
  Investments existing on the Issue Date; and

  (16)
  additional Investments not to exceed $10.0 million at any time outstanding.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (2)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (4)
  Liens arising by reason of any judgment, decree or order of any court, but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (5)
  survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (6)
  any interest or title of a lessor under any operating lease or any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of "Permitted Indebtedness" or Liens securing any such Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

  (7)
  Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; provided, however, that (a) such Indebtedness shall not exceed the cost of the property or assets acquired, together with, in the case where such property or assets include real property or fixtures, the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of such Indebtedness, within 180 days of such refinancing;

  (8)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (9)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (10)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (11)
  Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

  (12)
  Liens securing Indebtedness under Currency Agreements that are permitted under the Indenture;

  (13)
  Liens securing Acquired Indebtedness incurred in accordance with the "—Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

  (a)
  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

  (b)
  such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

  (14)
  Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term "Permitted Indebtedness" to the extent and in the manner such Liens are in effect on the Issue Date;

(15)
Liens securing the Notes, the Indenture and the Guarantees;

(16)
Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2), (12), (15) or (18) of the definition of the term "Permitted Indebtedness;"

(17)
Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause (15) of the definition of the term "Permitted Indebtedness" (provided, however, that no asset of the Company or any Domestic Restricted Subsidiary shall be subject to any such Lien);

(18)
Liens in favor of the Company or a Domestic Restricted Subsidiary of the Company;

(19)
leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(20)
banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business (provided that such bank accounts are not cash collateral accounts);

(21)
Liens arising from the filing of Uniform Commercial Code financing statements regarding leases;

(22)
Liens securing obligations with respect to operating leases and guarantees thereof, provided that such Liens do not extend to or cover any property of the Company or any of its Restricted Subsidiaries other than the property subject to such leases, any property or rights (including rights under subleases) relating to such leased property and the equity interests of the lessee in any such lease;

(23)
deposits made in the ordinary course of business to secure liability to insurance carriers;

(24)
rights of a licensor of intellectual property;

(25)
Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(26)
Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property subject thereto; and

(27)
Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the "—Limitation on Incurrence of Additional Indebtedness" provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

        "Permitted Sale and Leaseback Transaction" means any Sale and Leaseback Transaction entered into by the Company or any Restricted Subsidiary of the Company with respect to any of the parcels of real property owned by the Company and its Domestic Restricted Subsidiaries as of the Issue Date.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Pledge Agreement" means the Pledge Agreement, dated as of the Issue Date, made by the Company and certain of the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Public Equity Offering" means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the Commission (other than on Form S-8) or pursuant to another disclosure or other filing document filed with any other applicable regulatory authority.

        "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of design, development, installation, construction or improvement, of property or equipment.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "—Limitation on Incurrence of Additional Indebtedness" covenant (other than Permitted Indebtedness) or pursuant to clause (1) or (3) of the definition of Permitted Indebtedness, in each case that does not:

  (1)
  result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus accrued interest on the Indebtedness being Refinanced plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing); or

  (2)
  create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Security Agreement" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

        "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

        "Subsidiary" with respect to any Person, means:

  (1)
  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or any combination thereof); or

  (2)
  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Total Assets" means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as shown on the then most recent balance sheet of the Company prepared in accordance with GAAP.

        "Trademark Security Agreement" means the Trademark Security Agreement, dated as of the Issue Date, made by certain of the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

        "Unrestricted Subsidiary" of any Person means:

  (1)
  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

  (1)
  the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

  (2)
  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

        For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with the "Limitation on Restricted Payments" covenant, the portion of the Fair Market Value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, or, if less, the amount of the value of the Investment in such Subsidiary when made, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under the "Limitation on Restricted Payments" covenant. Notwithstanding anything to the contrary contained herein, certain Subsidiaries were designated as Unrestricted Subsidiaries on the Issue Date, and the Company was not required to comply with the "Limitation on Restricted Payments" covenant and the Fair Market Value of the net assets of such Subsidiaries were not deemed to be an Investment.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

  (1)
  immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

  (2)
  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly-Owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

        General

        The following is a discussion of the material U.S. federal income and estate tax considerations relating to the exchange of Original Notes for New Notes and the ownership and disposition of the New Notes by an initial beneficial owner of the Original Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax considerations described below. We have not obtained, and do not intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax considerations resulting from the exchange of Original Notes for New Notes or from holding or disposing of the Notes.

        In this discussion, we do not purport to address all of the tax considerations that may be relevant to a particular holder of Notes in light of the holder's circumstances, or to certain categories of investors (such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold Notes through partnerships or other pass-through entities, U.S. expatriates or persons who hold the Notes as part of a hedge, a straddle or a conversion transaction, within the meaning of Section 1258 of the Code, a constructive sale transaction within the meaning of Section 1259 of the Code, an integrated transaction or other risk reduction transactions, and U.S. holders whose "functional currency" is not the U.S. dollar) that may be subject to special rules. This discussion is limited to initial holders who purchased the Original Notes for cash in the initial offering at the original offering price and who hold the Original Notes, and will hold the New Notes, as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

        YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE EXCHANGE OF ORIGINAL NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS OR ANY TAX TREATY.

        U.S. Holders

        As used herein, the term "U.S. holder" means a beneficial owner of a Note who is for U.S. federal income tax purposes:

         (1)  a citizen or resident of the U.S.;

         (2)  an entity taxable as a corporation or treated as a partnership for U.S. federal income tax purposes, which is created or organized in or under the laws of the United States, any state therein or the District of Columbia;

         (3)  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

         (4)  a trust if a court within the U.S. is able to exercise primary supervision over such trust's administration and one or more United States persons have the authority to control all substantial decisions of such trust.

        As used herein, the term "non-U.S. holder" means a beneficial owner of a Note who is not a U.S. holder.

  Payments of Interest

        Stated interest on a Note generally will be includible in your gross income as ordinary interest income in accordance with your usual method of accounting for tax purposes.

  Original Issue Discount

        General. A debt obligation that has an issue price that is less than its stated redemption price at maturity ("SRPM") by more than a de minimis amount will be treated as issued with original issue discount ("OID") for federal income tax purposes. As explained below, the issue price of the Original Notes was substantially less than their SRPM, so the Original Notes were issued with OID. The New Notes should be treated as a continuation of the Original Notes for federal income tax purposes.

        Generally, the issue price of an Original Note was the first price at which a substantial amount of the Original Notes were sold to the public (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The SRPM of a New Note will be the sum of all payments provided by the New Note other than payments of stated interest. The Original Notes were issued at a discount from their stated principal amount that exceeded a de minimis amount. Accordingly, the Original Notes were issued with OID.

        U.S. holders must generally include OID in gross income for federal income tax purposes on an annual basis under a constant yield method without regard to the holder's method of accounting for tax purposes. As a result, U.S. holders will generally be required to include OID in income in advance of the receipt of cash attributable to the stated interest. OID accrues based on a compounded, constant yield to maturity. Accordingly U.S. holders of Notes will be required to include in income increasingly greater amounts of OID in successive accrual periods. The aggregate amount of OID on each Note will equal the excess of such Note's SRPM over such Note's issue price.

        The amount of OID includible in income by a U.S. holder of a Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year (or portion of the taxable year) in which such U.S. holder held such Note. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

        In general, the amount of OID allocable to an accrual period is an amount equal to the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) less the amount of stated interest allocable to the accrual period. The Notes' yield to maturity is the rate that, when used to determine the present value of all payments due under the Notes, produces an amount equal to the issue price of the Notes. The yield must be constant over the term and must be calculated to at least two decimal places. OID allocable to a final accrual period is generally the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any payments made on such Note on or before the first day of the accrual period.

        The Treasury Regulations contain special rules that allow any reasonable method to be used in determining the amount of OID allocable to a short initial accrual period, provided all other accrual periods are of equal length. In addition, if an interval between payments of stated interest contains more than one accrual period, then the amount of stated interest payable at the end of such interval is allocated pro rata (on the basis of their relative lengths) between the accrual periods contained in the interval.

        We do not believe that the possibility of an optional redemption, repurchase of the Notes upon a Change of Control or Additional Interest accrued due to our failure to consummate the Exchange Offer will affect the yield or maturity of the Notes for purposes of accrual of OID or give rise to recognition of ordinary income upon redemption, sale or exchange of a Note. Failure to consummate the Exchange Offer will cause Additional Interest to accrue on the Notes in the manner described therein. In the event that the interest rate on the Notes is increased, then such increased interest may be treated as increasing the amount of OID on the Notes, includable by a U.S. holder in income as such OID accrues, in advance of receipt of any cash payment thereof.

        Applicable High Yield Discount Obligations.    The Notes will be considered "applicable high yield discount obligations" ("AHYDOs") under Section 163(i) of the Code. Accordingly, we will not be permitted to deduct any OID in respect to the Notes until amounts corresponding to such OID are paid in cash. Moreover, if the yield to maturity of the Notes exceeds the sum of (x) the applicable federal rate ("AFR") and (y) 6%, then we will not be entitled to deduct the portion of the OID corresponding to the yield in excess of six percentage points above the AFR at any time (i.e., even when amounts corresponding to such OID are paid in cash). A corporate U.S. holder may be entitled to treat the portion of the interest that is not deductible by us at any time as a dividend to the extent that the non-deductible portion of OID would have been treated as a dividend if it had been distributed with respect to our stock, which portion may then qualify for the dividends received deduction provided for by the Code (subject to limitations generally imposed on eligibility for the dividends received deduction). In such event, corporate U.S. holders of Notes should consult with their own tax advisors as to the applicability of the dividends received deduction.

  Exchange Pursuant to Exercise of Registration Rights

        Neither an exchange of Original Notes for New Notes nor the filing of a registration statement with respect to the resale of the New Notes will be a taxable event to you, and you will not recognize any taxable gain or loss or any interest income as a result of such exchange or such filing. We are obligated to pay Additional Interest on the Notes to you under certain circumstances described in "The Exchange Offer—Additional Interest." We intend to take the position that such payments should be treated for tax purposes as additional interest includible in your gross income in the taxable year in which such payments actually were made regardless of the tax accounting method you use, although we cannot assure you that the IRS will not propose a different method of taxing the Additional Interest payments.

  Sale, Exchange or Redemption of the Notes

        Upon the disposition of a Note by sale, exchange or redemption (other than an exchange pursuant to this exchange offer), you generally will recognize gain or loss equal to the difference between (i) the amount realized on the sale, exchange or redemption (other than amounts attributable to accrued but unpaid stated interest which, if not previously included in income, will be treated as interest paid on the Notes) and (ii) your adjusted federal income tax basis in the Note. Your adjusted federal income tax basis in a Note generally will equal the cost of the Note increased by the amount of any OID previously included in your income with respect to the Note.

        Any gain or loss you recognize on a disposition of a Note generally will constitute capital gain or loss and will be long-term capital gain or loss if you held the Note for longer than one year at the time of disposition. Non-corporate taxpayers are generally subject to a maximum regular federal income tax rate of 15% on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

        Non-U.S. Holders

  U.S. Federal Withholding Tax

        The 30% U.S. federal withholding tax will not apply to any payment of interest (including OID) on the Notes provided that:

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury Regulations;

  •
  you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership; and

  •
  you have fulfilled the certification requirements set forth in Section 871(h) or Section 881(c) of the Code, as discussed below.

        The certification requirements referred to above will be fulfilled if you certify on IRS Form W-8BEN or other successor form, under penalties of perjury, that you are not a United States person for federal income tax purposes and provide your name and address, and (i) you file IRS Form W-8BEN or other successor form with the withholding agent or (ii) in the case of a Note held on your behalf by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY if it has entered into an agreement with the IRS to be treated as a qualified intermediary. With respect to Notes held by a non-U.S. partnership and certain other non-U.S. entities, unless the non-U.S. partnership or entity has entered into a withholding agreement with the IRS, the non-US partnership or entity generally will be required to provide on IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner or other member. You should consult your tax advisor regarding possible additional reporting requirements.

        If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty and stating your taxpayer identification number or (2) IRS Form W-8ECI (or successor form) stating that payments on the Note are not subject to withholding tax because such payments are effectively connected with your conduct of a trade or business in the United States, as discussed below.

        The 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange or other disposition of the Notes.

  U.S. Federal Estate Tax

        Your estate will not be subject to U.S. federal estate tax on Notes beneficially owned by you at the time of your death, provided that (1) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the Treasury Regulations) and (2) interest (including OID) on those Notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

  U.S. Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business and, if a tax treaty applies, is attributable to a permanent establishment in the United States, you will be subject to U.S. federal income tax on the interest (including OID) on a net income basis in the same manner as if you were a U.S. holder. See "—U.S. Holders." In that case, you would not be subject to the 30% U.S. federal withholding tax and would be required in lieu of the certifications described above to provide to the withholding agent a properly executed IRS Form W-8ECI or other successor form. In addition, if you are a non-U.S corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest (including OID) on Notes will be included in earnings and profits if so effectively connected.

        Any gain realized on the sale, exchange or redemption of Notes generally will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with the conduct of a trade or business in the United States by you and, if a tax treaty applies, is attributable to a permanent establishment in the United States;

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  you are subject to tax under tax laws applicable to certain U.S. expatriates.

        Information Reporting and Backup Withholding

        Under the Code, you may be subject, under certain circumstances, to information reporting and/or backup withholding with respect to certain payments made on or with respect to the Notes. This withholding applies only if you are a U.S. holder and you (i) fail to furnish your taxpayer identification number ("TIN"), which for an individual is your social security number, within a reasonable time after a request therefor, (ii) furnish an incorrect TIN, (iii) are notified by the IRS that you failed to report interest or dividends properly, or (iv) fail, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that you have not been notified by the IRS that you are subject to backup withholding. The application for exemption is available by providing a properly completed IRS Form W-9. These requirements generally do not apply with respect to certain holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, certain financial institutions and individual retirement accounts.

        The backup withholding tax rate equals the fourth lowest rate of tax applicable under section 1(c) of the Code. That rate is currently 28%. Any amount withheld from a payment under the backup withholding rules is allowable as credit against your U.S. federal income tax liability (and may entitle you to a refund), provided that the required information is furnished to the IRS. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

        If you are a non-U.S. holder and you provide the applicable IRS Form W-8BEN, IRS Form W-8IMY or other applicable form, together with all appropriate attachments, signed under penalties of perjury, identifying yourself and stating that you are not a United States person you will not be subject to IRS reporting requirements and U.S. backup withholding. In addition, IRS Form W-8BEN or other applicable form will be required from the beneficial owners of interests in a non-U.S. holder that is treated as a partnership (or as a trust of certain types) for U.S. federal income tax purposes.

        Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a U.S. office of a broker generally will be subject to information reporting or backup withholding unless the holder either certifies its status as a non-U.S. holder under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-8IMY or other applicable form (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of a Note by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a "U.S. Related Person" (as defined below). The payment of proceeds on the disposition of a Note by a non-U.S. holder to or through a non-U.S. office of a U.S. broker or a U.S. Related Person generally will not be subject to backup withholding but will be subject to information reporting unless the holder certifies its status as a non-U.S. holder under penalties of perjury or the broker has certain documentary evidence in its files as to the non-U.S. holder's foreign status and the broker has no actual knowledge to the contrary.

        For this purpose, a "U.S. Related Person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

        Backup withholding is not an additional tax and may be refunded (or credited against the holder's U.S. federal income tax liability, if any), provided that certain required information is furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

  Certain U.S. Tax Disclosure Requirements

        Pursuant to recently issued Treasury Regulations directed at tax shelter activity, taxpayers are required to disclose to the IRS certain information on Form 8886 if they participate in a "reportable transaction." A transaction may be a "reportable transaction" based upon any of several indicia with respect to a taxpayer, including the existence of significant book-tax differences or the recognition of a loss in excess of certain thresholds. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their purchase of Notes.

PLAN OF DISTRIBUTION

        A broker-dealer that is the holder of Original Notes that were acquired for the account of that broker-dealer as a result of market-making or other trading activities, other than Original Notes acquired directly from us or any of our affiliates, may exchange those Original Notes for New Notes pursuant to the exchange offer. This is true so long as each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making or other trading activities, acknowledges that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where the Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any resale, except that use of the prospectus may be suspended for a limited period of time if our board of directors determines, in good faith, that the prospectus would require disclosure of confidential information that would interfere with a material business transaction of ours or otherwise have a material adverse effect on us. All broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of New Notes by broker-dealers or any other holder of New Notes. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of the resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commisions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by those persons may be deemd to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreement (other than the commissions or concessions of any brokers or dealers) and will idemnify the holders of the New Notes (including any broker-dealers) against some liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity and enforceability of the New Notes and the guarantees offered hereby are being passed upon for us by Schulte Roth & Zabel LLP, New York, New York.

EXPERTS

        The consolidated balance sheets of Morton's Restaurant Group, Inc. and subsidiaries, a wholly-owned subsidiary of Morton's Holdings, LLC, as of December 29, 2002 (Successor Period) and December 30, 2001 (Predecessor Period) and the related consolidated statements of operations, stockholder's equity and cash flows for the period from July 25, 2002 to December 29, 2002 (Successor Period) and the period from December 31, 2001 to July 24, 2002 (Predecessor Period) and the fiscal years ended December 30, 2001 and December 31, 2000 (Predecessor Period) have been included in this prospectus and in the registration statement of which this prospectus is a part in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to our offering of the New Notes. This prospectus does not contain all of the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the New Notes in the registration statement. You may read and copy the registration statement and the exhibits and schedules thereto, as well as other information that we file with the SEC, at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains information that registrants, including us, file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents, which are filed as exhibits to the registration statement or otherwise filed with the SEC.

INDEX TO FINANCIAL INFORMATION

Page
Audited Financial Statements
Independent Auditors' Report	F-2
Consolidated Balance Sheets as of December 29, 2002 (Successor Period) and December 30, 2001 (Predecessor Period)	F-3

Consolidated Statements of Operations for the period from July 25, 2002 to December 29, 2002 (Successor Period), the period from December 31, 2001 to July 24, 2002 and the fiscal years ended December 30, 2001 and December 31, 2000 (Predecessor Period)	F-5

Consolidated Statements of Stockholder's Equity for the period from July 25, 2002 to December 29, 2002 (Successor Period), the period from December 31, 2001 to July 24, 2002 and the fiscal years ended December 30, 2001 and December 31, 2000 (Predecessor Period)	F-6

Consolidated Statements of Cash Flows for the period from July 25, 2002 to December 29, 2002 (Successor Period), the period from December 31, 2001 to July 24, 2002 and the fiscal years ended December 30, 2001 and December 31, 2000 (Predecessor Period)	F-7
Notes to Consolidated Financial Statements	F-8
Interim Financial Statements (unaudited)
Consolidated Balance Sheets as of September 28, 2003 (Successor Period) and December 29, 2002 (Successor Period)	F-39

Consolidated Statements of Operations for the three and nine month periods ended September 28, 2003 (Successor Period), the period from July 25, 2002 to September 29, 2002 (Successor Period), the period from July 1, 2002 to July 24, 2002 (Predecessor Period) and the period from December 31, 2001 to July 24, 2002 (Predecessor Period)	F-40

Consolidated Statements of Cash Flows for the nine month period ended September 28, 2003 (Successor Period), the period from July 25, 2002 to September 29, 2002 (Successor Period) and the period from December 31, 2001 to July 24, 2002 (Predecessor Period)	F-41
Notes to Unaudited Consolidated Financial Statements	F-42

Independent Auditors' Report

The Board of Directors and Stockholder
Morton's Restaurant Group, Inc.:

        We have audited the accompanying consolidated balance sheets of Morton's Restaurant Group, Inc. and subsidiaries, a wholly-owned subsidiary of Morton's Holdings, LLC as of December 29, 2002 (Successor Period) and December 30, 2001 (Predecessor Period) and the related consolidated statements of operations, stockholder's equity and cash flows for the period from July 25, 2002 to December 29, 2002 (Successor Period) and the period December 31, 2001 to July 24, 2002, and the years ended December 30, 2001 and December 31, 2000 (Predecessor Period). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Morton's Restaurant Group, Inc. and subsidiaries as of December 29, 2002 (Successor Period) and December 30, 2001 (Predecessor Period) and the results of their operations and their cash flows for the period from July 25, 2002 to December 29, 2002 (Successor Period) and the period December 31, 2001 to July 24, 2002 (Predecessor Period) and the fiscal years ended December 30, 2001 and December 31, 2000 (Predecessor Period), in conformity with accounting principles generally accepted in the United States of America.

        As discussed in note 1 to the consolidated financial statements, effective July 25, 2002, Morton's Holdings, LLC acquired all of the outstanding stock of Morton's Restaurant Group, Inc. and subsidiaries in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial statements for the periods after the acquisition are presented on a different cost basis than those for the period before the acquisition, and therefore are not comparable.

        As discussed in note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" as of December 31, 2001.

KPMG LLP

Melville, New York
February 5, 2003, except for Note 15,
which is as of December 11, 2003

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 29, 2002 and December 30, 2001
(amounts in thousands)

	Successor Period December 29, 2002	Predecessor Period December 30, 2001
Assets
Current assets:
Cash and cash equivalents	$1,703	$4,827
Accounts receivable	3,563	3,988
Income taxes receivable	885	560
Inventories	8,672	8,061
Landlord construction receivables, prepaid expenses and other current assets	4,128	2,632
Deferred income taxes	4,026	4,616

Total current assets	22,977	24,684

Property and equipment, net	54,672	82,936
Intangible asset	92,000	—
Goodwill, net of accumulated amortization of $0 and $5,072 at December 29, 2002 and December 30, 2001	67,063	10,923
Other assets and deferred expenses, net	5,686	7,582
Insurance receivable	—	1,682
Deferred income taxes	—	6,907

	$242,398	$134,714

See accompanying notes to consolidated financial statements.

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 29, 2002 and December 30, 2001
(amounts in thousands, except share and per share amounts)

	Successor Period December 29, 2002	Predecessor Period December 30, 2001
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$6,103	$6,566
Accrued expenses	31,892	19,531
Current portion of obligations to financial institutions and capital leases	2,877	4,477
Accrued income taxes	168	—

Total current liabilities	41,040	30,574

Obligations to financial institutions and capital leases, less current maturities	82,542	100,232
Deferred income taxes	20,471	—
Other liabilities	753	4,118

Total liabilities	144,806	134,924

Commitments and contingencies
Stockholder's equity (deficit):
Preferred stock, $0.01 par value per share. Authorized 3,000,000 shares at December 30, 2001, no shares issued or outstanding	—	—
Common stock, $0.01 par value per share. Authorized 25,000,000 shares, issued 6,803,801 at December 30, 2001	—	68
Nonvoting common stock, $0.01 par value per share. Authorized 3,000,000 shares at December 30, 2001, no shares issued or outstanding	—	—
Common stock, $0.01 par value per share. Authorized, issued, and outstanding 1,000 shares at December 29, 2002	—	—
Additional paid-in capital	97,073	63,478
Accumulated other comprehensive loss	(539)	(907)
Retained earnings (accumulated deficit)	1,058	(16,095)
Less treasury stock, at cost, 2,624,154 shares at December 30, 2001	—	(46,754)

Total stockholder's equity (deficit)	97,592	(210)

	$242,398	$134,714

See accompanying notes to consolidated financial statements.

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Successor Period and Predecessor Period

(amounts in thousands)

	Successor Period	Predecessor Period
	July 25, 2002 - Dec. 29, 2002	Dec. 31, 2001 - July 24, 2002	Dec. 30, 2001	Dec. 31, 2000
Revenues	$105,998	$132,769	$237,112	$248,382
Food and beverage costs	35,797	45,566	82,150	84,224
Restaurant operating expenses	50,352	61,474	107,905	105,580
Pre-opening costs, depreciation, amortization and non-cash charges	3,949	5,933	12,678	11,087
General and administrative expenses	6,369	8,483	17,201	19,811
Marketing and promotional expenses	3,597	3,005	6,927	6,879
Gain on insurance proceeds	—	1,443	—	—
Costs associated with strategic alternatives and proxy contest	—	9,078	730	—
Interest expense, net	2,876	4,647	7,617	6,427
Restaurant closing costs (credit)	—	(300)	1,625	—
Management fee	1,243	—	—	—

Income (loss) before income taxes	1,815	(3,674)	279	14,374
Income tax expense (benefit)	757	949	(710)	4,312

Net income (loss)	$1,058	$(4,623)	$989	$10,062

See accompanying notes to consolidated financial statements.

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholder's Equity (Deficit)

Successor Period and Predecessor Period

(amounts in thousands, except share and per share amounts)

	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock at Cost	Total Stock- holder's Equity (Deficit)
Predecessor Period:
Balance at January 2, 2000	$68	$62,849	$(27,146)	$(79)	$(23,624)	$12,068
Comprehensive income (loss):
Net income	—	—	10,062	—	—
Foreign currency translation adjustments	—	—	—	(71)	—

Total comprehensive income (loss)						9,991

Exercise of stock options	—	228	—	—	—	228
Purchase of 1,249,171 shares of common stock (average cost of $18.57 per share)	—	—	—	—	(23,210)	(23,210)

Balance at December 31, 2000	68	63,077	(17,084)	(150)	(46,834)	(923)
Comprehensive income (loss):
Net income	—	—	989	—	—
Foreign currency translation adjustments	—	—	—	(202)	—
Fair value of interest rate swaps	—	—	—	(555)	—

Total comprehensive income (loss)						232

Return of "short swing" profit realized by insider pursuant to Section 16(b)	—	68	—	—	—	68
Exercise of stock options	—	333	—	—	—	333
Issuance of 6,207 shares of treasury stock (average cost of $13.00 per share)	—	—	—	—	80	80

Balance at December 30, 2001	68	63,478	(16,095)	(907)	(46,754)	(210)
Comprehensive income (loss):
Net loss	—	—	(4,623)	—	—
Foreign currency translation adjustments	—	—	—	104	—
Fair value of interest rate swaps	—	—	—	118	—

Total comprehensive income (loss)						(4,401)

Exercise of stock options	—	479	—	—	—	479
Issuance of 5,064 shares of treasury stock (average cost of $8.42 per share)	—	—	—	—	43	43

Balance at July 24, 2002	68	63,957	(20,718)	(685)	(46,711)	(4,089)
Successor Period:
Purchase accounting adjustments	(68)	(63,957)	20,718	685	46,711	4,089
Issuance of shares and acquisition of Morton's Restaurant Group, Inc. on July 25, 2002	—	97,073	—	—	—	97,073
Comprehensive income (loss):
Net income	—	—	1,058	—	—
Foreign currency translation adjustments	—	—	—	(339)	—
Fair value of interest rate swaps	—	—	—	(200)	—

Total comprehensive income (loss)						519

Balance at December 29, 2002	$—	$97,073	$1,058	$(539)	$—	$97,592

See accompanying notes to consolidated financial statements.

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Successor Period and Predecessor Period

(amounts in thousands)

	Successor Period	Predecessor Period
	July 25, 2002 - Dec. 29, 2002	Dec. 31, 2001 - July 24, 2002	Dec. 30, 2001	Dec. 31, 2000
Cash flows from operating activities:
Net income (loss)	$1,058	$(4,623)	$989	$10,062
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	1,901	4,549	7,501	6,624
Amortization of intangible assets, deferred occupancy costs and other deferred expenses	795	677	1,478	455
Deferred income taxes	(571)	3,231	(1,004)	2,691
Restaurant closing costs	—	—	1,625	—
Change in assets and liabilities:
Accounts receivable	(978)	1,349	643	(3,549)
Income taxes receivable	903	(1,228)	(560)	—
Inventories	(1,002)	406	(39)	(1,181)
Landlord construction receivables, prepaid expenses and other assets	(1,626)	(210)	(938)	(692)
Insurance receivables	—	1,682	—	—
Accounts payable, accrued expenses and other liabilities	6,399	987	(4,531)	(359)
Accrued income taxes	169	—	(1,004)	864

Net cash provided by operating activities	7,048	6,820	4,160	14,915

Cash flows from investing activities:
Purchases of property and equipment	(4,789)	(3,449)	(14,939)	(15,714)

Net cash used by investing activities	(4,789)	(3,449)	(14,939)	(15,714)

Cash flows from financing activities:
Principal reduction on obligations to financial institutions and capital leases	(5,467)	(6,737)	(11,421)	(11,196)
Proceeds from obligations to financial institutions	1,900	1,000	24,285	31,477
Issuance (purchases) of treasury stock	—	43	80	(23,210)
Net proceeds from issuance of stock and other	—	479	401	228

Net cash (used in) provided by financing activities	(3,567)	(5,215)	13,345	(2,701)

Effect of exchange rate changes on cash	(8)	36	(35)	(10)

Net (decrease) increase in cash and cash equivalents	(1,316)	(1,808)	2,531	(3,510)
Cash and cash equivalents at beginning of period	3,019	4,827	2,296	5,806

Cash and cash equivalents at end of period	$1,703	$3,019	$4,827	$2,296

See accompanying notes to consolidated financial statements.

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 29, 2002, December 30, 2001 and December 31, 2000

(1)    Organization and Other Matters

        Morton's Restaurant Group, Inc. and subsidiaries (the Company) is a wholly-owned subsidiary of Morton's Holdings, LLC (MHLLC) a limited liability company formed on April 4, 2002. The Company is engaged in the business of owning and operating restaurants under the names Morton's The Steakhouse (Morton's) and Bertolini's Authentic Trattorias (Bertolini's). As of December 29, 2002, the Company owned and operated 69 restaurants (65 Morton's and 4 Bertolini's).

        Pursuant to a Merger Agreement dated March 26, 2002, as amended, the owners of MHLLC, through a merger of its wholly-owned subsidiary Morton's Acquisition Company, on July 25, 2002 (Effective Date), acquired all of the outstanding shares of the Company for $17 a share. The aggregate purchase price for all of the Company's outstanding common stock including options and transaction expenses was approximately $97.0 million.

        The acquisition, as described above, has been accounted for in accordance with Financial Accounting Standards Boards Statement of Financial Accounting (SFAS) 141, "Business Combinations."

        The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition (amounts in thousands).

Current assets	$27,524
Property and equipment	53,113
Intangible asset	92,000
Goodwill	67,063
Other assets	4,689

Total assets acquired	244,389

Current liabilities	36,262
Deferred income taxes	25,292
Long-term debt	85,762

Total liabilities assumed	147,316

Net assets acquired	$97,073

        The intangible asset of $92,000,000 represents Morton's trade name, which has an indefinite life and accordingly is not subject to amortization. Included in goodwill of $67,063,000 is a deferred tax liability of $35,880,000 recognized in connection with the identification of the intangible asset of $92,000,000.

        As a result of the acquisition, the capital structure of and the basis of accounting under the "push down" method for the Company differs from those of the Company prior to the acquisition. Financial data of the Company in respect of all reporting periods subsequent to July 25, 2002 (Successor Period) reflect the acquisition under the purchase method of accounting. Therefore, the Company's Successor Period financial data generally will not be comparable to the Company's Predecessor Period financial data. As a result of the acquisition, the consolidated statement of operations for the Successor Period includes amortization expense relating to debt issuance costs and management fees that did not exist prior to this acquisition. Further, as a result of purchase accounting, the fair values of fixed assets at the date of acquisition became their new "cost" basis. Accordingly, the depreciation of these assets for the Successor Period is based upon their newly established cost basis. Other effects of purchase accounting in the Successor Period are not considered significant.

        Costs associated with strategic alternatives and proxy contest of $9,078,000 represent: $4,170,000 in legal costs, $3,125,000 in investment banking costs, $855,000 in bank costs, $580,000 in printing, investor relations and proxy solicitation costs and $348,000 in other costs.

        The following table summarizes fiscal 2002 and fiscal 2001 results as if the acquisition occurred on January 1, 2001:

	Fiscal Year
	2002	2001
Revenues	$238,767	$237,112
Income before income taxes	7,144	594
Net income	5,001	2,106

(2)    Summary of Significant Accounting Policies

  (a)
  Principles of Consolidation

        The consolidated financial statements include the accounts and results of operations of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  (b)
  Reporting period

        The Company uses a fiscal year which consists of 52 weeks. Approximately every six or seven years, a 53rd week will be added.

  (c)
  Inventories

        Inventories consist of food, beverages and supplies and are recorded at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

  (d)
  Property and Equipment

        Property and equipment are stated at cost, whereas equipment under capital leases are stated at the present value of minimum lease payments, and are depreciated using the straight-line method over the estimated useful lives of the related assets. Improvements to leased premises and property under capital leases are amortized on the straight-line method over the shorter of the lease term or estimated useful lives of the improvements. In fiscal 2002 Successor Period, fiscal 2002 Predecessor Period, fiscal 2001 and fiscal 2000, interest costs capitalized during the construction period for leasehold improvements were approximately $97,000, $24,000, $150,000 and $577,000, respectively. The estimated useful lives of property and equipment are principally as follows: 5 or 15 years for furniture, fixtures and equipment, 31.5 years for buildings and 20 years or less for leasehold improvements if the lease period is shorter than the useful lives.

  (e)
  Other Assets and Deferred Expenses

        Other assets and deferred expenses in the accompanying consolidated balance sheets consist of the following (amounts in thousands):

	Successor Period December 29, 2002	Predecessor Period December 30, 2001
Smallwares	$2,407	$2,754
Deferred financing costs	743	1,407
Deposits	690	691
Deferred rent	516	1,913
Other	1,330	817

	$5,686	$7,582

        Smallwares consist of silverware, glassware, china and kitchen cookware and are capitalized when purchased. These assets are expensed as replaced.

  (f)
  Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. For the Predecessor Period, the Company has determined its tax provision on a stand-alone basis. In the Successor Period, the Company is a subsidiary of MHLLC. The income tax provision for the Successor Period is computed as if the Company had filed a separate stand-alone tax return.

  (g)
  Intangible Asset and Goodwill

        The identifiable intangible asset acquired represents the Company's trade name "Morton's," which has an indefinite life and accordingly is not subject to amortization. The trade name is used in the advertising and marketing of the restaurants and is widely recognized and accepted by consumers in its respective market as an indication of and recognition of service, value and quality. Goodwill represents the excess of costs over fair value of assets of the business acquired.

        During the Predecessor Period, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." The intangible asset and goodwill acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." In connection with the adoption of

SFAS No. 142, the Company's initial impairment review indicated that there was no impairment as of the date of adoption for goodwill that was acquired in prior business combinations.

        In connection with the transitional goodwill impairment evaluation, SFAS No. 142 requires the Company to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. To accomplish this the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company considers a reporting unit to be an individual restaurant. The Company has up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and the Company must perform the second step of the transitional impairment test. In the second step, the Company must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with SFAS No. 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. A transitional impairment loss, if any, would be recognized as the cumulative effect of a change in accounting principle in the Company's consolidated statements of operations.

        The Company has tested goodwill for impairment in accordance with SFAS No. 142. Based on its evaluation, the Company was not required to recognize an impairment loss as of December 29, 2002.

        Goodwill amortization for the fiscal years ended December 30, 2001 and December 31, 2000 was approximately $404,000 for both years. The following table shows the results of operations as if the pronouncement was applied to prior periods.

	Successor Period	Predecessor Period
	July 25, 2002 to December 29, 2002	December 31, 2001 to July 24, 2002	Fiscal 2001	Fiscal 2000
	(in thousands)
Net income (loss), as reported	$1,058	$(4,623)	$989	$10,062
Add back: goodwill amortization	—	—	404	404

Adjusted net income (loss)	$1,058	$(4,623)	$1,393	$10,466

  (h)
  Derivative Financial Instruments

        Amounts receivable or payable under interest rate swap agreements are accounted for as adjustments to interest expense.

        The Company accounts for its derivative financial instruments in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value. The Company's derivative financial instruments consist of four interest rate swap agreements, two with notional amounts of $10,000,000 each and two with notional amounts of $20,000,000 each. The interest rate swap agreements are designated as cash flow hedges for purposes of SFAS No. 133. Based on regression analysis, the Company has determined that its interest rate swap agreements are highly effective. As of December 29, 2002, in accordance with SFAS No. 133, deferred tax assets were approximately $334,000 and liabilities were approximately $1,275,000, and a loss of approximately $520,000 was recognized in accumulated other comprehensive loss.

  (i)
  Marketing and Promotional Expenses

        Marketing and promotional expenses in the accompanying consolidated statements of operations include advertising expenses of approximately $602,000, $1,118,000, $3,190,000 and $3,767,000 for the fiscal 2002 Successor Period, fiscal 2002 Predecessor Period, fiscal 2001 and fiscal 2000, respectively. Advertising costs are expensed as incurred.

  (j)
  Pre-opening costs

        Pre-opening costs incurred in connection with the opening of new restaurants are expensed as incurred and are included in "Pre-opening costs, depreciation, amortization and non-cash charges" in the accompanying consolidated statements of operations. Pre-opening costs incurred and recorded as expense for the fiscal 2002 Successor Period, fiscal 2002 Predecessor Period, fiscal 2001 and fiscal 2000 were approximately $1,254,000, $703,000, 3,700,000 and $4,008,000, respectively.

  (k)
  Statements of Cash Flows

        For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Cash paid for interest and income taxes for the fiscal 2002 Successor Period, fiscal 2002 Predecessor Period, fiscal 2001 and fiscal 2000, respectively, were as follows (amounts in thousands):

		Predecessor Period
	Successor Period 2002	2002	Dec. 30, 2001	Dec. 31, 2000
Interest, net of amounts capitalized	$3,369	$4,039	$7,199	$6,027
Income taxes, net of refunds	168	246	1,541	757

        During fiscal 2001 and fiscal 2000, the Company entered into capital lease finance agreements of approximately $2,106,000 and $4,132,000, respectively, for restaurant equipment. In addition, as of December 30, 2001, the Company has written off the net book value of the assets of the Morton's Steakhouse restaurant located in the Wall Street area of downtown Manhattan and recorded a receivable in "Insurance receivable" in the accompanying consolidated balance sheet of approximately $1,682,000, representing minimum expected insurance proceeds relating to such assets.

  (l)
  Use of Estimates

        The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment and valuation allowance for deferred income tax assets. Actual results could differ from those estimates.

  (m)
  Impairment of Long-Lived Assets

        SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. During the Predecessor Period, the Company adopted SFAS No. 144. The adoption did not affect the Company's consolidated financial statements.

        In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company's assessment of recoverability of property and equipment is performed on a restaurant-by-restaurant basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

        Goodwill and intangible assets not subject to amortization are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value.

  (n)
  Translation of Foreign Currencies

        As of December 29, 2002, the Company owned and operated five international locations, two in Hong Kong, one in Singapore, one in Toronto and one in Vancouver, Canada. A restaurant in Sydney, Australia and one in Hong Kong were closed on January 6, 2002 and January 29, 2003, respectively (see note 3). The financial position and results of operations of the Company's foreign businesses are measured using local currency as the functional currency. Assets and liabilities are translated into U.S. dollars at year-end rates of exchange, and revenues and expenses are translated at the average rates of exchange for the year. Gains or losses resulting from the translation of foreign currency financial statements are accumulated as a separate component of stockholder's equity.

  (o)
  Comprehensive Income

        SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income (loss) and equity adjustments from foreign currency translation and interest rate swaps and is presented in the consolidated statements of stockholder's equity.

  (p)
  Revenue Recognition

        Sales from restaurants are recognized as revenue at the point of the delivery of meals and services.

  (q)
  Reclassification

        Certain items previously reported in specific financial statement captions have been reclassed to conform to the fiscal 2002 presentation.

  (r)
  New Accounting Pronouncements

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 will spread out the reporting of expenses related to restructurings initiated after 2002, because commitment to a plan to exit an activity or dispose of long-lived assets will no longer be enough to record a liability for the anticipated costs. Instead, companies will record exit and disposal costs when they are "incurred" and can be measured at fair value, and they will subsequently adjust the recorded liability for changes in estimated cash flows. The Company adopted the provisions of SFAS No. 146 as of December 30, 2002. The adoption of this statement did not have a significant impact on the Company's consolidated financial statements.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally provided by SFAS No. 123, "Accounting for Stock-Based Compensation." Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both the annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The transitional requirements of SFAS No. 148 are effective for all financial statements for fiscal years ending after December 15, 2002. The application of the disclosure portion of this standard had no impact on the Company's consolidated financial position or results of operations. The FASB recently indicated that it will require stock-based employee compensation to be recorded as a charge to earnings pursuant to a standard it is currently deliberating, which it believes will become effective during 2004. The Company will continue to monitor its progress on the issuance of this standard as well as evaluate the Company's position with respect to current guidance.

(3)    Restaurant Closing Costs and Other (Benefit) Charges

  (a)
  Morton's—Sydney and Hong Kong Central

        Based on a strategic assessment of revenue trends and other factors, the Company closed the Morton's Steakhouse restaurant in Sydney, Australia in January 2002. The Company recorded a fiscal 2001 fourth quarter, pre-tax charge of approximately $1,625,000, which consisted primarily of the write-down of the net book value of the restaurant, consisting of property and equipment of approximately $1,300,000 (which included an unpaid invoice of $120,000 related to the construction of the restaurant), inventory and smallwares of approximately $100,000, security deposits of approximately

$45,000, accrued legal costs of approximately $100,000 and certain exit costs of approximately $60,000 associated with the closing of the restaurant. The exit costs were recorded in accordance with requirements set forth in Emerging Issues Task Force ("EITF") 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." The Company met the criteria set forth in EITF 94-3 as management began to formulate a plan to close the restaurant and terminate employees as of the commitment date and the involuntary termination benefits were not part of a pre-existing plan. The Company does not have an established plan or practice for severance costs as the majority of restuarant employees are paid hourly wages and severance costs are typically a minor component of the overall costs to close a restuarant. The plan, including the type and amount of benefits that employees were eligible to receive, was finalized and communicated to the relevant employees. During the second quarter of fiscal 2002, in conjunction with a mutual release with the lessor, the Company recorded a pre-tax credit of $300,000 representing the recovery of assets previously written-down, which included inventory of approximately $70,000 that was utilized in another Morton's steakhouse and the recovery of a security deposit of approximately $45,000 that had not been anticipated, and exit costs, which included legal costs of approximately $65,000, which were less than initially accrued for this restaurant. In addition, the Company reversed an accrual for a construction invoice of $120,000, which the Company determined was no longer required. In January 2003, the Company closed the Morton's steakhouse in Hong Kong Central due to its low revenues and negative cash flows. No impairment charge was recorded in connection with the closing of this steakhouse. The book value of the assets of the Hong Kong Central restaurant, which included property and equipment of approximately $1,900,000, a landlord security deposit of approximately $280,000 and other assets of approximately $55,000, were written-down to zero as part of the fair value assessment of the Company's assets in purchase accounting resulting from our July 2002 acquisition. There were no proceeds received from the disposition of these assets. The Company also recorded in purchase accounting an accrual for certain exit costs, which included accrued severance of approximately $155,000 and accrued legal fees of approximately $35,000, in accordance with the requirements set forth in EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The Company met the criteria set forth in EITF 95-3 as management began to formulate a plan to close the restaurant and terminate employees as of the consummation date and the involuntary termination benefits were not part of a pre-existing plan. The plan, including the type and amount of benefits that employees were eligible to receive, was finalized and communicated to the relevant employees within a period of less than one year from the acquisition date.

  (b)
  Morton's—90 West Street, NY

        As a result of the impact of the World Trade Center terrorist attacks on September 11, 2001, the Morton's Steakhouse restaurant located at 90 West Street, New York, New York, two blocks from the World Trade Center was closed permanently due to structural damage. The Company recorded a benefit in "Restaurant operating expenses" in the accompanying consolidated statements of operations of approximately $905,000, $997,000 and $860,000 for the fiscal 2002 Successor Period, fiscal 2002 Predecessor Period and fiscal 2001, respectively, representing business interruption insurance recovery related to costs incurred from the closing of that restaurant. As of December 29, 2002, the Company has received approximately $2,081,000 for this insurance. As of December 29, 2002, aggregate benefits recorded were $2,762,000 and aggregate amounts received were $2,081,000 for this insurance. Based on the insurance policy coverage, the Company believes that additional benefits will be recorded in fiscal

2003 and possibly in future periods relating to future insurance recoveries, although we cannot assure you that we will receive any future recoveries. In addition, as of December 30, 2001, the Company had written off the net book value of the assets of the restaurant and recorded a receivable in "Insurance receivable" in the accompanying consolidated balance sheet of approximately $1,682,000, representing expected minimum insurance proceeds relating to such assets. Additionally, at this time the total amount of any future recoveries is unknown. During 2002, the Company received $3,125,000 relating to property insurance and recorded a gain of approximately $1,443,000 in the Predecessor Period in the accompanying consolidated statements of operations.

  (c)
  Bertolini's

        At December 29, 2002 and December 30, 2001, included in "Accrued expenses" in the accompanying consolidated balance sheets is approximately $1,300,000 and $1,714,000, respectively, representing the costs for the settlement and estimated legal fees associated with the closing of a Bertolini's restaurant which was closed in fiscal 1999 and accrued for during fiscal 1998. Based on the settlement agreement, the Company will pay monthly settlement payments of $100,000 with the final payment due in November 2003.

(4)    Property and Equipment

        The costs and related accumulated depreciation and amortization of major classes of assets as of December 29, 2002 and December 30, 2001 are set forth below (amounts in thousands):

	Successor Period December 29, 2002	Predecessor Period December 30, 2001
Furniture, fixtures and equipment	$12,066	$41,100
Buildings and leasehold improvements	36,071	60,692
Land	8,474	6,241
Construction in progress	284	669

	56,895	108,702
Less accumulated depreciation and amortization	2,223	25,766

Net property and equipment	$54,672	$82,936

(5)    Accrued Expenses

        Accrued expenses at December 29, 2002 and December 30, 2001 consist of the following (amounts in thousands):

	Successor Period December 29, 2002	Predecessor Period December 30, 2001
Accrued gift certificates	$5,634	$3,773
Accrued merger and legal costs	5,130	—
Restaurant operating expenses	4,262	2,551
Payroll and related taxes	2,983	1,768
Sales and use tax	1,892	1,718
Bertolini's accrued lease exit costs	1,300	1,714
Rent and property taxes	1,902	1,607
Accrued construction costs	4,712	1,534
Deferred gain on sale of assets	—	1,279
Interest rate swap agreements	1,275	875
Other	2,802	2,712

Total accrued expenses	$31,892	$19,531

(6)    Obligations to Financial Institutions

        Obligations to financial institutions and capital leases consists of the following (amounts in thousands):

	Successor Period Dec. 29, 2002	Predecessor Period Dec. 30, 2001
Credit Facility(a)	$61,225	$75,960
Loan Agreement with CNL Financial I, Inc., due in monthly principal and interest payments at 10.002% per annum, matures on April 1, 2007	1,368	1,614
Mortgage loans with GE Capital Franchise Finance due in monthly principal and interest payments scheduled over twenty-year periods at interest rates ranging from 7.68% to 9.26% per annum(b)	17,645	18,093
Capital leases (see Note 10)	5,181	9,042

Total obligations to financial institutions and capital leases	85,419	104,709
Less current portion of obligations to financial institutions and capital leases	2,877	4,477

Obligations to financial institutions and capital leases, less current maturities	$82,542	$100,232

        Future maturities of Obligations to financial institutions and capital leases are as follows as of December 29, 2002 (amounts in thousands):

	2003	2004	2005	2006	2007	Thereafter	Total
Credit Facility(a)	$4,000	$4,000	$53,225	$—	$—	$—	$61,225
Loan Agreement with CNL Financial I, Inc.	276	270	329	364	129	—	1,368
Mortgage loans with GE Capital Franchise Finance(b)	479	523	574	624	679	14,766	17,645
Capital leases (see Note 10)	2,122	1,752	1,017	290	—	—	5,181

Total	$6,877	$6,545	$55,145	$1,278	$808	$14,766	$85,419

(a)
Credit Facility obligations relate to borrowings under the Company's Second Amended and Restated Revolving Credit and Term Loan Agreement, dated June 19, 1995, between the Company and Fleet National Bank (Fleet), as amended from time to time (the Credit Agreement), pursuant to which the Company's credit facility (the Credit Facility), at December 29, 2002, was $78,750,000. At December 29, 2002, the Credit Facility consisted of a $13,250,000 term loan (the Term Loan) and a $65,500,000 revolving credit facility (the Revolving Credit). An amendment effective upon consummation of the merger on July 25, 2002, required the prepayment of $10,000,000 of the outstanding principal of the Term Loan. Loans made pursuant to the Credit Agreement bear interest at a rate equal to the lender's base rate plus applicable margin or, at the Company's option, the Eurodollar Rate plus applicable margin. At December 29, 2002, calculated pursuant to the amended Credit Agreement, the Company's applicable margin on the Revolving Credit was 2.75% on base rate loans and 4.25% on Eurodollar Rate loans and the Company's applicable margin on the Term Loan was 2.75% on base rate loans and 4.25% on Eurodollar Rate loans.

  Additionally, if the borrowings under the Revolving Credit exceed $55,000,000, an additional 0.50% will be added to the applicable margin on based rate loans and Eurodollar Rate loans under the Revolving Credit facility. In addition, the Company is obligated to pay fees of 0.75% on unused loan commitments and a per annum letter of credit fee (based on the face amount thereof) equal to the applicable margin on the Eurodollar Rate loans. The Credit Agreement also provides for annual additional mandatory prepayments as calculated based on the Company's net cash flows, as defined. The amendment reduces the Revolving Credit facility to $60,000,000 through June 30, 2003 unless a specified leverage ratio is achieved, in which case the facility will return to $65,500,000, and also reduces the Revolving Credit facility to $60,500,000 at December 31, 2004. At December 29, 2002, the amount outstanding under the Term Loan was $13,250,000 and the amount outstanding under the Revolving Credit was $47,975,000.

  At December 29, 2002, $1,643,250 was restricted for letters of credit issued by the lender on behalf of the Company. Unrestricted and undrawn funds available to the Company under the Credit Agreement were $15,881,750 and the weighted average interest rate on all borrowings under the Credit Facility was 7.95% on December 29, 2002. Fleet has syndicated portions of the Credit Facility to Wachovia Bank, N.A., Comerica Bank, JPMorganChase Bank and LaSalle Bank National Association.

  Borrowings under the Credit Agreement have been classified as noncurrent on the Company's consolidated balance sheet since the Company may borrow amounts due under the Term Loan from the Revolving Credit, including the Term Loan principal payments.

  Borrowings under the Credit Agreement are secured by all tangible and intangible assets of the Company. The Credit Agreement contains, among other things, certain restrictive covenants with respect to the Company that create limitations (subject to certain exceptions) on: (i) the incurrence or existence of additional indebtedness or the granting of liens on assets or contingent obligations; (ii) the making of certain investments; (iii) mergers, dispositions of assets or consolidations; (iv) prepayment of certain other indebtedness; (v) making capital expenditures above specified amounts; and (vi) the ability to make certain fundamental changes or to change materially the present method of conducting the Company's business. The Credit Agreement prohibits the Company from entering into any new capital expenditure commitments or lease commitments for new restaurants until a specified cash flow leverage ratio test is achieved and prohibits the payment of dividends and the repurchase of the Company's outstanding common stock. The Company's Credit Agreement also requires the Company to satisfy certain financial ratios and tests. The Company was in compliance with all of its financial convenants as of December 29, 2002 and December 30, 2001.

  As a result of the July 25, 2002 amendment to the Credit Agreement, capital expenditures were limited to $10,000,000 in 2002, and subject to further restrictions in future years. The Company may enter into new restaurant leases subject to having achieved specified cash flow leverage ratios.

  On April 7, 1998 and May 29, 1998, the Company entered into interest rate swap agreements with Fleet on notional amounts of $10,000,000 each. Such agreements terminate on April 7, 2003 and May 29, 2003, respectively. Additionally, on October 24, 2002, pursuant to the July 25, 2002 amendment, the Company entered into two interest rate swap agreements with Fleet on notional amounts of $20,000,000 each. Such agreements terminate on October 24, 2004 and October 24,

  2005, respectively. Interest rate swap agreements are used to reduce the potential impact of interest rate fluctuations relating to $60,000,000 of variable rate debt. As of December 29, 2002, in accordance with SFAS No. 133, deferred tax assets were approximately $334,000 and liabilities were approximately $1,275,000 and a loss of approximately $520,000 was recognized in accumulated other comprehensive loss.

(b)
Mortgage loans relate to loan commitments entered into during 1999 and 1998 by various subsidiaries of the Company and GE Capital Franchise Finance, to fund the purchases of land and construction of restaurants.

  Management believes that the carrying amount of long-term debt approximates fair value since the interest rate is variable and the margins are consistent with those available to the Company under similar terms.

(7)    Income Taxes

        Income (loss) before income taxes for the Company's domestic and foreign operations are as follows (amounts in thousands):

	Successor Period	Predecessor Period
	2002	2002	2001	2000
Domestic operations	$1,615	$(3,594)	$3,855	$13,689
Foreign operations	200	(80)	(3,576)	685

Total	$1,815	$(3,674)	$279	$14,374

Income tax (benefit) expense is comprised of the following (amounts in thousands):

			Predecessor Period
		Successor Period 2002
			2002	2001	2000
Federal:	Current	$—	$(1,620)	$(441)	$1,215
	Deferred	574	2,689	(506)	2,258

		574	1,069	(947)	3,473
Foreign:	Current	112	39	100	—
	Deferred	(60)	(23)	(51)	144

		52	16	49	144
State and Local:	Current	79	153	635	406
	Deferred	52	(289)	(447)	289

		131	(136)	188	695

Income tax (benefit) expense		$757	$949	$(710)	$4,312

        Income tax (benefit) expense differed from the amounts computed by applying the U.S. Federal income tax rates to income before income taxes as a result of the following (amounts in thousands):

		Predecessor Period
	Successor Period 2002
		2002	2001	2000
Computed "expected" tax expense (benefit)	$617	$(1,249)	$95	$4,887
Increase (reduction) in income taxes resulting from:
State and local income taxes, net of federal income tax benefit	87	(90)	124	459
Foreign rate differential	(4)	2	(2)	7
FICA tax credits	(11)	1,470	(1,488)	(1,386)
Change in valuation allowance	—	270	(268)	(242)
Non-deductible strategic costs	—	640	—	—
Other, net	68	(94)	829	587

	$757	$949	$(710)	$4,312

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at the end of fiscal 2002 and fiscal 2001 are presented below (amounts in thousands):

	Successor Period December 29, 2002	Predecessor Period December 30, 2001
Deferred tax assets:
Federal and state net operating loss carryforwards	$8,783	$3,509
Capital loss carryforwards	2,693	2,970
Accrued timing differences	869	—
Nonrecurring charge for write-down and related charges for impaired assets	509	—
Nonrecurring charge for write-down and related charges for impaired assets	—	1,310
Interest rate swap agreements	334	320
Property and equipment depreciation	3,082	—
Deferred rent and start-up amortization	744	2,639
FICA and other tax credits	9,428	11,640

Total gross deferred tax assets	26,442	22,388
Less valuation allowance	(6,960)	(5,264)

Net deferred tax assets	19,482	17,124
Deferred tax liabilities:
Property and equipment depreciation	—	5,601
Intangible asset	35,880	—
Smallwares	47	—

Net deferred tax assets and liabilities	$(16,445)	$11,523

        At December 29, 2002, the Company had Federal and various state income tax net operating loss carryforwards, capital loss carryforwards, and FICA and other tax credits expiring in various periods through 2020, 2006 and 2020, respectively.

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible and net operating losses can be carried forward. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. Sections 382 and 383 of the Internal Revenue Code limit the amount of federal net operating losses, capital loss carryovers and FICA credits, generated prior to the Effective Date that may be used in future periods. Generally, the utilization of these attributes will be limited on an annual basis to the value of the acquired business, at the date of ownership change, multiplied by the federal long-term tax-exempt rate at the date of the transaction. In order to fully realize the net deferred tax assets, the Company will need to generate future taxable income of approximately $49,800,000. Taxable income (loss), before the application of net operating loss carryforwards and FICA and other tax credits, for the years ended December 29, 2002 is estimated to be approximately $(12,800,000). The Company assesses the recoverability of its net deferred tax asset based upon the level of historical income and projections of future taxable income. Deferred tax assets arising from capital losses have been fully reserved. Tax benefits that are recognized in future periods by the elimination of the valuation allowance at the acquisition date ($6,960,000) are to be applied, first to reduce to zero any goodwill related to the acquisition, and then to reduce to zero any noncurrent intangible assets related to the acquisition. The amount of the deferred tax asset considered realizable could be reduced in the near term if estimates of future taxable income during the carryforward periods are reduced.

        General Business Credits of $9,428,000 have been booked as deferred tax assets by the Company. Included in these credits are credits aggregating $9,298,000 that are for a portion of the employer paid social security taxes on employee cash tips, the remainder of the credits are for Empowerment Zone and other credits. All of these credits are available to offset federal income tax in future years. These credits must generally be utilized after all federal net operating loss carryovers are utilized. For credits generated in tax years beginning before 1998 the carryforward period is 15 years. For credits generated in tax years beginning after 1998 the carryforward period is 20 years.

        The credits will expire if unused as follows (amounts in thousands):

Year Generated	Amount of Credit	Year of Potential Expiration
1994	$125	2009
1995	699	2010
1996	1,212	2011
1997	1,348	2012
1998	1,491	2018
1999	2,149	2019
2000	2,404	2020
2001	—
2002	—

        The Company operates in various foreign jurisdictions including, Canada, Singapore and Hong Kong, and operated in Australia through January 6, 2002. The foreign subsidiaries, with the exception of the Canadian operations, all operate as single member limited liability companies treated as disregarded for U.S. federal income tax purposes, and as corporated entities in their jurisdiction of operation. Therefore, the taxable income or loss of these foreign subsidiaries is recognized on the Company's U.S. federal income tax return, and any foreign taxes paid are available as foreign tax credits subject to certain limitations. The Canadian subsidiaries operate as corporations for Canadian tax purposes and their income or loss is not reflected in the U.S. federal income tax return of the Company. U.S. deferred taxes of $224,000 on the undistributed earnings of the Canadian operations have not been recognized under the indefinite reversal criterion in APB Opinion No. 23 because they are considered essentially permanent in nature.

(8)    Capital Stock

        At December 29, 2002, the authorized capital of the Company consisted of 1,000 shares of common stock at $0.01 par value per share. Such shares have been issued to Morton's Holdings, LLC upon the acquisition of the Company on July 25, 2002.

(9)    Operating Leases

        The Company's operations are generally conducted in leased premises. Including renewal options, remaining lease terms range from 2 to 39 years.

        In connection with entering into leases, the Company is frequently provided with development allowances from the lessors. These allowances for leasehold improvements, furniture, fixtures and equipment are offset against the related fixed asset accounts and the net amount is amortized on a straight-line basis over the shorter of the lease term or estimated useful lives of the assets. At the end of fiscal 2002 and fiscal 2001, approximately $358,000 and $655,000, respectively, of development allowances were due from lessors and are included in "Landlord construction receivables, prepaid expenses and other current assets" in the accompanying consolidated balance sheets.

        The Company leases certain office and restaurant facilities and related equipment under noncancelable operating lease agreements with third parties. Certain leases require contingent rental provisions based upon a percent of gross revenues and or provide for rent deferral during the initial term of such leases. Included in obligations for restaurant operating leases are certain restaurant operating leases for which the Company or another subsidiary of the Company guarantees the performance of the restaurant operating lease for such subsidiary for a portion of the lease term, typically not exceeding the first five years. Included in "Other liabilities" in the accompanying consolidated balance sheets at the end of fiscal 2002 and fiscal 2001 are accruals related to such rent deferrals of approximately $753,000 and $4,118,000, respectively. For financial reporting purposes, such leases are accounted for on a straight-line rental basis. Future minimum annual rental commitments under these leases are approximately as follows (amounts in thousands):

Fiscal 2003	$17,304
Fiscal 2004	17,503
Fiscal 2005	17,702
Fiscal 2006	16,966
Fiscal 2007	15,863
Fiscal 2008 and thereafter	109,840

Total minimum lease payments	$195,178

        Contingent rental payments on building leases are typically made based upon the percentage of gross revenues on the individual restaurants that exceed predetermined levels. The percentages of gross revenues to be paid, and the related gross revenues, vary by restaurant. Contingent rental expense was approximately $688,000, $902,000, $1,987,000 and $3,267,000 for the fiscal 2002 Successor Period, fiscal 2002 Predecessor Period, fiscal 2001 and fiscal 2000, respectively.

        Rental expense, inclusive of contingent rent, for all such leases was approximately $7,547,000 $9,630,000, $16,370,000 and $15,801,000 for the fiscal 2002 Successor Period, fiscal 2002 Predecessor Period, fiscal 2001 and fiscal 2000.

(10)    Capital Leases

        The Company has financed the purchase of certain restaurant equipment through capital leases. At December 30, 2001, the Company had approximately $284,000 commitments available for future fundings. These assets are amortized over the life of the respective leases. At December 29, 2002 and December 30, 2001, capital lease obligations of approximately $3,063,000 and $5,259,000, respectively, are included in "Obligations to financial institutions and capital leases, less current maturities" in the accompanying consolidated balance sheets.

        The Company's minimum future obligations under capital leases as of December 29, 2002 are as follows (amounts in thousands):

Fiscal 2003	$2,446
Fiscal 2004	1,925
Fiscal 2005	1,074
Fiscal 2006	298
Fiscal 2007	—

Total minimum lease payments	5,743
Less amount representing interest	562

Present value of net minimum lease payments (including current portion of $2,118)	$5,181

(11)    Employment Agreements

        The Company has entered into employment agreements with its Chief Executive Officer and its Executive Vice President. The agreements, as amended, are terminable by the Company with certain restrictions. The aggregate annual 2003 base salary under these employment agreements is approximately $980,000. These agreements provide for their annual base salaries to be increased each year to reflect the rate of increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers.

(12)    Employee Benefit Plans

        Employees of the Company and its subsidiaries who are over the age of 21 and who have completed one year of service are eligible for voluntary participation in the Morton's of Chicago Inc. Profit Sharing and Cash Accumulation Plan. Employer contributions to the plan are made at the discretion of the Board of Directors. Employer contributions paid in fiscal 2002, fiscal 2001 and fiscal 2000 were approximately $122,000, $406,000 and $734,000, respectively.

(13)    Legal Matters and Contingencies

        On or about March 27, 2002, several substantially similar civil actions were commenced in the Court of Chancery in the State of Delaware in New Castle County by purported stockholders of the Predecessor Company (Predecessor). The plaintiff in each action seeks to represent a putative class consisting of the then public stockholders of the Predecessor. In addition, a large stockholder of the Predecessor filed an individual lawsuit. Named as defendants in each of the complaints are the Company, the members of the Predecessor's Board of Directors and Castle Harlan, Inc. The complaints allege, among other things, that the proposed merger was unfair and that the Predecessor's directors breached their fiduciary duties in connection with the entry into the Merger Agreement. The complaints seek an injunction, damages and other relief. The Company believes that the allegations in the complaints are without merit and intends to contest the matters vigorously.

        The Company is involved in various other claims and legal actions arising in the ordinary course of business. Management does not believe that the ultimate resolution of these actions will have a material adverse effect on the Company's consolidated financial position, results of operations, liquidity and capital resources.

(14)    Related Party Transactions

        Pursuant to the terms of a Management Rights Agreement, executed on July 25, 2002 between the Company's stockholder, MHLLC and Castle Harlan Partners III, L.P. (the majority unit holder of MHLLC), Castle Harlan Partners III, L.P. has agreed to provide ongoing management and consulting services to MHLLC as well as other administrative services. According to the July 25, 2002 amendment to the Credit Facility, the Company shall be permitted to pay a management fee to Castle Harlan Partners III, L.P. not to exceed $2,800,000. At December 29, 2002 included in "Landlord construction receivables, prepaid expenses, and other current assets" in the accompanying consolidated balance sheet is approximately $1,557,000 representing a prepayment of this management fee.

(15)    Supplemental Condensed Consolidating Financial Information

        On July 7, 2003, the Company completed a private offering of $105.0 million in aggregate principal amount at maturity of its 7 1/2% Senior Secured Notes due 2010 (the Original Notes). On September 25, 2003, the Company filed a registration statement with respect to senior secured notes (the New Notes) having substantially identical terms as the Original Notes, as part of an offer to exchange freely tradable New Notes for the privately-issued Original Notes. The New Notes will evidence the same debt as the Original Notes, will be entitled to the benefits of the indenture governing the Original Notes and will be treated under the indenture as a single class with the Original Notes. The Notes were issued at a discount of 15% and have a yield to maturity of 12.005% including the accretion of the discount and the amortization of the related deferred financing costs. Interest on the Notes is payable semi-annually on January 1 and July 1 beginning January 1, 2004. The Company can redeem the Notes on or after July 1, 2007, except it may redeem up to 35% of the Notes prior to July 1, 2006 with the proceeds of one or more public equity offerings. The Company is required to redeem the Notes under some circumstances involving changes of control and asset sales.

        The Notes are fully and unconditionally guaranteed on a joint and several basis and on a senior basis by certain of the Company's wholly-owned domestic subsidiaries (the "Guarantors"). These guarantees are senior secured obligations of the Guarantors, subject to liens permitted under the indenture governing the Notes, rank senior in right of payment to all subordinated indebtedness of the Guarantors and rank pari passu in right of payment with all existing and future senior indebtedness of the Guarantors. There are no restrictions on the Company's ability to obtain cash dividends or other distributions of funds from the Guarantors, except those imposed by applicable law and certain contractual restrictions, which do not exceed 25% of consolidated net assets of any Guarantor, that are permitted under the indenture governing the Notes. The following supplemental financial information sets forth, on a condensed consolidating basis, balance sheets, statements of operations and statements of cash flows for domestic subsidiaries of the Company that are Guarantors (collectively, the "Guarantor Subsidiaries") and foreign subsidiaries and domestic subsidiaries of the Company that are not Guarantors (collectively, the "Non-Guarantor Subsidiaries"). The Company has not presented separate financial statements and other disclosures concerning the Guarantor Subsidiaries because management has determined that such information is not material to investors.

Supplemental Consolidating Balance Sheet
December 29, 2002 (Successor Period)
(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$243	$601	$859	$—	$1,703
Accounts receivable	57	3,334	172	—	3,563
Income taxes receivable	885	(152)	152	—	885
Inventories	—	8,050	622	—	8,672
Landlord construction receivables, prepaid expenses and other current assets	1,846	2,182	100	—	4,128
Deferred income taxes	8,814	(4,788)	—	—	4,026

Total current assets	11,845	9,227	1,905	—	22,977
Property and equipment, net	56	53,016	1,600	—	54,672
Intangible asset	—	92,000	—	—	92,000
Goodwill	—	67,063	—	—	67,063
Other assets and deferred expenses, net	3,833	3,805	588	(2,540)	5,686
Amounts due from affiliates	146,342	—	3,920	(150,262)	—

	$162,076	$225,111	$8,013	$(152,802)	$242,398

Supplemental Consolidating Balance Sheet

December 29, 2002 (Successor Period)

(Amounts in thousands, except share and per share amounts)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable & accrued expenses	$8,462	$27,142	$2,391	$—	$37,995
Current portion of obligations to financial institutions and capital leases	—	2,640	237	—	2,877
Accrued income taxes	471	(1,554)	1,251	—	168
Amounts due to affiliates	—	146,342	3,920	(150,262)	—

Total current liabilities	8,933	174,570	7,799	(150,262)	41,040

Obligations to financial institutions and capital leases, less current maturities	61,225	21,017	300	—	82,542
Deferred income taxes	—	20,471	—	—	20,471
Other liabilities	—	736	17	—	753

Total liabilities	70,158	216,794	8,116	(150,262)	144,806

Commitments and contingencies
Stockholder's equity (deficit):
Common stock, $0.01 par value per share. Authorized, issued, and outstanding 1,000 shares at December 29, 2002	—	—	—	—	—
Additional paid-in capital	97,073	2,540	—	(2,540)	97,073
Accumulated other comprehensive loss	(776)	540	(303)	—	(539)
(Accumulated deficit) retained earnings	(4,379)	5,237	200	—	1,058

Total stockholder's equity (deficit)	91,918	8,317	(103)	(2,540)	97,592

	$162,076	$225,111	$8,013	$(152,802)	$242,398

Supplemental Consolidating Statement of Operations

July 25, 2002 to December 29, 2002 (Successor Period)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$6,327	$100,560	$5,438	$(6,327)	$105,998
Food and beverage costs	—	34,015	1,782	—	35,797
Restaurant operating expenses	—	47,282	3,070	—	50,352
Pre-opening costs, depreciation, amortization and non-cash charges	101	3,645	203	—	3,949
General and administrative expenses	6,369	6,327	—	(6,327)	6,369
Marketing and promotional expenses	—	3,438	159	—	3,597
Interest expense, net	2,236	616	24	—	2,876
Management fee	1,243	—	—	—	1,243

(Loss) income before income taxes	(3,622)	5,237	200	—	1,815
Income tax expense	757	—	—	—	757

Net (loss) income	$(4,379)	$5,237	$200	$—	$1,058

Supplemental Consolidating Statement of Operations

December 31, 2001 to July 24, 2002 (Predecessor Period)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$7,969	$125,232	$7,537	$(7,969)	$132,769
Food and beverage costs	—	43,037	2,529	—	45,566
Restaurant operating expenses	—	56,879	4,595	—	61,474
Pre-opening costs, depreciation, amortization and non-cash charges	117	5,542	274	—	5,933
General and administrative expenses	8,483	7,969	—	(7,969)	8,483
Marketing and promotional expenses	—	2,817	188	—	3,005
Gain on insurance proceeds	—	1,443	—	—	1,443
Costs associated with strategic alternatives and proxy contest	9,078	—	—	—	9,078
Interest expense, net	3,042	1,574	31	—	4,647
Restaurant closing costs (credit)	—	(300)	—	—	(300)

(Loss) income before income taxes	(12,751)	9,157	(80)	—	(3,674)
Income tax expense	949	—	—	—	949

Net (loss) income	$(13,700)	$9,157	$(80)	$—	$(4,623)

Supplemental Consolidating Balance Sheet

December 30, 2001 (Predecessor Period)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$3,063	$902	$862	$—	$4,827
Accounts receivable	301	3,526	161	—	3,988
Income taxes receivable	560	—	—	—	560
Inventories	—	7,366	695	—	8,061
Landlord construction receivables, prepaid expenses and other current assets	382	2,250	—	—	2,632
Deferred income taxes	473	4,143	—	—	4,616

Total current assets	4,779	18,187	1,718	—	24,684
Property and equipment, net	268	77,333	5,335	—	82,936
Goodwill, net of accumulated amortization	—	10,923	—	—	10,923
Other assets and deferred expenses, net	3,579	5,839	704	(2,540)	7,582
Insurance receivable	—	1,682	—	—	1,682
Deferred income taxes	—	6,907	—	—	6,907
Amounts due from affiliates	74,213	—	10,029	(84,242)	—

	$82,839	$120,871	$17,786	$(86,782)	$134,714

Supplemental Consolidating Balance Sheet

December 30, 2001 (Predecessor Period)

(Amounts in thousands, except share and per share amounts)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable & accrued expenses	$1,671	$22,394	$2,032	$—	$26,097
Current portion of obligations to financial institutions and capital leases	3	4,323	151	—	4,477
Accrued income taxes	(6,474)	6,474	—	—	—
Amounts due to affiliates	—	74,213	10,029	(84,242)	—

Total current liabilities	(4,800)	107,404	12,212	(84,242)	30,574
Obligations to financial institutions and capital leases, less current maturities	75,960	23,662	610	—	100,232
Deferred income taxes	—	—	—	—	—
Other liabilities	819	3,116	183	—	4,118

Total liabilities	71,979	134,182	13,005	(84,242)	134,924

Commitments and contingencies
Stockholder's equity (deficit):
Preferred stock, $0.01 par value per share. Authorized 3,000,000 shares at December 30, 2001, no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value per share. Authorized 25,000,000 shares, issued 6,803,801 at December 30, 2001	68	—	—	—	68
Nonvoting common stock, $0.01 par value per share. Authorized 3,000,000 shares at December 30, 2001, no shares issued or outstanding	—	—	—	—	—
Additional paid-in capital	63,478	2,540	—	(2,540)	63,478
Accumulated other comprehensive loss	(555)	(303)	(49)	—	(907)
(Accumulated deficit) retained earnings	(5,378)	(15,547)	4,830	—	(16,095)
Less treasury stock, at cost, 2,624,154 shares at December 30, 2001	(46,753)	(1)	—	—	(46,754)

Total stockholder's equity (deficit)	10,860	(13,311)	4,781	(2,540)	(210)

	$82,839	$120,871	$17,786	$(86,782)	$134,714

Supplemental Consolidating Statement of Operations

Fiscal Year Ended December 30, 2001 (Predecessor Period)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$14,408	$223,789	$13,123	$(14,208)	$237,112
Food and beverage costs	—	77,667	4,483	—	82,150
Restaurant operating expenses	—	100,111	7,794	—	107,905
Pre-opening costs, depreciation, amortization and non-cash charges	210	10,327	2,141	—	12,678
General and administrative expenses	17,201	14,208	—	(14,208)	17,201
Marketing and promotional expenses	—	6,328	599	—	6,927
Costs associated with strategic alternatives and proxy contest	730	—	—	—	730
Interest expense, net	5,499	2,061	57	—	7,617
Restaurant closing costs (credit)	—	—	1,625	—	1,625

(Loss) income before income taxes	(9,232)	13,087	(3,576)	—	279
Income tax benefit	(710)	—	—	—	(710)

Net (loss) income	$(8,522)	$13,087	$(3,576)	$—	$989

Supplemental Consolidating Statement of Operations

Fiscal Year Ended December 31, 2000 (Predecessor Period)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$15,003	$236,699	$11,583	$(14,903)	$248,382
Food and beverage costs	—	80,428	3,796	—	84,224
Restaurant operating expenses	—	100,059	5,521	—	105,580
Pre-opening costs, depreciation, amortization and non-cash charges	150	9,971	966	—	11,087
General and administrative expenses	19,811	14,903	—	(14,903)	19,811
Marketing and promotional expenses	—	6,318	561	—	6,879
Interest expense, net	5,167	1,206	54	—	6,427

(Loss) income before income taxes	(10,125)	23,814	685	—	14,374
Income tax expense	4,312	—	—	—	4,312

Net (loss) income	$(14,437)	$23,814	$685	$—	$10,062

Supplemental Consolidating Statement of Cash Flows

July 25, 2002 to December 29, 2002 (Successor Period)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Cash flows from operating activities:
Net (loss) income	$(4,379)	$5,237	$200	$1,058
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	101	1,999	(199)	1,901
Amortization of deferred occupancy costs and other deferred expenses	—	795	—	795
Deferred income taxes	(9,470)	8,899	—	(571)
Change in assets and liabilities:
Accounts receivable	(57)	(949)	28	(978)
Income taxes receivable	903	—	—	903
Inventories	—	(1,021)	19	(1,002)
Landlord construction receivables, prepaid expenses and other assets	1,389	(3,490)	475	(1,626)
Accounts payable, accrued expenses and other liabilities	2,477	3,851	71	6,399
Accrued income taxes	10,602	(10,283)	(150)	169

Net cash provided by operating activities	1,566	5,038	444	7,048

Cash flows from investing activities:
Purchases of property and equipment	(10)	(4,757)	(22)	(4,789)

Net cash used by investing activities	(10)	(4,757)	(22)	(4,789)

Cash flows from financing activities:
Principal reduction on obligations to financial institutions and capital leases	(3,900)	(1,444)	(123)	(5,467)
Proceeds from obligations to financial institutions	1,900	—	—	1,900

Net cash used by financing activities	(2,000)	(1,444)	(123)	(3,567)

Effect of exchange rate changes on cash	—	—	(8)	(8)

Net (decrease) increase in cash and cash equivalents	(444)	(1,163)	291	(1,316)
Cash and cash equivalents at beginning of period	687	1,764	568	3,019

Cash and cash equivalents at end of period	$243	$601	$859	$1,703

Supplemental Consolidating Statement of Cash Flows

December 31, 2001 to July 24, 2002 (Predecessor Period)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Cash flows from operating activities:
Net (loss) income	$(13,700)	$9,157	$(80)	$(4,623)
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation of property and equipment	117	3,925	507	4,549
Amortization of deferred occupancy costs and other deferred expenses	—	677	—	677
Deferred income taxes	1,129	2,102	—	3,231
Change in assets and liabilities:
Accounts receivable	—	1,385	(36)	1,349
Income taxes receivable	(1,228)	—	—	(1,228)
Inventories	—	340	66	406
Landlord construction receivables, prepaid expenses and other assets	156	(909)	543	(210)
Insurance receivables	—	1,682	—	1,682
Accounts payable, accrued expenses and other liabilities	2,226	(188)	(1,051)	987
Accrued income taxes	11,582	(11,582)	—	—

Net cash provided (used) by operating activities	282	6,589	(51)	6,820

Cash flows from investing activities:
Purchases of property and equipment	(13)	(3,272)	(164)	(3,449)

Net cash used by investing activities	(13)	(3,272)	(164)	(3,449)

Cash flows from financing activities:
Principal reduction on obligations to financial institutions and capital leases	(3,738)	(2,880)	(119)	(6,737)
Proceeds from obligations to financial institutions	1,000	—	—	1,000
Issuance of treasury stock	43	—	—	43
Net proceeds from issuance of stock	50	429	—	479

Net cash used by financing activities	(2,645)	(2,451)	(119)	(5,215)

Effect of exchange rate changes on cash	—	(4)	40	36

Net (decrease) increase in cash and cash equivalents	(2,376)	862	(294)	(1,808)
Cash and cash equivalents at beginning of period	3,063	902	862	4,827

Cash and cash equivalents at end of period	$687	$1,764	$568	$3,019

Supplemental Consolidating Statement of Cash Flows

December 30, 2001 (Predecessor Period)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Cash flows from operating activities:
Net (loss) income	$(8,522)	$13,087	$(3,576)	$989
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities:
Depreciation of property and equipment	210	8,083	(792)	7,501
Amortization of intangible assets, deferred occupancy costs and other deferred expenses	—	1,478	—	1,478
Deferred income taxes	(1,004)	—	—	(1,004)
Restaurant closing costs	—	—	1,625	1,625
Change in assets and liabilities:
Accounts receivable	(297)	888	52	643
Income taxes receivable	(560)	—	—	(560)
Inventories	—	83	(122)	(39)
Landlord construction receivables, prepaid expenses and other assets	4	(5,389)	4,447	(938)
Accounts payable, accrued expenses and other liabilities	(750)	(4,514)	733	(4,531)
Accrued income taxes	2,372	(3,376)	—	(1,004)

Net cash (used) provided by operating activities	(8,547)	10,340	2,367	4,160

Cash flows from investing activities:
Purchases of property and equipment	(28)	(13,068)	(1,843)	(14,939)

Net cash used by investing activities	(28)	(13,068)	(1,843)	(14,939)

Cash flows from financing activities:
Principal reduction on obligations to financial institutions and capital leases	(6,370)	(4,849)	(202)	(11,421)
Proceeds from obligations to financial institutions	17,385	6,900	—	24,285
Issuance of treasury stock	80	—	—	80
Net proceeds from issuance of stock	401	—	—	401

Net cash provided (used) by financing activities	11,496	2,051	(202)	13,345

Effect of exchange rate changes on cash	—	(7)	(28)	(35)

Net increase (decrease) in cash and cash equivalents	2,921	(684)	294	2,531
Cash and cash equivalents at beginning of period	142	1,586	568	2,296

Cash and cash equivalents at end of period	$3,063	$902	$862	$4,827

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 29, 2002, December 30, 2001 and December 31, 2000

(15)    Supplemental Condensed Consolidating Financial Information (Continued)

Supplemental Consolidating Statement of Cash Flows

December 31, 2000 (Predecessor Period)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Cash flows from operating activities:
Net (loss) income	$(14,437)	$23,814	$685	$10,062
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities:
Depreciation of property and equipment	150	6,023	451	6,624
Amortization of intangible assets, deferred occupancy costs and other deferred expenses	—	455	—	455
Deferred income taxes	721	1,970	—	2,691
Change in assets and liabilities:
Accounts receivable	(4)	(3,485)	(60)	(3,549)
Inventories	—	(989)	(192)	(1,181)
Landlord construction receivables, prepaid expenses and other assets	(182)	(1,288)	778	(692)
Accounts payable, accrued expenses and other liabilities	(1,614)	1,560	(305)	(359)
Accrued income taxes	14,860	(13,996)	—	864

Net cash (used) provided by operating activities	(506)	14,064	1,357	14,915

Cash flows from investing activities:
Purchases of property and equipment	(98)	(14,395)	(1,221)	(15,714)

Net cash used by investing activities	(98)	(14,395)	(1,221)	(15,714)

Cash flows from financing activities:
Principal reduction on obligations to financial institutions and capital leases	(6,284)	(4,591)	(321)	(11,196)
Proceeds from obligations to financial institutions	29,550	1,927	—	31,477
Purchase of treasury stock	(23,210)	—	—	(23,210)
Net proceeds from issuance of stock	228	—	—	228

Net cash provided (used) by financing activities	284	(2,664)	(321)	(2,701)

Effect of exchange rate changes on cash	—	27	(37)	(10)

Net decrease in cash and cash equivalents	(320)	(2,968)	(222)	(3,510)
Cash and cash equivalents at beginning of period	462	4,554	790	5,806

Cash and cash equivalents at end of period	$142	$1,586	$568	$2,296

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
(amounts in thousands, except share and per share amounts)

	Successor Period
	September 28, 2003	December 29, 2002
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,794	$1,703
Restricted cash	1,663	—
Accounts receivable	860	3,563
Income taxes receivable	634	885
Inventories	8,356	8,672
Prepaid expenses and other current assets	4,834	4,128
Deferred income taxes	3,955	4,026

Total current assets	31,096	22,977

Property and equipment, at cost:
Furniture, fixtures and equipment	13,801	12,066
Buildings and leasehold improvements	37,812	36,071
Land	8,474	8,474
Construction in progress	153	284

	60,240	56,895
Less accumulated depreciation and amortization	6,137	2,223

Net property and equipment	54,103	54,672

Intangible asset	92,000	92,000
Goodwill	66,263	67,063
Other assets and deferred expenses, net	11,033	5,686

	$254,495	$242,398

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$5,509	$6,103
Accrued expenses	25,782	31,892
Current portion of obligations to financial institutions and capital leases	643	2,877
Accrued income taxes	38	168

Total current liabilities	31,972	41,040

Senior secured notes, net of unamortized discount of $15,382	89,618	—
Obligations to financial institutions and capital leases, less current maturities	12,444	82,542
Deferred income taxes	20,471	20,471
Other liabilities	1,805	753

Total liabilities	156,310	144,806

Commitments and contingencies
Stockholder's equity:
Common stock, $0.01 par value per share. Authorized, issued, and outstanding 1,000 shares at September 28, 2003 and December 29, 2002	—	—
Additional paid-in capital	97,075	97,073
Accumulated other comprehensive loss	(39)	(539)
Retained earnings	1,149	1,058

Total stockholder's equity	98,185	97,592

	$254,495	$242,398

See accompanying notes to unaudited consolidated financial statements.

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations
(amounts in thousands)

		Three Month Period Ended September 29, 2002			Nine Month Period Ended September 29, 2002
	Three Month Period Ended September 28, 2003	July 25, 2002 to September 29, 2002	July 1, 2002 to July 24, 2002	Nine Month Period Ended September 28, 2003	July 25, 2002 to September 29, 2002	December 31, 2001 to July 24, 2002
	Successor Period		Predecessor Period	Successor Period		Predecessor Period
	(unaudited)
Revenues	$58,371	$40,276	$13,863	$183,370	$40,276	$132,769
Food and beverage costs	19,850	13,948	4,853	61,710	13,948	45,566
Restaurant operating expenses	29,678	20,520	7,107	89,029	20,520	61,474
Pre-opening costs, depreciation, amortization and non-cash charges	1,631	2,026	587	5,927	2,026	5,933
General and administrative expenses	3,934	2,519	998	11,751	2,519	8,483
Marketing and promotional expenses	1,826	957	323	4,401	957	3,005
Gain on insurance proceeds	—	—	—	—	—	1,443
Costs associated with strategic alternatives and proxy contest	—	—	6,413	—	—	9,078
Costs associated with the repayment of certain debt	2,349	—	—	2,349	—	—
Interest expense, net	2,897	1,213	586	5,973	1,213	4,647
Restaurant closing costs (credit)	—	—	—	—	—	(300)
Management fee paid to related party	700	543	—	2,100	543	—

(Loss) income before income taxes	(4,494)	(1,450)	(7,004)	130	(1,450)	(3,674)
Income tax (benefit) expense	(1,348)	(2,477)	(50)	39	(2,477)	949

Net (loss) income	$(3,146)	$1,027	$(6,954)	$91	$1,027	$(4,623)

See accompanying notes to unaudited consolidated financial statements.

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(amounts in thousands)

		Nine Month Period Ended September 29, 2002
	Nine Month Period Ended September 28, 2003	July 25, 2002 to September 29, 2002	December 31, 2001 to July 24, 2002
	Successor Period		Predecessor Period
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$91	$1,027	$(4,623)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and other non-cash charges	5,398	1,565	5,226
Deferred income taxes	71	(3,808)	3,231
Change in assets and liabilities:
Accounts receivable	2,717	1,398	1,349
Income taxes receivable	251	—	(1,228)
Inventories	355	13	406
Prepaid expenses and other assets	1,088	(750)	(210)
Insurance receivable	—	—	1,682
Accounts payable, accrued expenses and other liabilities	(6,676)	2,564	987
Accrued income taxes	(114)	41	—

Net cash provided by operating activities	3,181	2,050	6,820

Cash flows from investing activities:
Purchases of property and equipment	(3,219)	(3,044)	(3,449)

Net cash used by investing activities	(3,219)	(3,044)	(3,449)

Cash flows from financing activities:
Principal reduction on obligations to financial institutions and capital leases	(79,240)	(845)	(6,737)
Proceeds from senior secured notes offering	89,250	—	—
Proceeds from obligations to financial institutions	6,900	600	1,000
Payment of deferred financing costs	(6,168)	—	—
Increase in restricted cash	(1,663)	—	—
Issuance of treasury stock	—	—	43
Net proceeds from issuance of stock	—	—	479

Net cash provided (used) by financing activities	9,079	(245)	(5,215)

Effect of exchange rate changes on cash	50	(14)	36

Net increase (decrease) in cash and cash equivalents	9,091	(1,253)	(1,808)
Cash and cash equivalents at beginning of period	1,703	3,019	4,827

Cash and cash equivalents at end of period	$10,794	$1,766	$3,019

See accompanying notes to unaudited consolidated financial statements.

MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
September 29, 2003 and September 30, 2002

(1)    The accompanying unaudited, consolidated financial statements have been prepared in accordance with Regulation S-X related to interim period financial statements and, therefore, do not include all information and footnotes normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America. They should be read in conjunction with the consolidated financial statements of Morton's Restaurant Group, Inc. (the "Company," "we," "us" and "our") for the fiscal year ended December 29, 2002.

        The accompanying consolidated financial statements are unaudited and include all adjustments (consisting of normal recurring adjustments and accruals) that management considers necessary for a fair presentation of its financial position and results of operations for the interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the entire year.

        The Company uses a fiscal year which consists of 52 weeks. Approximately every six or seven years, a 53rd week will be added.

  Recent Developments

        Pursuant to a Merger Agreement dated March 26, 2002, as amended, Morton's Holdings, LLC (MHLLC), through a merger of its wholly-owned subsidiary Morton's Acquisition Company, on July 25, 2002 (Effective Date), acquired all of the outstanding shares of the Company for $17 a share. The aggregate purchase price for all of the Company's outstanding common stock including options and transaction expenses was approximately $97.0 million.

        We accounted for our July 25, 2002 acquisition in accordance with SFAS No. 141, "Business Combinations." As a result of the acquisition, the capital structure of and the basis of accounting under the "push down" method for the Company differ from those of the Company prior to the acquisition. Financial data of the Company in respect of all reporting periods subsequent to July 25, 2002 (Successor Period) reflect the acquisition under the purchase method of accounting. Therefore, the Company's Successor Period financial data generally will not be comparable to the Company's Predecessor Period financial data. As a result of the acquisition, the consolidated statement of operations for the Successor Period includes amortization expense relating to debt issuance costs and management fees that did not exist prior to this acquisition. Further, as a result of purchase accounting, the fair values of fixed assets at the date of acquisition became their new "cost" basis. Accordingly, the depreciation of these assets for the Successor Period is based upon their newly established costs basis. Other effects of purchase accounting in the Successor Period are not considered significant.

        The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition (amounts in thousands).

Current assets	$27,524
Property and equipment	53,113
Intangible asset	92,000
Goodwill	67,063
Other assets	4,689

Total assets acquired	244,389

Current liabilities	36,262
Deferred income taxes	25,292
Long-term debt	85,762

Total liabilities assumed	147,316

Net assets acquired	$97,073

        The intangible asset of $92,000,000 represents Morton's trade name which has an indefinite life and accordingly is not subject to amortization. Included in goodwill of $67,063,000 is a deferred tax liability of $35,880,000 recognized in connection with the identification of the intangible asset of $92,000,000. In July 2003, the finalization of purchase accounting adjustments in connection with our July 25, 2002 acquisition resulted in a reduction of goodwill of $800,000.

        The following table summarizes fiscal 2002 results as if the acquisition occurred on December 31, 2001 (amounts in thousands):

	Three Month Period Ended September 29, 2002	Nine Month Period Ended September 29, 2002
Revenues	$54,139	$173,045
(Loss) income before income taxes	(1,885)	3,608
Net (loss) income	(1,320)	2,526

        On July 7, 2003, the Company completed a private offering of $105,000,000 in aggregate principal amount at maturity of its 7 1/2% Senior Secured Notes due 2010 (the "Original Notes"). The Original Notes were issued at a discount of 15%. Net proceeds from the Original Notes offering were $89,250,000 less expenses. On September 25, 2003, the Company filed a registration statement with respect to senior secured notes (the "New Notes") having substantially identical terms as the Original Notes, as part of an offer to exchange freely tradable New Notes for the privately-issued Original Notes. The New Notes will evidence the same debt as the Original Notes, will be entitled to the benefits of the indenture governing the Original Notes and will be treated under the indenture as a single class with the Original Notes. We refer to the Original Notes and the New Notes together as the "Notes." Interest on the Notes is payable semi-annually on January 1 and July 1 beginning January 1, 2004. The Notes have a yield to maturity of 12.005% including the accretion of the discount and the amortization of the related deferred financing costs. We can redeem the Notes on or after July 1, 2007, except we may redeem up to 35% of the Notes prior to July 1, 2006 with the proceeds of one or more public equity offerings. We are required to redeem the Notes under some circumstances involving changes of control and asset sales.

        Concurrently with the closing of the Original Notes offering, the Company entered into a $15,000,000 senior secured working capital facility with Wells Fargo Foothill, Inc. As of September 28, 2003, there were no outstanding borrowings under our working capital facility and $1,000,000 was restricted for letters of credit. Interest will accrue on borrowings under our working capital facility at a floating rate of prime plus 1.75%, or a LIBOR based equivalent. Our working capital facility matures on July 7, 2007. At September 28, 2003, the Company was in compliance with its debt covenants relating to its working capital facility. As of September 28, 2003, the Company also had a $60,000 letter of credit with Fleet.

        The Company used a portion of the net proceeds from the Original Notes offering to repay its previously existing credit facility, capital leases and one mortgage. The Company intends to use the remaining net proceeds to repay certain other indebtedness and for general corporate purposes. During the third quarter ended September 28, 2003, the Company expensed $2,349,000 representing: the write-off of deferred financing costs of $718,000 relating to the previously existing credit facility; prepayment penalties of $463,000 that we incurred with the repayment of our capital leases and one mortgage; and the write-off of the accumulated other comprehensive loss of $711,000 and deferred tax assets of $457,000 which were previously recognized in connection with the two interest rate swap agreements that are due to expire on October 24, 2004 and October 24, 2005, which due to the repayment of our previously existing credit facility are now accounted for as speculative instruments. Changes in their fair market value are charged or credited to interest expense in the consolidated statements of operations.

(2)    For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company paid cash interest, net of amounts capitalized, of approximately $4,370,000 and $5,694,000, and income taxes of approximately $386,000 and $307,000, for the nine month periods ended September 28, 2003 and September 29, 2002, respectively.

(3)    Restricted cash of $1,663,000 as of September 28, 2003 represents cash collateral relating to the two interest rate swap agreements and a letter of credit maintained at Fleet. The Company was required to collateralize the two interest swap agreements and the letter of credit upon the July 7, 2003 repayment of our previously existing credit facility with Fleet.

(4)    At September 28, 2003 and December 29, 2002 included in "Accrued expenses" in the accompanying consolidated balance sheets is approximately $200,000 and $1,300,000, respectively, representing the costs for the settlement and estimated legal fees associated with the closing of a Bertolini's restaurant which was closed in 1999 and accrued for during 1998. Based on the settlement agreement, the Company pays monthly settlement payments of $100,000 with the final payment due in November 2003.

(5)    The components of comprehensive income (loss) for the nine month periods ended September 28, 2003 and September 29, 2002 are as follows (amounts in thousands):

		Nine Month Period Ended September 29, 2002
	Nine Month Period Ended September 28, 2003	July 25, 2002 to September 29, 2002	December 31, 2001 to July 24, 2002
	Successor Period		Predecessor Period
Net income (loss)	$91	$1,027	$(4,623)
Other comprehensive income (loss):
Foreign currency translation adjustments	(20)	(123)	104
Unrealized (loss) gain on swap agreements arising during the period	(191)	(6)	118
Reclassification adjustment on swap agreements for amounts realized in net income	711	—	—

Other comprehensive income (loss), net of tax	500	(129)	222

Total comprehensive income (loss)	$591	$898	$(4,401)

(6)    The Company accounts for its derivative financial instruments in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value. As of September 28, 2003, the Company's derivative financial instruments consisted of two interest rate swap agreements with notional amounts of $20,000,000 each. The interest rate swap agreements were designated as cash flow hedges for purposes of SFAS No. 133 at December 29, 2002. Based on regression analysis, the Company had determined that its interest rate swap agreements were highly effective. As of December 29, 2002, in accordance with SFAS No. 133, deferred tax assets were approximately $334,000 and liabilities were approximately $1,275,000, and a loss of approximately $520,000 was recognized in accumulated other comprehensive loss. As a result of the July 7, 2003 repayment of our prior credit facility with a portion of the proceeds from our Original Notes offering, these two interest rate swap agreements, which are due to expire on October 24, 2004 and October 24, 2005, have been accounted for as speculative instruments and resulting changes in their fair market value have been charged or credited to the consolidated statement of operations (see Note 1). As of September 28, 2003, in accordance with SFAS No. 133, liabilities were approximately $948,000, and the change in the fair market value has been recognized in interest expense, net in the consolidated statement of operations for both the three and nine month periods ended September 28, 2003. Additionally, two interest rate swap agreements with notional amounts of $10,000,000 each terminated in April 2003 and May 2003, respectively.

(7)    The identifiable intangible asset acquired represents the Company's trade name "Morton's," which has an indefinite life and accordingly is not subject to amortization. The trade name is used in the advertising and marketing of the restaurants and is widely recognized and accepted by consumers in its respective market as an indication of and recognition of service, value and quality. Goodwill represents the excess of costs over fair value of assets of the business acquired.

        During the first quarter of fiscal 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." Intangible assets and goodwill acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." In connection with the adoption of SFAS No. 142, the Company's initial impairment review indicated that there was no impairment as of the date of adoption for goodwill that was acquired in prior business combinations.

        In connection with the transitional goodwill impairment evaluation, SFAS No. 142 requires the Company to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. To accomplish this the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company considers a reporting unit to be an individual restaurant. The Company has up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and the Company must perform the second step of the transitional impairment test. In the second step, the Company must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with SFAS No. 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. A transitional impairment loss, if any, would be recognized as the cumulative effect of a change in accounting principle in the Company's consolidated statement of operations.

        The Company has tested goodwill for impairment in accordance with SFAS No. 142. Based on its evaluation, the Company was not required to recognize an impairment loss as of December 29, 2002.

        SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. During the first quarter of fiscal 2002, the Company adopted SFAS No. 144. The adoption did not affect the Company's consolidated financial statements.

        In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company's assessment of recoverability of property and equipment is performed on a restaurant-by-restaurant basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

        Goodwill and intangible assets not subject to amortization are tested annually for impairment and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value.

(8)    As a result of the impact of the World Trade Center terrorist attacks on September 11, 2001, the Morton's steakhouse located at 90 West Street, New York, New York, two blocks from the World Trade Center, was closed permanently due to structural damage. During the first nine months of fiscal 2003 and 2002 the Company recorded a benefit in "Restaurant operating expenses" in the accompanying consolidated statements of operations of approximately $1,111,000 and $1,195,000, respectively, representing business interruption insurance recovery related to costs incurred from the closing of that restaurant. As of December 29, 2002, the Company had received an aggregate of approximately $2,081,000 for this insurance and approximately $531,000 was received in the first nine months of fiscal 2003. As of September 28, 2003, aggregate benefits recorded were $3,645,000 and aggregate amounts received were $2,612,000 for this insurance. Based on the insurance policy coverage, the Company believes that additional benefits will be recorded in fiscal 2003 and possibly in future periods relating to future insurance recoveries, although we cannot assure you that we will receive any future recoveries. Additionally, at this time the total amount of any future recoveries is unknown. During fiscal 2002, the Company received $3,125,000 relating to property insurance and recorded a gain of approximately $1,443,000 in the consolidated statements of operations as of September 29, 2002.

(9)    Certain of our executives and other employees have been granted common units of MHLLC, which represent an ownership interest in MHLLC, pursuant to employee subscription agreements. MHLLC's Board approved 1,711,344 common units available for grant of which 1,497,585 were granted on August 26, 2003. On August 26, 2003, the fair value of each common unit granted was $0.01. Common units granted to an employee pursuant to employee subscription agreements are granted at no cost to the employee. These common units are subject to vesting. Fifty percent of the granted common units vest upon certain dates if the employee is employed as of such date as follows:

        For selected employees employed as of July 25, 2002 in "qualified positions" (as determined by our parent's board of advisors), the dates and vesting percentages for the common units based on time-vesting will be as follows:

Date	Percentage
July 25, 2005	40%
July 25, 2006	70%
July 25, 2007	100%

        For selected employees not employed as of July 25, 2002 in "qualified positions," the dates and vesting percentages for the common units based on time-vesting will be as follows:

Date	Percentage
Third anniversary of date of grant	40%
Fourth anniversary of date of grant	70%
Fifth anniversary of date of grant	100%

        In addition, fifty percent of the common units vest upon certain change of control or liquidation events if, upon the occurrence of such an event, Castle Harlan Partners III, L.P. achieves an internal rate of return of at least 30% and the employee is employed as of such date. Upon termination of employment, unvested common units will be forfeited and vested common units will be subject to repurchase pursuant to the terms of MHLLC's operating agreement. Stock-based employee compensation expense related to this plan will be charged to the Company based on the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, we recognized compensation expense of approximately $2,000 relating to the vesting of common units granted in our consolidated statements of operations for the three and nine month periods ended September 28, 2003. The compensation expense of approximately $2,000 recorded during the third quarter of fiscal 2003, represents the straight-line amortization of the difference between the fair value of $0.01 per common unit and the exercise price (which is zero) of the common units that were immediately vested on the date of grant of August 26, 2003, as well as such amortization of the outstanding time-vesting common units for the period from August 26, 2003 to September 28, 2003. The remaining compensation expense that was measured at the date of grant will be amortized on a straight-line basis over the remaining vesting period. Compensation expense relating to the other 50% of common units granted, which vest upon certain change of control or liquidation events if, upon the occurrence of such an event, Castle Harlan Partners III, L.P. achieves an internal rate of return of at least 30%, will be measured and recognized if and when these events occur.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally provided by SFAS No. 123, "Accounting for Stock-Based Compensation." Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both the annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The transitional requirements of SFAS No. 148 are effective for all financial statements for fiscal years ending after December 15, 2002. Due to the fact that the compensation expense on the unvested common units is based on the fair value of the common units of MHLLC at the date of grant, there is no difference between reported net income and the pro forma net income that would be recognized under SFAS No. 123. The FASB recently indicated that it will require stock-based employee compensation to be recorded as a charge to earnings pursuant to a standard it is currently deliberating, which it believes will become effective during 2004. We will continue to monitor its progress on the issuance of this standard as well as evaluate our position with respect to current guidance.

(10)    Income (loss) before income taxes for the Company's domestic and foreign operations are as follows (amounts in thousands):

		Three Month Period Ended September 29, 2002			Nine Month Period Ended September 29, 2002
	Three Month Period Ended September 28, 2003	July 25, 2002 to September 29, 2002	July 1, 2002 to July 24, 2002	Nine Month Period Ended September 28, 2003	July 25, 2002 to September 29, 2002	December 31, 2001 to July 24, 2002
	Successor Period		Predecessor Period	Successor Period		Predecessor Period
Domestic operations	$(4,900)	$(1,069)	$(7,286)	$(66)	$(1,069)	$(3,594)
Foreign operations	406	(381)	282	196	(381)	(80)

Total	$(4,494)	$(1,450)	$(7,004)	$130	$(1,450)	$(3,674)

(11)    In December 2001, based on a strategic assessment of revenue trends and other factors, the Company decided to close the Morton's steakhouse in Sydney, Australia in January 2002. Newly imposed restrictions on importing certain cuts of USDA prime beef from the United States, an essential ingredient of the Morton's dining experience, contributed to the decision to close the restaurant. During the second quarter of fiscal 2002, the Company recorded a pre-tax credit of $300,000 in conjunction with a mutual release with the lessor, representing the recovery of assets previously written-down, which included inventory of approximately $70,000 that was utilized in another Morton's steakhouse and the recovery of a security deposit of approximately $45,000 that had not been anticipated, and exit costs, which included legal costs of approximately $65,000, which were less than initially accrued for closing the Morton's steakhouse formerly located in Sydney, Australia. In addition, the Company reversed an accrual for a construction invoice of $120,000, which the Company determined was no longer required. In January 2003, the Company closed the Morton's steakhouse in Hong Kong Central. In August 2003, the Company closed the Morton's steakhouse in Addison, Texas. The Morton's steakhouses in Hong Kong Central and Addison, Texas were closed due to their low revenues and negative cash flows. No impairment charges were recorded in connection with the closing of these restaurants. The book value of the assets of the Hong Kong Central restaurant, which included property and equipment of approximately $1,900,000, a landlord security deposit of approximately $280,000 and other assets of approximately $55,000, were written-down to zero as part of the fair value assessment of the Company's assets in purchase accounting resulting from our July 2002 acquisition. There were no proceeds received from the disposition of these assets. The Company also recorded in purchase accounting an accrual for certain exit costs, which included accrued severance of approximately $155,000 and accrued legal fees of approximately $35,000, in accordance with the requirements set forth in EITF 95-3. The Company met the criteria set forth in EITF 95-3 as management began to formulate a plan to close the restaurant and terminate employees as of the consummation date and the involuntary termination benefits were not part of a pre-existing plan. The Company does not have an established plan or practice for severance costs as the majority of restaurant employees are paid hourly wages and severance costs are typically a minor component of the overall costs to close a restaurant. The plan, including the type and amount of benefits that employees were eligible to receive, was finalized and communicated to the relevant employees within a period of less than one year from the acquisition date. The book value of the assets of the Addison, Texas restaurant, which included property and equipment of approximately $367,000 and other assets of approximately $40,000, were written-down to zero as part of the fair value assessment of the Company's assets in purchase accounting resulting from our July 2002 acquisition. There were no proceeds received from the disposition of these assets. The Company also recorded in purchase accounting an accrual for certain exit costs, which included accrued severance of approximately $60,000 and accrued legal fees of approximately $40,000, in accordance with the requirements set forth in EITF 95-3. The Company met the criteria set forth in EITF 95-3 as management began to formulate a plan to close the restaurant and terminate employees as of the consummation date and the involuntary termination benefits were not part of a pre-existing plan. The plan, including the type and amount of benefits that employees were eligible to receive, was finalized and communicated to the relevant employees within a period of less than one year from the acquisition date.

(12)    During June 2002, one of the Company's then-substantial stockholders filed a lawsuit in the Court of Chancery in the State of Delaware in New Castle County. The Company was named as a defendant in that suit, as were the members of the Company's board of directors at the time the suit was initiated (including the Company's current directors and many of the current members of MHLLC's board of advisors), Castle Harlan, Inc. and several entities affiliated with Castle Harlan, Inc. The plaintiff filed an amended complaint in October 2002. It alleged, among other things, that the Company's merger was unfair and that the Company's directors breached their fiduciary duties in connection with the entry into the merger agreement. The amended complaint sought rescission of the merger transaction, damages and other relief. The Company and the other defendants moved to dismiss the amended complaint. The Company believes that the allegations in the amended complaint are without merit. The former stockholder recently dismissed the amended complaint voluntarily, with prejudice, rather than respond to the motion to dismiss.

        In June 2003, upon conclusion of a jury trial in the Supreme Court in the State of New York in Nassau County, the jury found that one of the Company's subsidiaries had breached a confidentiality agreement with a former tenant at what is now the Great Neck (Long Island), New York Morton's steakhouse location, but that the former tenant did not sustain damages. The former tenant had sought approximately $550,000 exclusive of interest. After the jury verdict, the parties entered into a written settlement agreement that involved a mutual release and an immaterial monetary payment.

        Since August 2002, a number of the Company's current and former employees in New York and Florida have initiated arbitrations with the American Arbitration Association in their respective states alleging that the Company has violated state and federal (New York arbitrations) and federal (Florida arbitrations) wage and hour laws regarding the sharing of tips with other employees. In general, the complainants are seeking restitution of tips, the difference between the tip credit wage and the minimum wage, liquidated damages and attorneys' fees and costs. The arbitrator in the New York arbitrations has permitted the complainants to consolidate their arbitrations into one action. The Florida complainants are also seeking to consolidate their arbitrations, but there has been no determination to date. The Company believes that the allegations are without merit and intends to contest them vigorously. A claim has recently been received from certain employees with respect to similar issues under Massachusetts state law. The Company is in the process of assessing the recent claim.

        The Company is involved in various other claims and legal actions arising in the ordinary course of business. Management does not believe that the ultimate resolution of these actions will have a material adverse effect on the Company's consolidated financial position, results of operations, liquidity and capital resources.

(13) The Company's obligations related to the Notes are fully and unconditionally guaranteed on a joint and several basis and on a senior basis by certain of the Company's wholly-owned domestic subsidiaries (the "Guarantors"). These guarantees are senior secured obligations of the Guarantors, subject to liens permitted under the indenture governing the Notes, rank senior in right of payment to all subordinated indebtedness of the Guarantors and rank pari passu in right of payment with all existing and future senior indebtedness of the Guarantors. There are no restrictions on the Company's ability to obtain cash dividends or other distributions of funds from the Guarantors, except those imposed by applicable law and certain contractual restrictions, which do not exceed 25% of consolidated net assets of any Guarantor, that are permitted under the indenture governing the Notes. The following supplemental financial information sets forth, on a condensed consolidating basis, balance sheets, statements of operations and statements of cash flows for domestic subsidiaries of the Company that are Guarantors and foreign subsidiaries and domestic subsidiaries of the Company that are not Guarantors (collectively, the "Non-Guarantor Subsidiaries"). The Company has not presented separate financial statements and other disclosures concerning the Guarantor Subsidiaries because management has determined that such information is not material to investors.

Supplemental Consolidating Balance Sheet
September 28, 2003 (Successor Period)
(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$8,379	$1,786	$629	$—	$10,794
Restricted cash	1,663	—	—	—	1,663
Accounts receivable	71	558	231	—	860
Income taxes receivable	634	—	—	—	634
Inventories	—	7,793	563	—	8,356
Prepaid expenses and other current assets	311	4,507	16	—	4,834
Deferred income taxes	1,105	2,850	—	—	3,955

Total current assets	12,163	17,494	1,439	—	31,096
Property and equipment, net	60	52,513	1,530	—	54,103
Intangible asset	—	92,000	—	—	92,000
Goodwill	—	66,263	—	—	66,263
Other assets and deferred expenses, net	9,541	3,765	247	(2,520)	11,033
Amounts due from affiliates	164,807	—	4,710	(169,517)	—

	$186,571	$232,035	$7,926	$(172,037)	$254,495

Supplemental Consolidating Balance Sheet

September 28, 2003 (Successor Period)

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable & accrued expenses	$8,551	$21,312	$1,428	$—	$31,291
Current portion of obligations to financial institutions	—	643	—	—	643
Accrued income taxes	9,605	(11,059)	1,492	—	38
Amounts due to affiliates	—	164,807	4,710	(169,517)	—

Total current liabilities	18,156	175,703	7,630	(169,517)	31,972
Senior secured notes, net of unamortized discount of $15,382	89,618	—	—	—	89,618
Obligations to financial institutions, less current maturities	—	12,444	—	—	12,444
Deferred income taxes	(3,860)	24,331	—	—	20,471
Other liabilities	(25)	1,776	54	—	1,805

Total liabilities	103,889	214,254	7,684	(169,517)	156,310

Commitments and contingencies
Stockholder's equity:
Common stock, $0.01 par value per share. Authorized, issued, and outstanding 1,000 shares	—	—	—	—	—
Additional paid-in capital	97,075	2,520	—	(2,520)	97,075
Accumulated other comprehensive income (loss)	—	115	(154)	—	(39)
(Accumulated deficit) retained earnings	(14,393)	15,146	396	—	1,149

Total stockholder's equity	82,682	17,781	242	(2,520)	98,185

	$186,571	$232,035	$7,926	$(172,037)	$254,495

Supplemental Consolidating Balance Sheet

December 29, 2002 (Successor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$243	$601	$859	$—	$1,703
Accounts receivable	57	3,334	172	—	3,563
Income taxes receivable	885	(152)	152	—	885
Inventories	—	8,050	622	—	8,672
Prepaid expenses and other current assets	1,846	2,182	100	—	4,128
Deferred income taxes	8,814	(4,788)	—	—	4,026

Total current assets	11,845	9,227	1,905	—	22,977
Property and equipment, net	56	53,016	1,600	—	54,672
Intangible asset	—	92,000	—	—	92,000
Goodwill	—	67,063	—	—	67,063
Other assets and deferred expenses, net	3,833	3,805	588	(2,540)	5,686
Amounts due from affiliates	146,342	—	3,920	(150,262)	—

	$162,076	$225,111	$8,013	$(152,802)	$242,398

Supplemental Consolidating Balance Sheet

December 29, 2002 (Successor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable & accrued expenses	$8,462	$27,142	$2,391	$—	$37,995
Current portion of obligations to financial institutions and capital leases	—	2,640	237	—	2,877
Accrued income taxes	471	(1,554)	1,251	—	168
Amounts due to affiliates	—	146,342	3,920	(150,262)	—

Total current liabilities	8,933	174,570	7,799	(150,262)	41,040

Obligations to financial institutions and capital leases, less current maturities	61,225	21,017	300	—	82,542
Deferred income taxes	—	20,471	—	—	20,471
Other liabilities	—	736	17	—	753

Total liabilities	70,158	216,794	8,116	(150,262)	144,806

Commitments and contingencies
Stockholder's equity (deficit):
Common stock, $0.01 par value per share. Authorized, issued, and outstanding 1,000 shares	—	—	—	—	—
Additional paid-in capital	97,073	2,540	—	(2,540)	97,073
Accumulated other comprehensive (loss) income	(776)	540	(303)	—	(539)
(Accumulated deficit) retained earnings	(4,379)	5,237	200	—	1,058

Total stockholder's equity (deficit)	91,918	8,317	(103)	(2,540)	97,592

	$162,076	$225,111	$8,013	$(152,802)	$242,398

Supplemental Consolidating Statement of Operations

Three Month Period Ended September 28, 2003 (Successor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$3,494	$55,600	$2,771	$(3,494)	$58,371
Food and beverage costs	—	18,928	922	—	19,850
Restaurant operating expenses	—	28,380	1,298	—	29,678
Pre-opening costs, depreciation, amortization and non-cash charges	3	1,552	76	—	1,631
General and administrative expenses	3,934	3,494	—	(3,494)	3,934
Marketing and promotional expenses	—	1,762	64	—	1,826
Costs associated with the repayment of certain debt	2,349	—	—	—	2,349
Interest expense, net	2,557	335	5	—	2,897
Management fee paid to related party	700	—	—	—	700

(Loss) income before income taxes	(6,049)	1,149	406	—	(4,494)
Income tax benefit	(1,348)	—	—	—	(1,348)

Net (loss) income	$(4,701)	$1,149	$406	$—	$(3,146)

Supplemental Consolidating Statement of Operations

July 25, 2002 to September 29, 2002 (Successor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$2,416	$38,371	$1,905	$(2,416)	$40,276
Food and beverage costs	—	13,310	638	—	13,948
Restaurant operating expenses	—	19,311	1,209	—	20,520
Pre-opening costs, depreciation, amortization and non-cash charges	41	1,591	394	—	2,026
General and administrative expenses	2,519	2,416	—	(2,416)	2,519
Marketing and promotional expenses	—	924	33	—	957
Interest expense (income), net	1,202	(1)	12	—	1,213
Management fee paid to related party	543	—	—	—	543

(Loss) income before income taxes	(1,889)	820	(381)	—	(1,450)
Income tax benefit	(2,477)	—	—	—	(2,477)

Net income (loss)	$588	$820	$(381)	$—	$1,027

Supplemental Consolidating Statement of Operations

July 1, 2002 to July 24, 2002 (Predecessor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$496	$12,673	$1,190	$(496)	$13,863
Food and beverage costs	—	4,436	417	—	4,853
Restaurant operating expenses	—	6,427	680	—	7,107
Pre-opening costs, depreciation, amortization and non-cash charges (credit)	12	792	(217)	—	587
General and administrative expenses	999	495	—	(496)	998
Marketing and promotional expenses	—	296	27	—	323
Costs associated with strategic alternatives and proxy contest	6,413	—	—	—	6,413
Interest expense, net	79	506	1	—	586

(Loss) income before income taxes	(7,007)	(279)	282	—	(7,004)
Income tax benefit	(50)	—	—	—	(50)

Net (loss) income	$(6,957)	$(279)	$282	$—	$(6,954)

Supplemental Consolidating Statement of Operations

Nine Month Period Ended September 28, 2003 (Successor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$10,967	$175,882	$7,488	$(10,967)	$183,370
Food and beverage costs	—	59,138	2,572	—	61,710
Restaurant operating expenses	—	84,856	4,173	—	89,029
Pre-opening costs, depreciation, amortization and non-cash charges	61	5,540	326	—	5,927
General and administrative expenses	11,751	10,967	—	(10,967)	11,751
Marketing and promotional expenses	—	4,206	195	—	4,401
Costs associated with the repayment of certain debt	2,349	—	—	—	2,349
Interest expense, net	4,681	1,266	26	—	5,973
Management fee paid to related party	2,100	—	—	—	2,100

(Loss) income before income taxes	(9,975)	9,909	196	—	130
Income tax expense	39	—	—	—	39

Net (loss) income	$(10,014)	$9,909	$196	$—	$91

Supplemental Consolidating Statement of Operations

July 25, 2002 to September 29, 2002 (Successor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$2,416	$38,371	$1,905	$(2,416)	$40,276
Food and beverage costs	—	13,310	638	—	13,948
Restaurant operating expenses	—	19,311	1,209	—	20,520
Pre-opening costs, depreciation, amortization and non-cash charges	41	1,591	394	—	2,026
General and administrative expenses	2,519	2,416	—	(2,416)	2,519
Marketing and promotional expenses	—	924	33	—	957
Interest expense (income), net	1,202	(1)	12	—	1,213
Management fee paid to related party	543	—	—	—	543

(Loss) income before income taxes	(1,889)	820	(381)	—	(1,450)
Income tax benefit	(2,477)	—	—	—	(2,477)

Net income (loss)	$588	$820	$(381)	$—	$1,027

Supplemental Consolidating Statement of Operations

December 31, 2001 to July 24, 2002 (Predecessor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$7,969	$125,232	$7,537	$(7,969)	$132,769
Food and beverage costs	—	43,037	2,529	—	45,566
Restaurant operating expenses	—	56,879	4,595	—	61,474
Pre-opening costs, depreciation, amortization and non-cash charges	117	5,542	274	—	5,933
General and administrative expenses	8,483	7,969	—	(7,969)	8,483
Marketing and promotional expenses	—	2,817	188	—	3,005
Gain on insurance proceeds	—	1,443	—	—	1,443
Costs associated with strategic alternatives and proxy contest	9,078	—	—	—	9,078
Interest expense, net	3,042	1,574	31	—	4,647
Restaurant closing costs (credit)	—	(300)	—	—	(300)

(Loss) income before income taxes	(12,751)	9,157	(80)	—	(3,674)
Income tax expense	949	—	—	—	949

Net (loss) income	$(13,700)	$9,157	$(80)	$—	$(4,623)

Supplemental Consolidating Statement of Cash Flows

Successor Period—Nine Month Period Ended September 28, 2003

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Cash flows from operating activities:
Net (loss) income	$(10,014)	$9,909	$196	$91
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities:
Depreciation, amortization and other non-cash charges	431	4,646	321	5,398
Deferred income taxes	3,849	(3,778)	—	71
Change in assets and liabilities:
Accounts receivable	(14)	2,776	(45)	2,717
Income taxes receivable	251	—	—	251
Inventories	—	256	99	355
Prepaid expenses and other assets	3,127	(3,075)	1,036	1,088
Accounts payable, accrued expenses and other liabilities	(292)	(5,275)	(1,109)	(6,676)
Accrued income taxes	(9,331)	9,345	(128)	(114)

Net cash (used) provided by operating activities	(11,993)	14,804	370	3,181

Cash flows from investing activities:
Purchases of property and equipment	(65)	(3,050)	(104)	(3,219)

Net cash used by investing activities	(65)	(3,050)	(104)	(3,219)

Cash flows from financing activities:
Principal reduction on obligations to financial institutions and capital leases	(68,125)	(10,569)	(546)	(79,240)
Proceeds from senior secured notes offering	89,250	—	—	89,250
Proceeds from obligations to financial institutions	6,900	—	—	6,900
Payment of deferred financing costs	(6,168)	—	—	(6,168)
Increase in restricted cash	(1,663)	—	—	(1,663)

Net cash provided (used) by financing activities	20,194	(10,569)	(546)	9,079

Effect of exchange rate changes on cash	—	—	50	50

Net increase (decrease) in cash and cash equivalents	8,136	1,185	(230)	9,091
Cash and cash equivalents at beginning of period	243	601	859	1,703

Cash and cash equivalents at end of period	$8,379	$1,786	$629	$10,794

Supplemental Consolidating Statement of Cash Flows

July 25, 2002 to September 29, 2002 (Successor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Cash flows from operating activities:
Net income (loss)	$588	$820	$(381)	$1,027
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation, amortization and other non-cash charges	35	1,840	(310)	1,565
Deferred income taxes	(1,935)	(1,873)	—	(3,808)
Change in assets and liabilities:
Accounts receivable	(397)	1,797	(2)	1,398
Inventories	—	(16)	29	13
Prepaid expenses and other assets	1,173	(3,924)	2,001	(750)
Accounts payable, accrued expenses and other liabilities	(413)	3,635	(658)	2,564
Accrued income taxes	(445)	598	(112)	41

Net cash (used) provided by operating activities	(1,394)	2,877	567	2,050

Cash flows from investing activities:
Purchases of property and equipment	(1)	(2,495)	(548)	(3,044)

Net cash used by investing activities	(1)	(2,495)	(548)	(3,044)

Cash flows from financing activities:
Principal reduction on obligations to financial institutions and capital leases	—	(784)	(61)	(845)
Proceeds from obligations to financial institutions	600	—	—	600

Net cash provided (used) by financing activities	600	(784)	(61)	(245)

Effect of exchange rate changes on cash	—	—	(14)	(14)
Net decrease in cash and cash equivalents	(795)	(402)	(56)	(1,253)
Cash and cash equivalents at beginning of period	1,022	1,429	568	3,019

Cash and cash equivalents at end of period	$227	$1,027	$512	$1,766

Supplemental Consolidating Statement of Cash Flows

December 31, 2001 to July 24, 2002 (Predecessor Period)

(Unaudited)

(Amounts in thousands)

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Cash flows from operating activities:
Net (loss) income	$(13,700)	$9,157	$(80)	$(4,623)
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation, amortization and other non-cash charges	117	4,602	507	5,226
Deferred income taxes	1,129	2,102	—	3,231
Change in assets and liabilities:
Accounts receivable	—	1,385	(36)	1,349
Income taxes receivable	(1,228)	—	—	(1,228)
Inventories	—	340	66	406
Prepaid expenses and other assets	156	(909)	543	(210)
Insurance receivable	—	1,682	—	1,682
Accounts payable, accrued expenses and other liabilities	2,226	(188)	(1,051)	987
Accrued income taxes	11,582	(11,582)	—	—

Net cash provided (used) by operating activities	282	6,589	(51)	6,820

Cash flows from investing activities:
Purchases of property and equipment	(13)	(3,272)	(164)	(3,449)

Net cash used by investing activities	(13)	(3,272)	(164)	(3,449)

Cash flows from financing activities:
Principal reduction on obligations to financial institutions and capital leases	(3,738)	(2,880)	(119)	(6,737)
Proceeds from obligations to financial institutions	1,000	—	—	1,000
Issuance of treasury stock	43	—	—	43
Net proceeds from issuance of stock	50	429	—	479

Net cash used by financing activities	(2,645)	(2,451)	(119)	(5,215)

Effect of exchange rate changes on cash	—	(4)	40	36

Net (decrease) increase in cash and cash equivalents	(2,376)	862	(294)	(1,808)
Cash and cash equivalents at beginning of period	3,063	902	862	4,827

Cash and cash equivalents at end of period	$687	$1,764	$568	$3,019

PROSPECTUS DATED                        , 2003

$105,000,000
MORTON'S RESTAURANT
GROUP, INC.
Offer to Exchange

7 1/2% Senior Secured Notes due 2010, Series B
for any and all outstanding
7 1/2% Senior Secured Notes due 2010, Series A

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or the issuers' solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of our company have not changed since the date hereof.

Until                    , 2003 (90 days from the date of this prospectus), all dealers effecting transactions in the securities, whether or not participating in this exchange offer, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Indemnification of Directors and Officers of the Issuer

        MRG is a corporation organized under the laws of the State of Delaware.

  Indemnification under the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145 of the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        The DGCL also provides that indemnifications under Section 145 can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), or (2) by a majority vote of a designated committee of these directors (even though less than a quorum), or (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

        The DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, so as long the corporation does not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director received an improper personal benefit.

        These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

  Indemnification under the certificate of incorporation.

        Article 7 of the amended and restated certificate of incorporation of MRG provides that the company shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the company, or is or was serving at the written request of the company, as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        Article 7 of the amended and restated certificate of incorporation of MRG, expressly eliminates a director's personal liability for monetary damages to the company and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violations of the law, liability arising out of unlawful payments of dividends or unlawful stock purchases or redemptions and transactions from which the director derived an improper personal benefit.

        In addition, MRG's amended and restated certificate of incorporation provides that the company shall have the power to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the company or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the company would have the power to indemnify said persons against such expense, liability or loss under the DGCL. Article 7 also contains provisions permitting the advancement of expenses incurred in defending any civil or criminal action, suit or proceeding, upon the receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if indemnification is ultimately determined not to be appropriate. The indemnification and the advancement of expenses provisions are not exclusive of any other rights to which those seeking indemnification or the advancement of expenses may be entitled under any statute, certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Indemnification of Directors and Officers of the Delaware Corporate Subsidiary Guarantors

        Porterhouse, Inc., Morton's of Chicago/Addison, Inc., Morton's of Chicago/Baltimore, Inc., Morton's of Chicago/Boca Raton, Inc., Morton's of Chicago/Buckhead, Inc., Morton's of Chicago/Chicago, Inc., Morton's of Chicago/Cincinnati, Inc., Morton's of Chicago/Clayton, Inc., Morton's of Chicago/Columbus Inc., Morton's of Chicago/Detroit, Inc., Morton's of Chicago/Fifth Avenue, Inc., Morton's of Chicago/Flamingo Road Corp., Morton's of Chicago/Houston, Inc., Morton's of Chicago/Miami, Inc., Morton's of Chicago/Minneapolis, Inc., Morton's of Chicago/Nashville, Inc., Morton's of Chicago/North Miami Beach, Inc., Morton's of Chicago/Orlando, Inc., Morton's of Chicago/Palm Beach Inc., Morton's of Chicago/Palm Desert, Inc., Morton's of Chicago/Phoenix, Inc., Morton's of Chicago/Pittsburgh, Inc., Morton's of Chicago/Portland, Inc., Morton's of Chicago/Puerto Rico, Inc., Morton's of Chicago/Sacramento, Inc., Morton's of Chicago/San Antonio, Inc., Morton' s of Chicago/San Diego, Inc., Morton's of Chicago/San Francisco, Inc., Morton's of Chicago/Santa Ana, Inc.,

Morton's of Chicago/Scottsdale, Inc., Morton's of Chicago/Seattle, Inc., Morton's of Chicago/Washington D.C. Inc., Morton's of Chicago/Washington Square, Inc., Porterhouse of Los Angeles, Inc., Morton's of Chicago Holding, Inc., Italian Restaurants Holding Corp., Bertolini's Restaurants, Inc., Bertolini's of Circle Centre, Inc., Bertolini's/King of Prussia, Inc., Bertolini's of Las Vegas, Inc. and Bertolini's at Village Square, Inc. (collectively, the "Delaware Corporate Subsidiary Guarantors") are corporations organized under the laws of the state of Delaware.

  Indemnification under the DGCL.

        The indemnification provisions of the DGCL described above in "—Indemnification of Directors and Officers of the Issuer" also relate to the directors and officers of the Delaware Corporate Subsidiary Guarantors.

  Indemnification under the certificate of incorporation.

        The certificates of incorporation of Porterhouse, Inc. and Morton's of Chicago/Scottsdale, Inc. expressly eliminate a director's personal liability for monetary damages to the company and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violations of the law, liability arising out of unlawful payments of dividends or unlawful stock purchases or redemptions, or for any transaction from which the director received an improper personal benefit.

  Indemnification under the by-laws.

        The by-laws of Morton's of Chicago/Columbus Inc., Morton's of Chicago/Cincinnati, Inc., Morton's of Chicago/Minneapolis, Inc., Morton's of Chicago/Palm Beach Inc., Morton's of Chicago/San Antonio, Inc., Morton's of Chicago/Scottsdale, Inc. and Morton's of Chicago/Washington D.C. Inc. contain provisions for indemnification of their respective officers, directors, employees and agents to the fullest extent permitted by the DGCL.

        The by-laws of Porterhouse, Inc. provide that the company shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of the company, or is or was serving at the written request of the company as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Porterhouse's by-laws also provide that the company shall have the power to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the company or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the company would have the power to indemnify these persons against such expense, liability or loss under the DGCL. In addition, Porterhouse's by-laws contain provisions permitting the advancement of expenses incurred in defending any civil or criminal action, suit or proceeding, upon the receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if indemnification is ultimately determined not to be appropriate. The indemnification and the advancement of expenses provisions in Porterhouse's by-laws are not exclusive of any other rights to which those seeking indemnification or the advancement of expenses may be entitled under any statute, certificate of incorporation, bylaw, agreement vote of stockholders or disinterested directors or otherwise.

        Additionally, Article 9 of the by-laws of Porterhouse, Inc. provides that if a claim for indemnification is not paid in full by the company within sixty days after a written claim has been received by the company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may thereafter bring suit against the company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending the suit.

Indemnification of Directors and Officers of the Delaware LLC Subsidiary Guarantors

        Morton's of Chicago/Boston LLC, Arnie Morton's of Chicago/Burbank LLC, Morton's of Chicago/Charlotte LLC, Morton's of Chicago/Crystal City LLC, Morton's of Chicago/Denver Crescent Town Center, LLC, Arnie Morton's of Chicago/Figueroa LLC, Morton's of Chicago/Great Neck LLC, Morton's of Chicago/Hackensack LLC, Morton's of Chicago/Hartford LLC, Morton's of Chicago/Honolulu LLC, Morton's of Chicago/Indianapolis LLC, Morton's of Chicago/Jacksonville LLC, Morton's of Chicago/Kansas City LLC, Morton's of Chicago/Pittsburgh LLC, Morton's of Chicago/King of Prussia LLC, Morton's of Chicago/Louisville LLC, Morton's of Chicago/New Orleans LLC, Morton's of Chicago/Reston LLC, Morton's of Chicago/Richmond LLC, Morton's of Chicago/Schaumburg LLC, Morton's of Chicago/Stamford LLC and Morton's of Chicago/White Plains LLC (collectively, the "Delaware LLC Subsidiary Guarantors") are limited liability companies organized under the laws of the state of Delaware.

  Indemnification under the Delaware Limited Liability Company Act.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards or restrictions in a company's limited liability company agreement, a limited liability company is authorized, under Delaware statutory law, to indemnify any member, manager, or any other person from and against all claims and demands.

  Indemnification under the operating agreements.

        The operating agreements of each Delaware LLC Subsidiary Guarantor provide that the liabilities of any member shall be limited to such member's capital contribution. In addition, the members of each Delaware LLC Subsidiary Guarantor shall have no further liability, and shall not be personally liable, for any liabilities or obligations of the company. Furthermore, the operating agreements of each Delaware LLC Subsidiary Guarantor provide that neither a member nor a manager shall be personally liable for any expenses, liabilities, debts and obligations of the company except as provided in the Delaware Limited Liability Company Act.

Indemnification of Directors and Officers of the Illinois Subsidiary Guarantors

        Morton's of Chicago, Inc., Morton's of Chicago/Atlanta, Inc., Morton's of Chicago/Cleveland, Inc., Morton's of Chicago/Dallas, Inc., Morton's of Chicago/Denver, Inc., Morton's of Chicago/Philadelphia, Inc., Morton's of Chicago/Rosemont, Inc., Morton's of Chicago/Virginia, Inc. and Morton's of Chicago/Westbrook, Inc. (collectively, the "Illinois Subsidiary Guarantors") are corporations organized under the laws of the state of Illinois.

  Indemnification under the Illinois Business Corporation Act.

        Section 8.75 of the Illinois Business Corporation Act of 1983 (the "IBCA") authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe such person's conduct was unlawful.

        Section 8.75 of the IBCA does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        The IBCA provides that indemnifications under Section 8.75 can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.75. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), or (2) by a majority vote of a designated committee of these directors (even though less than a quorum), or (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

        The IBCA also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 8.75 of the IBCA.

        Section 2.10(b)(3) of the IBCA permits a corporation to provide for the eliminating or limiting of the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, so as long the corporation does not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for any act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for (a) voting for or assenting to distributions that are prohibited by the IBCA, (b) failing to take reasonable steps to cause notice to be given to creditors in the case of dissolution, or (c) carrying on business after the filing by the Secretary of State of articles of dissolution, or (4) for any transaction from which a director derived an improper personal benefit.

        These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

  Indemnification under the by-laws.

        The by-laws of each Illinois Subsidiary Guarantor, other than Morton's of Chicago/Cleveland, Inc. and Morton's of Chicago/Virginia, Inc., provide that the company shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that such person is or was, or has agreed to become, a director or officer of the company, or is or was serving at the written request of the company, as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation, and if such action is criminal in nature, that the person did not have reasonable cause to believe that the conduct was unlawful.

        The by-laws of each Illinois Subsidiary Guarantor, other than Morton's of Chicago/Cleveland, Inc. and Morton's of Chicago/Virginia, Inc., with respect to a proceeding by or in the right of the company against any director, officer, employee or agent of the company or any person serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, permit the same indemnification as in other actions or proceedings, except that the company will not indemnify a person who has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the company unless the court deciding the proceeding shall determine that, in view of all of the circumstances of the case, the person is entitled to reasonable indemnity.

        In addition, the by-laws of Morton's of Chicago/Atlanta, Inc., Morton's of Chicago/Dallas, Inc., Morton's of Chicago/Denver, Inc., Morton's of Chicago/Rosemont, Inc. and Morton's of Chicago/Westbrook, Inc. provide that the company shall have the power to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the company or other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, whether or not the company would have the power to indemnify such persons against such liability under the by-laws. The by-laws also permit the advancement of expenses incurred in defending any civil or criminal action, suit or proceeding, upon the receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if indemnification is ultimately determined not to be appropriate. The indemnification and the advancement of expenses provisions in the company's by-laws are not exclusive of any other rights to which those seeking indemnification or the advancement of expenses may be entitled under any statute, certificate of incorporation, bylaw, agreement vote of stockholders or disinterested directors or otherwise. Any indemnification or advancement of expenses by the company must be reported to the shareholders in writing with or before the notice of the next shareholders meeting.

Indemnification of Directors and Officers of the Texas Subsidiary Guarantors

        Addison Steakhouse, Inc., Chicago Steakhouse, Inc., Houston Steakhouse, Inc. and San Antonio Steakhouse, Inc. (collectively, the "Texas Subsidiary Guarantors") are corporations organized under the laws of the state of Texas.

  Indemnification under Texas Business Corporation Act.

        Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with or in defending any action, suit or proceeding in which such person was, is or is threatened to be made a named defendant by reason of serving as, a director or officer, provided that such person acted in good faith and reasonably believed that, in the case of conduct in the official capacity as a director or officer of the corporation, such conduct was in the corporation's best interests; and, in all other cases, that such conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, a director or officer may be indemnified only if such person had no reasonable cause to believe such person's conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

        Pursuant to the TBCA, if the director or officer is liable for delivering an improper personal benefit, whether or not through such person's official capacity, such person may only be indemnified for reasonable expenses actually incurred in connection with the proceeding, so long as the person is not liable for willful or intentional misconduct. The TBCA also provides that whether or not a director or officer is entitled to indemnification is determined by: (1) a majority vote of a quorum of the directors who are not parties to such proceeding; (2) if there is not a quorum of such directors, by majority vote of a committee consisting of two or more directors who are not parties to the proceeding, duly designated by the directors; (3) by special legal counsel or (4) by the shareholders.

        The TBCA permits a Texas corporation to advance expenses before the final disposition of a proceeding if: (1) the director or officer furnishes a written statement of such person's good faith belief of having met the proper standard of conduct; or (2) the director or officer undertakes to repay the amount if it is ultimately determined that such person is not entitled to indemnification and (3) a determination made on the facts then known would not preclude indemnification. The TBCA permits a Texas corporation to obtain insurance on behalf of any director or officer against any liability asserted against, and incurred in the capacity as, a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability.

        In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its articles of incorporation to provide that no director shall be liable to the corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) any transaction from which such director derived an improper personal benefit; or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

  Indemnification under the articles of incorporation.

        The articles of incorporation of Addison Steakhouse, Inc. and Houston Steakhouse, Inc. contain provisions that extend indemnification to directors and officers when they initiate proceedings authorized by the Board of Directors. The articles of incorporation of these companies also permit directors or officers who have not been paid an indemnity, to bring suit against the company for any unpaid amount after 45 days and, if successful, the expenses connected with bringing such suit, but the company may defend against such claims by proving that the director or officer bringing such suit did not meet the applicable standards of behavior set forth in the TBCA. Neither a failure to make a determination about the propriety of indemnification nor an actual determination that the standard of conduct has not been met are defenses, nor does such determination or lack thereof create a presumption that the claimant has not met the applicable standard of conduct. The articles of incorporation of these companies extend indemnification to the extent of success in defense of the action, rather than simply wholly successful defenses. The articles of incorporation require that a decision as to the propriety of indemnification be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, (2) if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

        The articles of incorporation of the Addison Steakhouse, Inc. and Houston Steakhouse, Inc. further require the advance of expenses incurred by a director or officer in defense of a proceeding upon the receipt of an undertaking to repay the advance if the director or officer is not actually entitled to such indemnification. The articles of incorporation allow the company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or on behalf of any person serving at the request of any of the aforementioned persons, against any liability asserted against such person and incurred in any capacity, whether or not the corporation would have the power to indemnify such person against such liability as provided for in the articles of incorporation.

  Indemnification under the by-laws.

        The by-laws of the Texas Subsidiary Guarantors authorize indemnification of any person who is or was a director, officer, agent or employee of the company to the full extent provided and allowed under the TBCA.

Indemnification of Directors and Officers of the Virginia Subsidiary Guarantor

        MOCGC Corp. is a corporation organized under the laws of the state of Virginia.

  Indemnification under the Virginia Stock Corporation Act.

        Under the Virginia Stock Corporation Act (the "VSCA"), a director or officer made party to a proceeding because such person was or is a director or officer of a corporation and who prevails entirely in the defense of the proceeding, must be indemnified against reasonable expenses incurred in connection with that proceeding, unless such indemnification is limited by the articles of incorporation. A corporation may make any further indemnification except against willful misconduct or knowing violation of criminal law under the VSCA.

        Under the VSCA, a corporation may indemnify any person made a party to a proceeding because such person is or was a director or officer against liability incurred in the proceeding if such person acted in good faith and (1) such person believed (a) in the case of conduct in such person's official capacity with the corporation, that such person's conduct was in the best interests of the corporation; and (b) in all other cases, that such person's conduct was at least not opposed to the best interests of the corporation; and (2) in the case of any criminal proceeding, such person had no reasonable cause to believe such person's conduct was unlawful. However, a corporation may not indemnify a director or officer if the director or officer has been adjudged to be liable to the corporation, or if such person was adjudged liable on the basis that personal benefit was improperly received by such person in connection with any other proceeding charging improper personal benefit, whether or not involving action in such person's official capacity.

        Except where authorized by a court of competent jurisdiction, any indemnification for a director or officer is subject to a determination that the director or officer has met the applicable standard of conduct in accordance with the VSCA. The determination will be made by either (1) a majority vote of a quorum of directors who are not parties to such proceeding, (2) if there is not a quorum of such directors, by a majority vote of a committee consisting of two or more directors who are not parties to such proceeding, duly designated by the directors, (3) by special legal counsel, or (4) by the shareholders.

        The VSCA also permits a corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in such person's capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits.

Exhibit Number	Description
1.1	Purchase Agreement, dated as of June 27, 2003, between Morton's Restaurant Group, Inc. and Jefferies & Company, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
2.1	Agreement and Plan of Merger, dated as of March 26, 2002, by and among Morton's Holding's, Inc., Morton's Acquisition Company and Morton's Restaurant Group, Inc. (included as an exhibit to Morton's Restaurant Group, Inc.'s Form 8-K, dated March 26, 2002, and incorporated by reference)
2.1(a)	Amendment No. 1 to Merger Agreement, dated June 15, 2002 (included as an appendix to Morton's Restaurant Group, Inc.'s Schedule 14A, dated June 18, 2002, and incorporated by reference)
2.1(b)	Amendment No. 2 to Merger Agreement, dated June 28, 2002 (included as an exhibit to Morton's Restaurant Group, Inc.'s Schedule 13E-3/A, filed on July 12, 2002, and incorporated by reference)
2.1(c)	Amendment No. 3 to Merger Agreement, dated July 9, 2002 (included as an exhibit to Morton's Restaurant Group, Inc.'s Schedule 13E-3/A, filed on July 12, 2002, and incorporated by reference)
2.1(d)	Amendment No. 4 to Merger Agreement, dated July 15, 2002 (included as an exhibit to Morton's Restaurant Group, Inc.'s Schedule 13E-3/A, filed on July 17, 2002, and incorporated by reference)
3.1	Amended and Restated Certificate of Incorporation of Morton's Restaurant Group, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
3.2	Amended and Restated By-Laws of Morton's Restaurant Group, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.1	Indenture, dated as of July 7, 2003, between Morton's Restaurant Group, Inc., as Issuer, the subsidiaries of Morton's Restaurant Group, Inc. party thereto, as Guarantors, and The Bank of New York, as Trustee (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.2	Form of 7 1/2% Senior Secured Notes due 2010 (included in Exhibit 4.1 to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.3	Registration Rights Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc., the subsidiaries of Morton's Restaurant Group, Inc. party thereto and Jefferies & Company, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.4	Form of Guarantee (included in Exhibit 4.1 to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)

4.5	Letter Agreement, dated October 23, 2002, among Fleet National Bank and Morton's Restaurant Group, Inc. regarding an Interest Rate Swap Transaction, terminating on October 24, 2004 (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.6	Letter Agreement, dated October 23, 2002, among Fleet National Bank and Morton's Restaurant Group, Inc. regarding an Interest Rate Swap Transaction, terminating on October 24, 2005 (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
5.1*	Opinion of Schulte Roth & Zabel LLP
10.1	Morton's of Chicago, Inc. Profit Sharing and Cash Accumulation Plan, as Amended, Effective January 1, 1989 (included as an exhibit to Morton's Restaurant Group, Inc.'s Annual Report on Form 10-K for the year ended January 1, 1995, and incorporated by reference)
10.2	Commercial Lease, between American National Investor Services, Inc. and Morton's of Chicago, Inc., dated October 15, 1992, relating to the executive offices located at 350 West Hubbard Street, Chicago, Illinois (included as an exhibit to Morton's Restaurant Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992, and incorporated by reference)
10.3	Commercial Lease, between X-Cell Realty Associates and Morton's Restaurant Group, Inc., dated January 18, 1994, relating to the executive offices located at 3333 New Hyde Park Road, Suite 210, New Hyde Park, New York 11042 (included as an exhibit to Morton's Restaurant Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated by reference)
10.4	Loan and Security Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc. and Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.4(a)	Extension Letter, dated as of July 11, 2003, between Wells Fargo Foothill, Inc. and Morton's Restaurant Group, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.5	Security Agreement, dated July 7, 2003, by Morton's Restaurant Group, Inc. and the subsidiaries of Morton's Restaurant Group, Inc. party thereto in favor of the Bank of New York (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.6	Pledge Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc., the subsidiaries of Morton's Restaurant Group, Inc. party thereto and the Bank of New York (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.7	Trademark Security Agreement, dated July 7, 2003, by Morton's of Chicago, Inc. in favor of the Bank of New York (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)

10.8	Trademark Security Agreement, dated July 7, 2003, by Bertolini's Restaurants, Inc. in favor of the Bank of New York (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.9	Security Agreement, dated July 7, 2003, by the subsidiaries of Morton's Restaurant Group, Inc. party thereto in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.10	Guarantee, dated July 7, 2003, by the subsidiaries of Morton's Restaurant Group, Inc. party thereto in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.11	Stock Pledge Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc., the subsidiaries of Morton's Restaurant Group, Inc. party thereto and Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.12	Trademark Security Agreement, dated July 7, 2003, by Morton's of Chicago, Inc. in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.13	Trademark Security Agreement, dated July 7, 2003, by Bertolini's Restaurants, Inc. in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.14	Intercompany Subordination Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc. and the subsidiaries of Morton's Restaurant Group, Inc. party thereto in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.15	Intercreditor and Lien Subordination Agreement, dated July 7, 2003, among the Bank of New York and Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.16	Promissory Note, dated March 4, 1997, between CNL Financial I, Inc., as Lender, and Morton's of Chicago, Inc. (included as an exhibit to Morton's Restaurant Group, Inc.'s Annual Report on Form 10-K for the year ended December 29, 1996, and incorporated by reference)
10.17	Third Amended and Restated Employment Agreement, dated January 1, 2003, between Morton's Restaurant Group, Inc. and Allen J. Bernstein (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.18	Amended and Restated Employment Agreement, dated January 1, 2003, between Morton's Restaurant Group, Inc. and Thomas J. Baldwin (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)

10.19	Merrill Lynch Pledged Account Control Agreement, dated as of September 12, 2003, by and among Morton's Restaurant Group, Inc., Wells Fargo Foothill, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.20	Irrevocable Assignment, dated as of September 10, 2003, by and among Morton's Restaurant Group, Inc., Wells Fargo Foothill, Inc. and Paymentech, LP. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.21	Assignment of Credit Card Receivables, dated as of September 10, 2003, made by Morton's Restaurant Group, Inc. in favor of Wells Fargo Foothill, Inc. and sent to American Express Travel Related Services Company, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.22	Account Control Agreement, dated as of September 10, 2003, by and among Morton's Restaurant Group, Inc., Wells Fargo Foothill, Inc. and Citibank, N.A. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.23	Pledged Deposit Account Agreement, dated as of September 10, 2003, by and among Morton's Restaurant Group, Inc., Wells Fargo Foothill, Inc. and LaSalle Bank National Association (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
12.1	Statement Regarding Computation of Ratios (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
21.1	List of Subsidiaries of Morton's Restaurant Group, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
23.1*	Consent of KPMG LLP
23.2	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)
24	Power of Attorney (included on signature pages to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
25	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee (included as an exhibit to Amendment No. 2 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on December 11, 2003, and incorporated by reference)
99.1*	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery for Outstanding 7 1/2% Senior Secured Notes due 2010, Series A, in exchange for 7 1/2% Senior Secured Notes due 2010, Series B (included as an exhibit to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)

*
Filed herewith

Financial Statement Schedules.

        Schedule II called for by Rule 5-04 of Regulation S-X has been omitted as it is not applicable to the registrants.

Item 22. Undertakings.

        The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrants hereby undertake that:

(1)
Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)
Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by then is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Morton's Restaurant Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hyde Park, State of New York, on the 22nd day of December, 2003.

MORTON'S RESTAURANT GROUP, INC.
By:	/S/ Thomas J. Baldwin
	Name:	Thomas J. Baldwin
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* ALLEN J. BERNSTEIN	Chairman, President, Chief Executive Officer and Director (principal executive officer)	December 22, 2003
/s/ Thomas J. Baldwin THOMAS J. BALDWIN	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	December 22, 2003
*By:	/s/ Thomas J. Baldwin THOMAS J. BALDWIN Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hyde Park, State of New York, on the 22nd day of December, 2003.

MORTON'S OF CHICAGO, INC.
MORTON'S OF CHICAGO/
    BALTIMORE, INC.
MORTON'S OF CHICAGO/
    CHICAGO, INC.
MORTON'S OF CHICAGO/
    CLEVELAND, INC.
MORTON'S OF CHICAGO/DENVER,
    INC.
MORTON'S OF CHICAGO/
    FLAMINGO ROAD CORP.
MORTON'S OF CHICAGO/
    MINNEAPOLIS, INC.
MORTON'S OF CHICAGO/
    ORLANDO, INC.
MORTON'S OF CHICAGO/
    PHILADELPHIA, INC.
MORTON'S OF CHICAGO/
    PORTLAND, INC.
MORTON'S OF CHICAGO/
    SACRAMENTO, INC.
MORTON'S OF CHICAGO/SAN
    FRANCISCO, INC.
MORTON'S OF CHICAGO/SEATTLE,
    INC.
MORTON'S OF CHICAGO/
    WASHINGTON SQUARE, INC.
MOCGC CORP.
MORTON'S OF CHICAGO
HOLDING, INC.	MORTON'S OF CHICAGO/ADDISON,
    INC.
MORTON'S OF CHICAGO/BOCA
    RATON, INC.
MORTON'S OF CHICAGO/
    CINCINNATI, INC.
MORTON'S OF CHICAGO/
    COLUMBUS INC.
MORTON'S OF CHICAGO/DETROIT,
    INC.
MORTON'S OF CHICAGO/
    HOUSTON, INC.
MORTON'S OF CHICAGO/
    NASHVILLE, INC.
MORTON'S OF CHICAGO/PALM
    BEACH INC.
MORTON'S OF CHICAGO/PHOENIX,
    INC.
MORTON'S OF CHICAGO/PUERTO
    RICO, INC.
MORTON'S OF CHICAGO/SAN
    ANTONIO, INC.
MORTON'S OF CHICAGO/SANTA
    ANA, INC.
MORTON'S OF CHICAGO/
    VIRGINIA, INC.
MORTON'S OF CHICAGO/
WESTBROOK, INC.	MORTON'S OF CHICAGO/ATLANTA,
    INC.
MORTON'S OF CHICAGO/
    BUCKHEAD, INC.
MORTON'S OF CHICAGO/
    CLAYTON, INC.
MORTON'S OF CHICAGO/DALLAS,
    INC.
MORTON'S OF CHICAGO/FIFTH
    AVENUE, INC.
MORTON'S OF CHICAGO/MIAMI,
    INC.
MORTON'S OF CHICAGO/NORTH
    MIAMI BEACH, INC.
MORTON'S OF CHICAGO/PALM
    DESERT, INC.
MORTON'S OF CHICAGO/
    PITTSBURGH, INC.
MORTON'S OF CHICAGO/
    ROSEMONT, INC.
MORTON'S OF CHICAGO/SAN
    DIEGO, INC.
MORTON'S OF CHICAGO/
    SCOTTSDALE, INC.
MORTON'S OF CHICAGO/
    WASHINGTON D.C. INC.
PORTERHOUSE OF LOS ANGELES,
INC.

By:	/s/ Thomas J. Baldwin
	Name:	Thomas J. Baldwin
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* JOHN T. BETTIN	President and Director (principal executive officer)	December 22, 2003
/s/ Thomas J. Baldwin THOMAS J. BALDWIN	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	December 22, 2003
*By:	/s/ Thomas J. Baldwin THOMAS J. BALDWIN Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hyde Park, State of New York, on the 22nd day of December, 2003.

MORTON'S OF CHICAGO/BOSTON
    LLC
MORTON'S OF CHICAGO/CRYSTAL
    CITY LLC
MORTON'S OF CHICAGO/GREAT
    NECK LLC
MORTON'S OF CHICAGO/
    HONOLULU LLC
MORTON'S OF CHICAGO/KANSAS
    CITY LLC
MORTON'S OF CHICAGO/NEW
    ORLEANS LLC
MORTON'S OF CHICAGO/
    RICHMOND LLC
MORTON'S OF CHICAGO/WHITE
PLAINS LLC	ARNIE MORTON'S OF CHICAGO/
    BURBANK LLC
MORTON'S OF CHICAGO/DENVER
    CRESCENT TOWN CENTER, LLC
MORTON'S OF CHICAGO/
    HACKENSACK LLC
MORTON'S OF CHICAGO/
    INDIANAPOLIS LLC
MORTON'S OF CHICAGO/KING OF
    PRUSSIA LLC
MORTON'S OF CHICAGO/
    PITTSBURGH LLC
MORTON'S OF CHICAGO/
SCHAUMBURG LLC	MORTON'S OF CHICAGO/
    CHARLOTTE LLC
ARNIE MORTON'S OF CHICAGO/
    FIGUEROA LLC
MORTON'S OF CHICAGO/
    HARTFORD LLC
MORTON'S OF CHICAGO/
    JACKSONVILLE LLC
MORTON'S OF CHICAGO/
    LOUISVILLE LLC
MORTON'S OF CHICAGO/RESTON
    LLC
MORTON'S OF CHICAGO/
STAMFORD LLC

By:	/s/ THOMAS J. BALDWIN
	Name:	Thomas J. Baldwin
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* JOHN T. BETTIN	President (principal executive officer)	December 22, 2003
/s/ Thomas J. Baldwin THOMAS J. BALDWIN	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	December 22, 2003
MORTON'S OF CHICAGO HOLDING, INC.
By:	/s/ Thomas J. Baldwin		Managing Member	December 22, 2003
	Name:	Thomas J. Baldwin
	Title:	Executive Vice President and Chief Financial Officer
*By:	/s/ Thomas J. Baldwin THOMAS J. BALDWIN Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hyde Park, State of New York, on the 22nd day of December, 2003.

BERTOLINI'S RESTAURANTS, INC.
BERTOLINI'S AT VILLAGE SQUARE, INC.
BERTOLINI'S OF CIRCLE CENTRE, INC.
BERTOLINI'S/KING OF PRUSSIA, INC.
BERTOLINI'S OF LAS VEGAS, INC.
By:	/s/ Thomas J. Baldwin
	Name:	Thomas J. Baldwin
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* JOHN T. BETTIN	President (principal executive officer)	December 22, 2003
/s/ THOMAS J. BALDWIN THOMAS J. BALDWIN	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	December 22, 2003
*By:	/s/ Thomas J. Baldwin THOMAS J. BALDWIN Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hyde Park, State of New York, on the 22nd day of December, 2003.

ITALIAN RESTAURANTS HOLDING CORP.
PORTERHOUSE, INC.
By:	/s/ Thomas J. Baldwin
	Name:	Thomas J. Baldwin
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* ALLEN J. BERNSTEIN	Chairman of the Board and Director (principal executive officer)	December 22, 2003
/s/ Thomas J. Baldwin THOMAS J. BALDWIN	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	December 22, 2003
*By:	/s/ Thomas J. Baldwin THOMAS J. BALDWIN Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hyde Park, State of New York, on the 22nd day of December, 2003.

ADDISON STEAKHOUSE, INC.
CHICAGO STEAKHOUSE, INC.
HOUSTON STEAKHOUSE, INC.
SAN ANTONIO STEAKHOUSE, INC.
By:	*

	Name:	Darryl Steadman
	Title:	President and Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* DARRYL STEADMAN	President, Executive Vice President and Director (principal executive, financial and accounting officer)	December 22, 2003
*By:	/s/ Thomas J. Baldwin THOMAS J. BALDWIN Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Purchase Agreement, dated as of June 27, 2003, between Morton's Restaurant Group, Inc. and Jefferies & Company, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
2.1
Agreement and Plan of Merger, dated as of March 26, 2002, by and among Morton's Holding's, Inc., Morton's Acquisition Company and Morton's Restaurant Group, Inc. (included as an exhibit to Morton's Restaurant Group, Inc.'s Form 8-K, dated March 26, 2002, and incorporated by reference)
2.1(a)	Amendment No. 1 to Merger Agreement, dated June 15, 2002 (included as an appendix to Morton's Restaurant Group, Inc.'s Schedule 14A, dated June 18, 2002, and incorporated by reference)
2.1(b)	Amendment No. 2 to Merger Agreement, dated June 28, 2002 (included as an exhibit to Morton's Restaurant Group, Inc.'s Schedule 13E-3/A, filed on July 12, 2002, and incorporated by reference)
2.1(c)	Amendment No. 3 to Merger Agreement, dated July 9, 2002 (included as an exhibit to Morton's Restaurant Group, Inc.'s Schedule 13E-3/A, filed on July 12, 2002, and incorporated by reference)
2.1(d)	Amendment No. 4 to Merger Agreement, dated July 15, 2002 (included as an exhibit to Morton's Restaurant Group, Inc.'s Schedule 13E-3/A, filed on July 17, 2002, and incorporated by reference)
3.1
Amended and Restated Certificate of Incorporation of Morton's Restaurant Group, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
3.2
Amended and Restated By-Laws of Morton's Restaurant Group, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.1
Indenture, dated as of July 7, 2003, between Morton's Restaurant Group, Inc., as Issuer, the subsidiaries of Morton's Restaurant Group, Inc. party thereto, as Guarantors, and The Bank of New York, as Trustee (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.2
Form of 7 1/2% Senior Secured Notes due 2010 (included in Exhibit 4.1 to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.3
Registration Rights Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc., the subsidiaries of Morton's Restaurant Group, Inc. party thereto and Jefferies & Company, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.4	Form of Guarantee (included in Exhibit 4.1 to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
4.5
Letter Agreement, dated October 23, 2002, among Fleet National Bank and Morton's Restaurant Group, Inc. regarding an Interest Rate Swap Transaction, terminating on October 24, 2004 (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)

4.6
Letter Agreement, dated October 23, 2002, among Fleet National Bank and Morton's Restaurant Group, Inc. regarding an Interest Rate Swap Transaction, terminating on October 24, 2005 (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
5.1*	Opinion of Schulte Roth & Zabel LLP
10.1
Morton's of Chicago, Inc. Profit Sharing and Cash Accumulation Plan, as Amended, Effective January 1, 1989 (included as an exhibit to Morton's Restaurant Group, Inc.'s Annual Report on Form 10-K for the year ended January 1, 1995, and incorporated by reference)
10.2
Commercial Lease, between American National Investor Services, Inc. and Morton's of Chicago, Inc., dated October 15, 1992, relating to the executive offices located at 350 West Hubbard Street, Chicago, Illinois (included as an exhibit to Morton's Restaurant Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992, and incorporated by reference)
10.3
Commercial Lease, between X-Cell Realty Associates and Morton's Restaurant Group, Inc., dated January 18, 1994, relating to the executive offices located at 3333 New Hyde Park Road, Suite 210, New Hyde Park, New York 11042 (included as an exhibit to Morton's Restaurant Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated by reference)
10.4
Loan and Security Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc. and Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.4(a)
Extension Letter, dated as of July 11, 2003, between Wells Fargo Foothill, Inc. and Morton's Restaurant Group, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.5
Security Agreement, dated July 7, 2003, by Morton's Restaurant Group, Inc. and the subsidiaries of Morton's Restaurant Group, Inc. party thereto in favor of the Bank of New York (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.6
Pledge Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc., the subsidiaries of Morton's Restaurant Group, Inc. party thereto and the Bank of New York (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.7
Trademark Security Agreement, dated July 7, 2003, by Morton's of Chicago, Inc. in favor of the Bank of New York (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.8
Trademark Security Agreement, dated July 7, 2003, by Bertolini's Restaurants, Inc. in favor of the Bank of New York (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.9
Security Agreement, dated July 7, 2003, by the subsidiaries of Morton's Restaurant Group, Inc. party thereto in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)

10.10
Guarantee, dated July 7, 2003, by the subsidiaries of Morton's Restaurant Group, Inc. party thereto in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.11
Stock Pledge Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc., the subsidiaries of Morton's Restaurant Group, Inc. party thereto and Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.12
Trademark Security Agreement, dated July 7, 2003, by Morton's of Chicago, Inc. in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.13
Trademark Security Agreement, dated July 7, 2003, by Bertolini's Restaurants, Inc. in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.14
Intercompany Subordination Agreement, dated July 7, 2003, between Morton's Restaurant Group, Inc. and the subsidiaries of Morton's Restaurant Group, Inc. party thereto in favor of Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.15
Intercreditor and Lien Subordination Agreement, dated July 7, 2003, among the Bank of New York and Wells Fargo Foothill, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.16
Promissory Note, dated March 4, 1997, between CNL Financial I, Inc., as Lender, and Morton's of Chicago, Inc. (included as an exhibit to Morton's Restaurant Group, Inc.'s Annual Report on Form 10-K for the year ended December 29, 1996, and incorporated by reference)
10.17
Third Amended and Restated Employment Agreement, dated January 1, 2003, between Morton's Restaurant Group, Inc. and Allen J. Bernstein (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.18
Amended and Restated Employment Agreement, dated January 1, 2003, between Morton's Restaurant Group, Inc. and Thomas J. Baldwin (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.19
Merrill Lynch Pledged Account Control Agreement, dated as of September 12, 2003, by and among Morton's Restaurant Group, Inc., Wells Fargo Foothill, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.20
Irrevocable Assignment, dated as of September 10, 2003, by and among Morton's Restaurant Group, Inc., Wells Fargo Foothill, Inc. and Paymentech, LP. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)

10.21
Assignment of Credit Card Receivables, dated as of September 10, 2003, made by Morton's Restaurant Group, Inc. in favor of Wells Fargo Foothill, Inc. and sent to American Express Travel Related Services Company, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.22
Account Control Agreement, dated as of September 10, 2003, by and among Morton's Restaurant Group, Inc., Wells Fargo Foothill, Inc. and Citibank, N.A. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
10.23
Pledged Deposit Account Agreement, dated as of September 10, 2003, by and among Morton's Restaurant Group, Inc., Wells Fargo Foothill, Inc. and LaSalle Bank National Association (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
12.1
Statement Regarding Computation of Ratios (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
21.1
List of Subsidiaries of Morton's Restaurant Group, Inc. (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
23.1*	Consent of KPMG LLP
23.2	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)
24	Power of Attorney (included on signature pages to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)
25
Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee (included as an exhibit to Amendment No. 2 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on December 11, 2003, and incorporated by reference)
99.1*	Form of Letter of Transmittal
99.2
Form of Notice of Guaranteed Delivery for Outstanding 7 1/2% Senior Secured Notes due 2010, Series A, in exchange for 7 1/2% Senior Secured Notes due 2010, Series B (included as an exhibit to Amendment No. 1 to Morton's Restaurant Group, Inc.'s Registration Statement on Form S-4, filed on November 26, 2003, and incorporated by reference)

*
Filed herewith

QuickLinks

TABLE OF CONTENTS
INDUSTRY DATA
FORWARD-LOOKING STATEMENTS
TRADEMARKS AND TRADE NAMES
PROSPECTUS SUMMARY
The Exchange Offer
Summary Terms of the New Notes
Summary Consolidated Historical and Pro Forma Financial Data
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 29, 2002 (dollars in thousands)
Unaudited Pro Forma Condensed Consolidated Balance Sheet September 28, 2003 (dollars in thousands)
Unaudited Pro Forma Condensed Consolidated Statement of Operations Nine Month Period Ended September 28, 2003 (dollars in thousands)
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Comparable Restaurant Revenues (dollars in thousands)
THE EXCHANGE OFFER
For Information by Telephone: (212) 815-6331
BUSINESS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CERTAIN INDEBTEDNESS
DESCRIPTION OF THE NEW NOTES
MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
INDEX TO FINANCIAL INFORMATION
Independent Auditors' Report
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Consolidated Balance Sheets December 29, 2002 and December 30, 2001 (amounts in thousands)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Consolidated Balance Sheets December 29, 2002 and December 30, 2001 (amounts in thousands, except share and per share amounts)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Consolidated Statements of Operations Successor Period and Predecessor Period (amounts in thousands)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Consolidated Statements of Stockholder's Equity (Deficit) Successor Period and Predecessor Period (amounts in thousands, except share and per share amounts)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows Successor Period and Predecessor Period (amounts in thousands)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements December 29, 2002, December 30, 2001 and December 31, 2000
Supplemental Consolidating Balance Sheet December 29, 2002 (Successor Period) (Amounts in thousands)
Supplemental Consolidating Balance Sheet December 29, 2002 (Successor Period) (Amounts in thousands, except share and per share amounts)
Supplemental Consolidating Statement of Operations July 25, 2002 to December 29, 2002 (Successor Period) (Amounts in thousands)
Supplemental Consolidating Statement of Operations December 31, 2001 to July 24, 2002 (Predecessor Period) (Amounts in thousands)
Supplemental Consolidating Balance Sheet December 30, 2001 (Predecessor Period) (Amounts in thousands)
Supplemental Consolidating Balance Sheet December 30, 2001 (Predecessor Period) (Amounts in thousands, except share and per share amounts)
Supplemental Consolidating Statement of Operations Fiscal Year Ended December 30, 2001 (Predecessor Period) (Amounts in thousands)
Supplemental Consolidating Statement of Operations Fiscal Year Ended December 31, 2000 (Predecessor Period) (Amounts in thousands)
Supplemental Consolidating Statement of Cash Flows July 25, 2002 to December 29, 2002 (Successor Period) (Amounts in thousands)
Supplemental Consolidating Statement of Cash Flows December 31, 2001 to July 24, 2002 (Predecessor Period) (Amounts in thousands)
Supplemental Consolidating Statement of Cash Flows December 30, 2001 (Predecessor Period) (Amounts in thousands)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements (Continued) December 29, 2002, December 30, 2001 and December 31, 2000
Supplemental Consolidating Statement of Cash Flows December 31, 2000 (Predecessor Period) (Amounts in thousands)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Consolidated Balance Sheets (amounts in thousands, except share and per share amounts)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Consolidated Statements of Operations (amounts in thousands)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows (amounts in thousands)
MORTON'S RESTAURANT GROUP, INC. AND SUBSIDIARIES Notes to Unaudited Consolidated Financial Statements September 29, 2003 and September 30, 2002
Supplemental Consolidating Balance Sheet September 28, 2003 (Successor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Balance Sheet September 28, 2003 (Successor Period) (Unaudited) (Amounts in thousands, except share and per share amounts)
Supplemental Consolidating Balance Sheet December 29, 2002 (Successor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Balance Sheet December 29, 2002 (Successor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Statement of Operations Three Month Period Ended September 28, 2003 (Successor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Statement of Operations July 25, 2002 to September 29, 2002 (Successor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Statement of Operations July 1, 2002 to July 24, 2002 (Predecessor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Statement of Operations Nine Month Period Ended September 28, 2003 (Successor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Statement of Operations July 25, 2002 to September 29, 2002 (Successor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Statement of Operations December 31, 2001 to July 24, 2002 (Predecessor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Statement of Cash Flows Successor Period—Nine Month Period Ended September 28, 2003 (Unaudited) (Amounts in thousands)
Supplemental Consolidating Statement of Cash Flows July 25, 2002 to September 29, 2002 (Successor Period) (Unaudited) (Amounts in thousands)
Supplemental Consolidating Statement of Cash Flows December 31, 2001 to July 24, 2002 (Predecessor Period) (Unaudited) (Amounts in thousands)
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX